As filed with the Securities Exchange Commission on February 8, 2013

Registration No. 333-______

U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

PACIFIC ETHANOL, INC.

(Exact name of registrant as specified in its charter)

Delaware	2860	41-2170618
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, California 95814

(916) 403-2123

(Address and telephone number of principal executive offices and principal place of business)

Neil Koehler
President and Chief Executive Officer
Pacific Ethanol, Inc.
400 Capitol Mall, Suite 2060

Sacramento, California 95814
(916) 403-2123

(Name, address and telephone number of agent for service)

Copies of all correspondence to:
Larry A. Cerutti, Esq.

Rushika Kumararatne, Esq.

Troutman Sanders LLP
5 Park Plaza, Suite 1400
Irvine, California 92614
(949) 622-2700 / (949) 622-2739 (fax)

Approximate date of proposed sale to the public: From time to time after this registration becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Calculation of Registration Fee
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Shares of common stock issuable upon exercise of warrants	25,630,286	$0.38	$9,739,509	$1,329
Shares of common stock issuable as interest payments on senior unsecured notes	7,369,714 (2)	$0.38	$2,800,491	$382
Total number of shares of common stock to be registered	33,000,000	$0.38	$12,540,000	$1,711

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is also registering hereunder an indeterminate number of shares of common stock that may be issued and resold resulting from stock splits, stock dividends, or similar transactions.
(2)	Represents shares of common stock issuable, at the Registrant’s election, in payment of interest on the Registrant’s senior unsecured notes.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based upon the price of $0.38, which was the average of the high and low prices for the Registrant’s common stock on The NASDAQ Capital Market on February 6, 2013.
(4)	Computed in accordance with Section 6(b) of the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on such date as the Commission, acting under Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders will not sell these securities until after the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 8, 2013

PROSPECTUS

33,000,000 Shares

PACIFIC ETHANOL, INC.

Common Stock

This is a public offering of 33,000,000 shares of our common stock, including 7,369,714 shares of common stock issuable, at our election, in payment of interest under the terms of our senior unsecured notes, or Notes, and 25,630,286 shares of our common stock issuable upon exercise of our warrants, or Warrants.  All shares of common stock are being offered by the selling security holders identified in this prospectus. It is anticipated that the selling security holders will sell these shares of common stock from time to time in one or more transactions, in negotiated transactions or otherwise, at prevailing market prices or at prices otherwise negotiated. We will not receive any proceeds from the sale of the shares of common stock.

Our common stock is currently traded on The NASDAQ Capital Market under the symbol “PEIX.” The last reported price of our common stock on The NASDAQ Capital Market on February 6, 2013, was $0.38 per share.

Our principal offices are located at 400 Capitol Mall, Suite 2060, Sacramento, California 95814 and our telephone number is (916) 403-2123.

Investing in our shares of common stock involves substantial risks. See “Risk Factors” beginning on page 6 of this prospectus for factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2013.

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PROSPECTUS SUMMARY

To fully understand this offering and its consequences to you, you should read the following summary along with the more detailed information and our financial statements and the notes to our financial statements appearing elsewhere in this prospectus. In this prospectus, the words “we,” “us,” “our” and similar terms refer to Pacific Ethanol, Inc., a Delaware corporation, unless the context provides otherwise.

Our Company

Overview

We are the leading marketer and producer of low-carbon renewable fuels in the Western United States.

We market all the ethanol produced by four ethanol production facilities located in California, Idaho and Oregon, or Pacific Ethanol Plants, all the ethanol produced by three other ethanol producers in the Western United States and ethanol purchased from other third-party suppliers throughout the United States. We also market ethanol co-products, including wet distillers grains and syrup, or WDG, for the Pacific Ethanol Plants.

We have extensive customer relationships throughout the Western United States. Our ethanol customers are integrated oil companies and gasoline marketers who blend ethanol into gasoline. We arrange for transportation, storage and delivery of ethanol purchased by our customers through our agreements with third-party service providers in the Western United States, primarily in California, Arizona, Nevada, Utah, Oregon, Colorado, Idaho and Washington. Our WDG customers are dairies and feedlots located near the Pacific Ethanol Plants.

We have extensive supplier relationships throughout the Western and Midwestern United States. In some cases, we have marketing agreements with suppliers to market all of the output of their facilities.

We currently hold an 80% ownership interest in New PE Holdco LLC, or New PE Holdco, the owner of each of the plant holding companies, or the Plant Owners, that collectively own the Pacific Ethanol Plants. We operate and maintain the Pacific Ethanol Plants under the terms of an asset management agreement with New PE Holdco and the Plant Owners, including supplying all goods and materials necessary to operate and maintain each Pacific Ethanol Plant. In operating the Pacific Ethanol Plants, we direct the production process to obtain optimal production yields, lower costs by leveraging our infrastructure, enter into risk management agreements such as insurance policies and manage commodity risk practices. We are also in complete charge of, and have care and custody over, each Pacific Ethanol Plant that is not operational, and provide recommendations to New PE Holdco as to when a Pacific Ethanol Plant should become operational. We perform all activities necessary to support a cost effective return of any idled Pacific Ethanol Plant to operational status once New PE Holdco approves our recommendation to re-start an idled Pacific Ethanol Plant. Neil Koehler, our President and Chief Executive Officer, is the sole manager of New PE Holdco.

We market ethanol and WDG produced by the Pacific Ethanol Plants under the terms of separate marketing agreements with the Plant Owners whose facilities are operational. The marketing agreements provide us with the absolute discretion to solicit, negotiate, administer (including payment collection), enforce and execute ethanol and co-product sales agreements with any third party.

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The Pacific Ethanol Plants are comprised of the four facilities described immediately below, three of which are currently operational. As future market conditions change, we may increase, decrease or idle production at those facilities which are operational or resume operations of any facility which is not operational.

Facility Name	Facility Location	Estimated Annual Capacity (gallons)	Current Operating Status
Magic Valley	Burley, ID	60,000,000	Operating
Columbia	Boardman, OR	40,000,000	Operating
Stockton	Stockton, CA	60,000,000	Operating
Madera	Madera, CA	40,000,000	Idled

We also provide operations, maintenance and accounting services for a 250,000 gallon per year cellulosic integrated biorefinery owned by ZeaChem Inc. in Boardman, Oregon, which is adjacent to the Pacific Ethanol Columbia plant.

Corporate Information

We are a Delaware corporation that was incorporated in February 2005. Our principal executive offices are located at 400 Capitol Mall, Suite 2060, Sacramento, California 95814. Our telephone number is (916) 403-2123 and our Internet website is www.pacificethanol.net. The content of our Internet website does not constitute a part of this prospectus.

Information in this Prospectus

You should rely only on the information contained in this prospectus in connection with this offering. We have not authorized anyone to provide you with information that is different. The selling security holders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

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The Offering

Common stock offered by the selling security holders	33,000,000(1)

Common stock outstanding prior to this offering	149,203,614

Common stock to be outstanding after this offering	182,203,614(2)

The NASDAQ Capital Market symbol	PEIX

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of common stock being offered under this prospectus. See “Use of Proceeds.”

Risk Factors	There are many risks related to our business, this offering and ownership of our common stock that you should consider before you decide to buy our common stock in this offering. You should read the “Risk Factors” section beginning on page 6, as well as other cautionary statements throughout this prospectus, before investing in shares of our common stock.

_____________

(1)	Consists of the 7,369,714 shares of common stock issuable, at our election, in payment of interest under the terms of the Notes and the 25,630,286 shares of common stock issuable upon exercise of the Warrants.
(2)	Represents 149,203,614 shares of common stock currently outstanding plus 33,000,000 shares of common stock being offered by the selling security holders under this prospectus.

The number of shares of common stock that will be outstanding upon the completion of this offering is based on the 149,203,614 shares outstanding as of February 6, 2013, and excludes the following:

•	2,928,804 shares of common stock reserved for issuance under our 2006 Stock Incentive Plan, or 2006 Plan, of which options to purchase 183,345 shares were outstanding as of that date, at a weighted average exercise price of $0.86 per share;

•	11,429 shares of common stock reserved for issuance under outstanding options issued under our 2004 Stock Option Plan, or 2004 Plan, at a weighted average exercise price of $57.82 per share;

•	78,328,751 shares of common stock reserved for issuance under warrants to purchase common stock outstanding as of that date, other than the Warrants held by the selling security holders, at a weighted average exercise price of $1.14 per share;

•	6,741,080 shares of common stock reserved for issuance upon conversion of our Series B Cumulative Convertible Preferred Stock, or Series B Preferred Stock; and

•	any additional shares of common stock we may issue from time to time after that date.

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RISK FACTORS

The following summarizes material risks that you should carefully consider before you decide to buy our common stock in this offering. Any of the following risks, if they actually occur, would likely harm our business, financial condition and results of operations. As a result, the trading price of our common stock could decline, and you could lose the money you paid to buy our common stock.

Risks Relating to Our Business

We have incurred significant losses and negative operating cash flow in the past and we may incur significant losses and negative operating cash flow in the foreseeable future. Continued losses and negative operating cash flow will hamper our operations and prevent us from expanding our business.

We have incurred significant losses and negative operating cash flow in the past. For the nine months ended September 30, 2012, we incurred a consolidated net loss of approximately $33.7 million and negative operating cash flow of approximately $11.4 million. For 2011, we incurred a consolidated net loss of approximately $4.0 million and negative operating cash flow of approximately $4.0 million. For 2009, we incurred a consolidated net loss of approximately $308.7 million and negative operating cash flow of approximately $6.3 million. Although we reported consolidated net income of $69.5 million for 2010, primarily due to a $119.4 million net gain in connection with the completion of the bankruptcy proceedings of our former indirect wholly-owned subsidiaries, we incurred negative operating cash flow of approximately $37.0 million. We believe that we may incur significant losses and negative operating cash flow in the foreseeable future. We expect to rely on cash on hand, cash, if any, generated from our operations and cash, generated from future financing activities, if any, to fund all of the cash requirements of our business. Continued losses and negative operating cash flow may hamper our operations and impede us from expanding our business. Continued losses and negative operating cash flow are also likely to make our capital raising needs more acute while limiting our ability to raise additional financing on favorable terms.

We may be unable to restructure or repay the Plant Owners’ term and revolving debt in the aggregate amount of $6.7 million prior to its June 25, 2013 maturity date. Our inability to timely restructure or repay the debt will likely result in material adverse effects on us and our direct and indirect subsidiaries, including Kinergy and the Plant Owners, and on each Plant Owner’s ability to continue as a going concern.

As of the date of this prospectus, of the Plant Owners’ up to $104.8 million in term and revolving debt, $6.7 million in combined term and revolving debt is due on June 25, 2013. Of the Plant Owner’s remaining debt, up to $10.0 million in revolving debt is due on June 25, 2015 and $88.1 million in combined revolving and term debt is due on June, 30, 2016. The Plant Owners do not and will likely not have sufficient funds to repay the up to $6.7 million in debt on or prior to its maturity on June 25, 2013. We are therefore attempting to restructure the debt and/or raise additional capital. If we are unable to raise sufficient capital to repay the debt, we will be in default on that debt and in cross-default on the $88.1 million in revolving and term debt due on June 30, 2016 plus up to an additional $10.0 million in revolving debt due June 25, 2015, all of which may be accelerated and become mmediately due and payable on June 25, 2013. Our inability to restructure or repay the $6.7 million of debt due on June 25, 2013 prior to its maturity will likely have a material adverse effect on us and our direct and indirect subsidiaries, including Kinergy and the Plant Owners, and on each Plant Owner’s ability to continue as a going concern. For example, the Plant Owners may be forced to suspend or curtail their operations and possibly seek protection under the United States Bankruptcy Code. A material adverse effect on the Plant Owners would likewise materially and adversely harm our business, results of operations and future prospects.

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The results of our operations and our ability to operate at a profit is largely dependent on managing the prices of corn, natural gas, ethanol and WDG, all of which are subject to significant volatility and uncertainty.

Our results of operations are highly impacted by commodity prices, including the cost of corn and natural gas that we must purchase, and the prices of ethanol and WDG that we sell. Prices and supplies are subject to and determined by market forces over which we have no control, such as weather, domestic and global demand, shortages, export prices and various governmental policies in the United States and around the world. For example, over a period of four weeks at the end of 2011, the market price of ethanol declined by approximately 28%, which substantially reduced our profitability during the fourth quarter and full year of 2011.

As a result of price volatility of corn, natural gas, ethanol and WDG, our results of operations may fluctuate substantially. In addition, increases in corn or natural gas prices or decreases in ethanol or WDG prices may make it unprofitable to operate. In fact, some of our marketing activities will likely be unprofitable in a market of generally declining ethanol prices due to the nature of our business. For example, to satisfy customer demands, we must maintain certain quantities of ethanol inventory for subsequent resale. Moreover, we procure much of our inventory outside the context of a marketing arrangement and therefore must buy ethanol at a price established at the time of purchase and sell ethanol at an index price established later at the time of sale that is generally reflective of movements in the market price of ethanol. As a result, our margins for ethanol sold in these transactions generally decline and may turn negative as the market price of ethanol declines.

No assurance can be given that corn or natural gas can be purchased at, or near, current or any particular prices or that ethanol or WDG will sell at, or near, current or any particular prices. Consequently, our results of operations and financial position may be adversely affected by increases in the price of corn or natural gas or decreases in the price of ethanol or WDG.

Over the past several years, the spread between ethanol and corn prices has fluctuated widely and narrowed significantly. Fluctuations are likely to continue to occur. A sustained narrow spread or any further reduction in the spread between ethanol and corn prices, whether as a result of sustained high or increased corn prices or sustained low or decreased ethanol prices, would adversely affect our results of operations and financial position. Further, combined revenues from sales of ethanol and WDG could decline below the marginal cost of production, which could cause us to suspend production of ethanol and WDG at some or all of the Pacific Ethanol Plants.

We are currently a member of New PE Holdco with limited control over certain business decisions. As a result, our interests may not be as well served as if we were in control of all aspects of the business of New PE Holdco, which could adversely affect its contribution to our results of operations and our business prospects related to that entity.

New PE Holdco owns, and we operate, the Pacific Ethanol Plants. We currently have a 80% ownership interest in New PE Holdco. While this represents the single largest ownership position in New PE Holdco and although we have the power to make decisions regarding the activities of New PE Holdco that most significantly impact New PE Holdco’s economic performance by virtue of the terms of the asset management agreement we have with New PE Holdco and the Plant Owners and by virtue of the fact that Neil Koehler, our President and Chief Executive Officer, is the sole manager of New PE Holdco, the consent of the other owners is required to approve certain actions, including restarting an idle plant. Some actions require the consent of holders of 100% of the ownership interests and others require the consent of holders of 85% of the ownership interests. In addition, we are precluded from voting on matters in which we have a direct financial interest, such as the amendment or extension of the asset management agreement we have with New PE Holdco and the Plant Owners and/or the marketing agreements we have with the Plant Owners whose facilities are operational. As a result of these limitations, we are dependent on the business judgment of the other owners of New PE Holdco in respect of a number of significant matters bearing on the operations of the Pacific Ethanol Plants. Consequently, our interests may not be as well served as if we were in complete control of New PE Holdco, and the contribution by New PE Holdco to our results of operations and our business prospects related to that entity may be adversely affected by our lack of control over that entity.

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Increased ethanol production may cause a decline in ethanol prices or prevent ethanol prices from rising, and may have other negative effects, adversely impacting our results of operations, cash flows and financial condition.

We believe that the most significant factor influencing the price of ethanol has been the substantial increase in ethanol production in recent years. Domestic ethanol production capacity has increased steadily from an annualized rate of 1.5 billion gallons per year in January 1999 to 13.9 billion gallons in 2011 according to the Renewable Fuels Association. However, increases in the demand for ethanol may not be commensurate with increases in the supply of ethanol, thus leading to lower ethanol prices. Demand for ethanol could be impaired due to a number of factors, including regulatory developments and reduced United States gasoline consumption. Reduced gasoline consumption has occurred in the past and could occur in the future as a result of increased gasoline or oil prices.

The market price of ethanol is volatile and subject to large fluctuations, which may cause our profitability or losses to fluctuate significantly.

The market price of ethanol is volatile and subject to large fluctuations. The market price of ethanol is dependent upon many factors, including the supply of ethanol and the price of gasoline, which is in turn dependent upon the price of petroleum which is highly volatile and difficult to forecast. For example, although the market price of ethanol increased by approximately 42% for the year ended December 31, 2011 as compared to 2010, during a period of four weeks at the end of 2011, the market price of ethanol declined by approximately 28%, which substantially reduced our profitability during the fourth quarter and full year of 2011. Fluctuations in the market price of ethanol may cause our profitability or losses to fluctuate significantly.

Some of our marketing activities will likely be unprofitable in a market of generally declining ethanol prices due to the nature of our business.

Some of our marketing activities will likely be unprofitable in a market of generally declining ethanol prices due to the nature of our business. For example, to satisfy customer demands, we must maintain certain quantities of ethanol inventory for subsequent resale. Moreover, we procure much of our inventory outside the context of a marketing arrangement and therefore must buy ethanol at a price established at the time of purchase and sell ethanol at an index price established later at the time of sale that is generally reflective of movements in the market price of ethanol. As a result, our margins for ethanol sold in these transactions generally decline and may turn negative as the market price of ethanol declines.

Disruptions in ethanol production infrastructure may adversely affect our business, results of operations and financial condition.

Our business depends on the continuing availability of rail, road, port, storage and distribution infrastructure. In particular, due to limited storage capacity at the Pacific Ethanol Plants and other considerations related to production efficiencies, the Pacific Ethanol Plants depend on just-in-time delivery of corn. The production of ethanol also requires a significant and uninterrupted supply of other raw materials and energy, primarily water, electricity and natural gas. The prices of electricity and natural gas have fluctuated significantly in the past and may fluctuate significantly in the future. Local water, electricity and gas utilities may not be able to reliably supply the water, electricity and natural gas that the Pacific Ethanol Plants will need or may not be able to supply those resources on acceptable terms. Any disruptions in the ethanol production infrastructure, whether caused by labor difficulties, earthquakes, storms, other natural disasters or human error or malfeasance or other reasons, could prevent timely deliveries of corn or other raw materials and energy and may require the Pacific Ethanol Plants to halt production which could have a material adverse effect on our business, results of operations and financial condition.

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We and the Pacific Ethanol Plants may engage in hedging transactions and other risk mitigation strategies that could harm our results of operations.

In an attempt to partially offset the effects of volatility of ethanol prices and corn and natural gas costs, the Pacific Ethanol Plants may enter into contracts to fix the price of a portion of their ethanol production or purchase a portion of their corn or natural gas requirements on a forward basis. In addition, we may engage in other hedging transactions involving exchange-traded futures contracts for corn, natural gas and unleaded gasoline from time to time. The financial statement impact of these activities is dependent upon, among other things, the prices involved and our ability to sell sufficient products to use all of the corn and natural gas for which forward commitments have been made. Hedging arrangements also expose us to the risk of financial loss in situations where the other party to the hedging contract defaults on its contract or, in the case of exchange-traded contracts, where there is a change in the expected differential between the underlying price in the hedging agreement and the actual prices paid or received by us. As a result, our results of operations and financial position may be adversely affected by fluctuations in the price of corn, natural gas, ethanol and unleaded gasoline.

Operational difficulties at the Pacific Ethanol Plants could negatively impact sales volumes and could cause us to incur substantial losses.

Operations at the Pacific Ethanol Plants are subject to labor disruptions, unscheduled downtimes and other operational hazards inherent in the ethanol production industry, including equipment failures, fires, explosions, abnormal pressures, blowouts, pipeline ruptures, transportation accidents and natural disasters. Some of these operational hazards may cause personal injury or loss of life, severe damage to or destruction of property and equipment or environmental damage, and may result in suspension of operations and the imposition of civil or criminal penalties. Insurance obtained by the Pacific Ethanol Plants may not be adequate to fully cover the potential operational hazards described above or the Pacific Ethanol Plants may not be able to renew this insurance on commercially reasonable terms or at all.

Moreover, the production facilities at the Pacific Ethanol Plants may not operate as planned or expected. All of these facilities are designed to operate at or above a specified production capacity. The operation of these facilities is and will be, however, subject to various uncertainties. As a result, these facilities may not produce ethanol and its co-products at expected levels. In the event any of these facilities do not run at their expected capacity levels, our business, results of operations and financial condition may be materially and adversely affected.

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The United States ethanol industry is highly dependent upon myriad federal and state legislation and regulation and any changes in legislation or regulation could have a material adverse effect on our results of operations and financial condition.

Various studies have criticized the efficiency of ethanol in general, and corn-based ethanol in particular, which could lead to the reduction or repeal of mandates that require the use and domestic production of ethanol or otherwise negatively impact public perception and acceptance of ethanol as an alternative fuel.

Although many trade groups, academics and governmental agencies have supported ethanol as a fuel additive that promotes a cleaner environment, others have criticized ethanol production as consuming considerably more energy and emitting more greenhouse gases than other biofuels and as potentially depleting water resources. Other studies have suggested that ethanol negatively impacts consumers by causing higher prices for dairy, meat and other foodstuffs from livestock that consume corn. If these views gain acceptance, support for existing measures requiring the use and domestic production of corn-based ethanol could decline, leading to a reduction or repeal of these measures. These views could also negatively impact public perception of the ethanol industry and acceptance of ethanol as a component for blending in transportation fuel.

Waivers or repeal of the national Renewable Fuel Standard’s minimum levels of renewable fuels included in gasoline could have a material adverse effect on our results of operations.

Shortly after passage of the Energy Independence and Security Act of 2007, which increased the minimum mandated required usage of ethanol, a Congressional sub-committee held hearings on the potential impact of the national Renewable Fuel Standard, or national RFS, on commodity prices. While no action was taken by the sub-committee towards repeal of the national RFS, any attempt by Congress to re-visit, repeal or grant waivers of the national RFS could adversely affect demand for ethanol and could have a material adverse effect on our results of operations and financial condition.

The ethanol production and marketing industry is extremely competitive. Many of our significant competitors have greater production and financial resources and one or more of these competitors could use their greater resources to gain market share at our expense. In addition, a number of Kinergy’s suppliers may circumvent the marketing services we provide, causing our sales and profitability to decline.

The ethanol production and marketing industry is extremely competitive. Many of our significant competitors in the ethanol production and marketing industry, including Archer Daniels Midland Company and Valero Energy Corporation, have substantially greater production and/or financial resources. As a result, our competitors may be able to compete more aggressively and sustain that competition over a longer period of time. Successful competition will require a continued high level of investment in marketing and customer service and support. Our limited resources relative to many significant competitors may cause us to fail to anticipate or respond adequately to new developments and other competitive pressures. This failure could reduce our competitiveness and cause a decline in market share, sales and profitability. Even if sufficient funds are available, we may not be able to make the modifications and improvements necessary to compete successfully.

We also face increasing competition from international suppliers. Currently, international suppliers produce ethanol primarily from sugar cane and have cost structures that are generally substantially lower than the cost structures of the Pacific Ethanol Plants. Any increase in domestic or foreign competition could cause the Pacific Ethanol Plants to reduce their prices and take other steps to compete effectively, which could adversely affect their and our results of operations and financial condition.

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In addition, some of our suppliers are potential competitors and, especially if the price of ethanol reaches historically high levels, they may seek to capture additional profits by circumventing our marketing services in favor of selling directly to our customers. If one or more of our major suppliers, or numerous smaller suppliers, circumvent our marketing services, our sales and profitability may decline.

If Kinergy fails to satisfy its financial covenants under its credit facility, it may experience a loss or reduction of that facility, which would have a material adverse effect on our financial condition and results of operations.

We are substantially dependent on Kinergy’s credit facility, to help finance its operations. Kinergy must satisfy quarterly financial covenants under its credit facility, including covenants regarding its quarterly EBITDA and fixed coverage ratios. Kinergy will be in default under its credit facility if it fails to satisfy any financial covenant. A default may result in the loss or reduction of the credit facility. The loss of Kinergy’s credit facility, or a significant reduction in Kinergy’s borrowing capacity under the facility, would result in Kinergy’s inability to finance a significant portion of its business and would have a material adverse effect on our financial condition and results of operations.

The high concentration of our sales within the ethanol marketing and production industry could result in a significant reduction in sales and negatively affect our profitability if demand for ethanol declines.

We expect to be completely focused on the marketing and production of ethanol and its co-products for the foreseeable future. We may be unable to shift our business focus away from the marketing and production of ethanol to other renewable fuels or competing products. Accordingly, an industry shift away from ethanol or the emergence of new competing products may reduce the demand for ethanol. A downturn in the demand for ethanol would likely materially and adversely affect our sales and profitability.

In addition to ethanol produced by the Pacific Ethanol Plants, we also depend on a small number of third-party suppliers for a significant portion of the ethanol we sell. If any of these suppliers does not continue to supply us with ethanol in adequate amounts, we may be unable to satisfy the demands of our customers and our sales, profitability and relationships with our customers will be adversely affected.

In addition to the ethanol produced by the Pacific Ethanol Plants, we also depend on a small number of third-party suppliers for a significant portion of the ethanol that we sell. We expect to continue to depend for the foreseeable future upon a small number of third-party suppliers for a significant portion of the total amount of the ethanol that we sell. Our third-party suppliers are primarily located in the Midwestern United States. The delivery of ethanol from these suppliers is therefore subject to delays resulting from inclement weather and other conditions. If any of these suppliers is unable or declines for any reason to continue to supply us with ethanol in adequate amounts, we may be unable to replace that supplier and source other supplies of ethanol in a timely manner, or at all, to satisfy the demands of our customers. If this occurs, our sales, profitability and our relationships with our customers will be adversely affected.

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We may be adversely affected by environmental, health and safety laws, regulations and liabilities.

We are subject to various federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees. In addition, some of these laws and regulations require us to operate under permits that are subject to renewal or modification. These laws, regulations and permits can often require expensive pollution control equipment or operational changes to limit actual or potential impacts to the environment. A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and/or facility shutdowns. In addition, we have made, and expect to make, significant capital expenditures on an ongoing basis to comply with increasingly stringent environmental laws, regulations and permits.

We may be liable for the investigation and cleanup of environmental contamination at each of the Pacific Ethanol Plants that New PE Holdco owns or other plants that we operate and at off-site locations where we arrange for the disposal of hazardous substances. If these substances have been or are disposed of or released at sites that undergo investigation and/or remediation by regulatory agencies, we may be responsible under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or other environmental laws for all or part of the costs of investigation and/or remediation, and for damages to natural resources. We may also be subject to related claims by private parties alleging property damage and personal injury due to exposure to hazardous or other materials at or from those properties. Some of these matters may require us to expend significant amounts for investigation, cleanup or other costs.

In addition, new laws, new interpretations of existing laws, increased governmental enforcement of environmental laws or other developments could require us to make significant additional expenditures. Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at the Pacific Ethanol Plants. Present and future environmental laws and regulations, and interpretations of those laws and regulations, applicable to our operations, more vigorous enforcement policies and discovery of currently unknown conditions may require substantial expenditures that could have a material adverse effect on our results of operations and financial condition.

The hazards and risks associated with producing and transporting our products (including fires, natural disasters, explosions and abnormal pressures and blowouts) may also result in personal injury claims or damage to property and third parties. As protection against operating hazards, we maintain insurance coverage against some, but not all, potential losses. However, we could sustain losses for uninsurable or uninsured risks, or in amounts in excess of existing insurance coverage. Events that result in significant personal injury or damage to our property or third parties or other losses that are not fully covered by insurance could have a material adverse effect on our results of operations and financial condition.

If we are unable to attract and retain key personnel, our ability to operate effectively may be impaired.

Our ability to operate our business and implement strategies depends, in part, on the efforts of our executive officers and other key employees. Our future success will depend on, among other factors, our ability to retain our current key personnel and attract and retain qualified future key personnel, particularly executive management. Failure to attract or retain key personnel could have a material adverse effect on our business and results of operations.

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We depend on a small number of customers for the majority of our sales. A reduction in business from any of these customers could cause a significant decline in our overall sales and profitability.

The majority of our sales are generated from a small number of customers. During 2010 and 2011, one customer accounted for approximately 22% and 19% of our net sales, respectively. We expect that we will continue to depend for the foreseeable future upon a small number of customers for a significant portion of our sales. Our agreements with these customers generally do not require them to purchase any specified amount of ethanol or dollar amount of sales or to make any purchases whatsoever. Therefore, in any future period, our sales generated from these customers, individually or in the aggregate, may not equal or exceed historical levels. If sales to any of these customers cease or decline, we may be unable to replace these sales with sales to either existing or new customers in a timely manner, or at all. A cessation or reduction of sales to one or more of these customers could cause a significant decline in our overall sales and profitability.

Our lack of long-term ethanol orders and commitments by our customers could lead to a rapid decline in our sales and profitability.

We cannot rely on long-term ethanol orders or commitments by our customers for protection from the negative financial effects of a decline in the demand for ethanol or a decline in the demand for our marketing services. The limited certainty of ethanol orders can make it difficult for us to forecast our sales and allocate our resources in a manner consistent with our actual sales. Moreover, our expense levels are based in part on our expectations of future sales and, if our expectations regarding future sales are inaccurate, we may be unable to reduce costs in a timely manner to adjust for sales shortfalls. Furthermore, because we depend on a small number of customers for a significant portion of our sales, the magnitude of the ramifications of these risks is greater than if our sales were less concentrated. As a result of our lack of long-term ethanol orders and commitments, we may experience a rapid decline in our sales and profitability.

We recognized impairment charges in 2009 and may recognize additional impairment charges in the future.

For 2009, we recognized asset impairment charges in the aggregate amount of $252.4 million. These impairment charges primarily related to our previously wholly-owned ethanol facilities. We performed our forecast of expected future cash flows of these facilities over their estimated useful lives. The forecasts of expected future cash flows are heavily dependent upon management’s estimates and probability analysis of various scenarios including market prices for ethanol, our primary product, and corn, our primary production input. Both ethanol and corn costs have fluctuated significantly in the past year, therefore these estimates are highly subjective and are management’s best estimates at this time. During 2010, as a result of the sale of our 42% ownership interest in Front Range, we incurred an additional loss on the difference between our cost basis of the investment in Front Range and the price at which we sold our investment. We may also incur additional impairments in the future on current or future long-lived assets.

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Risks Relating to Ownership of Our Common Stock and this Offering

We have received a delisting notice from The NASDAQ Stock Market. Our common stock may be involuntarily delisted from trading on The NASDAQ Capital Market if we fail to regain compliance with the minimum closing bid price requirement of $1.00 per share. A delisting of our common stock is likely to reduce the liquidity of our common stock and may inhibit or preclude our ability to raise additional financing and may also materially and adversely impact our credit terms with our vendors.

The quantitative listing standards of The NASDAQ Stock Market, or NASDAQ, require, among other things, that listed companies maintain a minimum closing bid price of $1.00 per share. We failed to satisfy this threshold for 30 consecutive trading days and on June 6, 2012, we received a letter from NASDAQ indicating that we have been provided an initial period of 180 calendar days, or until December 3, 2012, in which to regain compliance. On December 5, 2012, we received a letter from NASDAQ granting us a 180-day extension period, or until June 3, 2013, in which to regain compliance by meeting the minimum closing bid price of $1.00 per share for ten consecutive business days. If we do not regain compliance by June 3, 2013, the NASDAQ staff will provide written notice that our common stock is subject to delisting. Given the increased market volatility arising in part from economic turmoil resulting from the ongoing credit crisis, the challenging environment in the biofuels industry and our lack of liquidity, we may be unable to regain compliance with the closing bid price requirement by June 3, 2013. A delisting of our common stock is likely to reduce the liquidity of our common stock and may inhibit or preclude our ability to raise additional financing and may also materially and adversely impact our credit terms with our vendors.

The conversion of convertible securities (including our Series B Preferred Stock), the issuance of the shares of our Common Stock in payment of interest on our Notes, and the exercise of outstanding options and warrants (including the Warrants) to purchase our common stock could substantially dilute your investment, impede our ability to obtain additional financing, and cause us to incur additional expenses.

Under the terms of our Series B Preferred Stock that are convertible into our common stock, warrants (including the Warrants) to purchase our common stock, and outstanding options to acquire our common stock issued to employees, directors and others, the holders of these securities are given an opportunity to profit from a rise in the market price of our common stock such that, conversion of the Series B Preferred Stock or the exercise of these warrants (including the Warrants) and/or options, will result in dilution in the interests of our other stockholders. In addition, the issuance of shares of our common stock, at our election in payment of interest on our Notes, will result in dilution in the interests of our other stockholders. The terms on which we may obtain additional financing may be adversely affected by the existence and potentially dilutive impact of the Notes, Series B Preferred Stock, options and warrants (including the Warrants). In addition, holders of the Notes and Warrants have registration rights with respect to the common stock underlying the Notes and Warrants), the registration of which will cause us to incur a substantial expense.

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The market price of our common stock and the value of your investment could substantially decline if our Notes or Series B Preferred Stock are converted into shares of our common stock, if we issue shares of our common stock in payment of interest on our Notes and if our options and warrants (including the Warrants) are exercised for shares of our common stock and all of these shares of common stock are resold into the market, or if a perception exists that a substantial number of shares will be issued upon conversion of our Notes or Series B Preferred Stock, upon the payment of interest on the Notes or upon exercise of our warrants (including the Warrants) or options and then resold into the market.

If the conversion prices at which the Series B Preferred Stock is converted, the conversion prices at which shares of common stock in payment of interest on the Notes are issued, and the exercise prices at which our warrants (including the Warrants) and options are exercised are lower than the price at which you made your investment, immediate dilution of the value of your investment will occur. In addition, sales of a substantial number of shares of common stock issued upon conversion of Series B Preferred Stock, in lieu of cash payments of interest on the Notes and upon exercise of our warrants (including the Warrants) and options, or even the perception that these sales could occur, could adversely affect the market price of our common stock. As a result, you could experience a substantial decline in the value of your investment as a result of both the actual and potential conversion of our outstanding shares of Series B Preferred Stock, issuance of shares of common stock in lieu of cash payments of interest on the Notes and exercise of our outstanding warrants (including the Warrants) or options.

The issuance of shares upon the conversion of Series B Preferred Stock, upon the payment of interest on the Notes and upon the exercise of outstanding options and warrants (including the Warrants) could result in a change of control of Pacific Ethanol.

As of February 6, 2013, we had outstanding options, warrants (including the Warrants), and Series B Preferred Stock that were exercisable for or convertible into approximately 108,155,814 shares of common stock based on conversion and exercise prices as of that date. A change of control of Pacific Ethanol could occur if a significant number of shares of our common stock are issued to the holders of our outstanding options, warrants (including the Warrants), Notes or shares of Series B Preferred Stock.  If a change of control occurs, then the stockholders who historically have controlled our company would no longer have the ability to exert significant control over matters that could include the election of our directors, changes in the size and composition of our board of directors, and mergers and other business combinations involving Pacific Ethanol. Instead, one or more other stockholders could gain the ability to exert this type of control and may also, through control of our board of directors and voting power, be able to control a number of decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of our assets.

Future sales of substantial amounts of our common stock could adversely affect the market price of our common stock.

Future sales of substantial amounts of our common stock, or securities convertible or exchangeable into shares of our common stock, into the public market, including shares of our common stock issued upon exercise of options and warrants (including the Warrants), or perceptions that those sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future. Resales of substantial amounts of the shares of our common stock issued in this offering could have a negative effect on our stock price.

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Our stock price is highly volatile, which could result in substantial losses for investors purchasing shares of our common stock and in litigation against us.

The market price of our common stock has fluctuated significantly in the past and may continue to fluctuate significantly in the future. The market price of our common stock may continue to fluctuate in response to one or more of the following factors, many of which are beyond our control:

•	our ability to maintain contracts that are critical to our operations, including the asset management agreement with the Plant Owners that provide us with the ability to operate the Pacific Ethanol Plants and the marketing agreements with the Plant Owners whose facilities are operational that provide us with the ability to market all ethanol and co-products produced by the Pacific Ethanol Plants;
•	fluctuations in the market price of ethanol and its co-products;
•	the cost of key inputs to the production of ethanol, including corn and natural gas;
•	the volume and timing of the receipt of orders for ethanol from major customers;
•	competitive pricing pressures;
•	our ability to produce, sell and deliver ethanol on a cost-effective and timely basis;
•	the introduction and announcement of one or more new alternatives to ethanol by our competitors;
•	changes in market valuations of similar companies;
•	stock market price and volume fluctuations generally;
•	regulatory developments or increased enforcement;
•	fluctuations in our quarterly or annual operating results;
•	additions or departures of key personnel;
•	our inability to obtain financing; and
•	our financing activities and future sales of our common stock or other securities.

Furthermore, we believe that the economic conditions in California and other Western states, as well as the United States as a whole, could have a negative impact on our results of operations. Demand for ethanol could also be adversely affected by a slow-down in overall demand for oxygenate and gasoline additive products. The levels of our ethanol production and purchases for resale will be based upon forecasted demand. Accordingly, any inaccuracy in forecasting anticipated revenues and expenses could adversely affect our business. The failure to receive anticipated orders or to complete delivery in any quarterly period could adversely affect our results of operations for that period. Quarterly results are not necessarily indicative of future performance for any particular period, and we may not experience revenue growth or profitability on a quarterly or an annual basis.

The price at which you purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. In the past, securities class action litigation has often been brought against a company following periods of high stock price volatility. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and our resources away from our business.

Any of the risks described above could have a material adverse effect on our results of operations, the price of our common stock, or both.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including statements concerning future conditions in the industries within which we operate, and concerning our future business, financial condition, operating strategies, and operational and legal risks. Words like “believe,” “expect,” “may,” “will,” “could,” “seek,” “estimate,” “continue,” “anticipate,” “intend,” “future,” “plan” or variations of those terms and other similar expressions, including their use in the negative, are used in this prospectus to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as to our expectations, as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties, including those identified under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in these forward-looking statements are reasonable, actual conditions in the industries within which we operate, and actual conditions and results in our business, could differ materially from those expressed in these forward-looking statements. In addition, none of the events anticipated in the forward-looking statements may actually occur. Any of these different outcomes could cause the price of our common stock to decline substantially. Except as required by law, we undertake no duty to update any forward-looking statement after the date of this prospectus, either to conform any statement to reflect actual results or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus by the selling security holders. Rather, the selling security holders will receive those proceeds directly.

DIVIDEND POLICY

We have never paid cash dividends on our common stock and do not intend to pay cash dividends on our common stock in the foreseeable future. We anticipate that we will retain any earnings for use in the continued development of our business.

Several of our current and future debt financing arrangements may limit or prevent cash distributions from our subsidiaries to us, depending upon the achievement of specified financial and other operating conditions and our ability to properly service our debt, thereby limiting or preventing us from paying cash dividends. Further, the holders of our outstanding Series B Preferred Stock are entitled to dividends of 7% per annum, payable quarterly in arrears. In 2012, we paid, in cash, the dividends on out outstanding shares of Series B Preferred Stock as they became due. As of February 6, 2013, we had accrued unpaid dividends of approximately $5.9 million on our Series B Preferred Stock. The holders of our outstanding Series B Preferred Stock have agreed to forbear from exercising any and all of their rights and remedies against us with respect to such unpaid dividends. Accumulated and unpaid dividends in respect of our Series B Preferred Stock must be paid prior to the payment of any dividends on shares of our common stock.

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PRICE RANGE OF COMMON STOCK

Our common stock has traded on The NASDAQ Capital Market under the symbol “PEIX” since May 3, 2010. Between October 10, 2005 and May 3, 2010, our common stock traded on The NASDAQ Global Market (formerly, The NASDAQ National Market). On June 8, 2011, we effected a one-for-seven reverse split of our common stock. The table below shows, for each fiscal quarter indicated, the high and low sales prices for shares of our common stock. The prices for periods prior June 8, 2011, have been retroactively restated as if the reverse split had occurred on January 1, 2010. The prices shown reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

Price Range
	High	Low
Year Ending December 31, 2012:
First Quarter (January 1 – March 31)	$ 1.69	$ 1.00
Second Quarter (April 1 – June 30)	$ 1.13	$ 0.31
Third Quarter (July 1 – September 30)	$ 0.70	$ 0.27
Fourth Quarter (October 1 – December 31)	$ 0.43	$ 0.30

Year Ended December 31, 2011:
First Quarter (January 1 – March 31)	$ 7.98	$ 4.20
Second Quarter (April 1 – June 30)	$ 4.55	$ 1.08
Third Quarter (July 1 – September 30)	$ 1.31	$ 0.25
Fourth Quarter (October 1 – December 31)	$ 1.85	$ 0.25

Year Ending December 31, 2010:
First Quarter (January 1 – March 31)	$19.25	$4.97
Second Quarter (April 1 – June 30)	$11.20	$3.15
Third Quarter (July 1 – September 30)	$8.75	$2.59
Fourth Quarter (October 1 – December 31)	$7.98	$4.06

As of February 6, 2013, we had 149,203,614 shares of common stock outstanding held of record by approximately 420 stockholders. These holders of record include depositories that hold shares of stock for brokerage firms which, in turn, hold shares of stock for numerous beneficial owners. On February 6, 2013, the last reported price of our common stock on The NASDAQ Capital Market was $0.38 per share.

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Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2012.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants or Stock Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity Compensation Plans Approved by Security Holders:
2004 Plan(1)	11,429	$57.82	—
2006 Plan	183,345	$0.86	5,107,959

__________

(1)	Our 2004 Plan was terminated effective September 7, 2006, except to the extent of then-outstanding options.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our consolidated financial statements and notes to consolidated financial statements included elsewhere in this prospectus. This prospectus and our consolidated financial statements and notes to consolidated financial statements contain forward-looking statements, which generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might generate and profits we might earn if we are successful in implementing our business and growth strategies. The forward-looking statements and associated risks may include, relate to or be qualified by other important factors, including:

•	fluctuations in the market price of ethanol and its co-products;
•	the projected growth or contraction in the ethanol and co-product markets in which we operate;
•	our strategies for expanding, maintaining or contracting our presence in these markets;
•	our ability to successfully manage and operate third party ethanol production facilities;
•	anticipated trends in our financial condition and results of operations; and
•	our ability to distinguish ourselves from our current and future competitors.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus, or in the case of a document incorporated by reference, as of the date of that document. We do not undertake to update, revise or correct any forward-looking statements, except as required by law.

Any of the factors described above, elsewhere in this prospectus or in the “Risk Factors” section of this prospectus could cause our financial results, including our net income or loss or growth in net income or loss to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

Overview

We are the leading marketer and producer of low-carbon renewable fuels in the Western United States.

We market all the ethanol produced by the Pacific Ethanol Plants, all the ethanol produced by three other ethanol producers in the Western United States and ethanol purchased from other third-party suppliers throughout the United States. We also market ethanol co-products, including WDG, for the Pacific Ethanol Plants. We have extensive customer relationships throughout the Western United States. Our ethanol customers are integrated oil companies and gasoline marketers who blend ethanol into gasoline. We arrange for transportation, storage and delivery of ethanol purchased by our customers through our agreements with third-party service providers in the Western United States, primarily in California, Arizona, Nevada, Utah, Oregon, Colorado, Idaho and Washington. Our WDG customers are dairies and feedlots located near the Pacific Ethanol Plants.

We have extensive supplier relationships throughout the Western and Midwestern United States. In some cases, we have marketing agreements with suppliers to market all of the output of their facilities.

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After our recent acquisitions of additional ownership interests in New PE Holdco, we hold an 80% ownership interest in New PE Holdco which indirectly owns the Pacific Ethanol Plants through its ownership of the Plant Owners. We operate and maintain the Pacific Ethanol Plants under the terms of an asset management agreement with New PE Holdco and the Plant Owners. We also market ethanol and WDG produced by the Pacific Ethanol Plants under the terms of separate marketing agreements with the Plant Owners whose facilities are operational. In addition, we provide operations, maintenance and accounting services for a 250,000 gallon per year cellulosic integrated biorefinery owned by ZeaChem Inc. in Boardman, Oregon, which is adjacent to the Pacific Ethanol Columbia plant.

We earn fees as follows under our asset management and other agreements with New PE Holdco and the Plant Owners:

-	ethanol marketing fees of approximately 1% of the net sales price but not less than $0.015 per gallon and not more than $0.0225 per gallon;
-	corn procurement and handling fees of $0.045 per bushel;
-	WDG fees of 5% of the third party purchase price, but not less than $2.00 per ton and not more than $3.50 per ton; and
-	asset management fees of $75,000 per month for each operating facility and $40,000 per month for each idled facility.

We intend to maintain and advance our position as the leading marketer and producer of low-carbon renewable fuels in the Western United States, in part by expanding our relationships with customers and third-party ethanol producers to market higher volumes of ethanol and by expanding the market for ethanol by continuing to work with state governments to encourage the adoption of policies and standards that promote ethanol as a fuel additive and transportation fuel. Further, we may seek to provide management services for other third-party ethanol production facilities in the Western United States.

Nine Months Ended September 30, 2012 Compared to the Nine Months Ended September 30, 2011

Results of Operations

The following selected financial information should be read in conjunction with our consolidated financial statements and notes to our consolidated financial statements included elsewhere in this prospectus, and the other sections of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in this prospectus.

Certain performance metrics that we believe are important indicators of our results of operations include:

	Nine Months Ended September 30,
	2012	2011	Variance
Production gallons sold (in millions)	106.0	113.0	(6.2)%
Third party gallons sold (in millions)	232.7	194.8	19.5%
Total gallons sold (in millions)	338.7	307.8	10.0%

Average sales price per gallon	$2.43	$2.79	(12.9)%
Corn cost per bushel – CBOT equivalent (1)	$6.73	$6.95	(3.2)%
Co-product revenues as % of delivered cost of corn	26.2%	22.7%	15.4%

Average CBOT ethanol price per gallon	$2.29	$2.62	(12.6)%
Average CBOT corn price per bushel	$6.81	$6.99	(2.6)%

(1)	We exclude transportation—or “basis”—costs in our corn costs to calculate a Chicago Board of Trade, or CBOT, equivalent price to compare our corn costs to average CBOT corn prices.

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Net Sales, Cost of Goods Sold and Gross Profit (Loss)

The following table presents our net sales, cost of goods sold and gross profit (loss) in dollars and gross profit (loss) as a percentage of net sales (in thousands, except percentages):

	Nine Months Ended September 30,		Variance in
	2012	2011	Dollars	Percent

Net sales	$619,026	$659,390	$(40,364)	(6.1)%
Cost of goods sold	633,843	647,355	(13,512)	(2.1)%
Gross profit (loss)	$(14,817)	$12,035	$(26,852)	NM
Percentage of net sales	(2.4)%	1.8%

Net Sales

The decrease in our sales for the nine months ended September 30, 2012 as compared to the same period in 2011 was due to a decrease in our average sales price per gallon, partially offset by an increase in our total volume of ethanol gallons sold.

Our average sales price per gallon decreased 13% to $2.43 for the nine months ended September 30, 2012 from an average sales price per gallon of $2.79 for the same period in 2011, consistent with the decrease in the average CBOT ethanol price per gallon for the comparable periods.

Total volume of ethanol gallons sold increased by 30.9 million gallons, or 10%, to 338.7 million gallons for the nine months ended September 30, 2012 as compared to 307.8 million gallons for the same period in 2011. The overall increase in gallons sold is primarily due to an increase in third party gallons sold, predominantly from additional gallons sold through third-party ethanol marketing arrangements, including from the Keyes, California production facility.

Cost of Goods Sold and Gross Profit (Loss)

Our gross margin decreased to negative 2.4% for the nine months ended September 30, 2012 from positive 1.8% for the same period in 2011. Our gross profit (loss) decreased to a loss of $14.8 million for the nine months ended September 30, 2012 from a profit of $12.0 million for the same period in 2011. The decreases in our gross margin and our gross profit were primarily due to lower corn crush margins. In addition, for the nine months ended September 30, 2011, we were able to offset approximately $1.5 million of our production costs due to elevated corn prices with proceeds from the California Ethanol Producer Incentive Program, which were recorded as reductions to cost of goods sold. We did not receive any such proceeds for the nine months ended September 30, 2012.

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Selling, General and Administrative Expenses

The following table presents our selling, general and administrative expenses, or SG&A, in dollars and as a percentage of net sales (in thousands, except percentages):

	Nine Months Ended September 30,		Variance in
	2012	2011	Dollars	Percent

Selling, general and administrative expenses	$9,400	$11,742	$(2,342)	(19.9)%
Percentage of net sales	1.5%	1.8%

SG&A decreased $2.3 million to $9.4 million for the nine months ended September 30, 2012 as compared to $11.7 million for the same period in 2011. The decrease in SG&A is primarily due to the following factors:

•	a $1.3 million reduction in noncash compensation expenses due to the decreased value of restricted stock awards to our employees and members of our board of directors; and

•	a $1.2 million reduction in legal expenses.

Fair Value Adjustments on Convertible Debt and Warrants

The following table presents our fair value adjustments on convertible debt and warrants in dollars and as a percentage of net sales (in thousands, except percentages):

	Nine Months Ended September 30,		Variance in
	2012	2011	Dollars	Percent

Fair value adjustments on convertible debt and warrants	$352	$6,968	$(6,616)	(94.9)%
Percentage of net sales	0.1%	1.1%

We issued convertible debt and warrants beginning in the fourth quarter of 2010 for $35.0 million in cash. The convertible debt and warrants were recorded at fair value. We issued additional warrants in December 2011, July 2012 and September 2012, which were also recorded at fair value. We recorded income of $0.4 million and $7.0 million related to the subsequent fair value adjustments of these instruments for the nine months ended September 30, 2012 and 2011, respectively.

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Interest Expense, net

The following table presents our interest expense, net in dollars and as a percentage of net sales (in thousands, except percentages):

	Nine Months Ended September 30,		Variance in
	2012	2011	Dollars	Percent

Interest expense, net	$9,380	$11,337	$(1,957)	(17.3)%
Percentage of net sales	1.5%	1.7%

Interest expense, net decreased by $1.9 million to $9.4 million for the nine months ended September 30, 2012 from $11.3 million for the same period in 2011. The decrease in interest expense, net for these periods is primarily due to decreased average debt balances, largely due to the retirement of our convertible debt in November 2011.

Other Expense, net

The following table presents our other expense, net in dollars and as a percentage of net sales (in thousands, except percentages):

	Nine Months Ended September 30,		Variance in
	2012	2011	Dollars	Percent

Other expense, net	$499	$709	$(210)	(29.6)%
Percentage of net sales	0.1%	0.1%

Other expense, net decreased by $0.2 million to $0.5 million for the nine months ended September 30, 2012 from $0.7 million for the same period in 2011. The decreases in other expense, net are primarily due to reductions in bank fees.

Net Loss Attributed to Noncontrolling Interest in Variable Interest Entity

The following table presents the portion of our net loss attributed to noncontrolling interest in variable interest entity in dollars and as a percentage of net sales (in thousands, except percentages):

	Nine Months Ended September 30,		Variance in
	2012	2011	Dollars	Percent

Net loss attributed to noncontrolling interest in variable interest entity	$20,191	$9,905	$10,286	NM
Percentage of net sales	3.3%	1.5%

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Net loss attributed to noncontrolling interest in variable interest entity relates to our consolidated treatment of New PE Holdco, a variable interest entity. For the nine months ended September 30, 2012 and 2011, we consolidated the entire income statement of New PE Holdco. However, because we owned less than 100% of New PE Holdco, we reduced our net income (loss) for the amount attributed to noncontrolling interest in variable interest entity corresponding to the ownership interest that we do not own. From January 1, 2012 through July 13, 2012, we owned 33% of the outstanding interests of New PE Holdco. On July 13, 2012, we increased our ownership to 67%. At December 31, 2012, we held 67% of the outstanding membership interests of New PE Holdco.

Net Income (Loss) Attributed to Pacific Ethanol

The following table presents our net income (loss) attributed to Pacific Ethanol in dollars and as a percentage of net sales (in thousands, except percentages):

	Nine Months Ended September 30,		Variance in
	2012	2011	Dollars	Percent

Net income (loss) attributed to Pacific Ethanol	$(13,553)	$5,120	$(18,673)	NM
Percentage of net sales	(2.2)%	0.8%

Net income (loss) attributed to Pacific Ethanol decreased during the nine months ended September 30, 2012 as compared to the same period in 2011, primarily due to our lower gross profit resulting from lower corn crush margins and additional losses attributed to Pacific Ethanol from our increased ownership interest in New PE Holdco, which generated losses at the plant-level.

Preferred Stock Dividends and Income (Loss) Available to Common Stockholders

The following table presents our preferred stock dividends in dollars for our Series B Cumulative Convertible Preferred Stock, or Series B Preferred Stock, these preferred stock dividends as a percentage of net sales, and our income (loss) available to common stockholders in dollars and our income (loss) available to common stockholders as a percentage of net sales (in thousands, except percentages):

	Nine Months Ended September 30,		Variance in
	2012	2011	Dollars	Percent
Preferred stock dividends	$(949)	$(946)	$(3)	(0.3)%
Percentage of net sales	(0.1)%	(0.1)%
Income (loss) available to common stockholders	$(14,502)	$4,174	$(18,676)	NM
Percentage of net sales	(2.3)%	0.6%

Shares of our Series B Preferred Stock are entitled to quarterly cumulative dividends payable in arrears in an amount equal to 7% per annum of the purchase price per share of the Series B Preferred Stock. We have recorded dividends on our Series B Preferred Stock in the aggregate amount of $0.9 million for the nine months ended September 30, 2012 and 2011. We paid the dividends for the nine months ended September 30, 2012, however, we accrued and did not pay any dividends for the nine months ended September 30, 2011, resulting in total accrued and unpaid dividends of $6.6 million as of September 30, 2012.

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Year Ended December 31, 2011 Compared to the Year Ended December 31, 2010

Financial Performance Summary

Consolidation

We consolidate New PE Holdco’s financial results due to the nature of our ownership in and control over New PE Holdco. However, since we do not wholly-own New PE Holdco, we must adjust our consolidated net income (loss) for the income (loss) attributed to New PE Holdco’s other owners. This adjustment results in net income (loss) attributed to Pacific Ethanol, Inc. See “—Results of Operations-Accounting for the Results of New PE Holdco” below.

Summary

Our consolidated net sales increased by 174%, or $572.9 million, to $901.2 million for 2011 from $328.3 million for 2010. Our net income attributed to Pacific Ethanol, Inc. decreased by $70.8 million to $3.1 million for 2011 from $73.9 million for 2010, the latter of which included a $119.4 million gain related to the Plant Owners’ exit from bankruptcy in 2010.

Factors that contributed to our results of operations for 2011 include:

•	Net sales. The increase in our net sales for 2011 as compared to 2010 was primarily due to the following combination of factors:

o	Higher sales volumes. Total volume of ethanol sold increased by 56% to 424.1 million gallons for 2011 from 271.6 million gallons for 2010. This increase in sales volume is due to an increase in both production and third party gallons sold. In 2011, three Pacific Ethanol Plants were operating for the full year, whereas in 2010, only two Pacific Ethanol Plants were operating most of the year.

o	Higher ethanol prices. Our average sales price of ethanol increased 42% to $2.79 per gallon for 2011 as compared to $1.96 per gallon for 2010.

o	Consolidation of New PE Holdco. In 2011, we consolidated the results of New PE Holdco for the entire year, whereas in 2010, we did not consolidate New PE Holdco’s results for the three months ended September 30, 2010. For this period we included only our net marketing fees associated with sales volumes from the Pacific Ethanol Plants. As a result, our net sales were lower by $55.6 million for 2010.

•	Gross margin. Our gross margin improved to 2.2% for 2011 from negative 0.2% for 2010. The improvement in gross margin was primarily the result of improved operating margins at the Pacific Ethanol Plants.

•	Selling, general and administrative expenses. Our selling, general and administrative expenses, or SG&A, increased by $2.4 million to $15.4 million for 2011, as compared to $13.0 million for 2010, primarily as a result of increases in payroll and benefits, taxes and permits, amortization of intangibles, rent expense and professional fees, which were partially offset by decreases in noncash compensation expense.

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•	Fair value adjustments on convertible notes and warrants. We issued convertible notes and warrants in 2010 for $35.0 million in cash. In addition, we issued warrants in December 2011. These instruments were recorded at fair value, with quarterly adjustments for their fair value, resulting in a charge to net income of $7.6 million for 2011 as compared to a charge of $11.7 million for 2010.

•	Interest expense. Our interest expense increased by $8.0 million to $14.8 million for 2011 from $6.8 million for 2010. This increase is primarily due to increased average debt balances related to our convertible notes and line of credit facilities.

•	Other income (expense). Our other income (expense) decreased by $1.5 million to an expense of $0.7 million for 2011 from income of $0.8 million for 2010. This decrease is primarily due to a gain of $1.6 million associated with our purchase of a 20% ownership interest in New PE Holdco in 2010.

•	Gain from bankruptcy exit. On June 29, 2010, the Plant Owners exited from bankruptcy, resulting in the removal of $119.4 million in net liabilities from our balance sheet, which was recorded as a gain for 2010.

Sales and Margins

We generate sales by marketing all the ethanol produced by the Pacific Ethanol Plants, all the ethanol produced by three other ethanol producers in the Western United States and ethanol purchased from other third-party suppliers throughout the United States. We also market ethanol co-products, including WDG, for the Pacific Ethanol Plants.

Our profitability is highly dependent on various commodity prices, including the market prices of ethanol, corn and natural gas.

Average ethanol sales prices increased in 2011 as compared to 2010. The average price of ethanol, as reported by the Chicago Board of Trade, or CBOT, increased by 42% to $2.58 for 2011 from $1.82 for 2010. However, over a period of four weeks at the end of 2011, the market price of ethanol declined by approximately 28%. The increase in the price of ethanol during 2011 was primarily due to an increase in crude oil prices. The significant drop in the price of ethanol at the end of 2011 was due to a substantial drop in demand for gasoline, of which ethanol is a primary blend stock component.

Average corn prices also increased in 2011 as compared to 2010. Specifically, the average price of corn, as reported by the CBOT, increased by 58% to $6.80 for 2011 from $4.30 for 2010.

We have three principal methods of selling ethanol: as a merchant, as a producer and as an agent. See “—Critical Accounting Policies—Revenue Recognition” below.

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When acting as a merchant or as a producer, we generally enter into sales contracts to ship ethanol to a customer’s desired location. We support these sales contracts through purchase contracts with several third-party suppliers or through our own production. We manage the necessary logistics to deliver ethanol to our customers either directly from a third-party supplier or from our inventory via truck or rail. Our sales as a merchant or as a producer expose us to significant price risks resulting from potential fluctuations in the market price of ethanol and corn. Our exposure varies depending on the magnitude of our sales and purchase commitments compared to the magnitude of our existing inventory, as well as the pricing terms—such as market index or fixed pricing—of our contracts. We seek to mitigate our exposure to price risks by implementing appropriate risk management strategies.

When acting as an agent for third-party suppliers, we conduct back-to-back purchases and sales in which we match ethanol purchase and sale contracts of like quantities and delivery periods. When acting in this capacity, we receive a predetermined service fee and have little or no exposure to price risks resulting from potential fluctuations in the market price of ethanol. For these sales, we record the marketing fee as net sales.

We believe that our gross profit margins depend primarily on five key factors:

•	the market price of ethanol, which we believe will be impacted by the degree of competition in the ethanol market, the price of gasoline and related petroleum products, and government regulation, including government mandates;

•	the market price of key production input commodities, including corn and natural gas;

•	the market price of WDG;

•	our ability to anticipate trends in the market price of ethanol, WDG, and key input commodities and implement appropriate risk management and opportunistic strategies; and

•	the proportion of our sales of ethanol produced at the Pacific Ethanol Plants to our sales of ethanol produced by unrelated third-parties.

We seek to optimize our gross profit margins by anticipating the factors above and, when resources are available, implementing hedging transactions and taking other actions designed to limit risk and address these factors. For example, we may seek to decrease inventory levels in anticipation of declining ethanol prices and increase inventory levels in anticipation of increasing ethanol prices. We may also seek to alter our proportion or timing, or both, of purchase and sales commitments.

Our limited resources to act upon the anticipated factors described above and/or our inability to anticipate these factors or their relative importance, and adverse movements in the factors themselves, could result in declining or even negative gross profit margins over certain periods of time. Our ability to anticipate these factors or favorable movements in these factors may enable us to generate above-average gross profit margins. However, given the difficulty associated with successfully forecasting any of these factors, we are unable to estimate our future gross profit margins.

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Results of Operations

Accounting for the Results of New PE Holdco

Our consolidated financial statements include the financial statements of New PE Holdco, which in turn include the financial statements of the Plant Owners, for all periods except for the three months ended September 30, 2010. On June 29, 2010, the Plant Owners emerged from bankruptcy, and the ownership of the Plant Owners was transferred to New PE Holdco. Accordingly, for the three months ended September 30, 2010, we did not consolidate New PE Holdco’s or the Plant Owners’ financial results as we had no ownership interest in the Plant Owners or New PE Holdco during the period and we did not have the obligation to absorb losses or a right to receive benefits from New PE Holdco that could potentially be significant to New PE Holdco. Also, under the Plan, we removed the Plant Owners’ assets of $175.0 million and liabilities of $294.4 million from our balance sheet, resulting in a net gain of $119.4 million for 2010. On October 6, 2010, we purchased a 20% ownership interest in New PE Holdco, which gave us the single largest equity position in New PE Holdco. Based on our ownership interest as well as our asset management and marketing agreements with New PE Holdco, we determined that, beginning on October 6, 2010, we were the primary beneficiary of New PE Holdco, and as such, we resumed consolidating New PE Holdco’s financial results with our financial results beginning in the fourth quarter of 2010. Since then, we have further increased our ownership interest in New PE Holdco to 34%.

Selected Financial Information

The following selected financial information should be read in conjunction with our consolidated financial statements and notes to our consolidated financial statements included elsewhere in this prospectus, and the other sections of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in this prospectus.

Certain performance metrics that we believe are important indicators of our results of operations include:

	Years Ended December 31,		Percentage
	2011	2010	Variance

Production gallons sold (in millions)	150.8	69.4	117.3%

Third party gallons sold (in millions)	273.3	202.2	35.2%

Total gallons sold (in millions)	424.1	271.6	56.1%

Average sales price per gallon	$2.79	$1.96	42.3%
Corn cost per bushel—CBOT equivalent(1)	$6.76	$4.33	56.1%
Co-product revenues as % of delivered cost of corn(2)	23.6%	21.3%	10.8%
Average CBOT ethanol price per gallon(3)	$2.58	$1.82	41.8%
Average CBOT corn price per bushel(3)	$6.80	$4.30	58.1%

(1)	We exclude transportation—or “basis”—costs in our corn costs to calculate a CBOT equivalent in order to more appropriately compare our corn costs to average CBOT corn prices.
(2)	Co-product revenues as percentage of delivered cost of corn shows our yield based on sales of WDG generated from ethanol we produced.
(3)	Prices for 2010 exclude the three months ended September 30, 2010, as the activities of the Pacific Ethanol Plants were not consolidated in our financial results.

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Year Ended December 31, 2011 Compared to the Year Ended December 31, 2010

	Years Ended		Dollar Variance	Percentage Variance	Results as a Percentage of Net Sales for the Years Ended
	December 31,		Favorable	Favorable	December 31,
	2011	2010	(Unfavorable)	(Unfavorable)	2011	2010
	(dollars in thousands)
Net sales	$901,188	$328,332	$572,856	174.5%	100.0%	100.0%
Cost of goods sold	881,789	329,143	(552,646)	(167.9)%	97.8%	100.2%
Gross profit (loss)	19,399	(811)	20,210	*	2.2%	(0.2)%
Selling, general and administrative expenses	15,427	12,956	(2,471)	(19.1)%	(1.7)%	(3.9)%
Income (loss) from operations	3,972	(13,767)	17,739	128.9%	0.5%	(4.1)%
Fair value adjustments on convertible notes and warrants	7,559	(11,736)	19,295	164.4%	0.8%	(3.6)%
Loss on investment in Front Range	–	(12,146)	12,146	100.0%	—	(3.7)%
Loss on extinguishments of debt	–	(2,159)	2,159	100.0%	—	(0.7)%
Interest expense	(14,813)	(6,804)	(8,009)	(117.7)%	(1.6)%	(2.1)%
Other income (expense), net	(741)	840	(1,581)	(188.2)%	(0.1)%	0.3%
Loss before reorganization costs, gain from bankruptcy exit, provision for income taxes and noncontrolling interest in variable interest entities	(4,023)	(45,772)	41,749	91.2%	(0.4)%	(13.9)%
Reorganization costs	–	(4,153)	4,153	100.0%	—	(1.3)%
Gain from bankruptcy exit	–	119,408	(119,408)	(100.0)%	—	36.4%
Provision for income taxes	–	–	–	—	—	—
Consolidated net income (loss)	(4,023)	69,483	(73,506)	(105.8)%	(0.4)%	21.2%
Net loss attributed to noncontrolling interest in variable interest entities	7,097	4,409	2,688	61.0%	0.7%	1.3%
Net income attributed to Pacific Ethanol, Inc.	$3,074	$73,892	$(70,818)	(95.8)%	0.3%	22.5%
Preferred stock dividends	(1,265)	(2,847)	1,582	55.6%	(0.1)%	(0.9)%
Income available to common stockholders	$1,809	$71,045	$(69,236)	(97.5)%	0.2%	21.6%

_____________

* Not meaningful.

Net Sales

The increase in our net sales for 2011 as compared to 2010 was primarily due to an increase in total gallons sold and an increase in our average sales price per gallon.

Total volume of production gallons sold increased 117%, or 81.4 million gallons, to 150.8 million gallons for 2011 as compared to 69.4 million gallons for 2010. The increase in production gallons sold is primarily due to our consolidation of the financial results of three Pacific Ethanol Plants during all of 2011, whereas in 2010, we deconsolidated their results for the three months ended September 30, 2010. Third-party gallons sold also increased by 35%, or 71.1 million gallons, to 273.3 million gallons for 2011 as compared to 202.2 million gallons for 2010. The increase in third-party gallons sold is primarily due to increased sales under our third-party ethanol marketing arrangements. Of the total amount of third-party gallons sold for the three months ended September 30, 2010, 24.1 million gallons were attributable to the Pacific Ethanol Plants, which partially offset the increase in net sales by $55.6 million for 2010.

Our average sales price per gallon increased 42% to $2.79 for 2011 from $1.96 for 2010. This increase in average sales price per gallon is consistent with the average CBOT price per gallon, which also increased 42% to $2.58 for 2011 from $1.82 for 2010.

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Cost of Goods Sold and Gross Profit (Loss)

Our gross profit (loss) improved to $19.4 million for 2011 from a gross loss of $0.8 million for 2010 primarily due to higher sales and improved commodity margins, predominately related to the spread between ethanol prices and corn and energy costs. Our gross margin increased to 2.2% for 2011 as compared to negative 0.2% for 2010. Although corn, the single largest component of the production cost of our ethanol, increased by 58% to $6.80 per bushel, the contribution of a third Pacific Ethanol Plant in operation helped improve our gross profit.

In addition, we were able to offset approximately $1.5 million and $0.5 million for 2011 and 2010, respectively, of our production costs due to elevated corn prices with proceeds from the CEPIP through the Pacific Ethanol Plants located in California, which were recorded as reductions to cost of goods sold. For any month in which a payment is made by the CEPIP, we may be required to reimburse the funds within the subsequent five years from each payment date, if corn crush spreads, measured as the difference between specified ethanol and corn index prices, exceed $1.00 per gallon. To date, we have not been required to reimburse any amounts, and based on historical corn crush spreads, we do not believe we will be required to make any reimbursements in the foreseeable future.

Selling, General and Administrative Expenses

Our SG&A increased by $2.4 million to $15.4 million for 2011 as compared to $13.0 million for 2010. SG&A, however, decreased as a percentage of net sales due to higher sales volumes. The dollar increase in SG&A is primarily due to the following factors:

•	an increase in salaries and benefits of $0.5 million due to increased headcount to support our increased sales volume;

•	an increase in taxes and permits of $0.4 million due to the restart of the Stockton facility and other matters related to the Pacific Ethanol Plants;

•	an increase in amortization of intangibles of $0.4 million due to amortization of the Pacific Ethanol tradename by New PE Holdco;

•	an increase in rent expense of $0.3 million due to a full year of consolidating the results of New PE Holdco and the Pacific Ethanol Plants; and

•	an increase in professional fees of $0.3 million due to administrative costs incurred by New PE Holdco.

These increases were partially offset by a decrease in noncash compensation expense of $0.2 million primarily due to a decline in the fair value of awards occurring during the year.

Fair Value Adjustments on Convertible Notes and Warrants

We issued senior convertible notes and warrants in 2010 for $35.0 million in cash. The senior convertible notes and warrants were recorded at fair value. We recorded a charge of $11.7 million related to the original issuance and subsequent fair value adjustments of these instruments for 2010. In 2011, we recorded gains of $7.6 million related to our quarterly fair value adjustments on these instruments.

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Loss on Investment in Front Range

In September 2010, we entered into an agreement to sell our entire interest in Front Range for $18.5 million in cash. The carrying value of our interest in Front Range prior to the sale was $30.6 million. As a result, we reduced our investment in Front Range to fair value, resulting in a charge of $12.1 million. We closed the sale of our interest in Front Range in October 2010.

Loss on Extinguishments of Debt

We were party to agreements designed to satisfy our then outstanding debt to Lyles United LLC and Lyles Mechanical Co., or collectively, Lyles. Under these agreements, we issued shares to a third party which acquired outstanding debt owed to Lyles in successive tranches. During 2010, under the terms of these agreements, we issued an aggregate of 3.4 million shares of common stock, resulting in an aggregate loss of $2.2 million.

Interest Expense

Interest expense increased by $8.0 million to $14.8 million for 2011 from $6.8 million for 2010. The increase is primarily due to increased average debt balances, which includes our convertible notes and the term and line of credit facilities for New PE Holdco. In addition, the increase is related to early voluntary conversions by the holders of our convertible notes. Upon conversion, under the terms of the convertible notes, “make-whole” interest was paid on the principal amounts converted in an amount that would have accrued had the principal amounts remained outstanding through maturity.

Other Income (Expense), Net

Other income (expense) decreased by $1.5 million to an expense of $0.7 million for 2011 from income of $0.8 million for 2010. The decrease in other income (expense) is primarily due to a gain of $1.6 million associated with our acquisition of a 20% ownership interest in New PE Holdco, as we paid for our ownership interest at a discount to the fair value of the net assets of New PE Holdco.

Reorganization Costs and Gain from Bankruptcy Exit

Under the Financial Accounting Standards Board’s Accounting Standards Codification 852, Reorganizations, revenues, expenses, realized gains and losses, and provisions for losses that can be directly associated with the reorganization and restructuring of our business must be reported separately as reorganization items in the statements of operations. Professional fees directly related to the reorganization include fees associated with advisors to the Plant Owners, unsecured creditors, secured creditors and administrative costs in complying with reporting rules under the Bankruptcy Code.

The Plant Owners’ reorganization costs consisted of the following (in thousands):

	December 31,
	2011	2010

Professional fees	$–	$4,026
Trustee fees	–	127
Total	$–	$4,153

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As of the Effective Date, we no longer owned the Plant Owners. As a result, we removed the net liabilities from our consolidated financial statements, resulting in a net gain from bankruptcy exit of $119.4 million.

Net Loss Attributed to Noncontrolling Interest in Variable Interest Entities

Net loss attributed to noncontrolling interest in variable interest entities relates to the consolidated treatment of New PE Holdco for the three months ended December 31, 2010 and for all of 2011, and represents the noncontrolling interest of others in New PE Holdco’s earnings. We consolidated New PE Holdco’s financial results for the applicable periods. However, because we owned less than 100%, we reduced our net income (loss) for the noncontrolling interest, which represents the remaining ownership interest that we do not own.

Preferred Stock Dividends

Shares of our Series B Preferred Stock are entitled to quarterly cumulative dividends payable in arrears in an amount equal to 7% per annum of the purchase price per share of the Series B Preferred Stock. We accrued dividends of $1.3 million and $2.8 million for 2011 and 2010, respectively, resulting in total accrued and unpaid dividends of $7.3 million in respect of our Series B Preferred Stock.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of net sales and expenses for each period. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Revenue Recognition

We recognize revenue when it is realized or realizable and earned. We consider revenue realized or realizable and earned when there is persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed or determinable, and collection is reasonably assured. We derive revenue primarily from sales of ethanol and related co-products. We recognize revenue when title transfers to our customers, which is generally upon the delivery of these products to a customer’s designated location. These deliveries are made in accordance with sales commitments and related sales orders entered into with customers either verbally or in written form. The sales commitments and related sales orders provide quantities, pricing and conditions of sales. In this regard, we engage in three basic types of revenue generating transactions:

•	As a producer. Sales as a producer consist of sales of our inventory produced at the Pacific Ethanol Plants.

•	As a merchant. Sales as a merchant consist of sales to customers through purchases from third-party suppliers in which we may or may not obtain physical control of the ethanol or co-products in which shipments are directed from our suppliers to our terminals or direct to our customers but for which we accept the risk of loss in the transactions.

•	As an agent. Sales as an agent consist of sales to customers through purchases from third-party suppliers in which the risks and rewards of inventory ownership remain with third-party suppliers and we receive a predetermined service fee under these transactions.

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Revenue from sales of third-party ethanol and its co-products is recorded net of costs when we are acting as an agent between a customer and a supplier and gross when we are a principal to the transaction. Several factors are considered to determine whether we are acting as an agent or principal, most notably whether we are the primary obligor to the customer, whether we have inventory risk and related risk of loss or whether we add meaningful value to the supplier’s product or service. Consideration is also given to whether we have latitude in establishing the sales price or have credit risk, or both. When we act as an agent, we record revenues on a net basis, or our predetermined fees and any associated freight, based upon the amount of net revenues retained in excess of amounts paid to suppliers.

We record revenues based upon the gross amounts billed to our customers in transactions where we act as a producer or a merchant and obtain title to ethanol and its co-products and therefore own the product and any related unmitigated inventory risk for the ethanol, regardless of whether we actually obtain physical control of the product.

Consolidation of Variable Interest Entities

Effective January 1, 2010, we adopted amended guidance surrounding a company’s analysis to determine whether any of its variable interests constitute controlling financial interests in a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the enterprise that has both of the following characteristics: (i) the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance, and (ii) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. Additionally, an enterprise is required to assess whether it has an implicit financial responsibility to ensure that a variable interest entity operates as designed when determining whether it has the power to direct the activities of the variable interest entity that most significantly impact the entity’s economic performance. The amended guidance also requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity.

Since January 1, 2010, we have identified Front Range and New PE Holdco as variable interest entities.

Prior to January 1, 2010, under the original guidance, we determined that we must consolidate Front Range, which owns a plant located in Windsor, Colorado, with an annual production capacity of up to 50 million gallons. Under the amended guidance, we determined effective January 1, 2010, that we were no longer the primary beneficiary of Front Range and, as a result, no longer consolidated Front Range’s results and recorded our investment in Front Range under the equity method of accounting. On October 6, 2010, we sold our entire 42% ownership interest in Front Range.

On the Effective Date, we determined that New PE Holdco was a variable interest entity, however, we did not believe we were its primary beneficiary. On October 6, 2010, upon our initial purchase of a 20% interest in New PE Holdco, we determined that we were New PE Holdco’s primary beneficiary and began consolidating the results of New PE Holdco. As long as we believe we are deemed the primary beneficiary of New PE Holdco, we will treat New PE Holdco as a consolidated subsidiary for financial reporting purposes.

These determinations will be reassessed for appropriateness at each future reporting period.

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Warrants Carried at Fair Value

We have recorded our 2010 and 2011 warrants at fair value. We believe the valuation of the 2010 and 2011 warrants is a critical accounting estimate because valuation estimates obtained from third parties involve inputs other than quoted prices to value the conversion feature. Changes in such estimates, and in particular certain of the inputs to the valuation, can be volatile from period to period and may markedly impact the total mark-to-market on the 2010 and 2011 warrants recorded as fair value adjustments in our consolidated statements of operations.

We recorded fair value adjustments on convertible notes and warrants as a gain of $7.6 million and a charge of $11.7 million for the years ended December 31, 2011 and 2010, respectively.

Impairment of Long-Lived and Intangible Assets

Our long-lived assets have been primarily associated with the Pacific Ethanol Plants, reflecting the original cost of construction, adjusted for any subsequent impairment.

We assess the impairment of long-lived assets, including property and equipment and purchased intangibles subject to amortization, when events or changes in circumstances indicate that the fair value of each asset could be less than the net book value of the asset. We assess long-lived assets for impairment by first determining the forecasted, undiscounted cash flows each asset is expected to generate plus the net proceeds expected from the sale of the asset. If the amount of proceeds is less than the carrying value of the asset, we then determine the fair value of the asset. An impairment loss would be recognized when the fair value is less than the related net book value, and an impairment expense would be recorded in the amount of the difference. Forecasts of future cash flows are judgments based on our experience and knowledge of our operations and the industries in which we operate. These forecasts could be significantly affected by future changes in market conditions, the economic environment, including inflation, and the purchasing decisions of our customers.

We review our intangible assets with indefinite lives at least annually or more frequently if impairment indicators arise. In our review, we determine the fair value of these assets using market multiples and discounted cash flow modeling and compare it to the net book value of the acquired assets.

We did not recognize any asset impairment charges associated with the Pacific Ethanol Plants in 2011 or 2010.

Allowance for Doubtful Accounts

We sell ethanol primarily to gasoline refining and distribution companies and sell WDG to dairy operators and animal feed distributors. We had significant concentrations of credit risk from sales of our ethanol as of December 31, 2011 and 2010, as described in Note 1 to our consolidated financial statements included elsewhere in this prospectus. However, those ethanol customers historically have had good credit ratings and historically we have collected amounts that were billed to those customers. Receivables from customers are generally unsecured. We continuously monitor our customer account balances and actively pursue collections on past due balances.

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We maintain an allowance for doubtful accounts for balances that appear to have specific collection issues. Our collection process is based on the age of the invoice and requires attempted contacts with the customer at specified intervals. If after a specified number of days, we have been unsuccessful in our collection efforts, we consider recording a bad debt allowance for the balance in question. We would eventually write-off accounts included in our allowance when we have determined that collection is not likely. The factors considered in reaching this determination are the apparent financial condition of the customer, and our success in contacting and negotiating with the customer.

We recognized a recovery of bad debt expense of $0.2 million for each of the years ended December 31, 2011 and 2010.

Impact of New Accounting Pronouncements

On May 12, 2011, the Financial Accounting Standards Board issued Accounting Standards Update, or ASU, No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS. ASU No. 2011-04 was issued concurrently with International Financial Reporting Standards, or IFRS, 13 Fair Value Measurements, to provide largely identical guidance about fair value measurement and disclosure requirements. The new standards do not extend the use of fair value but, rather, provide guidance about how fair value should be applied where it already is required or permitted under IFRS or United States generally acceptable accounting principles. This standard is effective prospectively for interim and annual periods beginning after December 15, 2011. We do not expect the adoption of this standard to have a material effect on our consolidated financial position, results of operations or cash flows.

Liquidity and Capital Resources

During the nine months ended September 30, 2012, we funded our operations primarily from cash provided by operations, equity financings and borrowings under our credit facilities. As of September 30, 2012, we had working capital of $6.8 million and cash and cash equivalents of $18.7 million. As of December 31, 2011, we had working capital of $50.5 million and cash and cash equivalents of $8.9 million. Our current available capital resources consist of cash on hand, amounts available for borrowing under Kinergy’s credit facility and amounts available for borrowing under the Plant Owners’ credit facility for the operations of the Pacific Ethanol Plants.

In July 2012, we raised $12.0 million in gross proceeds from the sale of common stock and warrants. Shortly thereafter, we purchased an additional 33% ownership interest in New PE Holdco for $20.0 million, paying $10.0 million in cash and issuing $10.0 million in senior unsecured promissory notes, or July Notes, due April 13, 2013. In September 2012, we raised $11.0 million in gross proceeds from the sale of common stock and warrants and used the proceeds to repay in full the July Notes in October 2012. In July 2012, the Plant Owners extended to June 30, 2016 the maturity date in respect of $46.8 million of the total $86.3 million of the Plant Owners’ term and revolving debt and increased its revolving debt by $5.0 million. In October 2012, the Plant Owners secured a new revolving credit facility of up to $10.0 million.

In January 2013, we raised $22.2 million in gross proceeds from the sale of Notes and Warrants. Using $21.5 million of the gross proceeds from this transaction, we purchased $21.5 million of the Plant Owners’ term debt on January 11, 2013. On January 11, 2013, we also purchased an additional 13% ownership interest in New PE Holdco, using $653,895 of the gross proceeds of this transaction and $654,135 in cash. Effective as of January 11, 2013, and the Plant Owners’ credit facilities were amended to extend the maturity date applicable to $21.5 million of Term A-2 debt from June 25, 2013 to June 30, 2016. Also, effective as of January 11, 2013, the Plant Owners’ new $10.0 million revolving credit facility was amended to extend the maturity date of the new facility from June 25, 2013 to June 25, 2016.

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We have had communications with holders of the $6.7 million in debt due June 25, 2013 to restructure the existing loans. We also continue to explore our capital raising alternatives. We believe that we will be able to successfully restructure the loans or raise additional capital, or both, prior to the June 25, 2013 maturity date. However, we can provide no assurances that we will be able to do so, or what the terms of any restructuring or capital raising transaction might be. If we are unable to timely restructure the $6.7 million in debt due June 25, 2013 or raise sufficient capital to repay the debt, we will be in default on that debt and in cross-default on the $88.1 million in debt extended to June 30, 2016, all of which, totaling $94.8 million plus up to an additional $10.0 million under the new credit facility, may be accelerated and become immediately due and payable on June 25, 2013. As a result, we and our direct and indirect subsidiaries, including Kinergy and the Plant Owners, will likely experience material adverse effects. See “Risk Factors.”

On June 6, 2012, we received a letter from NASDAQ indicating that the bid price of our common stock for the last 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing. We were provided an initial period of 180 calendar days, or until December 3, 2012, in which to regain compliance. On December 5, 2012, we received a letter from NASDAQ granting us a 180-day extension period, or until June 3, 2013, in which to regain compliance by meeting the minimum closing bid price of $1.00 per share for ten consecutive business days. If we do not regain compliance by June 3, 2013, the NASDAQ staff will provide written notice that our common stock is subject to delisting. Given the increased market volatility arising in part from economic turmoil resulting from the ongoing credit crisis, the challenging environment in the biofuels industry and our lack of liquidity, we may be unable to regain compliance with the closing bid price requirement by June 3, 2013. A delisting of our common stock is likely to reduce the liquidity of our common stock and may inhibit or preclude our ability to raise additional financing and may also materially and adversely impact our credit terms with our vendors. See “Risk Factors.”

Our ability to maintain adequate liquidity depends, in part, upon factors within the ethanol industry beyond our control. These factors, which include, but are not limited to, the prices of corn, ethanol, natural gas and WDG, as well as regulatory changes and economic and financial conditions in our industry and the global economy, may affect our ability to generate cash flows from operations and to satisfy our obligations as they become due.

Despite our liquidity risks, we believe that current and future available capital resources, revenues generated from operations, and other existing sources of liquidity, including our credit facilities, will be adequate to meet our anticipated capital requirements for the next twelve months. If, however, our capital requirements or cash flows vary materially from our current projections, or if other unforeseen circumstances occur, such as a lack of significant improvement or deterioration of corn crush margins, we may require additional financing during that period. Our failure to raise capital, if needed, could restrict our growth, hinder our ability to compete and adversely impact our operations.

September 30, 2012 as Compared to December 31, 2011

Quantitative Quarter-End Liquidity Status

We believe that the following amounts provide insight into our liquidity and capital resources. The following selected financial information should be read in conjunction with our consolidated financial statements and notes to consolidated financial statements included elsewhere in this prospectus, and the other sections of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in this prospectus (dollars in thousands):

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	September 30, 2012	December 31, 2011	Variance
Cash and cash equivalents	$18,671	$8,914	109.5%
Current assets	$68,965	$66,748	3.3%
Total assets of variable interest entity	$163,218	$173,606	(6.0)%
Current liabilities	$62,149	$16,297	NM
Property and equipment, net	$153,109	$159,617	(4.1)%
Notes payable, current portion	$50,105	$750	NM
Notes payable, noncurrent portion	$68,990	$93,689	(26.4)%
Total liabilities of variable interest entity	$97,444	$76,478	27.4%
Working capital	$6,816	$50,451	(86.5)%
Working capital ratio	1.11	4.10	(72.9)%

Change in Working Capital and Cash Flows

Working capital decreased to $6.8 million at September 30, 2012 from $50.5 million at December 31, 2011 as a result of an increase in current liabilities of $45.9 million, partially offset by an increase in current assets of $2.2 million. Current liabilities increased primarily due to an increase in the current portion of our long-term debt due to the reclassification of $39.4 million of the outstanding balance, as its maturity date is June 2013. In addition, we recorded $10.0 million in short-term notes payable related to our acquisition of an additional 33% ownership interest in New PE Holdco. On October 1, 2012, we repaid in full the $10.0 million in short-term notes with the proceeds from our public offering of common stock and warrants in September 2012.

Current assets increased primarily due to higher cash and cash equivalents of $18.7 million, which includes approximately $10.0 million in net proceeds from our public offering of common stock and warrants in September 2012.

Cash used in operating activities of $11.4 million resulted primarily from a consolidated net loss of $33.7 million and fair value adjustments of $0.4 million, partially offset by depreciation and amortization of $9.2 million, an increase in accounts payable and accrued expenses of $5.5 million, a decrease in prepaid inventory of $3.1 million, prepaid expenses and other assets of $1.5 million, inventories of $1.5 million, accounts receivable of $0.6 million and noncash compensation of $0.7 million.

Cash used in investing activities of $12.1 million resulted from our purchase of an additional 33% ownership interest in New PE Holdco for $20.0 million, $10.0 million of which was paid in cash, and additions to property and equipment of $2.1 million.

Cash provided by financing activities of $33.3 million resulted from the net proceeds of our two public offerings of common stock and warrants in the aggregate amount of $21.0 million, borrowings of $13.2 million and cash payments of dividends in respect of our Series B Preferred Stock of $0.9 million.

December 31, 2011 as Compared to December 31, 2010

Quantitative Year-End Liquidity Status

We believe that the following amounts provide insight into our liquidity and capital resources. The following selected financial information should be read in conjunction with our consolidated financial statements and notes to consolidated financial statements included elsewhere in this prospectus, and the other sections of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in this prospectus (dollars in thousands):

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	As of and for the Year Ended December 31,
	2011	2010	Variance
Cash and cash equivalents	$8,914	$8,736	2.0%
Current assets	$66,748	$57,324	16.4%
Total assets of variable interest entity	$173,606	$183,652	(5.5)%
Current liabilities	$8,982	$47,831	(81.2)%
Property and equipment, net	$159,617	$168,976	(5.5)%
Notes payable, current portion	$750	$38,108	(98.0)%
Notes payable, noncurrent portion	$93,689	$84,981	10.2%
Total liabilities of variable interest entity	$76,478	$74,939	2.1%
Working capital	$57,766	$9,493	508.5%
Working capital ratio	7.43	1.20	519.2%

Change in Working Capital and Cash Flows

Working capital increased from $9.5 million at December 31, 2010 to $57.8 million at December 31, 2011 as a result of a significant decrease in current liabilities of $38.8 million and an increase in current assets of $9.4 million.

Current liabilities decreased primarily due to the retirement of our convertible notes in the principal amount of $35.0 million. Current assets increased primarily due to an increase in accounts receivable and prepaid inventory, due to the timing of sales at the end of 2011 as compared to 2010.

Cash used in our operating activities of $4.0 million resulted primarily from our consolidated net loss of $4.0 million, a $7.6 million gain from fair value adjustments, a $6.5 million increase in prepaid inventory, a $2.4 million decrease in accounts payable and accrued expenses and a $2.1 million increase in accounts receivable, partially offset by $12.6 million in depreciation and amortization expense, $3.1 million in interest paid in stock, $2.3 million in non-cash compensation and a $1.1 million decrease in inventories.

Cash used in our investing activities of $11.5 million resulted primarily from the $9.1 million purchase of additional ownership interests in New PE Holdco and $2.4 million in additions to property and equipment.

Cash provided by our financing activities of $15.6 million resulted primarily from $10.0 million in net proceeds from our operating lines of credit, $7.4 million in net proceeds from the issuance and sale of our common stock and warrants, partially offset by $1.2 million in principal payments in cash on our convertible notes and $0.5 million in principal payments on related party borrowings.

Kinergy Operating Line of Credit

In May 2012, we extended Kinergy’s operating line of credit. The renewal of Kinergy’s credit facility is for an aggregate amount of up to $30.0 million, with an optional accordion feature for up to an additional $10.0 million. The prior credit facility included an accordion feature of $5.0 million. The credit facility expires on December 31, 2015. Interest accrues under the credit facility at a rate equal to (i) the three-month London Interbank Offered Rate, or LIBOR, plus (ii) a specified applicable margin ranging between 2.50% and 3.50%. The credit facility’s monthly unused line fee is 0.50% of the amount by which the maximum credit under the facility exceeds the average daily principal balance. Kinergy is also required to pay customary fees and expenses associated with the credit facility and issuances of letters of credit. In addition, Kinergy is responsible for a $3,000 monthly servicing fee. Payments that may be made by Kinergy to Pacific Ethanol as reimbursement for management and other services provided by Pacific Ethanol to Kinergy are limited to $800,000 per fiscal quarter in 2012, $900,000 per fiscal quarter in 2013, $1,000,000 per fiscal quarter in 2014 and $1,100,000 per fiscal quarter in 2015.

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In addition, the amended facility includes the accounts receivable of PAP as additional collateral. Payments that may be made by PAP to Pacific Ethanol as reimbursement for management and other services provided by Pacific Ethanol to PAP are limited to the extent that quarterly payments would result in PAP recording less than $100,000 of net income in the quarter.

For the fiscal quarter ending June 30, 2012 and each fiscal quarter thereafter, Kinergy and PAP are collectively required to generate aggregate earnings before interest, taxes, depreciation and amortization, or EBITDA, of $450,000 for the quarter and aggregate EBITDA of $1,100,000 for each two consecutive quarters. These amounts are required through December 31, 2013. In 2014, the required EBITDA amounts increase to $500,000 per quarter and $1,300,000 for each two consecutive quarters. Further, for all monthly periods, Kinergy and PAP must collectively maintain a fixed charge coverage ratio (calculated as a twelve-month rolling EBITDA divided by the sum of interest expense, capital expenditures, principal payments of indebtedness, indebtedness from capital leases and taxes paid during such twelve-month rolling period) of at least 2.0 and are prohibited from incurring any additional indebtedness (other than specific intercompany indebtedness) or making any capital expenditures in excess of $100,000 absent the lender’s prior consent. Kinergy and PAP’s obligations under the credit facility are secured by a first-priority security interest in all of their assets in favor of the lender.

The following table summarizes Kinergy’s financial covenants and actual results for the periods presented (dollars in thousands):

	Periods Ended September 30,		Years Ended December 31,
	2012	2011	2011	2010

EBITDA Requirement – Three Months	$450	$350	N/A	$250
Actual	$2,117	$1,590	N/A	$555
Excess	$1,667	$1,240	N/A	$305

EBITDA Requirement – Six Months	$1,100	$900	$800	$900
Actual	$3,047	$3,220	$858	$2,387
Excess	$1,947	$2,320	$58	$1,487

Fixed Coverage Ratio Requirement	2.00	2.00	2.00	1.10
Actual	3.63	6.39	4.26	7.13
Excess	1.63	4.39	2.26	6.03

Pacific Ethanol has guaranteed all of Kinergy’s obligations under the credit facility. As of September 30, 2012, Kinergy had amounts available for borrowing under the credit facility of $4.2 million and an outstanding balance of $17.2 million.

Plant Owners’ Credit Facilities

Amended and Restated Credit Facility

On October 29, 2012, the Plant Owners amended and restated their existing credit facilities with their lenders to provide for a revolving credit facility of up to $40.0 million, a term loan of $25.0 million, or Tranche A-1 Loan, and a term loan of $26.3 million, or Tranche A-2 Loan. On January 11, 2013, we purchased $21.5 million of the Tranche A-2 Loan from the existing lenders under the credit facilities and, at the same time, the credit facilities were amended to extend the maturity date applicable to $21.5 million of the Tranche A-2 Loan from June 25, 2013 to June 30, 2016. Under these credit facilities, $6.7 million of the combined revolving loans and term loans has a maturity date of June 25, 2013 and $88.1 million of the combined revolving loans and term loans has a maturity date of June 30, 2016.

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The Plant Owners may elect to receive Eurodollar loans and/or base rate loans. The per annum interest rate on Eurodollar loans is equal to (a) the rate obtained by dividing (i) the one-month LIBOR for the relevant interest period (but in no event less than 4%) by (ii) a percentage equal to (1) 100% minus (2) the Eurodollar Reserve Percentage (as determined by the Board of Governors of the Federal Reserve System) for the relevant period, plus (b) the applicable margin of 10%. The per annum interest rate on base rate loans is equal to (A) the higher of (x) the Federal Funds Effective Rate (equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System) plus 0.50%, (y) the rate of interest as publicly announced by Wells Fargo Bank as its “prime rate” or (z) the one-month LIBOR plus 1.0%, plus the applicable margin of 10%.

Interest under the loans is payable monthly in cash, but as long as no default or event of default has occurred or is continuing, interest payments due to certain lenders for any period prior to June 25, 2013, may, at the option of the Plant Owners, be deferred and added to the principal balance of the Tranche A-1 Loan due June 30, 2016. The Plant Owners are also required to pay an unused line fee of 2.0% per annum and other customary fees and expenses associated with the credit facility.

The Plant Owners’ obligations are secured by a security interest in their assets and equity interests in favor of the lenders.

The amended and restated credit facility contains numerous customary representations, warranties, affirmative and negative covenants and other customary terms and conditions, including events of default (including upon the occurrence of an event of default with respect to any indebtedness owed by Pacific Ethanol) and remedies in favor of the lenders. The facility also contains restrictions on the creation or incurrence of additional indebtedness (other than pursuant to the new credit facility described below) and on distributions of funds from the Plant Owners to any affiliates of the Plant Owners, including Pacific Ethanol.

The amended and restated credit facility also contains financial covenants concerning certain of the Plant Owners’ budgeted expenses. Specifically, the Plant Owners shall not permit amounts disbursed pursuant to the categories in the budget related to the asset management agreement among the Plant Owners and Pacific Ethanol and operating disbursements to exceed their respective budgeted amounts by more than 10%.

The Plant Owners have the right at any time, and from time to time, but subject to limitations imposed by an intercreditor agreement (described below), to prepay in whole or in part the revolving loans and Tranche A-1 Loans (and the Tranche A-2 Loans following the payment in full of the revolving loans and Tranche A-1 Loans). However, in the event of any prepayment of the Tranche A-1 Loans that have a maturity date of June 30, 2016, the Plant Owners must pay a premium equal to the present value of all interest payments which would have accrued from the date of such payment through June 30, 2016, calculated using a discount rate, applied quarterly, equal to the Treasury Rate as of such prepayment date plus 50 basis points. The amended and restated credit facility also provides for mandatory prepayments in connection with certain customary events, including any sale of material assets; however, certain mandatory prepayments are not subject to the prepayment premium.

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New Credit Facility

On October 29, 2012, the Plant Owners also secured a new revolving credit facility of up to $10.0 million with the ability to request incremental increases of up to a maximum aggregate amount of $5.0 million. On January 11, 2013, the new credit facility was amended to extend its maturity date from June 25, 2013 to June 25, 2015.

The Plant Owners may elect to receive Eurodollar loans and/or base rate loans under the new credit facility. The per annum interest rate on the loans is the same as under the amended and restated credit facility described above; however, the applicable margin under the new credit facility is 5.5% per annum instead of 10%; provided that for any loans for which interest is paid as capitalized interest, the applicable margin is 8.0% per annum for the period for which interest is so paid.

The timing of interest payments, the Plant Owners’ ability to capitalize interest, the unused line fees and other customary fees and expenses associated with the new credit facility are the same as for the amended and restated credit facility described above. The Plant Owners’ obligations under the new credit facility are secured by a security interest in their assets and equity interests in favor of the lenders. The new credit facility contains representations and warranties, events of default and financial covenants identical to those contained in the amended and restated credit facility. The Plant Owners have the right at any time, and from time to time, but subject to limitations imposed by an intercreditor agreement, to prepay the revolving loans under the new credit facility. The credit facility requires mandatory prepayments in connection with certain customary events, including any sale of material assets.

Intercreditor Agreement

In connection with entering into the amended and restated credit facility and the new credit facility, the Plant Owners entered into an Intercreditor Agreement with Wells Fargo Bank, as collateral agent. The Intercreditor Agreement generally provides, among other things, that the amounts owed by the Plant Owners under the new credit facility shall be senior in right and payment to the payment of amounts owed by the Plant Owners under the amended and restated credit facility.

Note Payable to Related Party

On March 31, 2009, our Chief Executive Officer provided funds in an aggregate amount of $1.0 million for general working capital purposes, in exchange for an unsecured promissory note issued by us. Interest on the unpaid principal amount accrues at a rate of 8.00% per annum. As of December 31, 2012, the remaining principal amount of $750,000 was due and payable on the extended maturity date of March 31, 2013. On February 7, 2013, the maturity date was further extended to March 31, 2014.

Effects of Inflation

The impact of inflation was not significant to our financial condition or results of operations for the three and nine months ended September 30, 2012 and 2011 and the years ended December 31, 2010 and 2011.

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BUSINESS

Business Overview

Background

We are the leading marketer and producer of low-carbon renewable fuels in the Western United States.

We market all the ethanol produced by the Pacific Ethanol Plants, all the ethanol produced by three other ethanol producers in the Western United States and ethanol purchased from other third-party suppliers throughout the United States . We also market ethanol co-products, including WDG, for the Pacific Ethanol Plants.

We have extensive customer relationships throughout the Western United States. Our ethanol customers are integrated oil companies and gasoline marketers who blend ethanol into gasoline. We arrange for transportation, storage and delivery of ethanol purchased by our customers through our agreements with third-party service providers in the Western United States, primarily in California, Arizona, Nevada, Utah, Oregon, Colorado, Idaho and Washington. Our WDG customers are dairies and feedlots located near the Pacific Ethanol Plants.

We have extensive supplier relationships throughout the Western and Midwestern United States. In some cases, we have marketing agreements with suppliers to market all of the output of their facilities.

We hold an 80% ownership interest in New PE Holdco LLC, or New PE Holdco, the owner of each of the plant holding companies, or the Plant Owners, that collectively own the Pacific Ethanol Plants. We operate and maintain the Pacific Ethanol Plants under the terms of an asset management agreement with New PE Holdco and the Plant Owners, including supplying all goods and materials necessary to operate and maintain each Pacific Ethanol Plant. In operating the Pacific Ethanol Plants, we direct the production process to obtain optimal production yields, lower costs by leveraging our infrastructure, enter into risk management agreements such as insurance policies and manage commodity risk practices. We are also in complete charge of, and have care and custody over, each Pacific Ethanol Plant that is not operational, and provide recommendations as to when a Pacific Ethanol Plant should become operational. We perform all activities necessary to support a cost effective return of any idled Pacific Ethanol Plant to operational status once New PE Holdco approves our recommendation to re-start an idled Pacific Ethanol Plant.

We market ethanol and WDG produced by the Pacific Ethanol Plants under the terms of separate marketing agreements with the Plant Owners whose facilities are operational. The marketing agreements provide us with the absolute discretion to solicit, negotiate, administer (including payment collection), enforce and execute ethanol and co-product sales agreements with any third party.

The Pacific Ethanol Plants are comprised of the four facilities described immediately below, three of which are currently operational. As future market conditions change, we may increase, decrease or idle production at those facilities which are operational or resume operations of any facility which is not operational.

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Facility Name	Facility Location	Estimated Annual Capacity (gallons)	Current Operating Status
Magic Valley	Burley, ID	60,000,000	Operating
Columbia	Boardman, OR	40,000,000	Operating
Stockton	Stockton, CA	60,000,000	Operating
Madera	Madera, CA	40,000,000	Idled

We earn fees as follows under our asset management and other agreements with New PE Holdco and the Plant Owners:

-	ethanol marketing fees of approximately 1% of the net sales price but not less than $0.015 per gallon and not more than $0.0225 per gallon;
-	corn procurement and handling fees of $0.045 per bushel;
-	WDG fees of 5% of the third party purchase price, but not less than $2.00 per ton and not more than $3.50 per ton; and
-	asset management fees of $75,000 per month for each operating facility and $40,000 per month for each idled facility.

We also provide operations, maintenance and accounting services for a 250,000 gallon per year cellulosic integrated biorefinery owned by ZeaChem Inc. in Boardman, Oregon, which is adjacent to the Pacific Ethanol Columbia plant.

Company History

We are a Delaware corporation formed in February 2005. Our main Internet address is http://www.pacificethanol.net. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, amendments to those reports and other Securities and Exchange Commission, or SEC, filings are available free of charge through our website as soon as reasonably practicable after the reports are electronically filed with, or furnished to, the Securities and Exchange Commission. Our common stock trades on The NASDAQ Capital Market under the symbol “PEIX.” The inclusion of our Internet address in this prospectus does not include or incorporate by reference into this prospectus any information contained on our website.

In 2006, we began constructing the first of the four Pacific Ethanol Plants and were continuously engaged in plant construction until the fourth facility was completed in 2008. In late 2008 and early 2009, we idled production at three of the Pacific Ethanol Plants due to adverse market conditions and lack of adequate working capital. On May 17, 2009, each of the Plant Owners filed voluntary petitions for relief under chapter 11 of Title 11 of the United States Bankruptcy Code, or Bankruptcy Code, in the United States Bankruptcy Court for the District of Delaware, or Bankruptcy Court, in an effort to restructure their indebtedness. On April 16, 2010, the Plant Owners filed a joint plan of reorganization, or Plan, with the Bankruptcy Court, which was structured in cooperation with a number of the Plant Owners’ secured lenders. The Bankruptcy Court confirmed the Plan at a hearing on June 8, 2010. On June 29, 2010, or Effective Date, the Plant Owners emerged from bankruptcy under the terms of the Plan. Under the Plan, on the Effective Date, all of the ownership interests in the Plant Owners were transferred to New PE Holdco, which was wholly-owned as of that date by some of the prepetition lenders to the Plant Owners and new lenders to the Plant Owners. As a result, the Pacific Ethanol Plants became wholly-owned by New PE Holdco as of the Effective Date.

Business Strategy

Our primary goal is to maintain and advance our position as the leading marketer and producer of low-carbon renewable fuels in the Western United States. We view the key elements of our business and growth strategy to achieve this objective in short- and long-term perspectives, which include:

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Short-Term Strategy

•	Expand ethanol production and marketing revenues, ethanol markets and distribution infrastructure. We plan to increase our ethanol production and marketing revenues by expanding our relationships with third-party ethanol producers and our ethanol customers to increase sales volumes of ethanol throughout the Western United States at profitable margins. In addition, we plan to maintain and increase sales to animal feed customers in the local markets we serve for WDG. We also plan to expand the market for ethanol by continuing to work with the federal government and state governments to encourage the adoption of policies and standards that promote ethanol as a component in transportation fuels. In addition, we plan to expand our distribution infrastructure by increasing our ability to provide transportation, storage and related logistical services to our customers throughout the Western United States.

•	Operation of Pacific Ethanol Plants and Third-Party Plants. We operate the Pacific Ethanol Plants under an asset management agreement with New PE Holdco and the Plant Owners. If the Madera, California facility becomes operational, we intend to expand our business by providing management and operational services to that facility. We also intend to expand our business by providing management services to other third party facilities. For example, in October 2011, we entered into a management agreement with ZeaChem Inc. to provide operations, maintenance and accounting services for its 250,000 gallon per year cellulosic integrated biorefinery in Boardman, Oregon.

•	Focus on cost efficiencies. We operate the Pacific Ethanol Plants in markets where we believe local characteristics create an opportunity to capture a significant production and shipping cost advantage over competing ethanol production facilities. We believe a combination of factors will enable us to achieve this cost advantage, including:

o	Locations near fuel blending facilities will enable lower ethanol transportation costs and allow timing and logistical advantages over competing locations which require ethanol to be shipped over much longer distances.

o	Locations adjacent to major rail lines will enable the efficient delivery of corn in large unit trains from major corn-producing regions.

o	Locations near large concentrations of dairy and/or beef cattle will enable delivery of WDG over short distances without the need for costly drying processes.

In addition to these location-related efficiencies, we believe that we can continue to increase operating efficiencies by incorporating advanced design elements into the production facilities to take advantage of state-of-the-art technical and operational efficiencies.

Long-Term Strategy

•	Continue to increase our ownership interest in New PE Holdco. We intend to continue to increase our ownership interest in New PE Holdco as opportunities arise to purchase additional interests from other members and as financial resources and business prospects make the acquisition of additional ownership interests in New PE Holdco advisable.

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•	Explore new technologies and renewable fuels. We are evaluating a number of technologies that may increase the efficiency of our ethanol production facilities and reduce our use of carbon-based fuels. For example, we have installed a reactor system at the Columbia facility from Pursuit Dynamics PLC and we are continuing trials for the purpose of verifying the stated benefits. In addition, we are exploring the feasibility of using different and potentially abundant and cost-effective feedstocks, including cellulosic feed stock, to supplement corn as the raw material used in the production of ethanol. As capital resources become available, we intend to continue pursuing these opportunities.

•	Evaluate and pursue acquisition opportunities. We intend to evaluate and pursue opportunities to acquire additional ethanol production, storage and distribution facilities and related infrastructure as financial resources and business prospects make the acquisition of these facilities advisable. In addition, we may also seek to acquire facility sites under development.

Competitive Strengths

We believe that our competitive strengths include the following:

•	Our customer and supplier relationships. We have developed extensive business relationships with our customers and suppliers. In particular, we have developed extensive business relationships with major and independent un-branded gasoline suppliers who collectively control the majority of all gasoline sales in California and other Western states. In addition, we have developed extensive business relationships with ethanol and grain suppliers throughout the Western and Midwestern United States.

•	Our ethanol distribution network. We believe that we have a competitive advantage due to our experience in marketing to the segment of customers in major metropolitan and rural markets in the Western United States. We have developed an ethanol distribution network for delivery of ethanol by truck to virtually every significant fuel terminal as well as to numerous smaller fuel terminals throughout California and other Western states. Fuel terminals have limited storage capacity and we have been successful in securing storage tanks at many of the terminals we service. In addition, we have an extensive network of third-party delivery trucks available to deliver ethanol throughout the Western United States.

•	Our operational expertise. We began managing ethanol production facilities in 2006. We believe that we have obtained operational expertise and know-how that can be used to continue operating the Pacific Ethanol Plants and provide operational services to third party facilities.

•	Our strategic locations. We believe that our focus on developing and acquiring ethanol production facilities in markets where local characteristics create the opportunity to capture a significant production and shipping cost advantage over competing ethanol production facilities provides us with competitive advantages, including transportation cost, delivery timing and logistical advantages as well as higher margins associated with the local sale of WDG and other co-products.

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•	Our low carbon-intensity ethanol. The California Air Resources Board has enacted a low carbon fuels standard for transportation fuels. If the standard goes into effect, carbon emission standards placed on ethanol produced in California will be higher than in other states, significantly favoring low carbon-intensity fuels. The ethanol produced in California by the Pacific Ethanol Plants and certain other California producers, all of which we market, will have a lower carbon-intensity rating than either gasoline or ethanol produced in the mid-west, and will therefore be a superior product for our California customers. However, enforcement of California’s low carbon fuels standard has been halted by the U.S. District Court on federal constitutional grounds, a decision that has been appealed by the California Air Resources Board.

•	Modern technologies. The Pacific Ethanol Plants use the latest production technologies to take advantage of state-of-the-art technical and operational efficiencies in order to achieve lower operating costs and more efficient production of ethanol and its co-products and reduce our use of carbon-based fuels.

•	Our experienced management. Neil M. Koehler, our President and Chief Executive Officer, has over 30 years of experience in the ethanol production, sales and marketing industry. Mr. Koehler is a Director of the California Renewable Fuels Partnership, a Director of the Renewable Fuels Association, or RFA, and is a frequent speaker on the issue of renewable fuels and ethanol marketing and production. In addition to Mr. Koehler, we have seasoned managers with many years of experience in the ethanol, fuel and energy industries leading our various departments. We believe that the experience of our management over the past two decades and our ethanol marketing operations have enabled us to establish valuable relationships in the ethanol industry and understand the business of marketing and producing ethanol and its co-products.

We believe that these advantages will allow us to capture an increasing share of the total market for ethanol and its co-products.

Industry Overview and Market Opportunity

Overview of Ethanol Market

The primary applications for fuel-grade ethanol in the United States include:

•	Octane enhancer. On average, regular unleaded gasoline has an octane rating of 87 and premium unleaded gasoline has an octane rating of 91. In contrast, pure ethanol has an average octane rating of 113. Adding ethanol to gasoline enables refiners to produce greater quantities of lower octane blend stock with an octane rating of less than 87 before blending. In addition, ethanol is commonly added to finished regular grade gasoline as a means of producing higher octane mid-grade and premium gasoline.

•	Renewable fuels. Ethanol is blended with gasoline in order to enable gasoline refiners to comply with a variety of governmental programs, in particular, the national Renewable Fuel Standard, or national RFS, which was enacted to promote alternatives to fossil fuels. See “—Governmental Regulation.”

•	Fuel blending. In addition to its performance and environmental benefits, ethanol is used to extend fuel supplies. As the need for automotive fuel in the United States increases and the dependence on foreign crude oil and refined products grows, the United States is increasingly seeking domestic sources of fuel. Much of the ethanol blending throughout the United States is done for the purpose of extending the volume of fuel sold at the gasoline pump.

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The United States ethanol industry is highly dependent upon federal and state legislation and regulation. For example, the Energy Independence and Security Act of 2007, which was signed into law in December 2007, significantly increased the prior national RFS. The national RFS increases the mandated use of all renewable fuels to approximately 15.2 billion gallons in 2012 and 16.6 billion gallons in 2013. Under the national RFS, the mandated use of all renewable fuels rises incrementally in succeeding years and peaks at 36.0 billion gallons by 2022. Under the national RFS, approximately 13.2 billion gallons in 2012 and 13.8 billion gallons in 2013 are required from conventional, or corn-based, ethanol, which also rises incrementally in succeeding years and peaks at 15.0 billion gallons by 2015. We believe that these increases will bolster demand for ethanol.

The State of California has adopted a low carbon fuels standard for transportation fuels. Originally intended to go into effect on January 1, 2011, the enforcement of the low carbon fuels standard was halted on December 29, 2011 by the U.S. District Court on federal constitutional grounds. The California Air Resources Board has appealed that decision. The state of California estimates that the standard will have the effect of increasing current renewable fuels use in California by three to five times by 2020.

According to the RFA, the domestic ethanol industry produced approximately 13.9 billion gallons of ethanol in 2011. We believe that the ethanol market in California alone represented approximately 10% of the national market. However, the Western United States has relatively few ethanol facilities and local ethanol production levels are substantially below the local demand for ethanol. The balance of ethanol is shipped via rail from the Midwest to the Western United States. Gasoline and diesel fuel that supply the major fuel terminals are shipped in pipelines throughout portions of the Western United States. Unlike gasoline and diesel fuel, however, ethanol is not shipped in these pipelines because ethanol has an affinity for mixing with water already present in the pipelines. When mixed, water dilutes ethanol and creates significant quality control issues. Therefore, ethanol must be trucked from rail terminals to regional fuel terminals, or blending racks. In addition, we believe that ethanol prices in the Western United States are typically $0.15 to $0.20 per gallon higher than in the Midwest due to the freight costs of delivering ethanol from Midwest production facilities.

We believe that approximately 90% of the ethanol produced in the United States is made in the Midwest from corn. According to the Department of Energy, or DOE, ethanol is generally blended at 10% by volume, but is also blended at up to 85% by volume for vehicles designed to operate on 85% ethanol. The Environmental Protection Agency, or EPA, recently increased the allowable blend of ethanol in gasoline from 10% to 15% for model year 2001 and newer automobiles, pending final application by blenders who will sell E15, and in some cases, approval by certain state regulatory authorities. Compared to gasoline, ethanol is generally considered to be cleaner burning and contains higher octane. We anticipate that the increasing demand for transportation fuels coupled with limited opportunities for gasoline refinery expansions and the growing importance of reducing CO2 emissions through the use of renewable fuels will generate additional growth in the demand for ethanol in the Western United States.

According to the DOE, total annual gasoline consumption in the United States is approximately 137 billion gallons and total annual ethanol consumption represented approximately 10% of this amount in 2011. We believe that the domestic ethanol industry has substantial potential for growth to initially reach the 10% blend ratio, increasing as the industry blends up to 15%, which equals an annual demand of between 13.7 billion gallons and 20.0 billion gallons of ethanol. Furthermore, the national RFS requires an increase of up to 36 billion gallons of ethanol annually by 2022, subject to an annual EPA review to adjust targets based on availability of commercially produced advanced and cellulose biofuels.

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Overview of Ethanol Production Process

The production of ethanol from starch- or sugar-based feedstocks has been refined considerably in recent years, leading to a highly-efficient process that we believe now yields substantially more energy from ethanol and its co-products than is required to make the products. The modern production of ethanol requires large amounts of corn, or other high-starch grains, and water as well as chemicals, enzymes and yeast, and denaturants including unleaded gasoline or liquid natural gas, in addition to natural gas and electricity.

In the dry milling process, corn or other high-starch grains are first ground into meal and then slurried with water to form a mash. Enzymes are then added to the mash to convert the starch into the simple sugar, dextrose. Ammonia is also added for acidic (pH) control and as a nutrient for the yeast. The mash is processed through a high temperature cooking procedure, which reduces bacteria levels prior to fermentation. The mash is then cooled and transferred to fermenters, where yeast is added and the conversion of sugar to ethanol and CO2 begins.

After fermentation, the resulting “beer” is transferred to distillation, where the ethanol is separated from the residual “stillage.” The ethanol is concentrated to 190 proof using conventional distillation methods and then is dehydrated to approximately 200 proof, representing 100% alcohol levels, in a molecular sieve system. The resulting anhydrous ethanol is then blended with about 5% denaturant, which is usually gasoline, and is then ready for shipment to market.

The residual stillage is separated into a coarse grain portion and a liquid portion through a centrifugation process. The soluble liquid portion is concentrated to about 40% dissolved solids by an evaporation process. This intermediate state is called condensed distillers solubles, or syrup. The coarse grain and syrup portions are then mixed to produce WDG or can be mixed and dried to produce dried distillers grains with solubles, or DDGS. Both WDG and DDGS are high-protein animal feed products.

Overview of Distillers Grains Market

Most distillers grains are produced in the Midwest, where producers dry the grains before shipping. Successful and profitable delivery of DDGS from the Midwest to markets in the Western United States faces a number of challenges, including drying of distiller grains which may increase the energy cost to dry the grains and reduce the quality of the feed product, and longer distance to market, which may increase the handling and transportation costs to deliver the grains to market. By not drying the distillers grains and by shipping WDG locally, we believe that we will be able to better preserve the feed value of this product, as the WDG retains a higher percentage of nutrients than DDGS.

Historically, the market price for distillers grains has generally tracked the value of corn. We believe that the market price of DDGS is determined by a number of factors, including the market value of corn, soybean meal and other competitive ingredients, the performance or value of DDGS in a particular feed formulation and general market forces of supply and demand. The market price of distillers grains is also often influenced by nutritional models that calculate the feed value of distillers grains by nutritional content, as well as reliability of consistent supply.

Customers

We sell ethanol produced by the Pacific Ethanol Plants and other third-parties to various customers in the Western United States. We also arrange for transportation, storage and delivery of ethanol purchased by our customers through our agreements with third-party service providers. In addition, we sell WDG produced by the Pacific Ethanol Plants to customers comprised of dairies and feedlots located near the Pacific Ethanol Plants.

During 2011 and 2010, we produced or purchased ethanol from third parties and resold an aggregate of approximately 283 million and 226 million gallons of fuel-grade ethanol to approximately 55 and 57 customers, respectively. Sales to our largest customer, Chevron Products USA, in 2011 and 2010 represented approximately 22% and 19%, of our net sales, respectively. Sales to each of our other customers represented less than 10% of our net sales in each of 2011 and 2010.

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Most of the major metropolitan areas in the Western United States have fuel terminals served by rail, but other major metropolitan areas and more remote smaller cities and rural areas do not. We believe that we have a competitive advantage due to our experience in marketing to the segment of customers in major metropolitan and rural markets in the Western United States. We manage the complicated logistics of shipping ethanol purchased from third-parties from the Midwest by rail to intermediate storage locations throughout the Western United States and trucking the ethanol from these storage locations to blending racks where the ethanol is blended with gasoline. We believe that by establishing an efficient service for truck deliveries to these more remote locations, we have differentiated ourselves from our competitors. In addition, by producing ethanol in the Western United States, we believe that we will benefit from our ability to increase spot sales of ethanol from this additional supply following ethanol price spikes caused from time to time by rail delays in delivering ethanol from the Midwest to the Western United States. In addition to producing ethanol, we produce ethanol co-products, including WDG. We endeavor to position WDG as the protein feed of choice for cattle based on its nutritional composition, consistency of quality and delivery, ease of handling and its mixing ability with other feed ingredients. We are one of the few WDG producers with production facilities located in the Western United States and we primarily sell our WDG to dairy farmers in close proximity to the Pacific Ethanol Plants.

Suppliers

Our marketing operations are dependent upon various third-party producers of fuel-grade ethanol. In addition, we provide ethanol transportation, storage and delivery services through third-party service providers with whom we have contracted to receive ethanol at agreed upon locations from our suppliers and to store and/or deliver the ethanol to agreed-upon locations on behalf of our customers. These contracts generally run from year-to-year, subject to termination by either party upon advance written notice before the end of the then current annual term.

During 2011 and 2010, we purchased fuel-grade ethanol and corn, the largest component in producing ethanol, from our suppliers. Purchases from our three largest suppliers in 2011 represented approximately 64% of our total ethanol and corn purchases. Purchases from our three largest suppliers in 2010 represented approximately 60% of our total ethanol and corn purchases. Purchases from each of our other suppliers represented less than 10% of total ethanol and corn purchases in each of 2011 and 2010.

The ethanol production operations of the Pacific Ethanol Plants are dependent upon various raw materials suppliers, including suppliers of corn, natural gas, electricity and water. The cost of corn is the most important variable cost associated with the production of ethanol. An ethanol facility must be able to efficiently ship corn from the Midwest via rail and cheaply and reliably truck ethanol to local markets. We believe that our existing grain receiving facilities at the Pacific Ethanol Plants are some of the most efficient grain receiving facilities in the United States. We source corn for the Pacific Ethanol Plants using standard contracts, including spot purchase, forward purchase and basis contracts. When resources are available to do so, we seek to limit the exposure of the Pacific Ethanol Plants to raw material price fluctuations by purchasing forward a portion of their corn requirements on a fixed price basis and by purchasing corn and other raw materials futures contracts.

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Pacific Ethanol Plants

The table below provides an overview of the Pacific Ethanol Plants owned by New PE Holdco and operated by us. Three of the Pacific Ethanol Plants are currently operational. As future market conditions change, we may increase, decrease or idle production at those facilities which are operational or resume operations of any facility which is not operational.

	Madera Facility	Columbia Facility	Magic Valley Facility	Stockton Facility
Location	Madera, CA	Boardman, OR	Burley, ID	Stockton, CA
Quarter/Year operations began	4th Qtr., 2006	3rd Qtr., 2007	2nd Qtr., 2008	3rd Qtr., 2008
Operating status	Idled	Operating	Operating	Operating
Approximate maximum annual ethanol production capacity (in millions of gallons)	40	40	60	60
Ownership by New PE Holdco	100%	100%	100%	100%
Primary energy source	Natural Gas	Natural Gas	Natural Gas	Natural Gas
Estimated annual WDG production capacity (in thousands of tons)	293	293	418	418

Commodity Risk Management

We employ various risk mitigation techniques. For example, we may seek to mitigate our exposure to commodity price fluctuations by purchasing forward a portion of our corn and natural gas requirements through fixed-price or variable-price contracts with our suppliers, as well as entering into derivative contracts for ethanol, corn and natural gas. To mitigate ethanol inventory price risks, we may sell a portion of our production forward under fixed- or index-price contracts, or both. We may hedge a portion of the price risks by selling exchange-traded futures contracts. Proper execution of these risk mitigation strategies can reduce the volatility of our gross profit margins. However, given the nature of our business, we cannot effectively hedge against extreme volatility or certain market conditions. For example, over a period of four weeks at the end of 2011, the west coast market price of ethanol declined by approximately 28%, which substantially reduced our fourth quarter and full year profitability.

Marketing Arrangements

In addition to our marketing agreements with the Plant Owners whose facilities are operational to market all of the ethanol produced at those Pacific Ethanol Plants, we have exclusive ethanol marketing agreements with third-party ethanol producers, including Calgren Renewable Fuels, LLC, Front Range Energy, LLC, or Front Range, and AE Advanced Fuels Keyes, Inc. to market and sell their entire ethanol production volumes. Calgren Renewable Fuels, LLC owns and operates an ethanol production facility in Pixley, California with annual production capacity of 55 million gallons. Front Range owns and operates an ethanol production facility in Windsor, Colorado with annual production capacity of 50 million gallons. AE Advanced Fuels Keyes, Inc. owns and operates an ethanol production facility in Keyes, California with annual production capacity of 55 million gallons. We intend to evaluate and pursue opportunities to enter into marketing arrangements with other ethanol producers as business prospects make these marketing arrangements advisable.

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Competition

We operate in the highly competitive ethanol marketing and production industry. The largest ethanol producers in the United States are Archer Daniels Midland Company, or ADM, and Valero Energy Corporation, or Valero, collectively with over 20% of the total installed capacity of ethanol in the United States. In addition, there are many mid-size producers with several plants under ownership, smaller producers with one or two plants, and several ethanol marketers that create significant competition. Overall, we believe there are over 200 ethanol facilities in the United States with an installed operating capacity of approximately 14.9 billion gallons and many brokers and marketers with whom we compete for sales of ethanol and its co-products.

We believe that our competitive strengths include our strategic locations in the Western United States, our extensive ethanol distribution network, our extensive customer and supplier relationships, our use of modern technologies at our production facilities and our experienced management. We believe that these advantages will allow us to capture an increasing share of the total market for ethanol and its co-products and earn favorable margins on ethanol and its co-products that we produce.

Our strategic focus on particular geographic locations designed to exploit cost efficiencies may nevertheless result in higher than expected costs as a result of more expensive raw materials and related shipping costs, including corn, which generally must be transported from the Midwest. If the costs of producing and shipping ethanol and its co-products over short distances are not advantageous relative to the costs of obtaining raw materials from the Midwest, then the planned benefits of our strategic locations may not be realized.

Governmental Regulation

Our business is subject to federal, state and local laws and regulations relating to the production of renewable fuels, the protection of the environment and in support of the corn and ethanol industries. These laws, their underlying regulatory requirements and their enforcement, some of which are described below, impact, or may impact, our existing and proposed business operations by imposing:

•	restrictions on our existing and proposed business operations and/or the need to install enhanced or additional controls;
•	the need to obtain and comply with permits and authorizations;
•	liability for exceeding applicable permit limits or legal requirements, in some cases for the remediation of contaminated soil and groundwater at our facilities, contiguous and adjacent properties and other properties owned and/or operated by third parties; and
•	specifications for the ethanol we market and produce.

In addition, some governmental regulations are helpful to our ethanol marketing and production business. The ethanol fuel industry is greatly dependent upon mandates and environmental regulations that favor the use of ethanol in motor fuel blends in North America. Some of the governmental regulations applicable to our ethanol marketing and production business are briefly described below.

Clean Air Act Amendments of 1990

In November 1990, a comprehensive amendment to the Clean Air Act of 1977, or Clean Air Act, established a series of requirements and restrictions for gasoline content designed to reduce air pollution in identified problem areas of the United States. The two principal components affecting motor fuel content are the oxygenated fuels program, which is administered by states under federal guidelines, and a federally supervised reformulated gasoline, or RFG, program.

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Oxygenated Fuels Program

Federal law requires the sale of oxygenated fuels in a number of carbon monoxide non-attainment Metropolitan Statistical Areas, or MSAs, during at least four winter months, typically November through February. Any additional MSAs not in compliance for a period of two consecutive years may also be included in the program. The EPA Administrator is afforded flexibility in requiring a shorter or longer period of use depending upon available supplies of oxygenated fuels or the level of non-attainment. This law currently affects the Los Angeles area, where over 150 million gallons of ethanol are blended with gasoline each winter.

Reformulated Gasoline Program

The Clean Air Act Amendments of 1990 established special standards effective January 1, 1995 for the most polluted ozone non-attainment areas: Los Angeles Area, Baltimore, Chicago Area, Houston Area, Milwaukee Area, New York City Area, Hartford, Philadelphia Area and San Diego, with provisions to add other areas in the future if conditions warrant. California’s San Joaquin Valley, the location of both the Madera and Stockton facilities, was added in 2002. At the outset of the RFG program there were a total of 96 MSAs not in compliance with clean air standards for ozone, which represents approximately 60% of the national market.

The RFG program also includes a provision that allows individual states to “opt into” the federal program by request of the governor, to adopt standards promulgated by California that are stricter than federal standards, or to offer alternative programs designed to reduce ozone levels. Nearly the entire Northeast and middle Atlantic areas from Washington, D.C. to Boston not under the federal mandate have “opted into” the federal standards.

These state mandates in recent years have created a variety of gasoline grades to meet different regional environmental requirements. The RFG program accounts for about 30% of nationwide gasoline consumption. California refiners blend a minimum of 2.0% oxygen by weight, which is the equivalent of 5.7% ethanol in every gallon of gasoline, or roughly 1.0 billion gallons of ethanol per year in California alone.

National Energy Legislation

In addition, the Energy Independence and Security Act of 2007, which was signed into law in December 2007, significantly increased the prior national RFS. The national RFS significantly increases the mandated use of renewable fuels to approximately 15.2 billion gallons in 2012, and rises incrementally and peaks at 36.0 billion gallons by 2022.

E15 (a Blend of Gasoline and Ethanol)

In October 2010, the EPA partially granted a waiver request application submitted under the Clean Air Act. This partial waiver allows fuel and fuel additive manufacturers to introduce into commerce gasoline that contains greater than 10 volume percent of ethanol, up to 15 volume percent of ethanol, or E15, for use in some motor vehicles once other conditions are fulfilled. This waiver only applies to vehicles from model year 2001 and beyond. It is important to remember that there are a number of additional steps that must be completed – some of which are not under EPA control – to allow the sale and distribution of E15. These include, but are not limited to, submission of a complete E15 fuels registration application by industry, and, for certain states, changes to some states’ laws to allow for the use of E15.

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State Energy Legislation and Regulations

In January 2007, California’s Governor signed an executive order directing the California Air Resources Board to implement California’s low carbon fuels standard for transportation fuels. The enforcement of the low carbon fuels standard was recently halted by the U.S. District Court on federal constitutional grounds, a decision that has been appealed by the California Air Resources Board. If enforced, the Governor’s office estimates that the standard will have the effect of increasing current renewable fuels use in California by three to five times by 2020.

The State of California has established a policy to support ethanol produced in California with the California Ethanol Producer Incentive Program, or CEPIP, a producer incentive which offers up to $0.25 per gallon when ethanol production profitability is less than prescribed levels determined by the California Energy Commission, or CEC. The Pacific Ethanol Plants located in California are eligible for the CEPIP, and the Stockton facility participated in the program in 2010 and 2011. For 2012, this program is currently not funded and no assurances can be given that the CEC will decide to fund the CEPIP or that the CEC will not alter the program thresholds, participant eligibility or other policy choices that may impact the ability of the Pacific Ethanol Plants located in California to be eligible for the CEPIP.

Additional Environmental Regulations

In addition to the governmental regulations applicable to the ethanol marketing and production industries described above, our business is subject to additional federal, state and local environmental regulations, including regulations established by the EPA, the San Joaquin Valley Regional Water Quality Control Board, the San Joaquin Valley Air Pollution Control District and the California Air Resources Board. We cannot predict the manner or extent to which these regulations will harm or help our business or the ethanol production and marketing industry in general.

Employees

As of February 6, 2013, we had approximately 172 full-time employees. We believe that our employees are highly-skilled, and our success will depend in part upon our ability to retain our employees and attract new qualified employees, many of whom are in great demand. We have never had a work stoppage or strike, and no employees are presently represented by a labor union or covered by a collective bargaining agreement. We consider our relations with our employees to be good.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our current directors and executive officers as of February 6, 2013:

Name	Age	Positions Held
William L. Jones	63	Chairman of the Board and Director
Neil M. Koehler	54	Chief Executive Officer, President and Director
Michael D. Kandris	65	Director and Chief Operating Officer
Bryon T. McGregor	49	Chief Financial Officer
Christopher W. Wright	60	Vice President, General Counsel and Secretary
Terry L. Stone (1)	63	Director
John L. Prince (1)	70	Director
Douglas L. Kieta (2)	70	Director
Larry D. Layne (3)	72	Director

___________

(1) Member of the Audit, Compensation and Nominating and Governance Committees.

(2) Member of the Compensation and Nominating and Governance Committees.

(3) Member of the Audit and Compensation Committees.

Our officers are appointed by and serve at the discretion of our Board of Directors, or Board. There are no family relationships among our executive officers and directors.

Following is a brief description of the business experience and educational background of each of our directors and executive officers, including the capacities in which they served during the past five years:

William L. Jones has served as Chairman of the Board and as a director since March 2005. Mr. Jones is a co-founder of Pacific Ethanol California, Inc., or PEI California, which is one of our predecessors, and served as Chairman of the Board of PEI California since its formation in January 2003 through March 2004, when he stepped off the board of directors of PEI California to focus on his candidacy for one of California’s United States Senate seats. Mr. Jones was California’s Secretary of State from 1995 to 2003. Since May 2002, Mr. Jones has also been the owner of Tri-J Land & Cattle, a diversified farming and cattle company in Fresno County, California. Mr. Jones has a B.A. degree in Agribusiness and Plant Sciences from California State University, Fresno.

Mr. Jones’s qualifications to serve on our Board include:

•	co-founder of PEI California;
•	knowledge gained through his extensive work as our Chairman since our inception in 2005;
•	extensive knowledge of and experience in the agricultural and feed industries, as well as a deep understanding of operations in political environments; and
•	background as an owner of a farming company in California, and his previous role in the California state government.

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Neil M. Koehler has served as Chief Executive Officer, President and as a director since March 2005. Mr. Koehler is a co-founder of PEI California and served as its Chief Executive Officer since its formation in January 2003 and as a member of its board of directors from March 2004 until its dissolution in March 2012. Prior to his association with PEI California, Mr. Koehler was the co-founder and General Manager of Parallel Products, one of the first ethanol production facilities in California, which was sold to a public company in 1997. Mr. Koehler was also the sole manager and sole limited liability company member of Kinergy Marketing, LLC, which he founded in September 2000, and which is one of our wholly-owned subsidiaries. Mr. Koehler has over 30 years of experience in the ethanol production, sales and marketing industry in the Western United States. Mr. Koehler is a Director of the California Renewable Fuels Partnership, a Director of the Renewable Fuels Association and is a nationally-recognized speaker on the production and marketing of renewable fuels. Mr. Koehler has a B.A. degree in Government from Pomona College.

Mr. Koehler’s qualifications to serve on our Board include:

•	day-to-day leadership experience as our current President and Chief Executive Officer provides Mr. Koehler with intimate knowledge of our operations;
•	extensive knowledge of and experience in the ethanol production, sales and marketing industry, particularly in the Western United States;
•	prior leadership experience with other companies in the ethanol industry; and
•	day-to-day leadership experience affords a deep understanding of business operations, challenges and opportunities.

Michael D. Kandris has served as a director since June 2008 and as our Chief Operating Officer since January 6, 2013. Mr. Kandris served as an independent contractor with supervisory responsibility for ethanol plant operations, under the direction of our Chief Executive Officer, from January 1, 2012 to January 5, 2013. Mr. Kandris was President, Western Division of Ruan Transportation Management Systems from November 2007 until his retirement in September 2009. From January 2000 to November 2007, Mr. Kandris served as President and Chief Operating Officer of Ruan Transportation Management Systems, where he had overall responsibility for all operations, finance and administrative functions. Mr. Kandris has 30 years of experience in all modes of transportation and logistics. Mr. Kandris served on the Executive Committee of the American Trucking Association and as a board member for the National Tank Truck Organization until his retirement from Ruan Transportation Management Systems in September 2009. Mr. Kandris has a B.S. degree in Business from California State University, Hayward.

Mr. Kandris’ qualifications to serve on our Board include:

•	extensive experience in various executive leadership positions;
•	extensive experience in rail and truck transportation and logistics; and
•	day-to-day leadership experience affords a deep understanding of business operations, challenges and opportunities.

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Bryon T. McGregor has served as our Chief Financial Officer since November 19, 2009. Mr. McGregor served as Vice President, Finance at Pacific Ethanol from September 2008 until he became Interim Chief Financial Officer in April 2009. Prior to joining Pacific Ethanol, Mr. McGregor was employed as Senior Director for E*TRADE Financial from February 2002 to August 2008, serving in various capacities including International Treasurer based in London, England from 2006 to 2008, Brokerage Treasurer and Director from 2003 to 2006 and Assistant Treasurer and Director of Finance and Investor Relations from 2002 to 2003. Prior to joining E*TRADE, Mr. McGregor served as Manager of Finance and Head of Project Finance for BP (formerly Atlantic Richfield Company – ARCO) from 1998 to 2001. Mr. McGregor has extensive experience in banking and served as a Director of International Project Finance for Credit Suisse from 1992 to 1998, as Assistant Vice President for Sumitomo Mitsubishi Banking Corp (formerly The Sumitomo Bank Limited) from 1989 to 1992, and as Commercial Banking Officer for Bank of America from 1987 to 1989. Mr. McGregor has a B.S. degree in Business Management from Brigham Young University.

Christopher W. Wright has served as Vice President, General Counsel and Secretary since June 2006. From April 2004 until he joined Pacific Ethanol in June 2006, Mr. Wright operated an independent consulting practice, advising companies on complex transactions, including acquisitions and financings. Prior to that time, from January 2003 to April 2004, Mr. Wright was a partner with Orrick, Herrington & Sutcliffe, LLP, and from July 1998 to December 2002, Mr. Wright was a partner with Cooley Godward LLP, where he served as Partner-in-Charge of the Pacific Northwest office. Mr. Wright has extensive experience advising boards of directors on compliance, securities matters and strategic transactions, with a particular focus on guiding the development of rapidly growing companies. He has acted as general counsel for numerous technology enterprises in all aspects of corporate development, including fund-raising, business and technology acquisitions, mergers and strategic alliances. Mr. Wright has an A.B. degree in History from Yale College and a J.D. from the University of Chicago Law School.

Terry L. Stone has served as a director since March 2005. Mr. Stone is a Certified Public Accountant with over thirty years of experience in accounting and taxation. He has been the owner of his own accountancy firm since 1990 and has provided accounting and taxation services to a wide range of industries, including agriculture, manufacturing, retail, equipment leasing, professionals and not-for-profit organizations. Mr. Stone has served as a part-time instructor at California State University, Fresno, teaching classes in taxation, auditing and financial and management accounting. Mr. Stone is also a financial advisor and franchisee of Ameriprise Financial Services, Inc. Mr. Stone has a B.S. degree in Accounting from California State University, Fresno.

Mr. Stone’s qualifications to serve on our Board include:

•	extensive experience with financial accounting and tax matters;
•	recognized expertise as an instructor of taxation, auditing and financial and management accounting;
•	“audit committee financial expert,” as defined by the Securities and Exchange Commission, and satisfies the “financial sophistication” requirements of NASDAQ’s listing standards; and
•	ability to communicate and encourage discussion, together with his experience as a senior independent director of all Board committees on which he serves make him an effective chairman of our Audit Committee.

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John L. Prince has served as a director since July 2005. Mr. Prince is retired but also works as a consultant to Ruan Transport Corp. and other companies. Mr. Prince was an Executive Vice President with Land O’ Lakes, Inc. from July 1998 until his retirement in 2004. Prior to that time, Mr. Prince was President and Chief Executive Officer of Dairyman’s Cooperative Creamery Association located in Tulare, California, until its merger with Land O’ Lakes, Inc. in July 1998. Land O’ Lakes, Inc. is a farmer-owned, national branded organization based in Minnesota with annual sales in excess of $6 billion and membership and operations in over 30 states. Prior to joining the Dairyman’s Cooperative Creamery Association, Mr. Prince was President and Chief Executive Officer for nine years until 1994, and was Operations Manager for the preceding ten years commencing in 1975, of the Alto Dairy Cooperative in Waupun, Wisconsin. Mr. Prince has a B.A. degree in Business Administration from the University of Northern Iowa.

Mr. Prince’s qualifications to serve on our Board include:

•	extensive experience in various executive leadership positions;
•	day-to-day leadership experience affords a deep understanding of business operations, challenges and opportunities; and
•	ability to communicate and encourage discussion helps Mr. Prince discharge his duties effectively as chairman of our Nominating and Corporate Governance Committee.

Douglas L. Kieta has served as a director since April 2006. Mr. Kieta is currently retired. Prior to retirement in January 2009, Mr. Kieta was employed by BE&K, Inc., a large engineering and construction company headquartered in Birmingham, Alabama, where he served as the Vice President of Power from May 2006 to January 2009. From April 1999 to April 2006, Mr. Kieta was employed at Calpine Corporation where he was the Senior Vice President of Construction and Engineering. Calpine Corporation is a major North American power company which leases and operates integrated systems of fuel-efficient natural gas-fired and renewable geothermal power plants and delivers clean, reliable and fuel-efficient electricity to customers and communities in 21 states and three Canadian provinces. Mr. Kieta has a B.S. degree in Civil Engineering from Clarkson University and a Master’s degree in Civil Engineering from Cornell University.

Mr. Kieta’s qualifications to serve on our Board include:

•	extensive experience in various leadership positions;
•	day-to-day leadership experience affords a deep understanding of business operations, challenges and opportunities; and
•	service with Calpine affords a deep understanding of large-scale construction and engineering projects as well as plant operations, which is particularly relevant to our ethanol production facility operations.

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Larry D. Layne has served as a director since December 2007. Mr. Layne joined First Western Bank in 1963 and served in various capacities with First Western Bank and its acquiror, Lloyds Bank of California, and Lloyd’s acquiror, Sanwa Bank, until his retirement in 2000. Sanwa Bank was subsequently acquired by Bank of the West. From 1999 to 2000, Mr. Layne was Vice Chairman of Sanwa Bank in charge of its Commercial Banking Group which encompassed all of Sanwa Bank’s 38 commercial and business banking centers and 12 Pacific Rim branches as well as numerous internal departments. From 1997 to 2000, Mr. Layne was also Chairman of the Board of The Eureka Funds, a mutual fund family of five separate investment funds with total assets of $900,000,000. From 1996 to 2000, Mr. Layne was Group Executive Vice President of the Relationship Banking Group of Sanwa Bank in charge of its 107 branches and 13 commercial banking centers as well as numerous internal departments. Mr. Layne has also served in various capacities with many industry and community organizations, including as Director and Chairman of the Board of the Agricultural Foundation at California State University, Fresno; Chairman of the Audit Committee of the Ag. Foundation at California State University, Fresno; board member of the Fresno Metropolitan Flood Control District; and Chairman of the Ag Lending Committee of the California Bankers Association. Mr. Layne has a B.S. degree in Dairy Husbandry from California State University, Fresno and is a graduate of the California Agriculture Leadership Program.

Mr. Layne’s qualifications to serve on our Board include:

•	extensive experience in various leadership positions;
•	day-to-day leadership experience affords a deep understanding of business operations, challenges and opportunities;
•	experience and involvement in California industry and community organizations provides a useful perspective; and
•	ability to communicate and encourage discussion helps Mr. Layne discharge his duties effectively as chairman of our Compensation Committee.

Director Independence

Our corporate governance guidelines provide that a majority of the Board and all members of our Audit, Compensation and Nominating and Corporate Governance Committees shall be independent. On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transactions with Pacific Ethanol in which a director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Following completion of these questionnaires, the Board, with the assistance of the Nominating and Corporate Governance Committee, makes an annual determination as to the independence of each director using the current standards for “independence” established by the Securities and Exchange Commission and NASDAQ, additional criteria contained in our corporate governance guidelines and consideration of any other material relationship a director may have with Pacific Ethanol.

The Board has determined that all of its directors are independent under these standards, except for (i) William L. Jones, as a result of his receipt of interest payments in excess of $120,000 attributable to a loan made to us by Mr. Jones, (ii) Michael D. Kandris, who serves as our Chief Operating Officer , and (iii) Neil M. Koehler, who serves full-time as our Chief Executive Officer and President. See “Certain Relationships and Related Transactions” below.

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Compensation of Directors

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting the compensation of directors, we consider the significant amount of time that Board members spend in fulfilling their duties to Pacific Ethanol as well as the experience level we require to serve on our Board. The Board, through its Compensation Committee, annually reviews the compensation and compensation policies for Board members. In recommending director compensation, the Compensation Committee is guided by the following three goals:

•	compensation should pay directors fairly for work required in a company of our size and scope;
•	compensation should align directors’ interests with the long-term interests of our stockholders; and
•	the structure of the compensation should be clearly disclosed to our stockholders.

In addition, as with our executive compensation, in making compensation decisions as to our directors, our Compensation Committee compared our cash and equity compensation payable to directors against market data obtained by Aon Hewitt in 2007 and market data obtained from survey data provided by Equilar, Inc. The Aon Hewitt data included a general industry survey of 235 companies with less than $1 billion in annual revenues and a general industry survey of 51 companies with between $500 million and $1 billion in annual revenues. The data provided by Equilar, Inc. included a survey of 20 companies in the chemicals sector with between $200 million and $1 billion in annual revenues. The Compensation Committee sets compensation for our directors at approximately the median of compensation paid to directors of the companies surveyed by Aon Hewitt and Equilar, Inc.

Cash Compensation

Our cash compensation plan for directors provides the Chairman of our Board annual compensation of $80,000, the Chairman of our Audit Committee annual compensation of $42,000, the Chairman of our Compensation Committee annual compensation of $36,000, the Chairman of our Nominating and Corporate Governance Committee annual compensation of $36,000, the Chairman of our Operations and Feed Committee annual compensation of $36,000 and the Chairman of our Strategic Transactions Committee annual compensation of $36,000. All other directors, except employee directors, are to receive annual compensation of $24,000. These amounts are paid in advance in bi-weekly installments. In addition, directors are reimbursed for specified reasonable and documented expenses in connection with attendance at meetings of our Board and its committees. Employee directors do not receive director compensation in connection with their service as directors.

Equity Compensation

Our Compensation Committee or our full Board typically grants equity compensation to our newly elected or reelected directors which normally vests as to 100% of the grants no later than one year after the date of grant. Vesting is normally subject to continued service on our Board during the full year.

In determining the amount of equity compensation, the Compensation Committee determines the value of total compensation, approximately targeting the median of compensation paid to directors of the companies comprising the market data provided to us by Aon Hewitt in 2007. The Compensation Committee then determines the cash component based on this market data. The balance of the total compensation target is then allocated to equity awards, and the number of shares to be granted to our directors is based on the estimated value of the underlying shares on the expected grant date.

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In addition, our Compensation Committee may grant, and has from time to time granted, additional equity compensation to directors at its discretion.

Compensation of Employee Director

Mr. Koehler was compensated as a full-time employee and officer but received no additional compensation for service as a Board member during 2012. Information regarding the compensation awarded to Mr. Koehler is included in “Executive Compensation and Related Information—Summary Compensation Table” below.

Director Compensation Table – 2012

The following table summarizes the compensation of our non-employee directors for the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)(1)	All other Compensation ($)(2)		Total ($)
William L. Jones(3)	$80,000	$–		$80,000
Terry L. Stone(4)	$42,000	$–		$42,000
John L. Prince(5)	$36,000	$–		$36,000
Douglas L. Kieta(6)	$36,000	$–		$36,000
Larry D. Layne(7)	$36,000	$–		$36,000
Michael D. Kandris(8)	$36,000	$239,135	(9)	$275,135

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(1)	For a description of annual director fees and fees for chair positions, see the disclosure above under “Compensation of Directors—Cash Compensation.”
(2)	Except as contained in the table, the value of perquisites and other personal benefits was less than $10,000 in aggregate for each director.
(3)	At December 31, 2012, Mr. Jones held 47,522 vested shares from stock awards and also held options to purchase an aggregate of 7,143 shares of common stock.
(4)	At December 31, 2012, Mr. Stone held 33,878 vested shares from stock awards and also held options to purchase an aggregate of 2,143 shares of common stock.
(5)	At December 31, 2012, Mr. Prince held 29,592 vested shares from stock awards and also held options to purchase an aggregate of 2,143 shares of common stock.
(6)	At December 31, 2012, Mr. Kieta held 38,821 vested shares from stock awards.
(7)	At December 31, 2012, Mr. Layne held 34,535 vested shares from stock awards.
(8)	At December 31, 2011, Mr. Kandris held 33,878 vested shares from stock awards. On January 6, 2013, we entered into an Executive Employment Agreement with Mr. Kandris under which Mr. Kandris became our Chief Operating Officer.
(9)	Represents payments we made to Mr. Kandris in consideration of consulting services provided to us in 2012 under a consulting agreement.

Summary Compensation Table

The following table sets forth summary information concerning the compensation of our (i) Chief Executive Officer and President, who serves as our principal executive officer, (ii) Chief Financial Officer, who serves as our principal financial officer, and (iii) Vice President, General Counsel and Secretary (collectively, the “named executive officers”), for all services rendered in all capacities to us for the years ended December 31, 2012 and 2011.

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Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Total ($)(2)
Neil M. Koehler	2012	$384,375	$40,000	$–	$424,375
Chief Executive Officer and President	2011	$381,900	$–	$86,200	$468,100
Bryon T. McGregor	2012	$246,000	$23,370	$–	$269,370
Chief Financial Officer	2011	$244,400	$–	$28,500	$272,900
Christopher W. Wright	2012	$246,000	$23,370	$–	$269,370
Vice President, General Counsel and Secretary	2011	$244,400	$–	$28,500	$272,900

_______________

(1)	The amounts shown are the fair value of stock awards on the date of grant. Fair value of stock awards is calculated by multiplying the number of shares of stock granted by the closing price of our common stock on the date of grant. The shares of common stock were issued under our 2006 Plan. Information regarding the vesting schedules for the named executive officers is included in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End−2012” table below.
(2)	The value of perquisites and other personal benefits was less than $10,000 in aggregate for each of the named executive officers.

Executive Employment Agreements

Neil M. Koehler

Our Amended and Restated Executive Employment Agreement with Mr. Koehler dated as of December 11, 2007 provides for at-will employment as our President and Chief Executive Officer. Mr. Koehler initially received a base salary of $300,000 per year, which was increased to $375,000 effective March 1, 2008 and further increased to $384,375 effective April 3, 2011, and is eligible to receive an annual discretionary cash bonus of up to 70% of his base salary, to be paid based upon performance criteria set by the Board.

Upon termination by Pacific Ethanol without cause, resignation by Mr. Koehler for good reason or upon Mr. Koehler’s disability, Mr. Koehler is entitled to receive (i) severance equal to twelve months of base salary, (ii) continued health insurance coverage for twelve months, and (iii) accelerated vesting of 25% of all shares or options subject to any equity awards granted to Mr. Koehler prior to Mr. Koehler’s termination which are unvested as of the date of termination. However, if Mr. Koehler is terminated without cause or resigns for good reason within three months before or twelve months after a change in control, Mr. Koehler is entitled to (a) severance equal to eighteen months of base salary, (b) continued health insurance coverage for eighteen months, and (c) accelerated vesting of 100% of all shares or options subject to any equity awards granted to Mr. Koehler prior to Mr. Koehler’s termination that are unvested as of the date of termination.

The term “for good reason” is defined in the Amended and Restated Executive Employment Agreement as (i) the assignment to Mr. Koehler of any duties or responsibilities that result in the material diminution of Mr. Koehler’s authority, duties or responsibility, (ii) a material reduction by Pacific Ethanol in Mr. Koehler’s annual base salary, except to the extent the base salaries of all other executive officers of Pacific Ethanol are accordingly reduced, (iii) a relocation of Mr. Koehler’s place of work, or Pacific Ethanol’s principal executive offices if Mr. Koehler’s principal office is at these offices, to a location that increases Mr. Koehler’s daily one-way commute by more than thirty-five miles, or (iv) any material breach by Pacific Ethanol of any material provision of the Amended and Restated Executive Employment Agreement.

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The term “cause” is defined in the Amended and Restated Executive Employment Agreement as (i) Mr. Koehler’s indictment or conviction of any felony or of any crime involving dishonesty, (ii) Mr. Koehler’s participation in any fraud or other act of willful misconduct against Pacific Ethanol, (iii) Mr. Koehler’s refusal to comply with any lawful directive of Pacific Ethanol, (iv) Mr. Koehler’s material breach of his fiduciary, statutory, contractual, or common law duties to Pacific Ethanol, or (v) conduct by Mr. Koehler which, in the good faith and reasonable determination of the Board, demonstrates gross unfitness to serve; provided, however, that in the event that any of the foregoing events is reasonably capable of being cured, Pacific Ethanol shall, within twenty days after the discovery of the event, provide written notice to Mr. Koehler describing the nature of the event and Mr. Koehler shall thereafter have ten business days to cure the event.

A “change in control” of Pacific Ethanol is deemed to have occurred if, in a single transaction or series of related transactions (i) any person (as the term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, or Exchange Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employee benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities of Pacific Ethanol representing a majority of the combined voting power of Pacific Ethanol, (ii) there is a merger, consolidation or other business combination transaction of Pacific Ethanol with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of Pacific Ethanol outstanding immediately prior to the transaction continue to hold (either by the shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of Pacific Ethanol (or the surviving entity) outstanding immediately after the transaction, or (iii) all or substantially all of our assets are sold.

Bryon T. McGregor

Our Amended and Restated Executive Employment Agreement with Mr. McGregor effective as of November 25, 2009 provides for at-will employment as our Chief Financial Officer. Mr. McGregor initially received a base salary of $240,000 per year, which was increased to $246,000 effective April 3, 2011, and is eligible to receive an annual discretionary cash bonus of up to 50% of his base salary, to be paid based upon performance criteria set by the Board. All other terms and conditions of Mr. McGregor’s Amended and Restated Executive Employment Agreement are substantially the same as those contained in Mr. Koehler’s Amended and Restated Executive Employment Agreement.

Christopher W. Wright

Our Amended and Restated Executive Employment Agreement with Mr. Wright dated as of December 11, 2007 provides for at-will employment as our Vice President, General Counsel and Secretary. Mr. Wright initially received a base salary of $225,000 per year, which was increased to $240,000 effective March 1, 2008 and further increased to $246,000 effective April 3, 2011, and is eligible to receive an annual discretionary cash bonus of up to 50% of his base salary, to be paid based upon performance criteria set by the Board. All other terms and conditions of Mr. Wright’s Amended and Restated Executive Employment Agreement are substantially the same as those contained in Mr. Koehler’s Amended and Restated Executive Employment Agreement.

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Michael Kandris

Our Executive Employment Agreement with Mr. Kandris dated as of January 6, 2013 provides for at-will employment as our Chief Operating Officer. Mr. Kandris’ base salary is $246,000 per year and he is eligible to receive an annual discretionary cash bonus of up to 50% of his base salary, to be paid based upon performance criteria set by the Board. All other terms and conditions of Mr. Kandris’s Executive Employment Agreement are substantially the same as those contained in Mr. Koehler’s Amended and Restated Executive Employment Agreement.

Clawback Policy

In 2011, our Compensation Committee instituted a “clawback” policy with respect to incentive compensation. Except as otherwise required by applicable law and regulations, the clawback policy applies to any incentive-based compensation awarded or paid after January 1, 2011. The clawback policy mitigates the risks associated with our compensation policies, because certain executive officers will be required to repay compensation in the circumstances identified in the policy. The clawback policy requires recoupment of the incentive based compensation paid or granted to certain executive officers in the event of a material noncompliance with any financial reporting requirements under the federal securities laws (other than to comply with changes in applicable accounting principles).

Our Compensation Committee will reevaluate and, if necessary, revise our clawback policy to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act once the rules implementing the clawback requirements have been finalized by the Securities and Exchange Commission.

Outstanding Equity Awards at Fiscal Year-End – 2012

The following table sets forth information about outstanding equity awards held by our named executive officers as of December 31, 2012.

			Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested($)(2)
Neil M. Koehler	18,750	(3)	37,500	(3)	$0.86	8/1/2021	42,856	(4)	$13,714
							53,571	(5)	$17,143

Bryon T. McGregor	8,571	(6)	17,143	(6)	$0.86	8/1/2021	12,000	(7)	$3,840
							15,000	(8)	$4,800

Christopher W. Wright	8,571	(6)	17,143	(6)	$0.86	8/1/2021	12,000	(7)	$3,840
							15,000	(8)	$4,800

_______________

(1)	The stock awards reported in the above table represent shares of restricted stock and stock options granted under our 2006 Stock Incentive Plan.
(2)	Represents the fair market value per share of our common stock on December 31, 2012, which was $0.32, multiplied by the number of shares that had not vested as of that date.
(3)	Represents stock options granted on August 1, 2011. The option vested as to 18,750 shares on April 1, 2012 and will vest as to 18,750 shares on each of April 1, 2013 and 2014.
(4)	Represents shares granted on October 20, 2010. Mr. Koehler’s grant vests as to 21,428 shares on each of October 4, 2013 and 2014.
(5)	Represents shares granted on August 1, 2011. Mr. Koehler’s grant vests as to 17,857 shares on each of April 1, 2013, 2014 and 2015.
(6)	Represents stock options granted on August 1, 2011. The option vested as to 8,571 shares on April 1, 2012 and will vest as to 8,571 shares on April 1, 2013 and as to 8,572 shares on April 1, 2014.
(7)	Represents shares granted on October 20, 2010. The grant vests as to 6,000 shares on each of October 4, 2013 and 2014.
(8)	Represents shares granted on August 1, 2011. The grant vests as to 5,000 shares on each of April 1, 2013, 2014 and 2015.

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2006 Stock Incentive Plan

In 2006, our Board adopted and our stockholders ratified and approved the adoption of our 2006 Plan. On March 5, 2010, our Board approved an increase in the number of shares of common stock authorized for issuance under our 2006 Plan from 285,714 shares to 857,142 shares. Our stockholders approved the amendment to the 2006 Plan on June 3, 2010. Effective October 20, 2010, our Board approved amendments to our 2006 Plan to (i) increase the limit on annual awards to any plan participant from 250,000 shares to 1,000,000 shares, and (ii) eliminate the authority of the plan administrator to reduce the exercise or base price of one or more outstanding stock options or stock appreciation rights. These amendments did not require stockholder approval. On March 25, 2011, our Board approved a further increase in the number of shares of common stock authorized for issuance under our 2006 Plan from 857,142 to 1,214,285 shares. Our stockholders approved the amendment to the 2006 Plan on May 19, 2011. Effective April 2, 2012, our Board approved a further increase in the number of shares of common stock authorized for issuance under our 2006 Plan from 1,214,285 to 6,214,285 shares. Our stockholders approved the amendment to the 2006 Plan on December 13, 2012.

The 2006 Plan is intended to promote our interests by providing eligible persons in our service with the opportunity to acquire a proprietary or economic interest, or otherwise increase their proprietary or economic interest, in Pacific Ethanol as an incentive for them to remain in service and render superior performance during their service. The 2006 Plan consists of two equity-based incentive programs, the Discretionary Grant Program and the Stock Issuance Program. Principal features of each program are summarized below.

A total of 6,214,285 shares of common stock are authorized for issuance under the 2006 Plan. As of the date of this prospectus, equity awards totaling 3,468,826 shares of common stock, net of forfeitures and shares withheld to satisfy tax withholding obligations, have been issued under the 2006 Plan.

The following is a summary of the principal features of our 2006 Plan as amended to reflect the recent amendment. The summary does not purport to be a complete description of all provisions of our 2006 Plan and is qualified in its entirety by the text of the 2006 Plan.

Administration

The Compensation Committee of our Board has the exclusive authority to administer the Discretionary Grant and Stock Issuance Programs with respect to option grants, restricted stock awards, restricted stock units, stock appreciation rights, direct stock issuances and other stock-based awards (“equity awards”) made to executive officers and non-employee Board members, and also has the authority to make equity awards under those programs to all other eligible individuals. However, the Board may retain, reassume or exercise from time to time the power to administer those programs. Equity awards made to members of the Compensation Committee must be authorized and approved by a disinterested majority of the Board.

The term “plan administrator,” as used in this summary, means the Compensation Committee or the Board, to the extent either entity is acting within the scope of its administrative jurisdiction under the 2006 Plan.

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Share Reserve

An aggregate of 6,214,285 shares of common stock are authorized for issuance under the 2006 Plan.

No participant in the 2006 Plan may be granted equity awards for more than 1,000,000 shares of common stock per calendar year. Prior stockholder approval constituted approval of the 1,000,000 share limitation for purposes of Code Section 162(m). This share limitation is intended to assure that any deductions to which we would otherwise be entitled, either upon the exercise of stock options or stock appreciation rights granted under the Discretionary Grant Program with an exercise price per share equal to the fair market value per share of our common stock on the grant date or upon the subsequent sale of the shares purchased under those options, will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Code Section 162(m). In addition, shares issued under the Stock Issuance Program may qualify as performance-based compensation that is not subject to the Code Section 162(m) limitation, if the issuance of those shares is approved by the Compensation Committee and the vesting is tied solely to the attainment of the corporate performance milestones discussed below in the summary description of that program.

The shares of common stock issuable under the 2006 Plan may be drawn from shares of our authorized but unissued shares or from shares reacquired by us, including shares repurchased on the open market. Shares subject to any outstanding equity awards under the 2006 Plan that expire or otherwise terminate before those shares are issued will be available for subsequent awards. Unvested shares issued under the 2006 Plan and subsequently repurchased by us at the option exercise or direct issue price paid per share, under our repurchase rights under the 2006 Plan, will be added back to the number of shares reserved for issuance under the 2006 Plan and will be available for subsequent reissuance.

If the exercise price of an option under the 2006 Plan is paid with shares of common stock, then the authorized reserve of common stock under the 2006 Plan will be reduced only by the net number of new shares issued under the exercised stock option. If shares of common stock otherwise issuable under the 2006 Plan are withheld in satisfaction of the withholding taxes incurred in connection with the issuance, exercise or vesting of an equity award, then the number of shares of common stock available for issuance under the 2006 Plan will be reduced only by the net number of shares issued under that equity award. The withheld shares will not reduce the share reserve. Upon the exercise of any stock appreciation right granted under the 2006 Plan, the share reserve will only be reduced by the net number of shares actually issued upon exercise, and not by the gross number of shares as to which the stock appreciation right is exercised.

We have registered the issuance of all of the shares of common stock authorized for issuance under our 2006 Plan on form S-8 under the Securities Act of 1933, or Securities Act.

Eligibility

Officers, employees, non-employee directors, and consultants and independent advisors who are under written contract and whose securities issued under the 2006 Plan could be registered on Form S-8, all of whom are in our service or the service of any parent or subsidiary of ours, whether now existing or subsequently established, are eligible to participate in the Discretionary Grant and Stock Issuance Programs.

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As of February 6, 2013, four executive officers, approximately 168 other employees, five non-executive officer members of our Board and an indeterminate number of consultants and advisors were eligible to participate in the 2006 Plan.

Valuation

The fair market value per share of our common stock on any relevant date under the 2006 Plan will be deemed to be equal to the closing price per share of our common stock at the close of regular trading hours on that date on The NASDAQ Capital Market (or any other primary successor exchange or market on which our securities are listed or traded). If there is no closing price for our common stock on the date in question, the fair market value will be the closing price on the last preceding date for which a quotation exists. On February 6, 2013, the fair market value determined on that basis was $0.38 per share.

Discretionary Grant Program

The plan administrator has complete discretion under the Discretionary Grant Program to determine which eligible individuals are to receive equity awards under that program, the time or times when those equity awards are to be made, the number of shares subject to each award, the time or times when each equity award is to vest and become exercisable, the maximum term for which the equity award is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws.

Stock Options. Each granted option will have an exercise price per share determined by the plan administrator, provided that the exercise price will not be less than 85% or 100% of the fair market value of a share on the grant date in the case of non-statutory or incentive options, respectively. No granted option will have a term in excess of ten years. Incentive options granted to an employee who beneficially owns more than 10% of our outstanding common stock must have exercise prices not less than 110% of the fair market value of a share on the grant date and a term of not more than five years measured from the grant date. Options generally will become exercisable in one or more installments over a specified period of service measured from the grant date. However, options may be structured so that they will be immediately exercisable for any or all of the option shares. Any unvested shares acquired under immediately exercisable options will be subject to repurchase, at the exercise price paid per share, if the optionee ceases service with us prior to vesting in those shares.

An optionee who ceases service with us other than due to misconduct will have a limited time within which to exercise outstanding options for any shares for which those options are vested and exercisable at the time of cessation of service. The plan administrator has complete discretion to extend the period following the optionee’s cessation of service during which outstanding options may be exercised (but not beyond the expiration date) and/or to accelerate the exercisability or vesting of options in whole or in part. Discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

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Stock Appreciation Rights. The plan administrator has the authority to issue the following three types of stock appreciation rights under the Discretionary Grant Program:

Tandem stock appreciation rights, which provide the holders with the right, upon approval of the plan administrator, to surrender their options for an appreciation distribution in an amount equal to the excess of the fair market value of the vested shares of common stock subject to the surrendered option over the aggregate exercise price payable for those shares.

Standalone stock appreciation rights, which allow the holders to exercise those rights as to a specific number of shares of common stock and receive in exchange an appreciation distribution in an amount equal to the excess of the fair market value on the exercise date of the shares of common stock as to which those rights are exercised over the aggregate base price in effect for those shares. The base price per share may not be less than the fair market value per share of the common stock on the date the standalone stock appreciation right is granted, and the right may not have a term in excess of ten years.

Limited stock appreciation rights, which may be included in one or more option grants made under the Discretionary Grant Program to executive officers or directors who are subject to the short-swing profit liability provisions of Section 16 of the Exchange Act. Upon the successful completion of a hostile takeover for more than 50% of our outstanding voting securities or a change in a majority of our Board as a result of one or more contested elections for Board membership over a period of up to 36 consecutive months, each outstanding option with a limited stock appreciation right may be surrendered in return for a cash distribution per surrendered option share equal to the excess of the fair market value per share at the time the option is surrendered or, if greater and the option is a non-statutory option, the highest price paid per share in the transaction, over the exercise price payable per share under the option.

Payments with respect to exercised tandem or standalone stock appreciation rights may, at the discretion of the plan administrator, be made in cash or in shares of common stock. All payments with respect to exercised limited stock appreciation rights will be made in cash. Upon cessation of service with us, the holder of one or more stock appreciation rights will have a limited period within which to exercise those rights as to any shares as to which those stock appreciation rights are vested and exercisable at the time of cessation of service. The plan administrator will have complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding stock appreciation rights may be exercised and/or to accelerate the exercisability or vesting of the stock appreciation rights in whole or in part. Discretion may be exercised at any time while the stock appreciation rights remain outstanding, whether before or after the holder’s actual cessation of service.

Exchange Program. The plan administrator has the authority, with the consent of the affected holders, to effect the cancellation of any or all outstanding options or stock appreciation rights under the Discretionary Grant Program and to grant in exchange one or more of the following: (i) new options or stock appreciation rights covering the same or a different number of shares of common stock but with an exercise or base price per share not less than the fair market value per share of common stock on the new grant date, or (ii) cash or shares of common stock, whether vested or unvested, equal in value to the value of the cancelled options or stock appreciation rights.

Stock Issuance Program

Shares of common stock may be issued under the Stock Issuance Program for valid consideration under the Delaware General Corporation Law as the plan administrator deems appropriate, including cash, past services or other property. In addition, restricted shares of common stock may be issued under restricted stock awards that vest in one or more installments over the recipient’s period of service or upon attainment of specified performance objectives. Shares of common stock may also be issued under the program under restricted stock units or other stock-based awards that entitle the recipients to receive the shares underlying those awards upon the attainment of designated performance goals, the satisfaction of specified service requirements and/or upon the expiration of a designated time period following the vesting of those awards or units, including a deferred distribution date following the termination of the recipient’s service with us.

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The plan administrator will have complete discretion under the Stock Issuance Program to determine which eligible individuals are to receive equity awards under the program, the time or times when those equity awards are to be made, the number of shares subject to each equity award, the vesting schedule to be in effect for the equity award and the consideration, if any, payable per share. The shares issued under an equity award may be fully vested upon issuance or may vest upon the completion of a designated service period and/or the attainment of pre-established performance goals.

To assure that the compensation attributable to one or more equity awards under the Stock Issuance Program will qualify as performance-based compensation that will not be subject to the $1,000,000 limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Code Section 162(m), the Compensation Committee will also have the discretionary authority to structure one or more equity awards under the Stock Issuance Program so that the shares subject to those particular awards will vest only upon the achievement of pre-established corporate performance goals. Goals may be based on one or more of the following criteria: (i) return on total stockholders’ equity; (ii) net income per share; (iii) net income or operating income; (iv) earnings before interest, taxes, depreciation, amortization and stock-based compensation costs, or operating income before depreciation and amortization; (v) sales or revenue targets; (vi) return on assets, capital or investment; (vii) cash flow; (viii) market share; (ix) cost reduction goals; (x) budget comparisons; (xi) implementation or completion of projects or processes strategic or critical to our business operations; (xii) measures of customer satisfaction; (xiii) any combination of, or a specified increase in, any of the foregoing; and (xiv) the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance our revenue or profitability or expand our customer base; provided, however, that for purposes of items (ii), (iii) and (vii) above, the Compensation Committee may, at the time the equity awards are made, specify adjustments to those items as reported in accordance with United States generally accepted accounting principles, or GAAP, which will exclude from the calculation of those performance goals one or more of the following: charges related to acquisitions, stock-based compensation, employer payroll tax expense on stock option exercises, settlement costs, restructuring costs, gains or losses on strategic investments, non-operating gains, other non-cash charges, valuation allowance on deferred tax assets, and the related income tax effects, purchases of property and equipment, and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or its successor, provided that those adjustments are in conformity with those reported by us on a non-GAAP basis. In addition, performance goals may be based upon the attainment of specified levels of our performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of our business groups or divisions thereof or any parent or subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned, and a maximum level of performance at which an award will be fully earned. The Compensation Committee may provide that, if the actual level of attainment for any performance objective is between two specified levels, the amount of the award attributable to that performance objective shall be interpolated on a straight-line basis.

The plan administrator will have the discretionary authority at any time to accelerate the vesting of any and all shares of restricted stock or other unvested shares outstanding under the Stock Issuance Program. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares that were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m), except in the event of specified involuntary terminations or changes in control or ownership.

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Outstanding restricted stock units or other stock-based awards under the Stock Issuance Program will automatically terminate, and no shares of common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for those awards are not attained. The plan administrator, however, will have the discretionary authority to issue shares of common stock in satisfaction of one or more outstanding restricted stock units or other stock-based awards as to which the designated performance goals or service requirements are not attained. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards that were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m), except in the event of specified involuntary terminations or changes in control or ownership.

General Provisions

Acceleration. If a change in control occurs, each outstanding equity award under the Discretionary Grant Program will automatically accelerate in full, unless (i) that award is assumed by the successor corporation or otherwise continued in effect, (ii) the award is replaced with a cash retention program that preserves the spread existing on the unvested shares subject to that equity award (the excess of the fair market value of those shares over the exercise or base price in effect for the shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those shares, or (iii) the acceleration of the award is subject to other limitations imposed by the plan administrator. In addition, all unvested shares outstanding under the Discretionary Grant and Stock Issuance Programs will immediately vest upon the change in control, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect or accelerated vesting is precluded by other limitations imposed by the plan administrator. Each outstanding equity award under the Stock Issuance Program will vest as to the number of shares of common stock subject to that award immediately prior to the change in control, unless that equity award is assumed by the successor corporation or otherwise continued in effect or replaced with a cash retention program similar to the program described in clause (ii) above or unless vesting is precluded by its terms. Immediately following a change in control, all outstanding awards under the Discretionary Grant Program will terminate and cease to be outstanding except to the extent assumed by the successor corporation or its parent or otherwise expressly continued in full force and effect under the terms of the change in control transaction.

The plan administrator will have the discretion to structure one or more equity awards under the Discretionary Grant and Stock Issuance Programs so that those equity awards will vest in full either immediately upon a change in control or in the event the individual’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction, whether or not those equity awards are to be assumed or otherwise continued in effect or replaced with a cash retention program.

A change in control will be deemed to have occurred if, in a single transaction or series of related transactions:

(i) any person (as that term is used in Section 13(d) and 14(d) of the Exchange Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a beneficial owner (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities representing 51% or more of the combined voting power of our company;

(ii) there is a merger, consolidation, or other business combination transaction of us with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of our voting capital stock outstanding immediately prior to the transaction continue to hold (either by the shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of our company (or the surviving entity) outstanding immediately after the transaction; or

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(iii) all or substantially all of our assets are sold.

Stockholder Rights and Option Transferability. The holder of an option or stock appreciation right will have no stockholder rights with respect to the shares subject to that option or stock appreciation right unless and until the holder exercises the option or stock appreciation right and becomes a holder of record of shares of common stock distributed upon exercise of the award. Incentive options are not assignable or transferable other than by will or the laws of inheritance following the optionee’s death, and during the optionee’s lifetime, may only be exercised by the optionee. However, non-statutory options and stock appreciation rights may be transferred or assigned during the holder’s lifetime to one or more members of the holder’s family or to a trust established for the benefit of the holder and/or one or more family members or to the holder’s former spouse, to the extent the transfer is in connection with the holder’s estate plan or under a domestic relations order.

A participant will have a number of rights with respect to shares of common stock issued to the participant under the Stock Issuance Program, whether or not the participant’s interest in those shares is vested. Accordingly, the participant will have the right to vote the shares and to receive any regular cash dividends paid on the shares, but will not have the right to transfer the shares prior to vesting. A participant will not have any stockholder rights with respect to the shares of common stock subject to restricted stock units or other stock-based awards until the awards vest and the shares of common stock are actually issued. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding restricted stock units or other stock-based awards, subject to terms and conditions the plan administrator deems appropriate.

Changes in Capitalization. If any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 2006 Plan, (ii) the maximum number and/or class of securities for which any one person may be granted equity awards under the 2006 Plan per calendar year, (iii) the number and/or class of securities and the exercise price or base price per share in effect under each outstanding option or stock appreciation right, and (iv) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award under the 2006 Plan and the cash consideration, if any, payable per share. All adjustments will be designed to preclude any dilution or enlargement of benefits under the 2006 Plan and the outstanding equity awards thereunder.

Special Tax Election. Subject to applicable laws, rules and regulations, the plan administrator may permit any or all holders of equity awards to utilize any or all of the following methods to satisfy all or part of the federal and state income and employment withholding taxes to which they may become subject in connection with the issuance, exercise or vesting of those equity awards:

Stock Withholding: The election to have us withhold, from the shares otherwise issuable upon the issuance, exercise or vesting of an equity award, a portion of those shares with an aggregate fair market value equal to the percentage of the withholding taxes (not to exceed 100%) designated by the holder and make a cash payment equal to the fair market value directly to the appropriate taxing authorities on the individual’s behalf.

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Stock Delivery: The election to deliver to us shares of common stock previously acquired by the holder (other than in connection with the issuance, exercise or vesting that triggered the withholding taxes) with an aggregate fair market value equal to the percentage of the withholding taxes (not to exceed 100%) designated by the holder.

Sale and Remittance: The election to deliver to us, to the extent the award is issued or exercised for vested shares, through a special sale and remittance procedure under which the optionee or participant will concurrently provide irrevocable instructions to a brokerage firm to effect the immediate sale of the purchased or issued shares and remit to us, out of the sale proceeds available on the settlement date, sufficient funds to cover the withholding taxes we are required to withhold by reason of the issuance, exercise or vesting.

Amendment, Suspension and Termination

Our Board may suspend or terminate the 2006 Plan at any time. Our Board may amend or modify the 2006 Plan, subject to any required stockholder approval. Stockholder approval will be required for any amendment that materially increases the number of shares available for issuance under the 2006 Plan, materially expands the class of individuals eligible to receive equity awards under the 2006 Plan, materially increases the benefits accruing to optionees and other participants under the 2006 Plan or materially reduces the price at which shares of common stock may be issued or purchased under the 2006 Plan, materially extends the term of the 2006 Plan, expands the types of awards available for issuance under the 2006 Plan, or as to which stockholder approval is required by applicable laws, rules or regulations.

Unless sooner terminated by our Board, the 2006 Plan will terminate on the earliest to occur of: July 19, 2016; the date on which all shares available for issuance under the 2006 Plan have been issued as fully-vested shares; and the termination of all outstanding equity awards upon specified changes in control or ownership. If the 2006 Plan terminates on July 19, 2016, then all equity awards outstanding at that time will continue to have force and effect in accordance with the provisions of the documents evidencing those awards.

Federal Income Tax Consequences

The following discussion summarizes income tax consequences of the 2006 Plan under current federal income tax law and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Code Section 162(m), as discussed in further detail below. Other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending upon individual circumstances and from locality to locality.

Option Grants. Options granted under the 2006 Plan may be either incentive stock options, which satisfy the requirements of Code Section 422, or non-statutory stock options, which are not intended to meet those requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and, if there is no disqualifying disposition at the time of exercise, no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes equal to the excess of the fair market value of the purchased shares at the time over the exercise price paid for those shares.

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The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of some dispositions. For federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in the sale or disposition was granted and more than one year after the date the option was exercised for those shares. If either of these two requirements is not satisfied, a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, the excess of the fair market value of those shares on the exercise date over the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or any loss recognized upon the disposition will be taxable as a capital gain or capital loss.

If the optionee makes a disqualifying disposition of the purchased shares, we will be generally entitled to an income tax deduction, for our taxable year in which the disposition occurs, equal to the excess of the fair market value of the shares on the option exercise date over the exercise price paid for the shares. If the optionee makes a qualifying disposition, we will not be entitled to any income tax deduction.

Non-Statutory Stock Options. No taxable income is generally recognized by an optionee upon the grant of a non-statutory option. The optionee will, in general, recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and we will be required to collect withholding taxes applicable to the income from the optionee.

We will generally be entitled to an income tax deduction equal to the amount of any ordinary income recognized by the optionee with respect to an exercised non-statutory option. The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the optionee.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase in the event of the optionee’s cessation of service prior to vesting in those shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of the fair market value of the shares on the date the repurchase right lapses over the exercise price paid for the shares. The optionee may elect under Code Section 83(b) to include as ordinary income in the year of exercise of the option an amount equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. If a timely Code Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

Stock Appreciation Rights. No taxable income is generally recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and we will be required to collect withholding taxes applicable to the income from the holder.

We will generally be entitled to an income tax deduction equal to the amount of any ordinary income recognized by the holder in connection with the exercise of a stock appreciation right. The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the holder.

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Direct Stock Issuances. Stock granted under the 2006 Plan may include issuances including unrestricted stock grants, restricted stock grants and restricted stock units. The federal income tax treatment for the stock issuances is as follows:

Unrestricted Stock Grants. The holder will recognize ordinary income in the year in which shares are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and we will be required to collect withholding taxes applicable to the income from the holder.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the holder.

Restricted Stock Grants. No taxable income is recognized upon receipt of stock that qualifies as performance-based compensation unless the recipient elects to have the value of the stock (without consideration of any effect of the vesting conditions) included in income on the date of receipt. The recipient may elect under Code Section 83(b) to include as ordinary income in the year the shares are actually issued an amount equal to the fair market value of the shares. If a timely Code Section 83(b) election is made, the holder will not recognize any additional income when the vesting conditions lapse and will not be entitled to a deduction in the event the stock is forfeited as a result of failure to vest.

If the holder does not file an election under Code Section 83(b), he will not recognize income until the shares vest. At that time, the holder will recognize ordinary income in an amount equal to the fair market value of the shares on the date the shares vest. We will be required to collect withholding taxes applicable to the income of the holder at that time.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued, if the holder elects to file an election under Code Section 83(b), or we will be entitled to an income tax deduction at the time the vesting conditions occur, if the holder does not elect to file an election under Code Section 83(b).

Restricted Stock Units. No taxable income is generally recognized upon receipt of a restricted stock unit award. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and we will be required to collect withholding taxes applicable to the income from the holder.

We will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the holder.

Section 409A.  A number of awards, including non-statutory stock options and stock appreciation rights granted with an exercise price that is less than fair market value, and some restricted stock units, can be considered “non-qualified deferred compensation” and subject to Code Section 409A. Awards that are subject to but do not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to the recipient, and may result in accelerated imposition of income tax and the related withholding.

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Deductibility of Executive Compensation

We anticipate that any compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or the exercise of non-statutory stock options or stock appreciation rights with exercise prices or base prices equal to or greater than the fair market value of the underlying shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1,000,000 limitation per covered individual on the deductibility of the compensation paid to some executive officers. Accordingly, all compensation deemed paid with respect to those options or stock appreciation rights should remain deductible without limitation under Code Section 162(m). However, any compensation deemed paid by us in connection with shares issued under the Stock Issuance Program will be subject to the $1,000,000 limitation on deductibility per covered individual, except to the extent the vesting of those shares is based solely on one or more of the performance milestones specified above in the summary of the terms of the Stock Issuance Program.

Accounting Treatment

In accordance with accounting standards established by the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Stock Compensation, we are required to recognize all share-based payments, including grants of stock options, restricted stock and restricted stock units, in our financial statements. Accordingly, stock options are valued at fair value as of the grant date under an appropriate valuation formula, and that value will be charged as stock-based compensation expense against our reported earnings over the designated vesting period of the award. For shares issuable upon the vesting of restricted stock units that may be awarded under the 2006 Plan, we are required to expense over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award. Restricted stock issued under the 2006 Plan results in a direct charge to our reported earnings equal to the excess of the fair market value of those shares on the issuance date over the cash consideration (if any) paid for the shares. If the shares are unvested at the time of issuance, then any charge to our reported earnings is amortized over the vesting period. This accounting treatment for restricted stock units and restricted stock issuances is applicable whether vesting is tied to service periods or performance criteria.

New Plan Benefits

No additional awards under the 2006 Plan are determinable at this time because awards under the 2006 Plan are discretionary and no specific additional awards have been approved by the plan administrator beyond currently outstanding unvested restricted stock grants and outstanding stock options in respect of 2,787,775 shares of common stock.

Other Arrangements Not Subject to Stockholder Action

Information regarding our equity compensation plan arrangements that existed as of the end of 2012 is included in this prospectus under the heading “Price Range of Common Stock--Equity Compensation Plan Information.”

Interests of Related Parties

The 2006 Plan provides that our officers, employees, non-employee directors, and some consultants and independent advisors will be eligible to receive awards under the 2006 Plan. As discussed above, we may be eligible in some circumstances to receive a tax deduction for some executive compensation resulting from awards under the 2006 Plan that would otherwise be disallowed under Section 162(m).

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Possible Anti-Takeover Effects

Although not intended as an anti-takeover measure by our Board, one of the possible effects of the 2006 Plan could be to place additional shares, and to increase the percentage of the total number of shares outstanding, or to place other incentive compensation, in the hands of the directors and officers of Pacific Ethanol. Those persons may be viewed as part of, or friendly to, incumbent management and may, therefore, under some circumstances be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of the attempt.

In addition, options or other incentive compensation may, in the discretion of the plan administrator, contain a provision providing for the acceleration of the exercisability of outstanding, but unexercisable, installments upon the first public announcement of a tender offer, merger, consolidation, sale of all or substantially all of our assets, or other attempted changes in the control of Pacific Ethanol. In the opinion of our Board, this acceleration provision merely ensures that optionees under the 2006 Plan will be able to exercise their options or obtain their incentive compensation as intended by our Board and stockholders prior to any extraordinary corporate transaction which might serve to limit or restrict that right. Our Board is, however, presently unaware of any threat of hostile takeover involving Pacific Ethanol, Inc..

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in the best interests of the corporation.

Our certificate of incorporation provides that, except in certain specified instances, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors, except liability for the following:

•	any breach of their duty of loyalty to Pacific Ethanol or our stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and
•	any transaction from which the director derived an improper personal benefit.

In addition, our certificate of incorporation and bylaws obligate us to indemnify our directors and officers against expenses and other amounts reasonably incurred in connection with any proceeding arising from the fact that such person is or was an agent of ours. Our bylaws also authorize us to purchase and maintain insurance on behalf of any of our directors or officers against any liability asserted against that person in that capacity, whether or not we would have the power to indemnify that person under the provisions of the Delaware General Corporation Law. We have entered and expect to continue to enter into agreements to indemnify our directors and officers as determined by our Board. These agreements provide for indemnification of related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

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The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions of our certificate of incorporation or bylaws, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Certain Relationships and Related Transactions

Policies and Procedures for Approval of Related Party Transactions

Our Board has the responsibility to review and discuss with management and approve, and has adopted written policies and procedures relating to approval or ratification of, interested transactions with related parties. During this process, the material facts as to the related party’s interest in a transaction are disclosed to all Board members or the Audit Committee. Under the policies and procedures, the Board, through the Audit Committee, is to review each interested transaction with a related party that requires approval and either approve or disapprove of the entry into the interested transaction. An interested transaction is any transaction in which we are a participant and in which any related party has or will have a direct or indirect interest. Transactions that are in the ordinary course of business and would not require either disclosure required by Item 404(a) of Regulation S-K under the Securities Act or approval of the Board or an independent committee of the Board as required by applicable NASDAQ rules would not be deemed interested transactions. No director may participate in any approval of an interested transaction with respect to which he or she is a related party. Our Board intends to approve only those related party transactions that are in the best interests of Pacific Ethanol and our stockholders.

Other than as described below or elsewhere in this Proxy Statement, since January 1, 2010, there has not been a transaction or series of related transactions to which Pacific Ethanol was or is a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. All of the below transactions were separately approved by our Board.

Certain Relationships and Related Transactions

Miscellaneous

We are or have been a party to employment and compensation arrangements with related parties, as more particularly described above in “Management—Executive Employment Agreements.” We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

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Neil M. Koehler

Series B Preferred Stock

On May 20, 2008, we sold to Neil M. Koehler, who is our President and Chief Executive Officer and one of our directors, 256,410 shares of our Series B Preferred Stock, all of which were initially convertible into an aggregate of 109,890 shares of our common stock based on an initial preferred-to-common conversion ratio of approximately 1-for-0.43, and warrants to purchase an aggregate of 54,945 shares of our common stock at an exercise price of $49.00 per share, for an aggregate purchase price of $5,000,000. As a result of various anti-dilution adjustments, the conversion ratio of the Series B Preferred Stock has declined to approximately 1-for-7.3. For each the years ended December 31, 2011, 2010 and 2009, we accrued cash dividends in the amount of $350,000 in respect of shares of Series B Preferred Stock held by Mr. Koehler.

On August 21, 2012, we entered into an agreement with Mr. Koehler under which $105,000 of the accrued and unpaid dividends in respect of shares of Series B Preferred Stock held by Mr. Koehler were to be paid in shares of our common stock at a price per share of $0.31. We made such payment by issuing an aggregate of 338,709 shares of common stock to Mr. Koehler on August 24, 2012. On December 26, 2012, we entered into an agreement with Mr. Koehler under which $105,000 of the accrued and unpaid dividends in respect of shares of Series B Preferred Stock held by Mr. Koehler were to be paid in shares of our common stock at a price per share of $0.34. We made such payment by issuing an aggregate of 311,301 shares of common stock to Mr. Koehler on December 31, 2012. As of December 31, 2012, in aggregate, dividends totaling $840,000 have not been paid.

Loan Transaction

On March 30, 2009, we entered into an unsecured promissory note in favor of Mr. Koehler. The promissory note was for the principal amount of $1,000,000. Interest on the unpaid principal amount of the promissory note accrues at a rate per annum of 8.00%. On March 29, 2010, we entered into an amendment to the promissory note to extend its maturity date to January 5, 2011. On October 29, 2010, we paid all accrued interest under the promissory note, totaling $126,500. On November 5, 2010, we entered into an amendment to the promissory note extending its maturity date to March 31, 2012. On December 31, 2010, we paid all accrued interest under the promissory note, totaling $13,774. On November 30, 2011, we made a principal payment of $250,000, resulting in an unpaid principal balance of $750,000. On March 7, 2012, we entered into an amendment to the promissory note further extending its maturity date to March 31, 2013. On February 7, 2013, we entered into an amendment to the promissory note further extending its maturity date to March 31, 2014. For the years ended December 31, 2012 and 2011, we paid all accrued interest under the promissory note, totaling $60,164 and $78,300, respectively.

Common Stock

On January 28, 2010, we granted 35,714 shares of our restricted common stock to Mr. Koehler in consideration of services provided. The value of the common was determined be $535,000.

On October 20, 2010, we granted 107,143 shares of our restricted common stock to Mr. Koehler in consideration of services provided. The value of the common stock was determined to be $712,500.

On August 1, 2011, we granted 71,429 shares of our restricted common stock to Mr. Koehler in consideration of services provided. The value of the common stock was determined to be $61,429.

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Paul P. Koehler

Paul P. Koehler, a brother of Neil M. Koehler, is employed by us as Vice President of Corporate Development at an annual salary of $220,000.

On May 20, 2008, we sold to Mr. Koehler 12,820 shares of our Series B Preferred Stock, all of which were initially convertible into an aggregate of 5,494 shares of our common stock based on an initial preferred-to-common conversion ratio of approximately 1-for-0.43, and warrants to purchase an aggregate of 2,747 shares of our common stock at an exercise price of $49.00 per share, for an aggregate purchase price of $250,000. As a result of various anti-dilution adjustments, the conversion ratio of the Series B Preferred Stock has declined to approximately 1-for-7.3. For the years ended December 31, 2011, 2010 and 2009, we accrued cash dividends in the amount of $17,500 in respect of shares of Series B Preferred Stock held by Mr. Koehler.

On August 21, 2012, we entered into an agreement with Mr. Koehler under which $5,250 of the accrued and unpaid dividends in respect of shares of Series B Preferred Stock held by Mr. Koehler were to be paid in shares of our common stock at a price per share of $0.31. We made such payment by issuing an aggregate of 16,935 shares of common stock to Mr. Koehler on August 24, 2012. On December 26, 2012, we entered into an agreement with Mr. Koehler under which $5,250 of the accrued and unpaid dividends in respect of shares of Series B Preferred Stock held by Mr. Koehler were to be paid in shares of our common stock at a price per share of $0.34. We made such payment by issuing an aggregate of 15,564 shares of common stock to Mr. Koehler on December 31, 2012. As of December 31, 2012, in aggregate, dividends totaling $42,000 have not been paid.

Thomas D. Koehler

On May 20, 2008, we sold to Thomas D. Koehler, a brother of Neil M. Koehler, who is our President and Chief Executive Officer and one of our directors, 12,820 shares of our Series B Preferred Stock, all of which were initially convertible into an aggregate of 5,494 shares of our common stock based on an initial preferred-to-common conversion ratio of approximately 1-for-0.43, and warrants to purchase an aggregate of 2,747 shares of our common stock at an exercise price of $49.00 per share, for an aggregate purchase price of $250,000. As a result of various anti-dilution adjustments, the conversion ratio of the Series B Preferred Stock has declined to approximately 1-for-7.3. For the years ended December 31, 2011, 2010 and 2009, we accrued cash dividends in the amount of $17,500 in respect of shares of Series B Preferred Stock held by Mr. Koehler.

On August 21, 2012, we entered into an agreement with Mr. Koehler under which $5,250 of the accrued and unpaid dividends in respect of shares of Series B Preferred Stock held by Mr. Koehler were to be paid in shares of our common stock at a price per share of $0.31. We made such payment by issuing an aggregate of 16,935 shares of common stock to Mr. Koehler on August 24, 2012. On December 26, 2012, we entered into an agreement with Mr. Koehler under which $5,250 of the accrued and unpaid dividends in respect of shares of Series B Preferred Stock held by Mr. Koehler were to be paid in shares of our common stock at a price per share of $0.34. We made such payment by issuing an aggregate of 15,564 shares of common stock to Mr. Koehler on December 31, 2012. As of December 31, 2012, in aggregate, dividends totaling $42,000 have not been paid.

On April 1, 2008, we entered into an Independent Contractor Services Agreement with Mr. Koehler for the provision of strategic consulting services, including in connection with promoting Pacific Ethanol, and ethanol as a fuel additive and transportation fuel, with governmental agencies. Mr. Koehler was compensated at a rate of $5,000 per month under this arrangement from April 1, 2008 through September 30, 2010. Effective October 1, 2010, Mr. Koehler’s compensation was increased to $7,500 per month.

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William L. Jones

Series B Preferred Stock

On May 20, 2008, we sold to Mr. Jones 12,820 shares of our Series B Preferred Stock, all of which were initially convertible into an aggregate of 5,494 shares of our common stock based on an initial preferred-to-common conversion ratio of approximately 1-for-0.43, and warrants to purchase an aggregate of 2,747 shares of our common stock at an exercise price of $49.00 per share, for an aggregate purchase price of $250,000. As a result of various anti-dilution adjustments, the conversion ratio of the Series B Preferred Stock has declined to approximately 1-for-7.3. For the years ended December 31, 2011, 2010 and 2009, we accrued cash dividends in the amount of $17,500 in respect of shares of Series B Preferred Stock held by Mr. Jones.

On August 21, 2012, we entered into an agreement with Mr. Jones under which $5,250 of the accrued and unpaid dividends in respect of shares of Series B Preferred Stock held by Mr. Jones were to be paid in shares of our common stock at a price per share of $0.31. We made such payment by issuing an aggregate of 16,935 shares of common stock to Mr. Jones on August 24, 2012. On December 26, 2012, we entered into an agreement with Mr. Jones under which $5,250 of the accrued and unpaid dividends in respect of shares of Series B Preferred Stock held by Mr. Jones were to be paid in shares of our common stock at a price per share of $0.34. We made such payment by issuing an aggregate of 15,564 shares of common stock to Mr. Jones on December 31, 2012. As of December 31, 2012, in aggregate, dividends totaling $42,000 have not been paid.

Loan Transaction

On March 30, 2009, we entered into an unsecured promissory note in favor of Mr. Jones. The promissory note was for the principal amount of $1,000,000. Interest on the unpaid principal amount of the promissory note accrued at a rate per annum of 8.00%. On October 29, 2010, we paid $750,000 in principal and all accrued interest under the promissory note, totaling $127,000. On November 5, 2010, we entered into an amendment to the promissory note extending its maturity date to March 31, 2012. On December 31, 2010, we paid all accrued interest under the promissory note, totaling $3,000. On November 30, 2011, we paid in full the remainder of the outstanding balance of $250,000 on the promissory note. For the year ended December 31, 2011, we paid all accrued interest under the promissory note, totaling $18,300.

Common Stock

Mr. Jones serves as a non-employee director and Chairman of our Board. On January 28, 2010, we granted 4,286 shares of our restricted common stock to each of our non-employee directors in consideration of services provided. The value of the common stock granted to each non-employee director on January 28, 2010 was determined to be $64,200. On October 1, 2010 we granted 8,163 shares of our restricted common stock to each of our non-employee directors in consideration of services provided. The value of the common stock granted to each non-employee director on October 1, 2010 was determined to be $60,000. On October 20, 2010, we granted 12,857 shares of our restricted common stock to each of our non-employee directors in consideration of services provided. The value of the common stock granted to each non-employee director on October 20, 2010 was determined to be $85,500. On August 1, 2011, we granted 11,429 shares of our restricted common stock to Mr. Jones, the Chairman of our Board, in consideration of services provided. The value of the common stock granted to the Chairman of our Board on August 1, 2011 was determined to be $9,829.

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Ryan W. Turner

On May 13, 2009, we entered into a consulting agreement with Ryan W. Turner, who is the son-in-law of William L. Jones, for consulting services relating to a potential capital raising transaction and reorganization of us or our bankrupt subsidiaries, or both, at $10,000 per month. In November 2009, we executed a new consulting agreement with Mr. Turner for similar consulting services at $20,000 per month. In 2009 and 2010, we paid Mr. Turner an aggregate of $86,500 and $23,100, respectively, under these arrangements. Our consulting relationship with Mr. Turner was terminated in connection with his appointment to our Board in February 2010. We paid $205,270 and $14,539 in director fees to Mr. Turner for services provided as a member of our Board during 2010 and 2011, respectively. On April 4, 2011, Mr. Turner chose not to stand for reelection as a member of the Board and his directorship ceased on May 9, 2011.

Common Stock

On September 7, 2010, we granted 1,786 shares of our restricted common stock to Ryan Turner in consideration of services provided as a non-employee director on our Board. The value of the common stock granted to Mr. Turner on September 7, 2010 was determined to be $7,375. On October 1, 2010, we granted 8,163 shares of our restricted common stock to each of our non-employee directors in consideration of services provided. The value of the common stock granted to each non-employee director on October 1, 2010 was determined to be $60,000. On October 20, 2010, we granted 12,857 shares of our restricted common stock to each of our non-employee directors in consideration of services provided. The value of the common stock granted to each non-employee director on October 20, 2010 was determined to be $85,500.

Michael D. Kandris

Consulting Services

During the years ended December 31, 2011 and 2012, Mr. Kandris provided consulting services to us concerning ethanol plant operations and was paid $239,135 in 2012 and $184,074 in 2011 for his services.

Common Stock

On January 28, 2010, we granted 4,286 shares of our restricted common stock to each of our non-employee directors in consideration of services provided. The value of the common stock granted to each non-employee director on January 28, 2010 was determined to be $64,200. On October 1, 2010, we granted 8,163 shares of our restricted common stock to each of our non-employee directors in consideration of services provided. The value of the common stock granted to each non-employee director on October 1, 2010 was determined to be $60,000. On October 20, 2010, we granted 12,857 shares of our restricted common stock to each of our non-employee directors in consideration of services provided. The value of the common stock granted to each non-employee director on October 20, 2010 was determined to be $85,500. On August 1, 2011, we granted 8,571 shares of our restricted common stock to each of our non-employee directors (except for the Chairman of our Board, Mr. Jones) in consideration of services provided. The value of the common stock granted to Mr. Kandris on August 1, 2011 was determined to be $7,371.

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Terry L. Stone, John L. Prince, Douglas L. Kieta and Larry D. Layne

Messrs. Stone, Prince, Kieta and Layne serve as non-employee directors on our Board. On January 28, 2010, we granted 4,286 shares of our restricted common stock to each of our non-employee directors in consideration of services provided. The value of the common stock granted to each non-employee director on January 28, 2010 was determined to be $64,200. On October 1, 2010, we granted 8,163 shares of our restricted common stock to each of our non-employee directors in consideration of services provided. The value of the common stock granted to each non-employee director on October 1, 2010 was determined to be $60,000. On October 20, 2010, we granted 12,857 shares of our restricted common stock to each of our non-employee directors in consideration of services provided. The value of the common stock granted to each non-employee director on October 20, 2010 was determined to be $85,500. On August 1, 2011, we granted 8,571 shares of our restricted common stock to each of our non-employee directors (except for the Chairman of our Board, Mr. Jones) in consideration of services provided. The value of the common stock granted to Messrs. Stone, Prince, Kieta and Layne on August 1, 2011 was determined to be $7,371.

Christopher W. Wright

Mr. Wright is our Vice President, General Counsel and Secretary. On January 28, 2010, we granted 10,000 shares of our restricted common stock to Mr. Wright in consideration of services provided. The value of the common stock granted on January 28, 2010 was determined to be $149,800. On October 20, 2010, we granted 30,000 shares of our restricted common stock to Mr. Wright in consideration of services provided. The value of the common stock granted on October 20, 2010 was determined to be $199,500. On August 1, 2011, we granted 20,000 shares of our restricted common stock to Mr. Wright in consideration of services provided. The value of the common stock granted on August 1, 2011 was determined to be $17,200.

Bryon T. McGregor

Mr. McGregor is our Chief Financial Officer. On January 28, 2010, we granted 10,000 shares of our restricted common stock to Mr. McGregor in consideration of services provided. The value of the common stock granted on January 28, 2010 was determined to be $149,800. On October 20, 2010, we granted 30,000 shares of our restricted common stock to each of Mr. McGregor in consideration of services provided. The value of the common stock granted on October 20, 2010 was determined to be $199,500. On August 1, 2011, we granted 20,000 shares of our restricted common stock to Mr. McGregor in consideration of services provided. The value of the common stock granted on August 1, 2011 was determined to be $17,200.

Lyles United, LLC

Series B Preferred Stock

On March 27, 2008, we sold to Lyles United 2,051,282 shares of our Series B Preferred Stock, all of which were initially convertible into an aggregate of 879,121 shares of our common stock based on an initial preferred-to-common conversion ratio of approximately 1-for-0.43, and warrants to purchase an aggregate of 439,560 shares of our common stock at an exercise price of $49.00 per share, for an aggregate purchase price of $40,000,000. As a result of various anti-dilution adjustments, the conversion ratio of the Series B Preferred Stock has declined to approximately 1-for-7.3. For the years ended December 31, 2011, 2010 and 2009, we accrued cash dividends in the amount of $700,000, $700,000 and $2,270,000, respectively, in respect of shares of Series B Preferred Stock held by Lyles United.

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On August 21, 2012, we entered into an agreement with Lyles United under which $367,068 of the accrued and unpaid dividends in respect of shares of Series B Preferred Stock held by Lyles United were to be paid in shares of our common stock at a price per share of $0.31. We made such payment by issuing an aggregate of 1,184,091 shares of common stock to Lyles United on August 24, 2012. On December 26, 2012, we entered into an agreement with Lyles United under which $367,068 of the accrued and unpaid dividends in respect of shares of Series B Preferred Stock held by Lyles United were to be paid in shares of our common stock at a price per share of $0.34. We made such payment by issuing an aggregate of 1,088,275 shares of common stock to Lyles United on December 31, 2012. As of December 31, 2012, in aggregate, dividends totaling $2,936,546 have not been paid.

Lyles United Loan Transactions

In November and December 2007, one of our wholly-owned subsidiaries borrowed, in two loan transactions of equal amount, an aggregate of $30,000,000 from Lyles United. The loans were due in the amount of $15,000,000 in each of February and March 2009 and were secured by substantially all of the assets of the subsidiary. We guaranteed the repayment of the loan. The first loan accrued interest at the Prime Rate of interest as reported from time to time in The Wall Street Journal, plus 2% and the second loan accrued interest at the Prime Rate of interest as reported from time to time in The Wall Street Journal, plus 4%.

In connection with the first loan in November 2007, our subsidiary entered into a Letter Agreement with Lyles United under which it committed to award the primary construction and mechanical contract to Lyles United or one of its affiliates for the construction of an ethanol production facility at the Imperial Valley site near Calipatria, California, or the Project, conditioned upon the subsidiary electing, in its sole discretion, to proceed with the Project and Lyles United or its affiliate having all necessary licenses and being otherwise ready, willing and able to perform the primary construction and mechanical contract. In the event the foregoing conditions were satisfied and the subsidiary awarded the contract to a party other than Lyles United or one of its affiliates, the subsidiary would have been required to pay to Lyles United, as liquidated damages, an amount equal to $5.0 million. We have ceased any construction activity at the Imperial Valley site.

In November 2008, we restructured the loans from Lyles United. We assumed all of the subsidiary’s obligations under the loans and issued a single promissory note in favor of Lyles United in the principal amount of $30,000,000, or the Lyles United Note. The new loan was due March 15, 2009 and accrues interest at the Prime Rate of interest as reported from time to time in The Wall Street Journal, plus 3%. We also terminated Lyles United’s security interest in our subsidiary’s assets. We also entered into a joint instruction letter with Lyles United instructing a subsidiary to remit directly to Lyles United any cash distributions received on account of the subsidiary’s ownership interests in the initial obligor subsidiary or Front Range until the time as the loan is repaid in full. In addition, the subsidiary entered into a limited recourse guaranty in favor of Lyles United to the extent of the cash distributions. Another subsidiary also guaranteed our obligations as to the loan and pledged all of its assets as security therefor. Finally, the initial obligor subsidiary paid all accrued and unpaid interest on the initial loans through November 6, 2008 in the aggregate amount of $2,205,000.

We paid Lyles United an aggregate of $332,000 and $146,000 in interest on the loans for the years ended December 31, 2009 and 2008, respectively. As of December 31, 2009, we owed Lyles United accrued and unpaid interest of $2,644,000 in respect of this loan, subject to amounts that may be satisfied on account of the transactions described below with Socius CG II, Ltd. On October 6, 2010, we paid $15,214,700 in principal, interest and fees to Lyles United, fully satisfying the amounts owed to Lyles United under these loans.

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Lyles Mechanical Co. Loan Transaction

In October 2008, we issued an unsecured promissory note, or the Lyles Mechanical Note, to Lyles Mechanical Co., or Lyles Mechanical, an affiliate of Lyles United. The promissory note is for the principal amount of $1,500,000 for final payment due to Lyles Mechanical for final construction our ethanol production facility in Stockton, California. Interest on the unpaid principal amount of the promissory note accrues at an annual rate equal to the Prime Rate as reported from time to time in The Wall Street Journal plus 2%. All principal and unpaid interest on the promissory note was due on March 31, 2009.

We did not pay Lyles Mechanical any principal or interest on the loans for the years ended December 31, 2009 and 2008. As of December 31, 2009, we owed Lyles Mechanical accrued and unpaid interest of $87,000 in respect of this loan, subject to amounts that may be satisfied on account of the transactions described below with Socius CG II, Ltd. On October 6, 2010, we paid $1,822,630 in principal and interest to Lyles Mechanical, fully satisfying the amounts owed to Lyles Mechanical under these loans.

Forbearance Agreements

In February 2009 we and some of our subsidiaries and Lyles United and Lyles Mechanical entered into a forbearance agreement relating to the loans described above. In March 2009, we and some of our subsidiaries as well as Lyles United and Lyles Mechanical entered into an amended forbearance agreement relating to the loans described above. The amended forbearance agreement provided that Lyles United and Lyles Mechanical would forbear from exercising their rights and remedies under their promissory notes until the earliest to occur of April 30, 2009; the date of termination of the forbearance period due to a default under the amended forbearance agreement; and the date on which all of the obligations under the promissory notes and related documents have been paid and discharged in full and the promissory notes have been canceled. On October 6, 2010, we paid all amounts due to Lyles United and Lyles Mechanical under the loans described above.

Socius CG II, Ltd.

Between March 5, 2010 and July 21, 2010, under the terms of Orders Approving Stipulation for Settlement of Claim, or Orders, entered by the Superior Court of the State of California for the County of Los Angeles, we issued an aggregate of 3,441,000 shares of our common stock to Socius GC II, Ltd., or Socius, in consideration of the full and final settlement of an aggregate of $19,000,000 in claims against us held by Socius, or the Claims and legal fees and expenses incurred by Socius. Socius purchased the Claims from Lyles United under the terms of a Purchase and Option Agreement dated effective as of March 2, 2010 between Socius and Lyles United, or Lyles United Purchase Agreement. The Claims consisted of the right to receive an aggregate of $19,000,000 of principal amount under a loan made by Lyles United to us under the terms of an Amended and Restated Promissory Note dated November 7, 2008 in the original principal amount of $30,000,000.

Lyles United Purchase Agreement. On March 2, 2010, Socius and Lyles United entered into the Lyles United Purchase Agreement described above. We are a party to the Lyles United Purchase Agreement through our execution of an acknowledgment contained in that agreement. The Lyles United Purchase Agreement provided for the sale by Lyles United to Socius of Lyles United’s right to receive payment on a portion of the total amount of our indebtedness to Lyles United, specifically $5,000,000 principal amount of and under the Lyles United Note. The Lyles United Purchase Agreement also provides that if specified conditions are met with respect to the sale and purchase of the $5,000,000 portion of the total indebtedness owed to Lyles United, then Lyles United will have successive options, to be exercised at the sole and absolute discretion of Lyles United, if at all, to sell, transfer and assign to Socius one or more additional claims (which may include any combination of principal, interest or reimbursable fees or expenses comprising part of the then-outstanding indebtedness) in the amount of up to $5,000,000 each. On October 6, 2010, we paid in full all amounts due under the Lyles United Note.

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Lyles Mechanical Option/Purchase Agreement. On March 2, 2010, Socius and Lyles Mechanical entered into an Option/Purchase Agreement, or Option Agreement. We are a party to the Option Agreement through our execution of an acknowledgment contained in that agreement. The Option Agreement grants Lyles Mechanical an option in the future, to be exercised at the sole and absolute discretion of Lyles Mechanical, if at all, to sell, transfer and assign to Socius the right of Lyles Mechanical to receive payment of all amounts due Lyles Mechanical by us under the terms of the Lyles Mechanical Note in the principal amount of $1,500,000. On October 6, 2010, we paid in full all amounts due under the Lyles Mechanical Note.

Frank P. Greinke

Series B Preferred Stock

For the years ended December 31, 2012, 2011, 2010 and 2009, we accrued cash dividends in the amount of $116,000, $116,000, $1,366,000 and $414,000, respectively, in respect of shares of Series B Preferred Stock held by the Greinke Personal Living Trust Dated April 20, 1999 (“Greinke Trust”). Frank P. Greinke is one of our former directors and the trustee of the holder of shares of our issued and outstanding Series B Preferred Stock. The Greinke Trust acquired its shares of Series B Preferred Stock from Lyles United in December 2009. On January 4, 2011, the Greinke Trust converted 170,358 shares of Series B Preferred Stock into 142,857 shares of our common stock. On January 10, 2011, the Greinke Trust converted 233,782 shares of Series B Preferred Stock into 196,042 shares of our common stock.

Shares of our Series B Preferred Stock, which were initially convertible into shares of our common stock based on an initial preferred-to-common conversion ratio of approximately 1-for-0.43, were converted into shares of our common stock based on lower conversion ratios resulting from various anti-dilution adjustments, thereby increasing the number of shares of common stock issued to the Greinke Trust in connection with its conversions of our Series B Preferred Stock. The current conversion ratio is approximately 1-for-7.3.

On August 21, 2012, we entered into an agreement with the Greinke Trust under which $189,656 of the accrued and unpaid dividends in respect of shares of Series B Preferred Stock held by the Greinke Trust were to be paid in shares of our common stock at a price per share of $0.31. We made such payment by issuing an aggregate of 611,795 shares of common stock to the Greinke Trust on August 24, 2012. On December 26, 2012, we entered into an agreement with the Greinke Trust under which $189,656 of the accrued and unpaid dividends in respect of shares of Series B Preferred Stock held by the Greinke Trust were to be paid in shares of our common stock at a price per share of $0.34. We made such payment by issuing an aggregate of 562,288 shares of common stock to the Greinke Trust on December 31, 2012. As of December 31, 2012, in aggregate, dividends totaling $1,517,250 have not been paid.

Sales of Ethanol

During 2009 and 2008, we contracted with Southern Counties Oil Co., an entity controlled by Mr. Greinke, for the purchase of ethanol. For the years ended December 31, 2009 and 2008, we sold ethanol to Southern Counties Oil Co. for an aggregate of $2,482,000 and $12,095,000, respectively, and as of December 31, 2009 and 2008, we had outstanding accounts receivable due from Southern Counties Oil Co. of $138,000 and $152,000, respectively. For the nine months ended September 30, 2010, we sold ethanol to Southern Counties Oil Co. for an aggregate of $3,414,000 and as of September 30, 2010, we had outstanding accounts receivable of $109,000.

During the years ended December 31, 2010, 2011 and 2012, we contracted with Southern Counties Oil Co., an entity controlled by Mr. Greinke, for sales of ethanol in an aggregate amount of approximately $6,836,400, $11,775,500 and $1,062,600, respectively.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our voting securities as of February 6, 2013, the date of the table, by:

•	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each of our directors;
•	each of our current executive officers; and
•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Except as indicated by footnote, percentage of beneficial ownership is based on 149,203,614 shares of common stock and 926,942 shares of Series B Preferred Stock outstanding as of the date of the table.

Name and Address of Beneficial Owner(1)	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
William L. Jones	Common	621,866(2)	*
	Series B Preferred	12,820	1.38%
Neil M. Koehler	Common	3,308,763(3)	2.19%
	Series B Preferred	256,410	27.66%
Bryon T. McGregor	Common	108,272(4)	*
Christopher W. Wright	Common	50,703(5)	*
Terry L. Stone	Common	186,021(6)	*
John L. Prince	Common	181,735(7)	*
Douglas L. Kieta	Common	188,821	*
Larry D. Layne	Common	284,535(8)	*
Michael D. Kandris	Common	193,878	*
Frank P. Greinke	Common	2,113,815(9)	1.41%
	Series B Preferred	85,180	9.19%
Lyles United, LLC	Common	4,168,985(10)	2.72%
	Series B Preferred	512,820	55.32%
Capital Ventures International	Common	13,122,760(11)	8.79%
Iroquois Master Fund Ltd.	Common	12,500,000(12)	8.38%
All executive officers and directors as a group (9 persons)	Common	5,124,594(13)	3.39%
__________	Series B Preferred	269,230	29.04%
*	Less than 1.00%

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(1)	Messrs. Jones, Koehler, Stone, Prince, Kieta, Layne and Kandris are directors of Pacific Ethanol. Messrs. Koehler, McGregor, Wright and Kandris are executive officers of Pacific Ethanol. The address of each of these persons is c/o Pacific Ethanol, Inc., 400 Capitol Mall, Suite 2060, Sacramento, California 95814.
(2)	Amount represents 518,744 shares of common stock held by William L. Jones and Maurine Jones, husband and wife, as community property, 7,143 shares of common stock underlying options issued to Mr. Jones, 2,748 shares of common stock underlying a warrant issued to Mr. Jones and 93,231 shares of common stock underlying our Series B Preferred Stock held by Mr. Jones.
(3)	Amount represents 1,370,356 shares of common stock held directly, 54,945 shares of common stock underlying a warrant, 1,864,712 shares of common stock underlying our Series B Preferred Stock and 18,750 shares of common stock underlying options.
(4)	Includes 8,571 shares of common stock underlying options.
(5)	Includes 8,571 shares of common stock underlying options.
(6)	Includes 2,143 shares of common stock underlying options.
(7)	Includes 2,143 shares of common stock underlying options.
(8)	Includes 100,000 shares beneficially owned by Larry D. Layne, as trustee under the Layne Family Trust.
(9)	Amount represents 1,494,354 shares of common stock held directly and 619,461 shares of common stock underlying our Series B Preferred Stock. The shares are beneficially owned by Frank P. Greinke, as trustee under the Greinke Personal Living Trust Dated April 20, 1999. The address of Frank P. Greinke is P.O. Box 4159, 1800 W. Katella, Suite 400, Orange, California 92863.
(10)	Includes 439,561 shares of common stock underlying a warrant and 3,729,424 shares of common stock underlying our Series B Preferred Stock. In addition, Lyles Diversified, Inc. holds 79,983 shares of common stock and The Lyles Foundation holds 51,707 shares of common stock. The address of Lyles United, LLC is c/o Howard Rice Nemerovski Canady Falk & Rabkin, Three Embarcadero Center, Suite 700, San Francisco, California 94111-4024.
(11)	Includes warrants to purchase an aggregate of 71,429 shares of common stock. The information with respect to the holdings of Capital Ventures International is based solely on the Schedule 13G filed September 28, 2012 by Capital Ventures International and Heights Capital Management, Inc. Capital Ventures International and Heights Capital Management, Inc. share voting and dispositive power over all shares beneficially owned. Heights Capital Management, Inc. is the investment manager to Capital Ventures International and as such may exercise voting and dispositive power over the shares. The address for Capital Ventures International is One Capitol Place, P.O. Box 1787 GT, Grand Cayman, Cayman Islands, British West Indies. The address for Heights Capital Management, Inc. is 101 California Street, Suite 3250, San Francisco, California 94111.
(12)	The information with respect to the holdings of Iroquois Master Fund Ltd. is based solely on the Schedule 13G filed October 9, 2012 by Iroquois Capital Management L.L.C., Joshua Silverman and Richard Abbe, as the reporting persons. Each of the reporting persons shares voting and dispositive power over all shares beneficially owned. The shares reported as beneficially owned excludes 15,335,250 shares of common stock issuable upon exercise of a warrant issued to Iroquois Master Fund Ltd. because the warrant contains a blocking provision under which the holder thereof does not have the right to exercise the warrant to the extent that such exercise would result in beneficial ownership by the holder thereof or any of its affiliates, of more than 4.9% of our shares of common stock outstanding. The address for each of the reporting persons is 641 Lexington Avenue, 26th Floor, New York, New York 10022.
(13)	Amount represents 3,061,637 shares of common stock held directly, 47,321 shares of common stock underlying options, 57,693 shares of common stock underlying warrants and 1,957,943 shares of common stock underlying our Series B Preferred Stock.

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SELLING SECURITY HOLDERS

Selling Security Holder Table

This prospectus covers the sale by the selling security holders of up to an aggregate of 33,000,000 shares of common stock, representing an aggregate of 7,369,714 shares of common stock issuable, at our election, in payment of interest on the Notes and an aggregate of 25,630,286 shares of our common stock underlying Warrants. We are registering the shares of common stock in order to permit the selling security holders to offer the shares for resale from time to time. Except for the ownership of the Notes and the Warrants described below, the selling security holders have not had any material relationship with us within the past three years except as disclosed under the heading “Our Relationships with the Selling Security Holders” below.

The table below lists the selling security holders and other information regarding the beneficial ownership of the shares of common stock held by each of the selling security holders. The second column lists the number of shares of common stock beneficially owned by the selling security holders, based on their respective ownership of shares of common stock, Warrants and other warrants, as of February 6, 2013. The number of shares in the second column does not take into account any limitations on the exercise of any warrants (including, the Warrants).

The third column lists the shares of common stock being offered by this prospectus by the selling security holders and does not take into account any limitations on issuance contained in the Notes or on exercise contained in the Warrants. The selling security holders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

This prospectus generally covers the resale of up to 7,369,714 shares of common stock issuable, at our election, in payment of interest on the Notes (i.e., a portion of the shares of common stock that may be issued as interest in lieu of cash payments). We are only registering a portion of the total number of shares that may be issued, at our election, in payment of interest on the Notes. The number of shares of common stock that will be issued, at our election, in payment of interest on the Notes (i.e., shares of common stock that may be issued as interest in lieu of cash payments) may be more or less than the number of shares being offered by this prospectus.

The fourth column assumes the sale of all of the shares offered by the selling security holders under this prospectus. The number of shares in the fourth column does not take into account any limitations on the exercise of any warrants held by the selling security holders.

Under the terms of the Warrants, a selling security holder may not exercise the Warrants to the extent (but only to the extent) that the selling security holder or any of its affiliates would, after such exercise, beneficially own more than 4.99% of our outstanding shares of common stock, or Blocker. The Blocker applicable to the exercise of the Warrants may be raised or lowered at the option of the selling security holder to any percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days’ prior notice to us. The number of shares in the second column does not reflect this limitation contained in the Warrants or identical limitations contained in any other warrants held by the selling security holders. The number of shares in the fourth column does not reflect limitations contained in any other warrants held by the selling security holders. The number of shares beneficially owned by each selling security holder taking into account these limitations, if such number is less than the number of shares set forth in the table, is set forth in the footnotes to the table below.

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Except as disclosed in the footnotes to the table below, each of the selling security holders has represented to us that it is not a broker-dealer, or affiliated with or associated with a broker-dealer, registered with the Securities and Exchange Commission or designated as a member of the Financial Industry Regulatory Authority. The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders listed below.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except as indicated by footnote, all shares of common stock underlying derivative securities, if any, that are currently exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding for the purpose of calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group.

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Name of	Shares of Common Stock Beneficially Owned Prior to	Maximum Number of Shares of Common Stock to be Sold Pursuant to this	Shares of Common Stock Beneficially Owned After Offering (##)
Beneficial Owner	Offering (#)	Prospectus	Number	Percentage
			–	–
Candlewood Special Situations Master Fund, Ltd. (1)	8,142,697 (4)	10,484,054 (5)	–	–
Credit Suisse Loan Funding LLC (6)	16,640,155 (7)	17,218,419 (8)	3,267,089 (9)	1.77%
CCVF PacEth LLC (10)	31,389 (11)	40,370 (12)	–	–
Candlewood Credit Value Fund II, LP (10)	31,395 (13)	40,378 (14)	–	–

__________

(#)	Does not take into account any limitations on exercise contained in any warrants (including, the Warrants).
(##)	Assumes all shares being offered under this prospectus are sold. The percentage of beneficial ownership is based on 182,203,614 shares of common stock, consisting of 149,203,614 shares of common stock outstanding as of February 6, 2013 and the 33,000,000 shares of common stock offered under this prospectus. Does not take into account any limitations on exercise contained in any warrants beneficially held by the selling security holder.
(1)	Michael Lau and David Koenig, as Managing Partners of Candlewood Investment Group, LP (“CIG”), the investment manager of the selling security holder, have the power to vote and dispose of the securities held by the selling security holder and may be deemed to beneficially own such securities. Mr. Lau, Mr. Koenig and CIG each disclaim beneficial ownership of such securities.
The number of shares represented in the second column of the table does not take into account the limitations on exercise contained in the Warrants, which provide that the selling security holder may not exercise the Warrants to the extent (but only to the extent) that the selling security holder or any of its affiliates would, after such exercise, beneficially own more than 4.99% of our outstanding shares of common stock.
CWD OC 522 Master Fund, Ltd., Candlewood Special Situations Master Fund, Ltd. and CIG, together with certain other investment funds advised by CIG that are not selling security holders, may be deemed to be a “group” within the meaning of Section 13(d) of the Exchange Act (collectively, the “Candlewood Entities”). To the extent that such entities are deemed to be a “group,” each such entity may be deemed to beneficially own all of the shares of common stock beneficially owned by each other member of the “group.” The number of shares of common stock represented as beneficially owned by the selling security holder in the table does not include any shares of common stock that may be deemed to be beneficially owned by such entity as a result of membership in any “group”. The Candlewood Entities may be deemed to beneficially own an additional 3,786,813 shares of our common stock, consisting of 1,662,625 shares of common stock and 2,124,188 shares of common stock issuable upon exercise of warrants held by Candlewood Special Situations Fund, L.P. Such warrants may not be exercised to the extent (but only to the extent) that the holder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% of our outstanding shares of common stock (which limit may be lowered or raised to an amount not in excess of 9.99%, in either case at the option of the holder, provided that any increase will only be effective upon 61 days’ prior notice to us).
Without taking into account the limitations on exercise contained in the warrants (including the Warrants), the Candlewood Entities may be deemed to beneficially own an aggregate of 15,981,249 shares prior to the offering. Taking into account the limitations on exercise contained in the warrants (including the Warrants), the Candlewood Entities may be deemed to beneficially own an aggregate of 7,748,968 shares of our common stock prior to the offering. If the limitation is raised to 9.99%, the Candlewood Entities may be deemed to beneficially own an aggregate of 15,981,249 shares prior to the offering.
After the offering, taking into account the limitations on exercise contained in the warrants, the Candlewood Entities may be deemed to beneficially own 3,786,813 shares, or 2.05%, of our outstanding common stock. Percentage of beneficial ownership is calculated as set forth above (see footnote ##).
None of the Candlewood Entities is affiliated with the Credit Value Entities (see footnote 10).

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(2)	Represents shares of common stock issuable upon exercise of the Warrants.
(3)	Represents (i) 4,051,739 shares of common stock issuable upon exercise of the Warrants and (ii) 1,165,040 shares of common stock issuable, at our election, in payment of interest on the Notes.
(4)	Represents shares of common stock issuable upon exercise of the Warrants. Taking into account the limitations on exercise contained in the Warrants, the selling security holder would beneficially own 7,836,291 shares of common stock prior to the offering. If the limitation is raised to 9.99%, the selling security holder would beneficially own the number of shares represented in the second column of the table prior to the offering.
(5)	Represents (i) 8,142,697 shares of common stock issuable upon exercise of the Warrants and (ii) 2,341,357 shares of common stock issuable, at our election, in payment of interest on the Notes.
(6)	Credit Suisse Loan Funding LLC is an indirect wholly owned subsidiary of Credit Suisse Group AG, a publicly traded corporation (NYSE:CS). Credit Suisse Loan Funding LLC is affiliated with a broker-dealer. Credit Suisse Loan Funding LLC has represented that it acquired the securities offered for its own account in the ordinary course of business, and at the time it acquired the securities, it had no agreements, plans or understandings, directly or indirectly, to distribute the securities.
The number of shares represented in the second column and the fourth column of the table does not take into account the limitations on exercise contained in the Warrants, which provide that the selling security holder may not exercise the Warrants to the extent (but only to the extent) that the selling security holder or any of its affiliates would, after such exercise, beneficially own more than 4.99% of our outstanding shares of common stock.
Taking into account the limitations on exercise contained in the Warrants, the selling security holder would beneficially own 7,767,655 shares of our common stock prior to the offering. If the limitation is raised to 9.99%, the selling security holder would beneficially own the number of shares represented in the second column of the table prior to the offering.
(7)	Represents (i) 13,373,066 shares of common stock issuable upon exercise of the Warrants, (ii) 1,306,836 shares of common stock held by the selling security holder and (iii) 1,960,253 shares of common stock issuable upon exercise of warrants issued in July 2012 to the selling security holder.
(8)	Represents (i) 13,373,066 shares of common stock issuable upon exercise of the Warrants and (ii) 3,845,353 shares of common stock issuable, at our election, in payment of interest on the Notes.
(9)	Represents (i) 1,306,836 shares of common stock held by the selling security holder and (ii) 1,960,253 shares of common stock issuable upon exercise of warrants we issued to the selling security holder in July 2012.
(10)	Donald Pollard, Grant Pothast and Michael Geroux, as portfolio managers of Credit Value Partners LP (“CVP”), the investment manager of the selling security holder, have the power to vote and dispose of the securities held by the selling security holder and may be deemed to beneficially own such securities. Messrs. Pollard, Pothast and Geroux, and CVP, each disclaim beneficial ownership of such securities.
CCVF PacEth LLC, Candlewood Credit Value Fund II, LP and CVP are affiliated entities and may be deemed to be a “group” within the meaning of Section 13(d) of the Exchange Act (collectively, the “Credit Value Entities”). To the extent CCVF PacEth LLC, Candlewood Credit Value Fund II, LP and CVP are deemed to be a “group,” each such entity may be deemed to beneficially own all of the shares of common stock beneficially owned by each other member of the “group.” The number of shares of common stock represented as beneficially owned by the selling security holder in the table does not include any shares of common stock that may be deemed to be beneficially owned by such entity as a result of membership in any “group”. As such, the number of shares of common stock represented as beneficially owned (i) by CCVF PacEth LLC in the table does not include shares of common stock represented in the table as beneficially owned by Candlewood Credit Value Fund II, LP and (ii) by Candlewood Credit Value Fund II, LP in the table does not include shares of common stock represented in the table as beneficially owned by CCVF PacEth LLC.

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Taking into account the limitations on exercise contained in the Warrants, the Credit Value Entities would beneficially own 62,784 shares, or 0.04% of our outstanding shares, prior to the offering, consisting of the shares underlying the Warrants held by Candlewood Credit Value Fund II, LP and Candlewood Credit Value Fund II, LP.
Taking into account the limitations on exercise contained in the Warrants, the Credit Value Entities would not beneficially own any shares after the offering.
None of the Credit Value Entities is affiliated with the Candlewood Entities (see footnote 1).
(11)	Represents shares of common stock issuable upon exercise of the Warrants.
(12)	Represents (i) 31,389 shares of common stock issuable upon exercise of the Warrants and (ii) 8,981 shares of common stock issuable, at our election, in payment of interest on the Notes.
(13)	Represents shares of common stock issuable upon exercise of the Warrants.
(14)	Represents (i) 31,395 shares of common stock issuable upon exercise of the Warrants and (ii) 8,983 shares of common stock issuable, at our election, in payment of interest on the Notes.

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Transactions Through Which the Selling Security Holders Obtained Beneficial Ownership of the Offered Shares

On January 11, 2013, or Closing Date, we issued $22,192,491 in aggregate principal amount of Notes and Warrants to purchase an aggregate of 25,630,286 shares of our common stock to five accredited investors in a private placement transaction, or Financing, for aggregate gross proceeds of $22,192,491, under the terms of a Securities Purchase Agreement, dated as of December 19, 2012, or Purchase Agreement, as more fully described below. Under the terms of the Purchase Agreement, each selling security holder purchased a Note and Warrant.

Of the 33,000,000 shares of common stock offered by the selling security holders under this prospectus, 25,630,286 shares of common stock are issuable upon exercise of the Warrants and 7,369,714 shares of common stock are issuable in payment of interest on the Notes. The Notes and Warrants were acquired from us in connection with the transaction described below in “Description of Note and Warrant Financing.”

Subject to the satisfaction of the Equity Conditions (as defined below), we may, at our option, elect to pay interest due and payable on the Notes on any Interest Payment Date (as defined below) in shares of our common stock, or Interest Shares. The Warrants are exercisable into shares of our common stock, or as exercised, the Warrant Shares. The exercise price applicable to the Warrants is subject to weighted-average anti-dilution protection in the event that we issue or are deemed to have issued certain securities at a price lower than applicable the then applicable exercise price.

In connection with the issuance of the Notes and Warrants, we paid commissions to Lazard Capital Markets LLC in the amount of $100,000 and expenses of approximately $371.

Registration Rights Agreement

In connection with the sale of the Notes and the Warrants, we entered into a registration rights agreement, or Registration Rights Agreement, with all of the selling security holders to file a registration statement with the Securities and Exchange Commission by February 10, 2013 for the resale by the selling security holders of 7,369,714 Interest Shares and 25,630,286 Warrant Shares. We are required to use commercially reasonable best efforts to have such registration statement declared effective by the Securities and Exchange Commission within ninety (90) days after the filing of such registration statement.

We are obligated to use commercially reasonable best efforts to keep a registration statement we file in compliance with our obligations under the Registration Rights Agreement effective (and the prospectus contained therein available for use) for resales by the selling security holders on a delayed or continuous basis at then-prevailing market prices at all times until the earlier of (i) the date on which all of the shares of common stock covered by the registration statement have been sold, (ii) the date on which all of the shares of common stock covered by the registration statement may be sold without restriction pursuant to Rule 144 of the Securities Act (including, without limitation, volume restrictions and without the need for current public information required by Rule 144(c), if applicable) or (iii) the date on which all of the Warrants have expired or been fully exercised.

The Registration Rights Agreement contains various indemnification provisions in connection with the registration of the Interest Shares and Warrants Shares.

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Our Relationships with the Selling Security Holders

In the past three years, we have not had any relationship or arrangement with any of the selling security holders, their affiliates, or any person with whom the selling security holders have a contractual relationship regarding the Financing other than as follows:

•          On April 16, 2010, the Plant Owners filed the Plan, with the Bankruptcy Court, which was structured in cooperation with a number of the Plant Owners’ secured lenders, including certain of the selling security holders and their affiliates. The Bankruptcy Court confirmed the Plan at a hearing on June 8, 2010. On June 29, 2010, or Effective Date, the Plant Owners emerged from bankruptcy under the terms of the Plan. Under the Plan, on the Effective Date, all of the ownership interests in the Plant Owners were transferred to New PE Holdco, which was wholly-owned as of that date by some of the prepetition lenders (including certain of the selling security holders and their affiliates) to the Plant Owners and new lenders (including certain of the selling security holders and their affiliates) to the Plant Owners. As a result, the Pacific Ethanol Plants became wholly-owned by New PE Holdco as of the Effective Date.

•          Certain of the selling security holders and certain affiliates of the selling security holders are lenders under the terms of the Plant Owners’ credit facilities. See “Liquidity and Capital Resources—Plant Owners’ Credit Facilities” above.

•          On October 6, 2010, we purchased 80 units of New PE Holdco from Candlewood Special Situations Fund, L.P. for an aggregate purchase price of $8,880,000 in cash.

•          In December 2011, we purchased 50 units of New PE Holdco from Candlewood Special Situations Fund, L.P. for an aggregate purchase price of $3,250,000 in cash.

•          On December 13, 2011, Candlewood Special Situations Fund, L.P. purchased 435,000 shares of our common stock and warrants to purchase an aggregate of 282,750 shares of our common stock in a private placement transaction for an aggregate purchase price of $456,750.

•          On July 3, 2012, we completed a public offering, described in our prospectus supplement dated June 28, 2012 to our prospectus dated May 17, 2012 (File No. 333-180731), in which (i) Candlewood Special Situations Fund, L.P. purchased 1,227,625 shares of our common stock and warrants to purchase an aggregate of 1,841,438 shares of our common stock for an aggregate purchase price of $527,879 and (ii) Credit Suisse Securities (USA) LLC purchased 1,306,836 shares of our common stock and warrants to purchase an aggregate of 1,960,253 shares of our common stock for an aggregate purchase price of $561,939.

•          On July 13, 2012, we purchased (i) 92.719 units of New PE Holdco from Credit Suisse Securities (USA) LLC for an aggregate purchase price of approximately $5.6 million, with approximately $2.8 million paid in cash and approximately $2.8 million paid in our senior unsecured notes dated July 13, 2012 and (ii) 87.100 units of New PE Holdco from Candlewood Special Situations Fund, L.P. for an aggregate purchase price of approximately $5.3 million, with approximately $2.6 million paid in cash and approximately $2.6 million paid in our senior unsecured notes dated July 13, 2012. On October 1, 2012, we fully repaid the senior unsecured notes we issued to Credit Suisse Securities (USA) LLC and Candlewood Special Situations Fund, L.P. on July 13, 2012.

•          On January 11, 2013, using the cash proceeds of the Financing and cash, we purchased (i) 60.062 units of New PE Holdco from Candlewood Special Situations Fund, LP for an aggregate purchase price of $600,620 in cash, (ii) 5.409 units of New PE Holdco from CCVF PacEth LLC for an aggregate purchase price of $54,090 in cash, (iii) 5.410 units of New PE Holdco from Candlewood Credit Value Fund II, LP for an aggregate purchase price of $54,100 in cash and (iv) 59.893 units of New PE Holdco from Credit Suisse Securities (USA) LLC for an aggregate purchase price of $598,930 in cash.

•          On January 11, 2013, we used $21,538,597 of the gross proceeds of the Financing to purchase (i) $368,388 of the Tranche A-2 Loan from CWD OC 522 Master Fund, Ltd., (ii) $10,209,414 of the Tranche A-2 Loan from Candlewood Special Situations Master Fund, Ltd. and (iii) $10,960,795 of the Tranche A-2 Loan from Credit Suisse Loan Funding LLC, an affiliate of Credit Suisse Securities (USA) LLC.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable pursuant to the terms of the Notes and exercise of the Warrants issued in the Financing to permit the resale of these shares of common stock by the holders of the Notes and Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling security holders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling security holders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales made after the date the registration statement, of which this prospectus forms a part, is declared effective by the SEC;
•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

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The selling security holders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling security holders may transfer the shares of common stock by other means not described in this prospectus. If the selling security holders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling security holders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling security holders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling security holders may pledge or grant a security interest in some or all of the notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling security holders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling security holder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling security holders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling security holders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

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We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $100,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling security holder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling security holders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling security holders will be entitled to contribution. We may be indemnified by the selling security holders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling security holder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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Description OF NOTE AND WARRANT FINANCING

On January 11, 2013, we raised $22,192,491 through the issuance of $22,192,491 in aggregate principal amount of Notes and Warrants to purchase an aggregate of 25,630,286 shares of our common stock in the Financing.

On January 11, 2013, using $21.5 million of the gross proceeds of the Financing, we purchased $21.5 million of the Plant Owners’ term debt. On January 11, 2013, we also purchased an additional 13% ownership interest in New PE Holdco, using $653,895 of the gross proceeds of the Financing and $654,135 in cash.

Notes

The Notes were issued on January 11, 2013 and have an aggregate principal amount of $22,192,491. The Notes mature on March 30, 2016, or Maturity Date. The Notes bear interest at the rate of 5% per annum, subject to adjustment.  If the aggregate outstanding principal balance of the Notes is not less than $10,769,298 by January 15, 2014, the interest rate will increase commencing on January 15, 2014 by 1% per annum on each calendar January 15, April 15, July 15 and October 15 until the aggregate outstanding principal balance of the Notes is less than $10,769,298, or 2014 Rate Increases. The interest rate will also increase by an additional 2% per annum above the interest rate otherwise applicable upon the occurrence, and during the continuance, of an event of default (as described below) until such event of default has been cured.

Payment of Principal and Optional Prepayment

We are required to pay all outstanding principal and any accrued and unpaid interest on the Notes on the Maturity Date. We may, at our option, prepay the Notes at any time without premium or penalty.

Mandatory Prepayment

If at any time we receive net cash proceeds from an issuance of our equity or equity linked securities, certain sales of our or any of our wholly or partially owned subsidiaries assets or as a result of us or any of our wholly or partially owned subsidiaries incurring certain indebtedness, then we will be obligated to prepay the Notes using 100% of all such net cash proceeds, provided that in connection with proceeds received in connection with an equity linked security, we will be obligated to use all such net cash proceeds to either prepay the Notes or purchase outstanding debt issued by indirect partially owned subsidiaries under the Plant Owners amended and restated credit facility. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Plant Owners’ Credit Facilities—Amended and Restated Credit Facility” above.

Payments of Interest – Interest Shares

Interest on the Notes is payable in cash in arrears on the 15th calendar day of each month, or Interest Payment Date, beginning on March 15, 2013. Subject to the satisfaction of the Equity Conditions (as defined below), at our option, we may elect to pay interest due and payable on any Interest Payment Date in shares of our common stock, provided that the interest rate applicable to any outstanding amounts that we pay in Interest Shares shall increase by 2% per annum from the then applicable interest rate for the period for which such interest is paid. The number of Interest Shares to be issued, at our election, on any particular Interest Payment Date shall be equal to the quotient of (x) the amount of interest payable (assuming payment in Interest Shares) on such Interest Payment Date divided by (y) the product of (i) the weighted average price of our common stock for 30 trading days immediately preceding (but excluding) the Interest Payment Date and (ii) 0.95.

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For any Interest Payment Date on which we elect to pay interest in Interest Shares in lieu of in cash, we are required to deliver a written notice, or Interest Notice, to each holder of the Notes on or prior to the third trading day prior to the Interest Payment Date, or the Interest Notice Date. If all of the Equity Conditions (as defined below) have not been satisfied as of the Interest Notice Date, then unless the holder of the Note waives such failure, interest must be paid in cash. If we elect to pay the applicable interest in Interest Shares and if the Equity Conditions were satisfied as of the applicable Interest Notice Date but are not satisfied as of the Interest Payment Date, then, unless the holder of the Note waives such failure, interest must be paid in cash.

In order for the interest to be paid in Interest Shares, all of the following conditions must be satisfied (or waived by the investors) during the five trading days prior to the applicable date (collectively, the “Equity Conditions”):

•	The Interest Shares are either (i) covered by an effective registration statement and the prospectus contained therein shall be available for the resale of the Interest Shares and we shall not have had knowledge of any fact that would cause such registration statement not to be effective and available for the resale of the Interest Shares or (ii) are eligible for resale without restriction under Rule 144 of the Securities Act and without the need for registration under any applicable federal or state securities laws and we shall not have had knowledge of any fact that would cause the Interest Shares not to be eligible for sale pursuant to Rule 144 of the Securities Act and any applicable state securities laws;
•	Our common stock shall have been listed or designated for quotation on an exchange or market permitted by the Notes (including The NASDAQ Capital Market) and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two days due to business announcements by us), nor shall delisting or suspension by such exchange or market been threatened or pending either in writing by such exchange or market (provided, that, until June 3, 2013, the pending or threatened delisting of our common stock as a result of the failure to maintain a $1.00 minimum share price shall be disregarded);
•	The Interest Shares may be issued without violating the regulations of the eligible exchange or market on which our common stock is then listed or designated for quotation, including NASDAQ Listing Rule 5635(d);
•	There shall not have been (i) a public announcement of a proposed fundamental transaction, (ii) an event of default under the Notes or (iii) an event that after the passage of time would constitute a event of default under the Notes;
•	The issuance of the Interest Shares will not result in the holder of the Note beneficially owning in excess of 4.99% of our outstanding shares of common stock (which limit may be raised to an amount not in excess of 9.99%, at the option of the holder with prior notice to Pacific Ethanol);
•	We shall have delivered Interest Shares on a timely basis;

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•	We shall not have publicly announced that certain types of transactions involving a change of control are pending, proposed or intended that have not been abandoned, terminated or consummated;
•	No event shall have occurred that constitutes, or with the passage of time or giving of notice would constitute, an event of default under the Notes; and
•	We shall be in compliance with and shall not have breached any provision, covenant, representation or warranty of any transaction document to which we became party in connection with the Financing;
•	The Interest Shares shall be duly authorized; and
•	The holder of the Note must not be in possession of any material, non-public information relating to us (other than certain material, non-public information relating to Pacific Ethanol provided to the holder of the Note in accordance with the terms of the Note).

If we cannot make an interest payment in shares of common stock because one of the conditions described above is not satisfied, we must make the interest payment in cash.

We have agreed not to issue more than 3,289,727 Interest Shares unless we have obtained either (i) stockholder approval pursuant to NASDAQ Listing Rule 5635(d) for the issuance of more than 28,920,013 shares of our common stock upon exercise of the Warrants and in payment of interest on the Notes or (ii) a waiver from NASDAQ of compliance with Rule 5635(d).

Events of Default

The Notes contain a variety of events of default which are typical for transactions of this type. A holder of a Note may declare all amounts owed under the holder’s Note due and payable if there is an event of default; in addition, the all amounts owed the Notes will become immediately due and payable upon certain events of default.

Covenants

The Notes contain a variety of obligations on the part of Pacific Ethanol not to engage in certain activities, which are typical for transactions of this type, as well as the following covenants:

•	The payments due under the Notes will rank senior to all of our other indebtedness and the indebtedness of our subsidiaries, other than permitted senior indebtedness;
•	We and our subsidiaries will not incur other indebtedness, except for certain permitted indebtedness;
•	We and our subsidiaries will not incur any liens, except for certain permitted liens;
•	We and our subsidiaries will not, directly or indirectly, redeem or repay all or any portion of any indebtedness (except for certain permitted indebtedness) if at the time such payment is due or is made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing;
•	We and our subsidiaries will not redeem, repurchase or pay any dividend or distribution on our or its respective capital stock without the prior consent of the holders of the Notes, other than certain permitted distributions; and

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•	We and our subsidiaries will not sell, lease, assign, transfer or otherwise dispose of any assets of Pacific Ethanol or any of its subsidiaries, except for certain permitted dispositions (including the sales of inventory or receivables in the ordinary course of business).

Warrants

The Warrants were issued on January 11, 2013, were immediately exercisable and, in the aggregate, entitle the holders to purchase up to an aggregate of 25,630,286 Warrant Shares for a period of five years at an exercise price of $0.52 per share, or Warrant Exercise Price, subject to adjustment.  The Warrants include both cash and cashless exercise provisions.

The Warrant Exercise Price is subject to adjustment for stock splits, combinations or similar events, and, in such event, the number of shares issuable upon the exercise of the Warrant will also be adjusted such that the aggregate Warrant Exercise Price will be the same immediately before and immediately after the adjustment.  In addition, the Warrant Exercise Price is also subject to a “weighted-average” anti-dilution adjustment in the event that we issue or are deemed to have issued certain securities at a price lower than the then applicable Warrant Exercise Price.

The Warrants impose penalties on us for failure to timely deliver Warrant Shares.

Under the terms of the Warrants, each investor is prohibited from exercising a Warrant to the extent that, as a result of the exercise, the investor will beneficially own in excess of 4.99% of our outstanding shares of our common stock (which limit may be lowered or raised to an amount not in excess of 9.99%, in either case at the option of the holder, provided that any increase will only be effective upon 61-days’ prior notice to us).

If we issue options, convertible securities, warrants, stock, or similar securities to all holders of shares of our common stock, each holder of a Warrant will have the right to acquire the same securities as if it had exercised its Warrant. If we make a distribution of our assets to all holders of shares of our common stock, each holder of a Warrant will have the right to acquire the same assets as if it had exercised its Warrant.

The Warrants contain provisions prohibiting us from entering into certain transactions involving a change of control, unless the successor assumes in writing all of our obligations under the Warrants.  Upon the occurrence of a transaction involving a permitted change of control, the holders of the Warrants will have the right, among others, to have the Warrants repurchased for a purchase price in cash equal to the Black Scholes value (as calculated pursuant to the Warrants) of the then unexercised portion of the Warrants.

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DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share, of which 1,684,375 shares are designated as Series A Preferred Stock and 1,580,790 shares are designated as Series B Preferred Stock. As of February 6, 2013, there were 149,203,614 shares of common stock, no shares of Series A Preferred Stock and 926,942 shares of Series B Preferred Stock issued and outstanding. On June 8, 2011, we effected a one-for-seven reverse split of our common stock. All share information contained in this prospectus reflects the effect of this reverse stock split. The following description of our capital stock does not purport to be complete and should be reviewed in conjunction with our certificate of incorporation, including our Certificate of Designations, Powers, Preferences and Rights of the Series A Preferred Stock, or Series A Certificate of Designations, our Certificate of Designations, Powers, Preferences and Rights of the Series B Preferred Stock, or Series B Certificate of Designations, and our bylaws.

Common Stock

All outstanding shares of common stock are fully paid and nonassessable. The following summarizes the rights of holders of our common stock:

•	each holder of common stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders;
•	subject to preferences that may apply to shares of preferred stock outstanding, the holders of common stock are entitled to receive lawful dividends as may be declared by our board of directors, or Board;
•	upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock;
•	there are no redemption or sinking fund provisions applicable to our common stock; and
•	there are no preemptive or conversion rights applicable to our common stock.

Preferred Stock

Our Board is authorized to issue from time to time, in one or more designated series, any or all of our authorized but unissued shares of preferred stock with dividend, redemption, conversion, exchange, voting and other provisions as may be provided in that particular series. The issuance need not be approved by our common stockholders and need only be approved by holders, if any, of our Series A Preferred Stock and Series B Preferred Stock if, as described below, the shares of preferred stock to be issued have preferences that are senior to or on parity with those of our Series A Preferred Stock and Series B Preferred Stock.

The rights of the holders of our common stock, Series A Preferred Stock and Series B Preferred Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Issuance of a new series of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of entrenching our Board and making it more difficult for a third-party to acquire, or discourage a third-party from acquiring, a majority of our outstanding voting stock. The following is a summary of the terms of the Series A Preferred Stock and the Series B Preferred Stock.

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Series B Preferred Stock

As of February 6, 2013, 926,942 shares of Series B Preferred Stock were issued and outstanding and an aggregate of 1,419,210 shares of Series B Preferred Stock had been converted into shares of our common stock. The converted shares of Series B Preferred Stock have been returned to undesignated preferred stock. A balance of 653,848 shares of Series B Preferred Stock remain authorized for issuance.

Rank and Liquidation Preference

Shares of Series B Preferred Stock rank prior to our common stock as to distribution of assets upon liquidation events, which include a liquidation, dissolution or winding up of Pacific Ethanol, whether voluntary or involuntary. The liquidation preference of each share of Series B Preferred Stock is equal to $19.50, or Series B Issue Price, plus any accrued but unpaid dividends on the Series B Preferred Stock. If assets remain after the amounts are distributed to the holders of Series B Preferred Stock, the assets shall be distributed pro rata, on an as-converted to common stock basis, to the holders of our common stock and Series B Preferred Stock. The written consent of a majority of the outstanding shares of Series B Preferred Stock is required before we can authorize the issuance of any class or series of capital stock that ranks senior to or on parity with shares of Series B Preferred Stock.

Dividend Rights

As long as shares of Series B Preferred Stock remain outstanding, each holder of shares of Series B Preferred Stock are entitled to receive, and shall be paid quarterly in arrears, in cash out of funds legally available therefor, cumulative dividends, in an amount equal to 7.0% of the Series B Issue Price per share per annum with respect to each share of Series B Preferred Stock. The dividends may, at our option, be paid in shares of Series B Preferred Stock valued at the Series B Issue Price. In the event we declare, order, pay or make a dividend or other distribution on our common stock, other than a dividend or distribution made in common stock, the holders of the Series B Preferred Stock shall be entitled to receive with respect to each share of Series B Preferred Stock held, any dividend or distribution that would be received by a holder of the number of shares of our common stock into which the Series B Preferred Stock is convertible on the record date for the dividend or distribution.

The Series B Preferred Stock ranks pari passu with respect to dividends and liquidation rights with the Series A Preferred Stock and pari passu with respect to any class or series of capital stock specifically ranking on parity with the Series B Preferred Stock.

Optional Conversion Rights

Each share of Series B Preferred Stock is convertible at the option of the holder into shares of our common stock at any time. Each share of Series B Preferred Stock is convertible into the number of shares of common stock as calculated by multiplying the number of shares of Series B Preferred Stock to be converted by the Series B Issue Price, and dividing the result thereof by the Conversion Price. The “Conversion Price” was initially $45.50 per share of Series B Preferred Stock, subject to adjustment; therefore, each share of Series B Preferred Stock was initially convertible into 0.43 shares of common stock, which number is equal to the quotient of the Series B Issue Price of $19.50 divided by the initial Conversion Price of $45.50 per share of Series B Preferred Stock. Accrued and unpaid dividends are to be paid in cash upon any conversion.

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Mandatory Conversion Rights

In the event of a Transaction which will result in an internal rate of return to holders of Series B Preferred Stock of 25% or more, each share of Series B Preferred Stock shall, concurrently with the closing of the Transaction, be converted into shares of common stock. A “Transaction” is defined as a sale, lease, conveyance or disposition of all or substantially all of our capital stock or assets or a merger, consolidation, share exchange, reorganization or other transaction or series of related transactions (whether involving us or a subsidiary) in which the stockholders immediately prior to the transaction do not retain a majority of the voting power in the surviving entity. Any mandatory conversion will be made into the number of shares of common stock determined on the same basis as the optional conversion rights above. Accrued and unpaid dividends are to be paid in cash upon any conversion.

No shares of Series B Preferred Stock will be converted into common stock on a mandatory basis unless at the time of the proposed conversion we have on file with the Securities and Exchange Commission an effective registration statement with respect to the shares of common stock issued or issuable to the holders on conversion of the Series B Preferred Stock then issued or issuable to the holders and the shares of common stock are eligible for trading on The NASDAQ Stock Market (or approved by and listed on a stock exchange approved by the holders of 66 2/3% of the then outstanding shares of Series B Preferred Stock).

Conversion Price Adjustments

The Conversion Price is subject to customary adjustment for stock splits, stock combinations, stock dividends, mergers, consolidations, reorganizations, share exchanges, reclassifications, distributions of assets and issuances of convertible securities, and the like. The Conversion Price is also subject to downward adjustments if we issue shares of common stock or securities convertible into or exercisable for shares of common stock, other than specified excluded securities, at per share prices less than the then effective Conversion Price. In this event, the Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of common stock outstanding immediately prior to the issue or sale multiplied by the then existing Conversion Price, and (b) the consideration, if any, received by us upon such issue or sale, by (ii) the total number of shares of common stock outstanding immediately after the issue or sale. For purposes of determining the number of shares of common stock outstanding as provided in clauses (i) and (ii) above, the number of shares of common stock issuable upon conversion of all outstanding shares of Series B Preferred Stock, and the exercise of all outstanding securities convertible into or exercisable for shares of common stock, will be deemed to be outstanding.

The Conversion Price will not be adjusted in the case of the issuance or sale of the following: (i) securities issued to our employees, officers or directors or options to purchase common stock granted by us to our employees, officers or directors under any option plan, agreement or other arrangement duly adopted by us and the grant of which is approved by the compensation committee of our Board; (ii) the Series B Preferred Stock and any common stock issued upon conversion of the Series B Preferred Stock; (iii) securities issued on the conversion of any convertible securities, in each case, outstanding on the date of the filing of the Series B Certificate of Designations; and (iv) securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with the foregoing.

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Voting Rights and Protective Provisions

The Series B Preferred Stock votes together with all other classes and series of our voting stock as a single class on all actions to be taken by our stockholders. Each share of Series B Preferred Stock entitles the holder thereof to the number of votes equal to the number of shares of common stock into which each share of Series B Preferred Stock is convertible on all matters to be voted on by our stockholders, however, the number of votes for each share of Series B Preferred Stock may not exceed the number of shares of common stock into which each share of Series B Preferred Stock would be convertible if the applicable Conversion Price were $45.50 (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting the shares).

We are not permitted, without first obtaining the written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock voting as a separate class, to:

•	increase or decrease the total number of authorized shares of Series B Preferred Stock or the authorized shares of our common stock reserved for issuance upon conversion of the Series B Preferred Stock (except as otherwise required by our certificate of incorporation or the Series B Certificate of Designations);
•	increase or decrease the number of authorized shares of preferred stock or common stock (except as otherwise required by our certificate of incorporation or the Series B Certificate of Designations);
•	alter, amend, repeal, substitute or waive any provision of our certificate of incorporation or our bylaws, so as to affect adversely the voting powers, preferences or other rights, including the liquidation preferences, dividend rights, conversion rights, redemption rights or any reduction in the stated value of the Series B Preferred Stock, whether by merger, consolidation or otherwise;
•	authorize, create, issue or sell any securities senior to or on parity with the Series B Preferred Stock or securities that are convertible into securities senior to or on parity the Series B Preferred Stock with respect to voting, dividend, liquidation or redemption rights, including subordinated debt;
•	authorize, create, issue or sell any securities junior to the Series B Preferred Stock other than common stock or securities that are convertible into securities junior to Series B Preferred Stock other than common stock with respect to voting, dividend, liquidation or redemption rights, including subordinated debt;
•	authorize, create, issue or sell any additional shares of Series B Preferred Stock other than the Series B Preferred Stock initially authorized, created, issued and sold, Series B Preferred Stock issued as payment of dividends and Series B Preferred Stock issued in replacement or exchange therefore;
•	engage in a Transaction that would result in an internal rate of return to holders of Series B Preferred Stock of less than 25%;
•	declare or pay any dividends or distributions on our capital stock in a cumulative amount in excess of the dividends and distributions paid on the Series B Preferred Stock in accordance with the Series B Certificate of Designations;

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•	authorize or effect the voluntary liquidation, dissolution, recapitalization, reorganization or winding up of our business; or
•	purchase, redeem or otherwise acquire any of our capital stock other than Series B Preferred Stock, or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, our capital stock or securities convertible into or exchangeable for our capital stock.

Reservation of Shares

We initially were required to reserve 3,000,000 shares of common stock for issuance upon conversion of shares of Series B Preferred Stock and are required to maintain a sufficient number of reserved shares of common stock to allow for the conversion of all shares of Series B Preferred Stock.

Series A Preferred Stock

As of February 6, 2013, no shares of Series A Preferred Stock were issued and outstanding and an aggregate of 5,315,625 shares of Series A Preferred Stock had been converted into shares of our common stock and returned to undesignated preferred stock. A balance of 1,684,375 shares of Series A Preferred Stock remain authorized for issuance. The rights and preferences of the Series A Preferred Stock are substantially the same as the Series B Preferred Stock, except as follows:

•	the Series A Issue Price, on which the Series A Preferred Stock liquidation preference is based, is $16.00 per share;
•	dividends accrue and are payable at a rate per annum of 5.0% of the Series A Issue Price per share;
•	each share of Series A Preferred Stock is convertible at a rate equal to the Series A Issue Price divided by an initial Conversion Price of $56.00 per share;
•	holders of the Series A Preferred Stock have a number of votes equal to the number of shares of common stock into which each share of Series A Preferred Stock is convertible on all matters to be voted on by our stockholders, voting together as a single class; provided, however, that the number of votes for each share of Series A Preferred Stock shall not exceed the number of shares of common stock into which each share of Series A Preferred Stock would be convertible if the applicable Conversion Price were $62.93 (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting the shares); and
•	we are not permitted, without first obtaining the written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock voting as a separate class, to:
•	change the number of members of our Board to be more than nine members or less than seven members;

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•	effect any material change in our industry focus or that of our subsidiaries, considered on a consolidated basis;
•	authorize or engage in, or permit any subsidiary to authorize or engage in, any transaction or series of transactions with one of our or our subsidiaries’ current or former officers, directors or members with value in excess of $100,000, excluding compensation or the grant of options approved by our Board; or
•	authorize or engage in, or permit any subsidiary to authorize or engage in, any transaction with any entity or person that is affiliated with any of our or our subsidiaries’ current or former directors, officers or members, excluding any director nominated by the initial holder of the Series B Preferred Stock.

Preemptive Rights

Holders of our Series A Preferred Stock have preemptive rights to purchase a pro rata portion of all capital stock or securities convertible into capital stock that we issue, sell or exchange, or agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange. We must deliver each holder of our Series A Preferred Stock a written notice of any proposed or intended issuance, sale or exchange of capital stock or securities convertible into capital stock which must include a description of the securities and the price and other terms upon which they are to be issued, sold or exchanged together with the identity of the persons or entities (if known) to which or with which the securities are to be issued, sold or exchanged, and an offer to issue and sell to or exchange with the holder of the Series A Preferred Stock the holder’s pro rata portion of the securities, and any additional amount of the securities should the other holders of Series A Preferred Stock subscribe for less than the full amounts for which they are entitled to subscribe. In the case of a public offering of our common stock for a purchase price of at least $12.00 per share and a total gross offering price of at least $50 million, the preemptive rights of the holders of the Series A Preferred Stock shall be limited to 50% of the securities. Holders of our Series A Preferred Stock have a 30 day period during which to accept the offer. We will have 90 days from the expiration of this 30 day period to issue, sell or exchange all or any part of the securities as to which the offer has not been accepted by the holders of the Series A Preferred Stock, but only as to the offerees or purchasers described in the offer and only upon the terms and conditions that are not more favorable, in the aggregate, to the offerees or purchasers or less favorable to us than those contained in the offer.

The preemptive rights of the holders of the Series A Preferred Stock shall not apply to any of the following securities: (i) securities issued to our employees, officers or directors or options to purchase common stock granted by us to our employees, officers or directors under any option plan, agreement or other arrangement duly adopted by us and the grant of which is approved by the compensation committee of our Board; (ii) the Series A Preferred Stock and any common stock issued upon conversion of the Series A Preferred Stock; (iii) securities issued on the conversion of any convertible securities, in each case, outstanding on the date of the filing of the Series A Certificate of Designations; (iv) securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with the Series A Certificate of Designations; and (v) the issuance of our securities issued for consideration other than cash as a result of a merger, consolidation, acquisition or similar business combination by us approved by our Board.

Warrants

As of February 6, 2013, we had outstanding warrants to purchase 101,219,960 shares of our common stock at exercise prices ranging from $0.12 to $49.70 per share. These outstanding warrants consist of Warrants to purchase an aggregate of 252,101 shares of common stock at an exercise price of $0.12 per share expiring in 2017, warrants to purchase an aggregate of 13,950,000 shares of common stock at an exercise price of $0.43 per share expiring in 2014, warrants to purchase an aggregate of 28,000,000 shares of common stock at an exercise price of $0.50 per share expiring in 2017, warrants to purchase an aggregate of 25,630,286 shares of common stock at an exercise price of $0.52 per share expiring in 2018, warrants to purchase an aggregate of 27,500,000 shares of common stock at an exercise price of $0.59 per share expiring in 2015, warrants to purchase an aggregate of 4,956,250 shares of common stock at an exercise price of $0.78 per share expiring in 2016, warrants to purchase an aggregate of 502,750 shares of common stock at an exercise price of $49.00 per share expiring in 2018 and warrants to purchase an aggregate of 428,573 shares of common stock at an exercise price of $49.70 per share expiring in 2013.

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Options

As of February 6, 2013, we had outstanding options to purchase 194,774 shares of our common stock at exercise prices ranging from $0.86 to $57.82 per share issued under our 2004 and 2006 Plans.

Registration Rights

A number of holders of shares of our common stock and all holders of warrants are entitled to rights with respect to the registration of their shares of common stock and underlying shares of common stock, respectively, under the Securities Act. The registration rights with respect to the shares of common stock issuable under the Notes are described in the “Selling Security Holders” section of this prospectus.

Lyles Registration Rights Agreement

A number of holders of our Series B Preferred Stock have registration rights under a registration rights agreement dated March 27, 2008, or Series B Registration Rights Agreement, with respect to shares of common stock issued, issuable or that may be issuable under shares of Series B Preferred Stock and warrants that were purchased under the terms of a securities purchase agreement dated March 18, 2008 between us and Lyles United, LLC. The Series B Registration Rights Agreement provides that holders of a majority of the Series B Preferred Stock, including the shares of common stock into which the Series B Preferred Stock have been converted, may demand at any time that we register on their behalf the shares of common stock issued, issuable or that may be issuable upon conversion of the Series B Preferred Stock and as payment of dividends on the Series B Preferred Stock, and upon exercise of the warrants issued in connection with the issuance of the shares of Series B Preferred Stock. Following such demand, we are required to notify any other parties that are entitled to registration rights under the Lyles Registration Rights Agreement of our intent to file a registration statement and include them in the related registration statement upon their request. We are required to keep a registration statement filed under the Lyles Registration Rights Agreement effective until all shares that are entitled to be registered are sold or can be sold under Rule 144 of the Securities Act. The holders are entitled to two demand registrations on Form S-1 and an unlimited demand registrations on Form S-3 (except that we are not obligated to effect more than one demand registration on Form S-3 in any calendar year).

In addition to the demand registration rights under the Lyles Registration Rights Agreement, the holders are entitled to “piggyback” registration rights. These rights entitle the holders who so elect to be included in certain registration statements to be filed by us with respect to other registrations of equity securities. The holders are entitled to unlimited “piggyback” registration rights.

The Lyles Registration Rights Agreement includes customary cross-indemnity provisions under which we are obligated to indemnify the holders and their affiliates as a result of losses caused by untrue or allegedly untrue statements of material fact contained or incorporated by reference in any registration statement under which a holder’s shares are registered, including any prospectuses or amendments related thereto. Our indemnity obligations also apply to omissions of material facts and to any failure on our part to comply with any law, rule or regulation applicable to such registration statement. Each holder is obligated to indemnify us and our affiliates as a result of losses caused by untrue or allegedly untrue statements of material fact contained in any registration statement under which their shares are registered, including any prospectuses or amendments related thereto, which statements were furnished in writing by that holder, but only to the extent of the net proceeds received by that holder with respect to shares sold under the registration statement. The holders’ indemnity obligations also apply to omissions of material facts on the part of the holders.

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A number of customary limitations to our registration obligations are included in the Lyles Registration Rights Agreement. These limitations include our right to, in good faith, delay or withdrawal registrations requested by the holders under demand and “piggyback” registration rights, and the right to exclude portions of holders’ shares upon the advice of its underwriters.

We are responsible for all costs of registration, plus reasonable fees of one legal counsel for the holders, which fees are not to exceed $25,000 per registration. The Lyles Registration Rights Agreement provides for reasonable access on the part of the holders to all of our books, records and other information and the opportunity to discuss the same with our management.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

A number of provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring and discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of Pacific Ethanol.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under specified circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the outstanding voting stock owned by the stockholder) (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of its provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. Its telephone number is (718) 921-8200.

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus will be passed upon by Troutman Sanders LLP, Irvine, California.

EXPERTS

Hein & Associates LLP, independent registered public accounting firm, has audited our balance sheets as of December 31, 2011 and 2010, and related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Hein & Associates LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Many of the contracts and documents described in this prospectus are filed as exhibits to the registration statements and you may review the full text of these contracts and documents by referring to these exhibits.

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For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. We file reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The registration statement, including its exhibits and schedules, may be inspected at the Public Reference Room. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, including Pacific Ethanol, that file electronically with the SEC. The SEC’s Internet website address is http://www.sec.gov. Our Internet website address is http://www.pacificethanol.net/.

We do not anticipate that we will send an annual report to our stockholders until and unless we are required to do so by the rules of the SEC.

All trademarks or trade names referred to in this prospectus are the property of their respective owners.

111

PACIFIC ETHANOL, INC.

INDEX TO FINANCIAL STATEMENTS

F-1

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
ASSETS	2012	2011
	(unaudited)	*
Current Assets:
Cash and cash equivalents	$18,671	$8,914
Accounts receivable, net	27,513	28,140
Inventories	14,374	16,131
Prepaid inventory	6,095	9,239
Other current assets	2,312	4,324
Total current assets	68,965	66,748

Property and equipment, net	153,109	159,617

Other Assets:
Intangible assets, net	3,865	4,458
Other assets	1,723	1,653
Total other assets	5,588	6,111
Total Assets**	$227,662	$232,476

_______________

*	Amounts derived from the audited financial statements for the year ended December 31, 2011.
**	Assets of the consolidated variable interest entity that can only be used to settle obligations of that entity were $163,218 and $173,606 as of September 30, 2012 and December 31, 2011, respectively.

See accompanying notes to consolidated financial statements.

F-2

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(in thousands, except par value and shares)

	September 30,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2012	2011
	(unaudited)	*
Current Liabilities:
Accounts payable – trade	$8,484	$5,519
Accrued liabilities	3,560	2,713
Accrued preferred dividends	–	7,315
Current portion – long-term debt (including $750 to related party)	50,105	750
Total current liabilities	62,149	16,297

Long-term debt, net of current portion	68,990	93,689
Accrued preferred dividends	6,583	–
Warrant liabilities	6,495	1,921
Other liabilities	1,348	1,305

Total Liabilities**	145,565	113,212

Commitments and Contingencies (Notes 4, 5 and 7)

Stockholders’ Equity:
Pacific Ethanol, Inc. Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; Series A: 1,684,375 shares authorized; 0 shares issued and outstanding as of September 30, 2012 and December 31, 2011; Series B: 1,580,790 shares authorized; 926,942 shares issued and outstanding as of September 30, 2012 and December 31, 2011; liquidation preference of $24,659 as of September 30, 2012	1	1
Common stock, $0.001 par value; 300,000,000 shares authorized; 144,710,897 and 86,631,664 shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively	145	87
Additional paid-in capital	581,985	556,871
Accumulated deficit	(524,487)	(509,985)
Total Pacific Ethanol, Inc. Stockholders’ Equity	57,644	46,974
Noncontrolling interest in variable interest entity	24,453	72,290
Total Stockholders’ Equity	82,097	119,264
Total Liabilities and Stockholders’ Equity	$227,662	$232,476

_______________

*	Amounts derived from the audited financial statements for the year ended December 31, 2011.

**	Liabilities of the consolidated variable interest entity for which creditors do not have recourse to the general credit of Pacific Ethanol, Inc. were $97,444 and $76,478 as of September 30, 2012 and December 31, 2011, respectively.

See accompanying notes to consolidated financial statements.

F-3

PACIFIC ETHANOL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Nine Months Ended September 30,
	2012	2011

Net sales	$619,026	$659,390
Cost of goods sold	633,843	647,355
Gross profit (loss)	(14,817)	12,035
Selling, general and administrative expenses	9,400	11,742
Income (loss) from operations	(24,217)	293
Fair value adjustments on convertible debt and warrants	352	6,968
Interest expense, net	(9,380)	(11,337)
Other expense, net	(499)	(709)
Loss before provision for income taxes	(33,744)	(4,785)
Provision for income taxes	–	–
Consolidated net loss	(33,744)	(4,785)
Net loss attributed to noncontrolling interest in variable interest entity	20,191	9,905
Net income (loss) attributed to Pacific Ethanol	$(13,553)	$5,120
Preferred stock dividends	$(949)	$(946)
Income (loss) available to common stockholders	$(14,502)	$4,174
Net income (loss) per share, basic and diluted	$(0.15)	$0.2
Weighted-average shares outstanding, basic	96,203	21,230
Weighted-average shares outstanding, diluted	96,203	21,328

See accompanying notes to consolidated financial statements.

F-4

PACIFIC ETHANOL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2012	2011
Operating Activities:
Consolidated net loss	$(33,744)	$(4,785)
Adjustments to reconcile consolidated net loss to net cash used in operating activities:
Depreciation and amortization of intangibles	9,216	9,490
Fair value adjustments on convertible debt and warrants	(352)	(6,968)
Inventory valuation	275	157
Amortization of deferred financing fees	455	485
Noncash compensation	705	1,978
Derivative instruments	(202)	(334)
Bad debt recovery	(15)	(185)
Changes in operating assets and liabilities:
Accounts receivable	642	(2,204)
Inventories	1,482	(5,280)
Prepaid expenses and other assets	1,480	(368)
Prepaid inventory	3,144	(3,466)
Accounts payable and accrued expenses	5,492	3,920
Net cash used in operating activities	(11,422)	(7,560)

Investing Activities:
Purchase of 33% ownership interest in New PEHC	(10,000)	–
Additions to property and equipment	(2,115)	(1,459)
Net cash used in investing activities	(12,115)	(1,459)

Financing Activities:
Net proceeds from sales of common stock and warrants	20,994	–
Net proceeds from borrowings	13,249	17,091
Preferred stock dividends paid	(949)	–
Net cash provided by financing activities	33,294	17,091
Net increase in cash and cash equivalents	9,757	8,072
Cash and cash equivalents at beginning of period	8,914	8,736
Cash and cash equivalents at end of period	$18,671	$16,808

Supplemental Information:
Interest paid	$7,504	$8,047
Noncash financing and investing activities:
Preferred stock dividends paid in common stock	$732	$–
Notes issued for purchase of 33% ownership interest in New PEHC	$10,000	$–
Accrued interest added to term loan	$1,407	$–
Preferred stock dividends accrued	$–	$946
Debt extinguished with issuance of common stock	$–	$25,388

See accompanying notes to consolidated financial statements.

F-5

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1.	ORGANIZATION AND BASIS OF PRESENTATION.

Organization and Business – The consolidated financial statements include the accounts of Pacific Ethanol, Inc., a Delaware corporation (“Pacific Ethanol”), and its wholly-owned subsidiaries, including Kinergy Marketing LLC, an Oregon limited liability company (“Kinergy”) and its wholly-owned subsidiary Pacific Ag. Products, LLC, a California limited liability company (“PAP”) for all periods presented, and for the periods specified below, the Plant Owners (as defined below) (collectively, the “Company”).

The Company is the leading marketer and producer of low-carbon renewable fuels in the Western United States. The Company also sells ethanol co-products, including wet distillers grain and syrup (“WDG”), and provides transportation, storage and delivery of ethanol through third-party service providers in the Western United States, primarily in California, Arizona, Nevada, Utah, Oregon, Colorado, Idaho and Washington. The Company sells ethanol produced by the Pacific Ethanol Plants (as defined below) and unrelated third parties to gasoline refining and distribution companies and sells its WDG to dairy operators and animal feed distributors.

The Company manages the production and operation of the four ethanol production facilities, namely, Pacific Ethanol Madera LLC, Pacific Ethanol Columbia, LLC, Pacific Ethanol Stockton, LLC and Pacific Ethanol Magic Valley, LLC (collectively, the “Pacific Ethanol Plants”) and their holding company, Pacific Ethanol Holding Co. LLC (“PEHC,” and together with the Pacific Ethanol Plants, the “Plant Owners”). PEHC is a wholly-owned subsidiary of New PE Holdco LLC (“New PE Holdco”) which, in turn, is a subsidiary of the Company. These four facilities have an aggregate annual production capacity of up to 200 million gallons. As of September 30, 2012, three of the facilities were operating and one of the facilities was idled. When market conditions permit, and with approval of New PE Holdco, the Company intends to resume operations at the Madera, California facility.

On October 6, 2010, the Company purchased an initial 20% ownership interest in New PE Holdco, a variable interest entity (“VIE”), from a number of New PE Holdco’s owners. At that time, the Company determined it was the primary beneficiary of New PE Holdco, and as such, has consolidated the results of New PE Holdco since then. See Note 2 – Variable Interest Entity. On each of November 29, 2011 and December 19, 2011, the Company purchased an additional 7% ownership interest in New PE Holdco. Further, on July 13, 2012, the Company purchased an additional 33% ownership interest in New PE Holdco, bringing the Company’s total ownership interest in New PE Holdco to 67% as of September 30, 2012.

Liquidity – Despite the liquidity risks relative to the Plant Owners’ credit facilities, the Company believes that current and future available capital resources, revenues generated from operations, and other existing sources of liquidity, including its credit facilities, will be adequate to meet its anticipated working capital and capital expenditure requirements for the next twelve months. See Note 5 – Debt. If, however, the Company’s capital requirements or cash flow vary materially from its current projections, or if other unforeseen circumstances occur, such as a lack of significant improvement or further deterioration of corn crush margins, the Company may require additional financing during that period. The Company’s failure to raise capital, if needed, could restrict its growth, hinder its ability to compete and adversely impact its operations.

Basis of Presentation–Interim Financial Statements – The accompanying unaudited consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Results for interim periods should not be considered indicative of results for a full year. These interim consolidated financial statements should be read in conjunction with the consolidated financial statements for the years ended December 31, 2011 and 2010 and related notes beginning on page F-20 of this prospectus. The accounting policies used in preparing these consolidated financial statements are the same as those described in Note 1 to such consolidated financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair statement of the results for interim periods have been included. All significant intercompany accounts and transactions have been eliminated in consolidation.

F-6

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Use of Estimates - The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates are required as part of determining the consolidation of VIEs, fair value of convertible notes and warrants, allowance for doubtful accounts, estimated lives of property and equipment and intangibles, long-lived asset impairments, valuation allowances on deferred income taxes and the potential outcome of future tax consequences of events recognized in the Company’s financial statements or tax returns. Actual results and outcomes may materially differ from management’s estimates and assumptions.

Reclassification - Reclassifications of prior year’s data have been made to conform to 2012 classifications. Such classifications had no effect on net income (loss) reported in the consolidated statements of operations.

Accounts Receivable and Allowance for Doubtful Accounts – Trade accounts receivable are presented at face value, net of the allowance for doubtful accounts. The Company sells ethanol to gasoline refining and distribution companies and sells WDG to dairy operators and animal feed distributors generally without requiring collateral.

The Company maintains an allowance for doubtful accounts for balances that appear to have specific collection issues. The collection process is based on the age of the invoice and requires attempted contacts with the customer at specified intervals. If, after a specified number of days, the Company has been unsuccessful in its collection efforts, a bad debt allowance is recorded for the balance in question. Delinquent accounts receivable are charged against the allowance for doubtful accounts once uncollectibility has been determined. The factors considered in reaching this determination are the apparent financial condition of the customer and the Company’s success in contacting and negotiating with the customer. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of ability to make payments, additional allowances may be required.

Of the total accounts receivable balance, approximately $25,540,000 and $23,715,000 at September 30, 2012 and December 31, 2011, respectively, were used as collateral under Kinergy’s working capital line of credit. The allowance for doubtful accounts was $9,000 and $24,000 as of September 30, 2012 and December 31, 2011, respectively. The Company recorded net bad debt recoveries of $15,000 and $185,000 for the nine months ended September 30, 2012 and 2011, respectively.

2.	VARIABLE INTEREST ENTITY.

The Company concluded that at all times since New PE Holdco’s inception, New PE Holdco has been a VIE because the other owners of New PE Holdco, due to the Company’s involvement through its contractual arrangements, have at all times lacked the power to direct the activities that most significantly impacted its economic performance. Some of these activities include efficient management and operation of the Pacific Ethanol Plants, sale of ethanol, the procurement of feedstock, sale of co-products and implementation of risk management strategies. Furthermore, upon the Company’s purchase of its initial 20% ownership interest in New PE Holdco on October 6, 2010, the Company, through its ownership interest, had an obligation to absorb losses and receive benefits that could potentially be significant to New PE Holdco. As a result, the Company then became the primary beneficiary of New PE Holdco and began consolidating the financial results of New PE Holdco. On November 29, 2011, the Company purchased an additional 7% ownership interest in New PE Holdco for $4,502,000 in cash. On December 19, 2011, the Company purchased another 7% ownership interest in New PE Holdco for $4,615,000 in cash.

F-7

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

On July 13, 2012, the Company purchased an additional 33% ownership interest in New PE Holdco for $20,000,000 by paying $10,000,000 in cash and issuing $10,000,000 in notes payable. Because the Company has a controlling financial interest in New PE Holdco, it did not record any gain or loss on this purchase, but instead reduced the amount of the noncontrolling interest in VIE on its consolidated balance sheet by $27,646,000 and recorded the difference between the fair value of the purchase and the price paid by the Company of $7,646,000, to additional paid-in capital.

Upon the closing of the Company’s purchase of the additional 33% ownership interest, its total ownership interest in New PE Holdco increased from 34% to 67%. Because New PE Holdco’s results are consolidated with the Company’s for financial reporting purposes, the acquisition of additional interests in New PE Holdco did not impact the consolidated net income or loss that the Company reports. However, the portion of New PE Holdco’s net income or loss that is allocated to the Company increased from 34% to 67%, thus changing the net income or loss attributable to Pacific Ethanol after reducing the net income or loss attributable to the noncontrolling interests and the Company’s earnings per share. For the nine months ended September 30, 2012 and 2011, had the Company held a 67% ownership interest in New PE Holdco and issued 28,000,000 shares of common stock under the financing noted above, the Company’s reported results would have had the following proforma impact for the nine months ended September 30, 2012 and 2011, net loss available to common stockholders would have been $23,288,000 and $1,311,000, respectively, and loss per share would have been $0.21 and $0.03, respectively.

The carrying values and classification of assets that are collateral for the obligations of New PE Holdco consisted of the following (in thousands):

	September 30, 2012	December 31, 2011
Cash and cash equivalents	$92	$2,070
Other current assets	13,368	14,320
Property and equipment	148,390	155,523
Other assets	1,368	1,693
Total assets	$163,218	$173,606

Current liabilities	$6,063	$3,064
Long-term debt, including current portion	91,186	73,256
Other liabilities	195	158
Total liabilities	$97,444	$76,478

The Company’s acquisition of its ownership interest in New PE Holdco does not impact the Company’s rights or obligations under any of its contractual agreements. Further, creditors of New PE Holdco do not have recourse to the Company. Since its initial acquisition, the Company has not provided any additional support to New PE Holdco beyond the terms of its contractual agreements.

F-8

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

3.	INVENTORIES.

Inventories consisted primarily of bulk ethanol and unleaded fuel, and are valued at the lower-of-cost-or-market, with cost determined on a first-in, first-out basis. Inventory balances consisted of the following (in thousands):

	September 30, 2012	December 31, 2011
Finished goods	$8,089	$9,429
Work in progress	4,164	4,284
Raw materials	1,273	1,334
Other	848	1,084
Total	$14,374	$16,131

4.	DERIVATIVES.

The business and activities of the Company expose it to a variety of market risks, including risks related to changes in commodity prices and interest rates. The Company monitors and manages these financial exposures as an integral part of its risk management program. This program recognizes the unpredictability of financial markets and seeks to reduce the potentially adverse effects that market volatility could have on operating results.

Commodity Risk – Cash Flow Hedges – The Company uses derivative instruments to protect cash flows from fluctuations caused by volatility in commodity prices for periods of up to twelve months in order to protect gross profit margins from potentially adverse effects of market and price volatility on ethanol sale and purchase commitments where the prices are set at a future date and/or if the contracts specify a floating or index-based price for ethanol. In addition, the Company hedges anticipated sales of ethanol to minimize its exposure to the potentially adverse effects of price volatility. These derivatives may be designated and documented as cash flow hedges and effectiveness is evaluated by assessing the probability of the anticipated transactions and regressing commodity futures prices against the Company’s purchase and sales prices. Ineffectiveness, which is defined as the degree to which the derivative does not offset the underlying exposure, is recognized immediately in cost of goods sold. For the nine months ended September 30, 2012 and 2011, the Company did not designate any of its derivatives as cash flow hedges.

Commodity Risk – Non-Designated Hedges – The Company uses derivative instruments to lock in prices for certain amounts of corn and ethanol by entering into forward contracts for those commodities. These derivatives are not designated for special hedge accounting treatment. The changes in fair value of these contracts are recorded on the balance sheet and recognized immediately in cost of goods sold. The Company recognized gains of $202,000 and $334,000 as the change in the fair value of these contracts for the nine months ended September 30, 2012 and 2011, respectively. The notional balances remaining on these contracts were $24,102,000 and $9,186,000 as of September 30, 2012 and December 31, 2011, respectively.

Non-Designated Derivative Instruments – The Company classified its derivative instruments not designated as hedging instruments of $514,000 and $291,000 in other assets and accrued liabilities as of September 30, 2012, respectively, and $244,000 and $500,000 in other assets and accrued liabilities as of December 31, 2011, respectively.

F-9

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

The classification and amounts of the Company’s recognized gains (losses) for its derivatives not designated as hedging instruments are as follow (in thousands):

		Realized Gains
		Nine Months Ended September 30,
Type of Instrument	Statements of Operations Location	2012	2011
Commodity contracts	Cost of goods sold	$277	$460

		Unrealized Losses
		Nine Months Ended September 30,
Type of Instrument	Statements of Operations Location	2012	2011
Commodity contracts	Cost of goods sold	$(479)	$(126)

5.	DEBT.

Long-term borrowings are summarized as follows (in thousands):

	September 30, 2012	December 31, 2011
Kinergy operating line of credit	$17,158	$20,432
Senior unsecured notes	10,000	–
Note payable to related party	750	750
Plant Owners’ term debt	52,687	51,279
Plant Owners’ operating line of credit	38,500	21,978
	119,095	94,439
Less short-term portion	(50,105)	(750)
Long-term debt	$68,990	$93,689

Kinergy Operating Line of Credit – In May 2012, the Company extended Kinergy’s operating line of credit. The renewal of Kinergy’s credit facility is for an aggregate amount of up to $40,000,000, including an optional accordion feature for up to an additional $10,000,000. The prior credit facility included an accordion feature of $5,000,000. The credit facility expires on December 31, 2015. Interest accrues under the credit facility at a rate equal to (i) the three-month London Interbank Offered Rate (“LIBOR”), plus (ii) a specified applicable margin ranging between 2.50% and 3.50%. The credit facility’s monthly unused line fee is 0.50% of the amount by which the maximum credit under the facility exceeds the average daily principal balance. Kinergy is also required to pay customary fees and expenses associated with the credit facility and issuances of letters of credit. In addition, Kinergy is responsible for a $3,000 monthly servicing fee. Payments that may be made by Kinergy to Pacific Ethanol as reimbursement for management and other services provided by Pacific Ethanol to Kinergy are limited to $800,000 per fiscal quarter in 2012, $900,000 per fiscal quarter in 2013, $1,000,000 per fiscal quarter in 2014 and $1,100,000 per fiscal quarter in 2015. As of September 30, 2012, Kinergy had unused availability under the revolving credit facility of $4,200,000.

In addition, the amended facility includes the accounts receivable of PAP as additional collateral. Payments that may be made by PAP to Pacific Ethanol as reimbursement for management and other services provided by Pacific Ethanol to PAP are limited to the extent that quarterly payments would result in PAP recording less than $100,000 of net income in the quarter.

For the fiscal quarter ending June 30, 2012 and each fiscal quarter thereafter, Kinergy and PAP are collectively required to generate aggregate earnings before interest, taxes, depreciation and amortization, or EBITDA, of $450,000 for the quarter and aggregate EBITDA of $1,100,000 for each two consecutive quarters. These amounts are required through December 31, 2013. In 2014, the required EBITDA amounts increase to $500,000 per quarter and $1,300,000 for each two consecutive quarters. Further, for all monthly periods, Kinergy and PAP must collectively maintain a fixed charge coverage ratio (calculated as a twelve-month rolling EBITDA divided by the sum of interest expense, capital expenditures, principal payments of indebtedness, indebtedness from capital leases and taxes paid during such twelve-month rolling period) of at least 2.0 and are prohibited from incurring any additional indebtedness (other than specific intercompany indebtedness) or making any capital expenditures in excess of $100,000 absent the lender’s prior consent. Kinergy and PAP’s obligations under the credit facility are secured by a first-priority security interest in all of their assets in favor of the lender. The Company believes it is in compliance with these covenants.

F-10

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Senior Unsecured Notes – In July 2012, as part of the Company’s acquisition of an additional 33% ownership interest in New PE Holdco, the Company issued senior unsecured promissory notes (the “Notes”) due April 13, 2013 in the aggregate principal amount of $10.0 million. Interest on the unpaid principal amount accrued at a rate of 5.00% per annum. As discussed in Note 11, the Company repaid the Notes in October 2012.

Plant Owners’ Term Debt and Operating Line of Credit – On July 13, 2012, the Plant Owners’ amended their existing credit facilities. Prior to the amendment, the credit facilities consisted of a $35,000,000 revolving credit facility, a $25,000,000 tranche A-1 term loan and a $26,300,000 tranche A-2 term loan. Under the amendment, the Plant Owners’ credit facilities were, among other things, amended to extend the maturity date in respect of $46,800,000 of the combined revolving credit facility and term loans from June 25, 2013 to June 30, 2016. In addition, the aggregate commitment amount under the revolving credit facility was increased by $5,000,000. Further, monthly interest payments due to certain lenders may, at the option of the Plant Owners, be deferred and added to the loans maturing on the extended maturity date of June 30, 2016. As of September 30, 2012, $1,407,000 of accrued interest was deferred and added to the term loan. The amendment also provides the Plant Owners with the ability to pay down and pay off the non-extending lenders and the outstanding tranche A-2 term loan at, or at any time prior to, the original maturity date of June 25, 2013 without penalty while keeping the extended loans in place.

For the nine months ended September 30, 2012, the Plant Owners increased their borrowings under their operating line of credit by $16,522,000.

As of September 30, 2012, the Plant Owners had unused availability under the revolving credit facility of $700,000.

On October 29, 2012, the Plant Owners amended and restated their existing credit facilities and entered into a new revolving credit facility for an aggregate amount of up to $10,000,000. See Note 11- Subsequent Events.

The Company has had and continues to have extensive communications with holders of the $39,500,000 in debt due June 25, 2013 to restructure the existing loans and any additional loans under the new $10,000,000 credit facility. The Company also continues to explore its capital raising alternatives. The Company believes that it will be able to successfully restructure the loans or raise additional capital, or both, prior to the June 25, 2013 maturity date. However, the Company cannot provide any assurances that it will be able to do so, or what the terms of any restructuring or capital raising transaction might be. If the Company is unable to timely restructure the $39,500,000 in debt (together with any additional debt under the new credit facility) due June 25, 2013 or raise sufficient capital to repay the debt, the Company will be in default on that debt and in cross-default on the $46,800,000 in debt extended to June 30, 2016, all of which, totaling $91,300,000 plus any amounts borrowed under the new credit facility, will be accelerated and immediately due and payable on June 25, 2013. As a result, the Company and its direct and indirect subsidiaries, including Kinergy and the Plant Owners, will likely experience material adverse effects.

F-11

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note Payable to Related Party – On March 31, 2009, the Company’s Chief Executive Officer provided funds in an aggregate amount of $1,000,000 for general working capital purposes, in exchange for an unsecured promissory note issued by the Company. Interest on the unpaid principal amount accrues at a rate of 8.00% per annum. The Company recorded interest under this note of approximately $45,000 and $60,000 for the nine months ended September 30, 2012 and 2011, respectively. As of December 31, 2011, the remaining amount of $750,000 was due and payable on the extended maturity date of March 31, 2012. On March 7, 2012, the maturity date was further extended to March 31, 2013.

6.	COMMON STOCK AND WARRANTS.

For the nine months ended September 30, 2012, certain warrant holders exercised warrants in respect of 252,101 shares of common stock on a cashless exercise basis, resulting in 172,269 net shares of common stock issued by the Company. For the nine months ended September 30, 2012, certain warrant holders exercised warrants in respect of 50,000 shares of common stock for $26,500 in cash.

July Offering – On July 3, 2012, the Company raised $10,903,000, net of $1,137,000 of underwriting and issuance costs, through a public offering of units consisting of an aggregate of 28,000,000 shares of common stock, warrants to purchase 28,000,000 shares of common stock at an exercise price of $0.63 per share with a term of five years and warrants to purchase 14,000,000 shares of common stock at an exercise price of $0.53 per share with a term of eighteen months (“July Offering”), which warrant exercise prices are subject to adjustment.

The warrants issued in the July Offering are subject to a “weighted-average” anti-dilution adjustment if the Company issues or is deemed to have issued securities at a price lower than the then applicable warrant exercise prices. In September 2012, as discussed below, the Company issued additional common stock and warrants, resulting in adjustments to the exercise prices of warrants issued in the July Offering. The adjusted exercise prices for the 5-year and 18-month warrants are $0.50 per share and $0.43 per share, respectively.

The Company accounted for the net proceeds of the July Offering by first allocating the $3,380,000 fair value of the warrants to liabilities and then allocating the remaining amount to equity.

September Offering – On September 26, 2012, the Company raised $10,091,000, net of $909,000 of underwriting and issuance costs, through a public offering of units consisting of an aggregate of 27,500,000 shares of common stock and warrants to purchase 27,500,000 shares of common stock at an exercise price of $0.59 per share with a term of three years (“September Offering”). The Company accounted for the net proceeds of the September Offering by first allocating the $1,658,000 fair value of the warrants to liabilities and then allocating the remaining amount to equity.

7.	COMMITMENTS AND CONTINGENCIES.

Purchase Commitments – At September 30, 2012, the Company had fixed-price purchase contracts with its suppliers to purchase $14,153,000 of ethanol and indexed-price contracts to purchase 112,000 gallons of ethanol. These contracts will be satisfied throughout the remainder of 2012.

Sales Commitments – At September 30, 2012, the Company had entered into sales contracts with its major customers to sell certain quantities of ethanol and WDG. The volumes indicated in the indexed-price contracts table will be sold at publicly-indexed sales prices determined by market prices in effect on their respective transaction dates (in thousands):

Fixed-Price Contracts
Ethanol	$70
WDG	521
Total	$591

Indexed-Price Contracts (Volume)
Ethanol (gallons)	97,708
WDG (tons)	55

F-12

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Litigation – General – The Company is subject to various claims and contingencies in the ordinary course of its business, including those related to litigation, business transactions, employee-related matters, and others. When the Company is aware of a claim or potential claim, it assesses the likelihood of any loss or exposure. If it is probable that a loss will result and the amount of the loss can be reasonably estimated, the Company will record a liability for the loss. If the loss is not probable or the amount of the loss cannot be reasonably estimated, the Company discloses the claim if the likelihood of a potential loss is reasonably possible and the amount involved could be material. While there can be no assurances, the Company does not expect that any of its pending legal proceedings will have a material financial impact on the Company’s operating results.

8.	FAIR VALUE MEASUREMENTS.

The fair value hierarchy prioritizes the inputs used in valuation techniques into three levels as follows:

•	Level 1 – Observable inputs – unadjusted quoted prices in active markets for identical assets and liabilities;

•	Level 2 – Observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability through corroboration with market data; and

•	Level 3 – Unobservable inputs – includes amounts derived from valuation models where one or more significant inputs are unobservable. For fair value measurements using significant unobservable inputs, a description of the inputs and the information used to develop the inputs is required along with a reconciliation of Level 3 values from the prior reporting period.

The Company valued its warrants using a Monte Carlo Binomial Lattice-Based valuation methodology, adjusted for marketability restrictions. Significant assumptions used in the valuations for the dates noted are as follows (fair value in thousands):

As of September 30, 2012:

Original Issue Date	Exercise Price	Volatility	Risk Free Int Rate	Term (yrs)	Marketability Discount	Fair Value

October 2010	$0.12	75.6%	0.62%	5.10	48.0%	$43
December 2011	$0.84	77.7%	0.47%	4.21	55.9%	585
July 2012	$0.50	76.8%	0.62%	4.76	57.5%	3,351
July 2012	$0.43	73.9%	0.17%	1.26	57.5%	858
September 2012	$0.59	74.1%	0.31%	3.00	58.5%	1,658
						$6,495

F-13

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

As of December 31, 2011:

Original Issue Date	Exercise Price	Volatility	Risk Free Int Rate	Term (yrs)	Marketability Discount	Fair Value

October 2010	$0.45	68.0%	1.09%	5.90	47.4%	$226
December 2011	$1.50	68.0%	0.83%	4.96	52.0%	1,695
						$1,921

The changes in the fair value of the Company’s Level 3 inputs were as follows (in thousands):

Balance, December 31, 2011	$1,921
Warrant exercises	(112)
Adjustments to fair value for the period	33
Balance, March 31, 2012	1,842
Adjustments to fair value for the period	(1,285)
Balance, June 30, 2012	557
July Offering	3,380
September Offering	1,658
Adjustments to fair value for the period	900
Balance, September 30, 2012	$6,495

Other Derivative Instruments – The Company’s other derivative instruments consist of commodity positions. The fair value of the commodity positions are based on quoted prices on the commodity exchanges and are designated as Level 1.

The following table summarizes fair value measurements by level at September 30, 2012 (in thousands):

	Level 1	Level 2	Level 3	Total
Assets:
Commodity contracts(1)	$514	$–	$–	$514
Total Assets	$514	$–	$–	$514

__________

(1) Included in other current assets in the consolidated balance sheets.

F-14

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

	Level 1	Level 2	Level 3	Total
Liabilities:
Warrants	$–	$–	$6,495	$6,495
Commodity contracts(1)	291	–	–	291
Total Liabilities	$291	$–	$6,495	$6,786

__________

(1) Included in accrued liabilities in the consolidated balance sheets.

The following tables summarize fair value measurements by level at December 31, 2011 (in thousands):

	Level 1	Level 2	Level 3	Total
Assets:
Commodity contracts(1)	$244	$–	$–	$244
Total Assets	$244	$–	$–	$244

__________

(1) Included in other current assets in the consolidated balance sheets.

	Level 1	Level 2	Level 3	Total
Liabilities:
Warrants(1)	$–	$–	$1,921	$1,921
Commodity contracts(2)	500	–	–	500
Total Liabilities	$500	$–	$1,921	$2,421

__________

(1) Included in other liabilities in the consolidated balance sheets.

(2) Included in accrued liabilities in the consolidated balance sheets.

9.	EARNINGS PER SHARE.

The following tables compute basic and diluted earnings per share (in thousands, except per share data):

	Nine Months Ended September 30, 2012
	Loss Numerator	Shares Denominator	Per-Share Amount
Net loss attributed to Pacific Ethanol	$(13,553)
Less: Preferred stock dividends	(949)
Basic and diluted loss per share:
Loss available to common stockholders	$(14,502)	96,203	$(0.15)

F-15

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

	Nine Months Ended September 30, 2011
	Income Numerator	Shares Denominator	Per-Share Amount
Net income attributed to Pacific Ethanol	$5,120
Less: Preferred stock dividends	(946)
Basic income per share:
Income available to common stockholders	$4,174	21,230	$0.20
Add: Stock options	–	98
Diluted income per share:
Income available to common stockholders	$4,174	21,328	$0.20

There were an aggregate of 3,300,000 potentially dilutive weighted-average shares from convertible securities outstanding for the nine months ended September 30, 2012. These convertible securities were not considered in calculating diluted net loss per share for the nine months ended September 30, 2012, as their effect would have been anti-dilutive.

10.	RELATED PARTY TRANSACTIONS.

Preferred Dividends – The Company accrued and paid cash dividends in respect of its Series B Preferred Stock of $949,000 for the nine months ended September 30, 2012, and accrued but did not pay cash dividends of $946,000 for the nine months ended September 30, 2011. On August 21, 2012, the Company entered into an agreement with the Series B Preferred Stock holders under which the Company issued 2,360,000 shares of its common stock in payment of $732,000 of the total $7,315,000 of accrued and unpaid dividends in respect of the Series B Preferred Stock. In addition, the holders of the Series B Preferred Stock agreed to forebear from exercising any rights they may have with respect to the unpaid dividends until January 1, 2014. The Company had accrued and unpaid dividends in respect of its Series B Preferred Stock of $6,583,000 and $7,315,000 as of September 30, 2012 and December 31, 2011, respectively.

Note Payable to Related Party – The Company had a note payable to its Chief Executive Officer totaling $750,000 as of September 30, 2012 and December 31, 2011. This note matures on March 31, 2013.

11.     SUBSEQUENT EVENTS.

Repayment of Senior Unsecured Notes – On October 1, 2012, the Company fully repaid in cash its $10,000,000 in senior unsecured notes from proceeds of its public offering, which closed on September 26, 2012.

Second Amended and Restated Credit Agreement – On October 29, 2012, the Plant Owners entered into a Second Amended and Restated Credit Agreement (“Restated Credit Agreement”) with the lenders party to the agreement. The Restated Credit Agreement provides for a revolving credit facility of up to $40,000,000, a term loan of $25,000,000 (“Tranche A-1 Loan”) and a term loan of $26,300,000 (“Tranche A-2 Loan”). Under the terms of the Restated Credit Agreement, $39,500,000 of the combined revolving loans and term loans has a maturity date of June 25, 2013 and $51,800,000 of the combined revolving loans and term loans has a maturity date of June 30, 2016.

The Plant Owners may elect to receive Eurodollar loans and/or base rate loans. The per annum interest rate on Eurodollar loans is equal to (a) the rate obtained by dividing (i) the one-month LIBOR for the relevant interest period (but in no event less than 4%) by (ii) a percentage equal to (1) 100% minus (2) the Eurodollar Reserve Percentage (as determined by the Board of Governors of the Federal Reserve System) for the relevant period, plus (b) the applicable margin of 10%. The per annum interest rate on base rate loans is equal to (A) the higher of (x) the Federal Funds Effective Rate (equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System) plus 0.50%, (y) the rate of interest as publicly announced by Wells Fargo Bank as its “prime rate” or (z) the one-month LIBOR plus 1.0%, plus the applicable margin of 10%.

F-16

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Interest under the loans is payable monthly in cash, but as long as no default or event of default has occurred or is continuing, interest payments due to certain lenders for any period prior to June 25, 2013, may, at the option of the Plant Owners, be deferred and added to the principal balance of the Tranche A-1 Loan due June 30, 2016. The Plant Owners are also required to pay an unused line fee of 2.0% per annum and other customary fees and expenses associated with the credit facility.

The Plant Owners’ obligations are secured by a security interest in their assets and equity interests in favor of the lenders. The Restated Credit Agreement contains numerous customary representations, warranties, affirmative and negative covenants and other customary terms and conditions, including events of default (including upon the occurrence of an event of default with respect to any indebtedness owed by the Company) and remedies in favor of the lenders. The Restated Credit Agreement also contains restrictions on the creation or incurrence of additional indebtedness (other than pursuant to the Credit Agreement described below) and on distributions of funds from the Plant Owners to any affiliates of the Plant Owners, including the Company.

The Restated Credit Agreement also contains financial covenants concerning certain of the Plant Owners’ budgeted expenses. Specifically, the Plant Owners shall not permit amounts disbursed pursuant to the categories in the budget related to the asset management agreement among the Plant Owners and the Company and operating disbursements to exceed their respective budgeted amounts by more than 10%.

The Plant Owners have the right at any time, and from time to time, but subject to limitations imposed by an intercreditor agreement (described below), to prepay in whole or in part the revolving loans and Tranche A-1 Loans (and the Tranche A-2 Loans following the payment in full of the revolving loans and Tranche A-1 Loans). However, in the event of any prepayment of the Tranche A-1 Loans that have a maturity date of June 30, 2016, the Plant Owners must pay a premium equal to the present value of all interest payments which would have accrued from the date of such payment through June 30, 2016, calculated using a discount rate, applied quarterly, equal to the Treasury Rate as of such prepayment date plus 50 basis points. The Restated Credit Agreement also provides for mandatory prepayments in connection with certain customary events, including any sale of material assets; however, certain mandatory prepayments are not subject to the prepayment premium.

Credit Agreement – On October 29, 2012, the Plant Owners entered into a Credit Agreement (“Credit Agreement”) with lenders party to the agreement. The Credit Agreement provides for a revolving credit facility of up to $10,000,000. The Plant owners may request (with a maximum of 5 requests) increases in the amount of the facility in increments of not less than $1,000,000, up to a maximum credit limit of $5,000,000. The lenders have no obligation to agree to such a request.

Effective as of January 11, 2013, the maturity date applicable to Loans made under the Credit Agreement was extended from June 25, 2013 to June 25, 2015. The maturity date applicable to the Loans made under the Credit Agreement may be extended to June 25, 2016 upon approval of lenders holding in excess of 50% of the outstanding principal amount of the loans and the undisbursed amount of the aggregate lending commitment.

F-17

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

The Plant Owners may elect to receive Eurodollar loans and/or base rate loans. The per annum interest rate on Eurodollar loans is equal to (a) the rate obtained by dividing (i) the one-month LIBOR for the relevant interest period (but in no event less than 4%) by (ii) a percentage equal to (1) 100% minus (2) the Eurodollar Reserve Percentage (as determined by the Board of Governors of the Federal Reserve System) for the relevant period, plus (b) the applicable margin. The per annum interest rate on base rate loans is equal to (A) the higher of (x) the Federal Funds Effective Rate (equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System), plus 0.50%, (y) the rate of interest as publicly announced by Wells Fargo Bank as its “prime rate” or (z) the one-month LIBOR plus 1.0%, plus the applicable margin. With respect to both the Eurodollar loans and base rate loans, the applicable margin is 5.5%; provided that for any loans for which interest is paid as capitalized interest, the applicable margin is deemed to be 8.0% per annum for the period for which interest is so paid.

Interest under the loans is payable monthly in cash, but as long as no default or event of default has occurred or is continuing, interest payments due to the lenders may, at the option of the Plant Owners, be deferred and added as capitalized interest to the principal balance of the loans. The Plant Owners are also required to pay an unused line fee of 2.0% per annum and other customary fees and expenses associated with the credit facility.

The Plant Owners’ obligations are secured by a security interest in their assets and equity interests in favor of the lenders. The Credit Agreement contains numerous customary representations, warranties, affirmative and negative covenants and other customary terms and conditions, including events of default (including upon the occurrence of an event of default with respect to any indebtedness owed by the Company) and remedies in favor of the lenders. The Credit Agreement also contains restrictions on the creation or incurrence of additional indebtedness and on distributions of funds from the Plant Owners to any affiliates of the Plant Owners, including the Company

The Credit Agreement also contains financial covenants concerning certain of the Plant Owners’ budgeted expenses. Specifically, the Plant Owners shall not permit amounts disbursed pursuant to the categories in the budget related to the asset management agreement among the Plant Owners and the Company and operating disbursements to exceed their respective budgeted amounts by more than 10%.

The Plant Owners have the right at any time, and from time to time, but subject to limitations imposed by an intercreditor agreement, to prepay the revolving loans under the Credit Agreement. The Credit Agreement also provides for mandatory prepayments in connection with certain customary events, including any sale of material assets.

Intercreditor Agreement – On October 29, 2012, the Plant Owners entered into an Intercreditor Agreement (“Intercreditor Agreement”) with Wells Fargo Bank, National Association (“Agent”), as collateral agent. The Intercreditor Agreement provides, among other things, that the amounts owed by the Plant Owners under the Credit Agreement shall be senior in right and payment to the payment of amounts owed by the Plant Owners under the Restated Credit Agreement. In addition, pursuant to the terms of the Intercreditor Agreement, the lenders under the Restated Credit Agreement have agreed to continue, and make certain additional extensions of, credit to the Plant Owners pursuant to the terms of the Restated Credit Agreement, upon, among other terms and conditions, the conditions that (i) obligations of Plant Owners under the Restated Credit Agreement shall be secured by a second priority lien on, and security interests in, the collateral under the Restated Credit Agreement, and (ii) subject to the terms and conditions contained in the Intercreditor Agreement, the payment of certain obligations under the Restated Credit Agreement shall be subordinate and subject in right and time of payment to the prior discharge of amounts owed by the Plant Owners under the Credit Agreement.

Debt, Warrant and PE Holdco Interest Acquisitions – On December 19, 2012, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with 5 accredited investors (the “Investors”). Under the terms of the Purchase Agreement, the Company agreed to sell $22,192,491 in aggregate principal amount of its senior unsecured notes (the “Notes”) and 5-year warrants (the “Warrants”) to purchase an aggregate of 25,630,286 shares of the Company’s common stock at an exercise price of $0.52 per share, to the Investors in a private offering for aggregate gross proceeds of $22,192,491.   The sale of the Notes and the Warrants to the Investors closed on January 11, 2013 (the “Closing”).  In connection with the sale of the Notes and the Warrants, the Company entered into a registration rights agreement with the Investors on January 11, 2013.

F-18

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Of the gross proceeds, $21,538,596 was used to purchase from certain of the Investors an aggregate principal amount of $21,538,596 of Tranche A-2 Loans (the “Acquired Plant Debt”) issued under the Restated Credit Agreement. On January 11, 2013, the maturity date applicable to the Acquired Plant Debt was extended from June 30, 2013 to June 30, 2016.

Of the remaining gross proceeds, $653,895 was used to purchase from certain of the Investors 130.779 membership interest units of New PE Holdco LLC, increasing the Company’s ownership interests in New PE Holdco to 80%.

The Notes were issued at the Closing and have an aggregate principal amount of $22,192,491. The Notes will mature on March 30, 2016 (the “Maturity Date”). The Notes bear interest at the rate of 5% per annum, subject to adjustment.  If the aggregate outstanding principal balance of the Notes is not less than $10,769,297 by January 15, 2014, the interest rate will increase commencing on January 15, 2014 by 1% per annum on each calendar January 15, April 15, July 15 and October 15 until the aggregate outstanding principal balance of the Notes is less than $10,769,297. The interest rate will also increase by an additional 2% per annum above the interest rate otherwise applicable upon the occurrence, and during the continuance, of an event of default until such event of default has been cured. The Company is required to pay all outstanding principal and any accrued and unpaid interest on the Notes on the Maturity Date. The Company may, at its option, prepay the Notes at any time without premium or penalty.

If at any time the Company receives net cash proceeds from an issuance of equity or equity linked securities of the Company, certain sales of assets of the Company or any of its wholly or partially owned subsidiaries or as a result of the Company or any of its wholly or partially owned subsidiaries incurring certain indebtedness, then the Company will be obligated to prepay the Notes using 100% of all such net cash proceeds, provided that in connection with proceeds received in connection with an Equity Linked Issuance (as defined in the Notes), the Company will be obligated to use all such net cash proceeds to either prepay the Notes or purchase outstanding debt issued by its indirect partially owned subsidiaries under the Second Lien Credit Facility, in respective proportions established by the terms of the Notes.

Interest on the Notes is payable in cash in arrears on the 15th calendar day of each month beginning on March 15, 2013 (each an “Interest Payment Date”). Subject to the satisfaction of the Equity Conditions (as defined in the Notes), at the option of the Company, the Company may elect to pay interest due and payable on any Interest Payment Date in shares of Common Stock, provided that the interest rate applicable to any outstanding amounts that Company pays in Interest Shares shall increase by 2% per annum from the then applicable interest rate for the period for which such interest is paid. The number of Interest Shares to be issued, at the Company’s election, on any particular Interest Payment Date shall equal to the quotient of (x) the amount of interest payable (assuming payment in Interest Shares) on such Interest Payment Date divided by (y) the product of (i) the weighted average price of the Common Stock for 30 trading days immediately preceding (but excluding) the Interest Payment Date and (ii) 0.95. If the Company cannot make an interest payment in shares of Common Stock because one of the conditions described above is not satisfied, the Company must make such payment in cash.

Preferred Dividends –On December 26, 2012, the Company entered into an agreement with the Series B Preferred Stock holders under which the Company issued approximately 2,169,000 shares of its common stock in payment of $732,000 of the total $6,583,000 of accrued and unpaid dividends in respect of the Series B Preferred Stock. In addition, the holders of the Series B Preferred Stock agreed to forebear from exercising any rights they may have with respect to accrued unpaid dividends until June 30, 2014. The Company had accrued and unpaid dividends in respect of its Series B Preferred Stock of $5,851,000 as of December 31, 2012.

F-19

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Related Party Note – On February 7, 2013, the Company entered into an amendment to the promissory note of $750,000, with the Company’s Chief Executive Officer, further extending its maturity date from March 31, 2013 to March 31, 2014.

Stock Incentive Plan - On December 13, 2012, upon approval by the Company’s stockholders, the Company amended its 2006 Stock Incentive Plan (the “Plan”) to increase the number of shares of common stock authorized for issuance under the 2006 Plan from 1,214,285 shares to 6,214,285. In January 2013, the Company granted an aggregate of 2,168,708 shares of common stock to its directors and employees under the 2006 Plan.

Chief Operating Officer - On January 6, 2013, the Company entered into an executive employment agreement with Michael D. Kandris that appointed Mr. Kandris as the Company’s Chief Operating Officer.

F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Pacific Ethanol, Inc.

We have audited the accompanying consolidated balance sheets of Pacific Ethanol, Inc. (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pacific Ethanol, Inc. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ HEIN & ASSOCIATES LLP

Irvine, California

March 8, 2012

F-21

PACIFIC ETHANOL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except shares and par value)

	December 31,
ASSETS	2011	2010

Current Assets:
Cash and cash equivalents	$8,914	$8,736
Accounts receivable, net of allowance for doubtful accounts of $24 and $287, respectively	28,140	25,855
Inventories	16,131	17,306
Prepaid inventory	9,239	2,715
Other current assets	4,324	2,712
Total current assets	66,748	57,324

Total property and equipment, net	159,617	168,976
Other Assets:
Intangible assets, net	4,458	5,382
Other assets	1,653	2,401
Total other assets	6,111	7,783
Total Assets (a)	$232,476	$234,083

(a)	Assets of consolidated variable interest entities that can only be used to settle obligations of those entities were $173,606 and $183,652 as of December 31, 2011 and 2010, respectively.

The accompanying notes are an integral part of these consolidated financial statements.

F-22

PACIFIC ETHANOL, INC.

CONSOLIDATED BALANCE SHEETS (CONTINUED)

(in thousands, except shares and par value)

	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	2011	2010
Current Liabilities:
Accounts payable – trade	$5,519	$6,472
Accrued liabilities	2,713	3,251
Current portion – long-term debt (including $750 and $0 due to a related party, respectively, and $0 and $38,108 at fair value, respectively)	750	38,108
Total current liabilities	8,982	47,831

Long-term debt, net of current portion (including $0 and $1,250 due to related parties, respectively)	93,689	84,981
Accrued preferred dividends	7,315	6,050
Other liabilities	3,226	7,406

Total Liabilities (b)	113,212	146,268

Commitments and contingencies (Notes 1, 5, 6 and 12)

Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized:
Series A: 1,684,375 shares authorized; 0 shares issued and outstanding as of December 31, 2011 and 2010	—	—
Series B: 1,580,790 shares authorized; 926,942 and 1,455,924 shares issued and outstanding as of December 31, 2011 and 2010, respectively; liquidation preference of $25,390 as of December 31, 2011	1	1
Common stock, $0.001 par value; 300,000,000 shares authorized; 86,631,664 and 12,918,144 shares issued and outstanding as of December 31, 2011 and 2010, respectively	87	13
Additional paid-in capital	556,871	504,623
Accumulated deficit	(509,985)	(511,794)
Total Pacific Ethanol, Inc. Stockholders’ Equity (Deficit)	46,974	(7,157)
Noncontrolling interest in variable interest entities	72,290	94,972
Total stockholders’ equity	119,264	87,815
Total Liabilities and Stockholders’ Equity	$232,476	$234,083

(b)	Liabilities of consolidated variable interest entities for which creditors do not have recourse to the general credit of the Company were $76,478 and $74,939, as of December 31, 2011 and 2010, respectively.

The accompanying notes are an integral part of these consolidated financial statements.

F-23

PACIFIC ETHANOL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Years Ended December 31,
	2011	2010
Net sales	$901,188	$328,332
Cost of goods sold	881,789	329,143
Gross profit (loss)	19,399	(811)
Selling, general and administrative expenses	15,427	12,956
Income (loss) from operations	3,972	(13,767)
Fair value adjustments on convertible notes and warrants	7,559	(11,736)
Loss on investment in Front Range	—	(12,146)
Loss on extinguishments of debt	—	(2,159)
Interest expense, net	(14,813)	(6,804)
Other income (expense), net	(741)	840
Loss before reorganization costs, gain from bankruptcy exit and provision for income taxes	(4,023)	(45,772)
Reorganization costs	—	(4,153)
Gain from bankruptcy exit	—	119,408
Provision for income taxes	—	—
Consolidated net income (loss)	(4,023)	69,483
Net loss attributed to noncontrolling interest in variable interest entities	7,097	4,409
Net income attributed to Pacific Ethanol, Inc.	$3,074	$73,892
Preferred stock dividends	$(1,265)	$(2,847)
Income available to common stockholders	$1,809	$71,045
Income per share, basic	$0.05	$6.76
Income per share, diluted	$0.05	$5.57
Weighted-average shares outstanding, basic	33,733	10,514
Weighted-average shares outstanding, diluted	33,984	13,377

The accompanying notes are an integral part of these consolidated financial statements.

F-24

PACIFIC ETHANOL, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2011 and 2010

(in thousands)

					Additional		Non-controlling
	Preferred Stock		Common Stock		Paid-In	Accumulated	Interest
	Shares	Amount	Shares	Amount	Capital	Deficit	in VIE	Total
Balances, January 1, 2010	2,346	$2	8,210	$8	$480,997	$(581,076)	$42,271	$(57,798)

Deconsolidation of Front Range	—	—	—	—	—	(1,763)	(42,271)	(44,034)

Consolidation of New PE Holdco	—	—	—	—	—	—	99,381	99,381

Stock-based compensation expense – restricted stock to employees and directors, net of cancellations	—	—	560	1	2,470	—	—	2,471

Conversion of preferred stock to common stock	(890)	(1)	707	1	—	—	—	—

Shares issued in debt extinguishments	—	—	3,441	3	21,156	—	—	21,159

Preferred stock dividends	—	—	—	—	—	(2,847)	—	(2,847)

Net income (loss)	—	—	—	—	—	73,892	(4,409)	69,483

Balances, December 31, 2010	1,456	$1	12,918	$13	$504,623	$(511,794)	$94,972	$87,815

Stock-based compensation expense – restricted stock and options to employees and directors, net of cancellations	—	—	264	—	2,278	—	—	2,278

Conversion of preferred stock to common stock	(529)	—	444	—	—	—	—	—

Shares issued on Convertible Notes	—	—	63,859	64	36,800	—	—	36,864

Shares issued in private placement	—	—	7,625	8	5,547	—	—	5,555

Warrant exercises	—	—	1,522	2	1,155	—	—	1,157

Purchase of interests in New PE Holdco	—	—	—	—	6,468	—	(15,585)	(9,117)

Preferred stock dividends	—	—	—	—	—	(1,265)	—	(1,265)

Net income (loss)	—	—	—	—	—	3,074	(7,097)	(4,023)

Balances, December 31, 2011	927	$1	86,632	$87	$556,871	$(509,985)	$72,290	$119,264

The accompanying notes are an integral part of these consolidated financial statements.

F-25

PACIFIC ETHANOL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Years Ended December 31,
	2011	2010
Operating Activities:
Consolidated net income (loss)	$(4,023)	$69,483
Adjustments to reconcile consolidated net income (loss) to cash used in operating activities:
Fair value adjustments on convertible notes and warrants	(7,559)	11,736
Depreciation and amortization of intangibles	12,648	9,110
Inventory valuation	47	(490)
Gain on derivative instruments	(96)	(1,049)
Amortization of deferred financing costs	651	1,001
Non-cash compensation	2,278	2,471
Bad debt recovery	(218)	(184)
Interest on convertible debt paid with stock	3,076	—
Gain on bankruptcy exit	—	(119,408)
Loss on investment in Front Range, held for sale	—	12,146
Loss on extinguishments of debt	—	2,159
Bargain purchase of New PE Holdco	—	(1,566)
Equity earnings on Front Range	—	928
Changes in operating assets and liabilities:
Accounts receivable	(2,067)	(13,789)
Inventories	1,128	(7,462)
Prepaid expenses and other assets	(933)	(516)
Prepaid inventory	(6,524)	477
Accounts payable and accrued expenses	(2,358)	(1,968)
Net cash used in operating activities	$(3,950)	$(36,921)

Investing Activities:
Additions to property and equipment	$(2,365)	$(643)
Investments in New PE Holdco, net of cash acquired	(9,117)	(19,494)
Proceeds from sale of investment in Front Range	—	18,500
Net cash impact of deconsolidation of Front Range	—	(10,486)
Net cash impact of bankruptcy exit	—	(1,301)
Net cash used in investing activities	$(11,482)	$(13,424)

Financing Activities:
Net proceeds from common stock and warrants	$7,364	$—
Proceeds from convertible notes and warrants	—	35,000
Principal payments on convertible notes	(1,212)	—
Payments for debt issuance costs	—	(2,909)
Proceeds from borrowings under DIP financing	—	5,173
Net proceeds from other borrowings	9,958	17,522
Principal payments paid on related party borrowings	(500)	(13,250)
Net cash provided by financing activities	$15,610	$41,536
Net increase (decrease) in cash and cash equivalents	178	(8,809)
Cash and cash equivalents at beginning of period	8,736	17,545
Cash and cash equivalents at end of period	$8,914	$8,736

Supplemental Information:
Interest paid	$11,669	$9,771
Non-cash financing and investing activities:
Preferred stock dividends accrued	$1,265	$2,847
Debt extinguished with issuance of common stock	$33,788	$19,000
Reclass of warrant liability to equity upon cashless net exercise of warrants	$1,157	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-26

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES.

Organization and Business – The consolidated financial statements include the accounts of Pacific Ethanol, Inc., a Delaware corporation (“Pacific Ethanol”), and its wholly-owned subsidiaries, including Pacific Ethanol California, Inc., a California corporation (“PEI California”), Kinergy Marketing, LLC, an Oregon limited liability company (“Kinergy”) and Pacific Ag. Products, LLC, a California limited liability company (“PAP”) for all periods presented, and for the periods specified below, New PE Holdco, which owns the Plant Owners (each as defined below) (collectively, the “Company”).

The Company is the leading marketer and producer of low carbon renewable fuels in the Western United States. The Company also sells ethanol co-products, including wet distillers grain (“WDG”), and provides transportation, storage and delivery of ethanol through third-party service providers in the Western United States, primarily in California, Arizona, Nevada, Utah, Oregon, Colorado, Idaho and Washington. The Company sells ethanol produced by the Pacific Ethanol Plants (as defined below) and unrelated third parties to gasoline refining and distribution companies and sells its WDG to dairy operators and animal feed distributors.

On May 17, 2009, five indirect wholly-owned subsidiaries of Pacific Ethanol, Inc., namely, Pacific Ethanol Madera LLC, Pacific Ethanol Columbia, LLC, Pacific Ethanol Stockton, LLC and Pacific Ethanol Magic Valley, LLC (collectively, the “Pacific Ethanol Plants”) and Pacific Ethanol Holding Co. LLC (together with the Pacific Ethanol Plants, the “Plant Owners”) each filed voluntary petitions for relief under chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in an effort to restructure their indebtedness (the “Chapter 11 Filings”). Pacific Ethanol, PEI California, Kinergy and PAP did not, at any time, file for protection under the Bankruptcy Code.

On June 29, 2010 (the “Effective Date”), the Plant Owners declared effective their amended joint plan of reorganization (the “Plan”) with the Bankruptcy Court, which was structured in cooperation with certain of the Plant Owners’ secured lenders. Under the Plan, on the Effective Date, 100% of the ownership interests in the Plant Owners were transferred to a newly-formed limited liability company, New PE Holdco, LLC (“New PE Holdco”) which became at that time wholly-owned by certain prepetition lenders, resulting in each of the Plant Owners becoming wholly-owned subsidiaries of New PE Holdco.

The Company manages the production and operation of the Pacific Ethanol Plants. These four facilities have an aggregate annual production capacity of up to 200 million gallons. As of December 31, 2011, three of the facilities were operating and one of the facilities was idled. When market conditions permit, and with approval of New PE Holdco, the Company intends to resume operations at the Madera, California facility.

On October 6, 2010, the Company purchased a 20% ownership interest in New PE Holdco, a variable interest entity (“VIE”), from a number of New PE Holdco’s owners. At that time, the Company determined it was the primary beneficiary of New PE Holdco, and as such, has consolidated the results of New PE Holdco since then. See Note 2 – Variable Interest Entities. On each of November 29, 2011 and December 19, 2011, the Company purchased an additional 7% interest in New PE Holdco, bringing the Company’s total ownership interest in New PE Holdco to 34%. As of December 31, 2011, the Company held a 34% ownership interest in New PE Holdco.

Basis of Presentation – The consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in United States (“GAAP”) and include the accounts of the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

F-27

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidation of Variable Interest Entities – Effective January 1, 2010, the Company adopted the amended guidance in the Financial Standards Accounting Board’s Accounting Standards Codification 810, Consolidation, surrounding a company’s analysis to determine whether any of its variable interests constitute controlling financial interests in a VIE. This analysis identifies the primary beneficiary of a VIE as the enterprise that has both of the following characteristics: (i) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance, and (ii) the obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE. Additionally, an enterprise is required to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has the power to direct the activities of the VIE that most significantly impact the entity’s economic performance. The amended guidance also requires ongoing reassessments of whether an enterprise is the primary beneficiary of a VIE.

Since January 1, 2010, the Company identified Front Range Energy, LLC (“Front Range”), an entity in which the Company held a 42% ownership interest, and New PE Holdco as VIEs.

Prior to January 1, 2010, under the original guidance, the Company determined that it must consolidate Front Range, which owns an ethanol plant located in Windsor, Colorado, with an annual production capacity of up to 50 million gallons. Under the amended guidance, the Company determined effective January 1, 2010, that it was no longer the primary beneficiary of Front Range and, as a result, no longer consolidated Front Range’s results and instead recorded its investment in Front Range under the equity method of accounting. On October 6, 2010, the Company sold its entire 42% ownership interest in Front Range.

On the Effective Date, the Company determined that New PE Holdco was a VIE, however, the Company did not believe it was New PE Holdco’s primary beneficiary. On October 6, 2010, upon the Company’s purchase of a 20% interest in New PE Holdco, the Company determined that it was New PE Holdco’s primary beneficiary and began consolidating the results of New PE Holdco. As long as the Company is deemed New PE Holdco’s primary beneficiary, the Company must treat New PE Holdco as a consolidated subsidiary for financial reporting purposes.

Reverse Stock Split – On June 8, 2011, the Company effected a one-for-seven reverse stock split. All share and per share information has been restated to retroactively show the effect of this stock split.

Liquidity – The Company believes that current and future available capital resources, revenues generated from operations, and other existing sources of liquidity, including its credit facilities, will be adequate to meet its anticipated working capital and capital expenditure requirements for at least the next twelve months. If, however, the Company’s capital requirements or cash flow vary materially from its current projections, if unforeseen circumstances occur, or if the Company requires a significant amount of cash to fund future acquisitions, the Company may require additional financing. The Company’s failure to raise capital, if needed, could restrict its growth, or hinder its ability to compete.

Cash and Cash Equivalents – The Company considers all highly-liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts – Trade accounts receivable are presented at face value, net of the allowance for doubtful accounts. The Company sells ethanol to gasoline refining and distribution companies and sells WDG to dairy operators and animal feed distributors generally without requiring collateral. Due to a limited number of ethanol customers, the Company had significant concentrations of credit risk from sales of ethanol as of December 31, 2011 and 2010, as described below.

F-28

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company maintains an allowance for doubtful accounts for balances that appear to have specific collection issues. The collection process is based on the age of the invoice and requires attempted contacts with the customer at specified intervals. If, after a specified number of days, the Company has been unsuccessful in its collection efforts, a bad debt allowance is recorded for the balance in question. Delinquent accounts receivable are charged against the allowance for doubtful accounts once uncollectibility has been determined. The factors considered in reaching this determination are the apparent financial condition of the customer and the Company’s success in contacting and negotiating with the customer. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of ability to make payments, additional allowances may be required.

Of the accounts receivable balance, approximately $23,715,000 and $20,977,000 at December 31, 2011 and 2010, respectively, were used as collateral under Kinergy’s working capital line of credit. The allowance for doubtful accounts was $24,000 and $287,000 as of December 31, 2011 and 2010, respectively. The Company recorded a bad debt recovery of $218,000 and $184,000 for the years ended December 31, 2011 and 2010, respectively. The Company does not have any off-balance sheet credit exposure related to its customers.

Concentrations of Credit Risk – Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk, whether on- or off-balance sheet, that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below. Financial instruments that subject the Company to credit risk consist of cash balances maintained in excess of federal depository insurance limits and accounts receivable, which have no collateral or security. The Company has not experienced any losses in such accounts and believes that it is not exposed to any significant risk of loss of cash.

The Company sells fuel-grade ethanol to gasoline refining and distribution companies. The Company had one customer representing 22% and 19% of total net sales for the years ended December 31, 2011 and 2010, respectively. The Company did not have any other customers with sales of 10% or more of total net sales.

The Company had accounts receivable due from this customer totaling $6,267,000 and $6,326,000, representing 22% and 24% of total accounts receivable as of December 31, 2011 and 2010, respectively.

The Company purchases fuel-grade ethanol and corn, its largest cost component in producing ethanol, from its suppliers. The Company had purchases from ethanol and corn suppliers representing 10% or more of total purchases by the Company in the purchase and production of ethanol as follows:

	Years Ended December 31,
	2011	2010
Supplier A	39%	31%
Supplier B	13%	16%
Supplier C	12%	13%

F-29

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Inventories – Inventories consisted primarily of bulk ethanol and unleaded fuel, and are valued at the lower-of-cost-or-market, with cost determined on a first-in, first-out basis. Inventory balances consisted of the following (in thousands):

	December 31,
	2011	2010
Finished goods	$9,429	$11,105
Work in progress	4,284	4,087
Raw materials	1,334	1,308
Other	1,084	806
Total	$16,131	$17,306

Property and Equipment – Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

Buildings	40 years
Facilities and plant equipment	10 – 25 years
Other equipment, vehicles and furniture	5 – 10 years

The cost of normal maintenance and repairs is charged to operations as incurred. Significant capital expenditures that increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of fixed assets sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any resulting gains or losses are reflected in current operations.

Intangible Assets – The Company amortizes intangible assets with definite lives using the straight-line method over their established lives, generally 2-10 years. Additionally, the Company tests these assets with established lives for impairment if conditions exist that indicate that carrying values may not be recoverable. Possible conditions leading to the unrecoverability of these assets include changes in market conditions, changes in future economic conditions or changes in technological feasibility that impact the Company’s assessments of future operations. If the Company determines that an impairment charge is needed, the charge will be recorded in selling, general and administrative expenses in the consolidated statements of operations.

Deferred Financing Costs – Deferred financing costs, which are included in other assets, are costs incurred to obtain debt financing, including all related fees, and are amortized as interest expense over the term of the related financing using the straight-line method which approximates the interest rate method. Amortization of deferred financing costs was $651,000 and $1,001,000 for the years ended December 31, 2011 and 2010, respectively. Unamortized deferred financing costs were approximately $1,017,000 at December 31, 2011 and are recorded in other assets in the consolidated balance sheets.

Derivative Instruments and Hedging Activities – Derivative transactions, which can include forward contracts and futures positions on the New York Mercantile Exchange and the Chicago Board of Trade and interest rate caps and swaps are recorded on the balance sheet as assets and liabilities based on the derivative’s fair value. Changes in the fair value of derivative contracts are recognized currently in income unless specific hedge accounting criteria are met. If derivatives meet those criteria, effective gains and losses are deferred in accumulated other comprehensive income (loss) and later recorded together with the hedged item in consolidated income (loss). For derivatives designated as a cash flow hedge, the Company formally documents the hedge and assesses the effectiveness with associated transactions. The Company has designated and documented contracts for the physical delivery of commodity products to and from counterparties as normal purchases and normal sales.

F-30

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition – The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when there is persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed or determinable, and collection is reasonably assured. The Company derives revenue primarily from sales of ethanol and related co-products. The Company recognizes revenue when title transfers to its customers, which is generally upon the delivery of these products to a customer’s designated location. These deliveries are made in accordance with sales commitments and related sales orders entered into with customers either verbally or in written form. The sales commitments and related sales orders provide quantities, pricing and conditions of sales. In this regard, the Company engages in three basic types of revenue generating transactions:

·	As a producer. Sales as a producer consist of sales of the Company’s inventory produced at the Pacific Ethanol Plants.

·	As a merchant. Sales as a merchant consist of sales to customers through purchases from third-party suppliers in which the Company may or may not obtain physical control of the ethanol or co-products, in which shipments are directed from the Company’s suppliers to its terminals or direct to its customers but for which the Company accepts the risk of loss in the transactions.

·	As an agent. Sales as an agent consist of sales to customers through purchases from third-party suppliers in which the risks and rewards of inventory ownership remain with third-party suppliers and the Company receives a predetermined service fee under these transactions.

Revenue from sales of third-party ethanol and co-products is recorded net of costs when the Company is acting as an agent between a customer and a supplier and gross when the Company is a principal to the transaction. The Company recorded $2,856,000 and $3,043,000 in net sales when acting as an agent for the years ended December 31, 2011 and 2010, respectively. Several factors are considered to determine whether the Company is acting as an agent or principal, most notably whether the Company is the primary obligor to the customer and whether the Company has inventory risk and related risk of loss or whether the Company adds meaningful value to the supplier’s product or service. Consideration is also given to whether the Company has latitude in establishing the sales price or has credit risk, or both. When the Company acts as an agent, it recognizes revenue on a net basis or recognizes its predetermined fees and any associated freight, based upon the amount of net revenues retained in excess of amounts paid to suppliers.

The Company records revenues based upon the gross amounts billed to its customers in transactions where the Company acts as a producer or a merchant and obtains title to ethanol and its co-products and therefore owns the product and any related, unmitigated inventory risk for the ethanol, regardless of whether the Company actually obtains physical control of the product.

Shipping and Handling Costs – Shipping and handling costs are classified as a component of cost of goods sold in the accompanying consolidated statements of operations.

F-31

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

California Ethanol Producer Incentive Program – The Company is eligible to participate in the California Ethanol Producer Incentive Program (“CEPIP”) through the Pacific Ethanol Plants located in California. The CEPIP is a program that may provide funds to an eligible California facility—up to $0.25 per gallon of production—when current production corn crush spreads, measured as the difference between specified ethanol and corn index prices, drop below $0.55 per gallon. The program may provide up to $3,000,000 per plant per year of operation through 2014. For any month in which a payment is made by the CEPIP, the Company may be required to reimburse the funds within the subsequent five years from each payment date, if the corn crush spreads exceed $1.00 per gallon. Since these funds are provided to subsidize current production costs and encourage eligible facilities to either continue production or start up production in low margin environments, the Company records the proceeds, if any, as a credit to cost of goods sold. The Company will assess the likelihood of reimbursement in future periods as corn crush spreads approach $1.00 per gallon. If it becomes likely that amounts may be reimbursable by the Company, the Company will accrue a liability for such payment and recognize the costs as an increase in cost of goods sold. The Company recorded $1,481,000 and $519,000 as a reduction to cost of goods sold for the years ended December 31, 2011 and 2010, respectively, in respect of CEPIP payments received. To date, the Company has not been required to reimburse any amounts, and based on historical corn crush spreads, the Company does not believe it will be required to make any reimbursements in the foreseeable future.

Stock-Based Compensation – The Company accounts for the cost of employee services received in exchange for the award of equity instruments based on the fair value of the award, determined on the date of grant. The expense is to be recognized over the period during which an employee is required to provide services in exchange for the award. The Company estimates forfeitures at the time of grant and makes revisions, if necessary, in the second quarter of each year if actual forfeitures differ from those estimates. Based on historical experience, the Company estimated future unvested forfeitures at 5% for the years ended December 31, 2011 and 2010. The Company recognizes stock-based compensation expense as a component of selling, general and administrative expenses in the consolidated statements of operations.

Impairment of Long-Lived Assets – The Company assesses the impairment of long-lived assets, including property and equipment and purchased intangibles subject to amortization, when events or changes in circumstances indicate that the fair value of assets could be less than their net book value. In such event, the Company assesses long-lived assets for impairment by first determining the forecasted, undiscounted cash flows the asset is expected to generate plus the net proceeds expected from the sale of the asset. If this amount is less than the carrying value of the asset, the Company will then determine the fair value of the asset. An impairment loss would be recognized when the fair value is less than the related asset’s net book value, and an impairment expense would be recorded in the amount of the difference. Forecasts of future cash flows are judgments based on the Company’s experience and knowledge of its operations and the industries in which it operates. These forecasts could be significantly affected by future changes in market conditions, the economic environment, including inflation, and purchasing decisions of the Company’s customers.

Income Taxes – Income taxes are accounted for under the asset and liability approach, where deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities, and are measured using enacted tax rates and laws that are expected to be in effect when the differences reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company accounts for uncertainty in income taxes using a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining whether it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. An uncertain tax position is considered effectively settled on completion of an examination by a taxing authority if certain other conditions are satisfied. Should the Company incur interest and penalties relating to tax uncertainties, such amounts would be classified as a component of interest expense, net and other income (expense), net, respectively.

F-32

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Per Share – Basic income per share is computed on the basis of the weighted-average number of shares of common stock outstanding during the period. Preferred dividends are deducted from net income attributed to Pacific Ethanol, Inc. and are considered in the calculation of income available to common stockholders in computing basic income per share.

The following tables compute basic and diluted earnings per share (in thousands, except per share data):

	Year Ended December 31, 2011
	Income Numerator	Shares Denominator	Per-Share Amount
Net income attributed to Pacific Ethanol, Inc.	$3,074
Preferred stock dividends	(1,265)
Basic income per share:
Income available to common stockholders	$1,809	33,733	$0.05
Warrants	—	194
Options	—	57
Diluted income per share:
Income available to common stockholders	$1,809	33,984	$0.05

	Year Ended December 31, 2010
	Income Numerator	Shares Denominator	Per-Share Amount
Net income attributed to Pacific Ethanol, Inc.	$73,892
Preferred stock dividends	(2,847)
Basic income per share:
Income available to common stockholders	$71,045	10,514	$6.76
Convertible notes	657	1,524
Preferred stock dividends	2,847	1,198
Warrants	—	141
Diluted income per share:
Income available to common stockholders	$74,549	13,377	$5.57

The Company has accrued and unpaid dividends of $7,315,000, or $0.08 per share of common stock outstanding as of December 31, 2011, in respect of its Series B Cumulative Convertible Preferred Stock (“Series B Preferred Stock”).

There were an aggregate of 815,000 and 1,666,000 potentially dilutive shares from convertible securities outstanding as of December 31, 2011 and 2010, respectively. These convertible securities were not considered in calculating diluted income per common share for the years ended December 31, 2011 and 2010, as their effect would be anti-dilutive.

Financial Instruments – The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are reasonable estimates of their fair values because of the short maturity of these items. The Company recorded at fair value its convertible notes and warrants. The Company believes the carrying values of its other notes payable and long-term debt approximate fair value because the interest rates on these instruments are variable.

F-33

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Estimates and Assumptions – The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates are required as part of determining the consolidation of VIEs, fair value of convertible notes and warrants, allowance for doubtful accounts, estimated lives of property and equipment and intangibles, long-lived asset impairments, valuation allowances on deferred income taxes and the potential outcome of future tax consequences of events recognized in the Company’s financial statements or tax returns. Actual results and outcomes may materially differ from management’s estimates and assumptions.

Subsequent Events – Management evaluates, as of each reporting period, events or transactions that occur after the balance sheet date through the date that the financial statements are issued for either disclosure or adjustment to the consolidated financial results. The Company has evaluated subsequent events up through March 8, 2012, the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 with the Securities and Exchange Commission.

Reclassifications – Certain prior year amounts have been reclassified to conform to the current presentation. Such reclassification had no effect on the consolidated net income (loss) reported in the consolidated statements of operations.

Recent Accounting Pronouncements – On May 12, 2011, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS. ASU No. 2011-04 was issued concurrently with International Financial Reporting Standards (“IFRS”) 13 Fair Value Measurements, to provide largely identical guidance about fair value measurement and disclosure requirements. The new standards do not extend the use of fair value but, rather, provide guidance about how fair value should be applied where it already is required or permitted under IFRS or U.S. GAAP. This standard is effective prospectively for interim and annual periods beginning after December 15, 2011. The Company does not expect the adoption of this standard to have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

2.	VARIABLE INTEREST ENTITIES.

Consolidation of New PE Holdco – The Company concluded that at all times since its inception, New PE Holdco has been a VIE because the owners of New PE Holdco, due to the Company’s involvement through the contractual arrangements discussed below, have at all times lacked the power to direct the activities that most significantly impacted its economic performance. Some of these activities include efficient management and operation of the Pacific Ethanol Plants, sale of ethanol, the procurement of feedstock, sale of co-products and implementation of risk management strategies. At the time of its inception, however, the Company did not have an obligation to absorb losses or receive benefits that could potentially be significant to New PE Holdco and, as a result, it was determined that the Company was not New PE Holdco’s primary beneficiary. Upon the Company’s purchase of its 20% ownership interest in New PE Holdco on October 6, 2010, the Company, through its ownership interest, had an obligation to absorb losses and receive benefits that could potentially be significant to New PE Holdco. As a result, the Company then became the primary beneficiary of New PE Holdco and began consolidating the financial results of New PE Holdco. The Company purchased its 20% ownership interest in New PE Holdco from a number of New PE Holdco’s owners. The Company paid $23,280,000 in cash for its 20% interest, which was approximately $1,566,000 below the fair value of New PE Holdco, which was recognized as a bargain purchase in other income (expense), net, in the consolidated statements of operations for the year ended December 31, 2010. The bargain purchase was determined based on the fair value of the net assets of New PE Holdco, using a combination of market data and the income approach. The Company allocated fair value to both its investment and its noncontrolling interest in the VIE.

F-34

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the Company’s estimated fair values of New PE Holdco’s tangible and intangible assets and liabilities acquired (in thousands):

Cash	$3,786
Other current assets	20,336
Property and equipment	170,486
Other assets	1,195
Tradename	800
Total Assets	196,603

Total current liabilities	(8,522)
Long term debt	(51,279)
Other noncurrent liabilities	(12,575)
Total Liabilities	(72,376)
Noncontrolling interest in variable interest entity	(99,381)
Net Assets	$24,846

On November 29, 2011, the Company purchased an additional 7% ownership interest in New PE Holdco for $4,502,000 in cash. On December 19, 2011, the Company purchased another 7% ownership interest in New PE Holdco for $4,615,000 in cash. Because the Company has a controlling financial interest in New PE Holdco, it did not record any gain or loss on these purchases, but instead reduced the amount of noncontrolling interest in VIEs on the consolidated balance sheets by an aggregate $15,585,000 and recorded the difference of $6,468,000, which represents the fair value of these purchases above the price paid by the Company, to additional paid-in capital on the consolidated balance sheets.

Since the Company’s original purchase of its 20% interest in New PE Holdco, the Company has recognized approximately $512,497,000 and $72,827,000 in net sales and $6,226,000 in net income and $5,727,000 in net losses attributed to New PE Holdco for the years ended December 31, 2011 and 2010, respectively. The Company owned the Plant Owners and consolidated their results for the first half of 2010, resulting in the Company reporting the results of the Plant Owners for three of the four fiscal quarters in 2010. For the year ended December 31, 2010, the Company reported net sales of $328,332,000 and net income of $73,892,000 attributed to Pacific Ethanol. Had the Company consolidated the results of New PE Holdco for all of 2010, the Company would have reported net sales of approximately $383,956,000 and net income of $70,330,000 attributed to Pacific Ethanol. Because the Plant Owners were consolidated with the Company’s results for all of 2011, there are no differences with the Company’s reported results for that year.

The Company’s acquisition of its ownership interest in New PE Holdco does not impact the Company’s rights or obligations under any of the agreements described below. Further, creditors of New PE Holdco do not have recourse to the Company. Since its acquisition, the Company has not provided any additional support to New PE Holdco beyond the terms of the agreements described below.

The Company, directly or through one of its subsidiaries, has entered into the management and marketing agreements described below.

F-35

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Asset Management Agreement – The Company entered into an Asset Management Agreement (“AMA”) with the Plant Owners under which the Company agreed to operate and maintain the Pacific Ethanol Plants on behalf of the Plant Owners. These services generally include, but are not limited to, administering the Plant Owners’ compliance with their credit agreements and performing billing, collection, record keeping and other administrative and ministerial tasks. The Company agreed to supply all labor and personnel required to perform its services under the AMA, including the labor and personnel required to operate and maintain the production facilities.

The costs and expenses associated with the Company’s provision of services under the AMA are prefunded by the Plant Owners under a preapproved budget. The Company’s obligation to provide services is limited to the extent there are sufficient funds advanced by the Plant Owners to cover the associated costs and expenses.

As compensation for providing the services under the AMA, the Company is paid $75,000 per month for each production facility that is operational and $40,000 per month for each production facility that is idled. In addition to the monthly fee, if during any six-month period (measured on September 30 and March 31 of each year commencing March 31, 2011) a production facility has annualized earnings before interest, income taxes, depreciation and amortization (“EBITDA”) per gallon of operating capacity of $0.20 or more, the Company will be paid a performance bonus equal to 3% of the increment by which EBITDA exceeds such amount. The aggregate performance bonus for all plants is capped at $2.2 million for each six-month period. The performance bonus is to be reduced by 25% if all production facilities then operating do not operate at a minimum average yield of 2.70 gallons of denatured ethanol per bushel of corn. In addition, no performance bonus is to be paid if there is a default or event of default under the Plant Owners’ credit agreement resulting from their failure to pay any amounts then due and owing. The AMA also provides the Company with an incentive fee upon any sale of a production facility to the extent the sales price is above $0.60 per gallon of annual capacity. To date, no such bonuses have been earned by the Company.

The AMA had an initial term of six months and successive six-month renewal periods at the option of the Plant Owners. In addition to typical conditions for a party to terminate the agreement prior to its expiration, the Company may terminate the AMA, and the Plant Owners may terminate the AMA with respect to any facility, at any time by providing at least 60 days prior notice of such termination. On June 30, 2011, the AMA was amended and extended for one year.

The Company recorded revenues and New PE Holdco recorded costs of approximately $3,468,000 and $778,000, related to the AMA for the years ended December 31, 2011 and 2010, respectively, during which New PE Holdco’s financial results were consolidated with the Company’s financial results. As such, these amounts have been eliminated upon consolidation.

Ethanol Marketing Agreements – The Company entered into separate ethanol marketing agreements with each of the three Plant Owners whose facilities are operating, which granted it the exclusive right to purchase, market and sell the ethanol produced at those facilities. Under the terms of the ethanol marketing agreements, within ten days after delivering ethanol to the Company, an amount is paid to the Company equal to (i) the estimated purchase price payable by the third-party purchaser of the ethanol, minus (ii) the estimated amount of transportation costs to be incurred, minus (iii) the estimated incentive fee payable to the Company, which equals 1% of the aggregate third-party purchase price. Each of the ethanol marketing agreements had an initial term of one year and successive one year renewal periods at the option of the individual Plant Owner. On June 30, 2011, all ethanol marketing agreements were amended and extended for one year. In addition, the price to be paid was amended to include a marketing fee collar of not less than $0.015 per gallon and not more than $0.0225 per gallon.

The Company recorded revenues and New PE Holdco recorded costs of approximately $3,708,000 and $623,000 related to the ethanol marketing agreements for the years ended December 31, 2011 and 2010, respectively, for the period during which New PE Holdco was consolidated with the Company. These amounts were eliminated upon consolidation.

F-36

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Corn Procurement and Handling Agreements – The Company entered into separate corn procurement and handling agreements with each of the three Plant Owners whose facilities are operating. Under the terms of the corn procurement and handling agreements, each facility appointed the Company as its exclusive agent to solicit, negotiate, enter into and administer, on its behalf, corn supply arrangements to procure the corn necessary to operate its facility. The Company also provides grain handling services including, but not limited to, receiving, unloading and conveying corn into the facility’s storage and, in the case of whole corn delivered, processing and hammering the whole corn.

The Company was to receive a fee of $0.50 per ton of corn delivered to each facility as consideration for its procurement services and a fee of $1.50 per ton of corn delivered as consideration for its grain handling services, each payable monthly. The Company agreed to enter into an agreement guaranteeing the performance of its obligations under the corn procurement and handling agreement upon the request of a Plant Owner. Each corn procurement and handling agreement had an initial term of one year and successive one year renewal periods at the option of the individual Plant Owner. On June 30, 2011, all corn procurement and handling agreements were amended and extended for one year. In addition, the corn procurement and handling fee was changed to $0.045 per bushel of corn.

The Company recorded revenues and New PE Holdco recorded costs of approximately $2,758,000 and $571,000, related to the corn procurement and handling agreements for the years ended December 31, 2011 and 2010, respectively, for the period during which New PE Holdco was consolidated with the Company. These amounts were eliminated upon consolidation.

Distillers Grains Marketing Agreements – The Company entered into separate distillers grains marketing agreements with each of the three Plant Owners whose facilities are operating, which grant the Company the exclusive right to market, purchase and sell the WDG produced at each facility. Under the terms of the distillers grains marketing agreements, within ten days after a Plant Owner delivers WDG to the Company, the Plant Owner is paid an amount equal to (i) the estimated purchase price payable by the third-party purchaser of the WDG, minus (ii) the estimated amount of transportation costs to be incurred, minus (iii) the estimated amount of fees and taxes payable to governmental authorities in connection with the tonnage of WDG produced or marketed, minus (iv) the estimated incentive fee payable to the Company, which equals the greater of (a) 5% of the aggregate third-party purchase price, and (b) $2.00 for each ton of WDG sold in the transaction. Each distillers grains marketing agreement had an initial term of one year and successive one year renewal periods at the option of the individual Plant Owner. On June 30, 2011, all distillers grains marketing agreements were amended and extended for one year. In addition, the fee to be paid to the Company was amended to include a collar of not less than $2.00 per ton and not more than $3.50 per ton.

The Company recorded revenues and New PE Holdco recorded costs of approximately $4,797,000 and $700,000, related to the distillers grain marketing agreements for the years ended December 31, 2011 and 2010, respectively, for the period which New PE Holdco was consolidated with the Company. These amounts were eliminated upon consolidation.

F-37

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Assets and Liabilities of New PE Holdco – The carrying values and classification of assets that are collateral for the obligations of New PE Holdco at December 31, 2011 were as follows (in thousands):

Cash and cash equivalents	$2,070
Other current assets	14,320
Property and equipment	155,523
Other assets	1,693
Total assets	$173,606

Current liabilities	$3,064
Long-term debt	73,256
Other liabilities	158
Total liabilities	$76,478

Deconsolidation and Sale of Front Range – The Company purchased a 42% ownership interest in Front Range on October 17, 2006. Upon initial acquisition of the 42% interest in Front Range, the Company determined that it was Front Range’s primary beneficiary, and from that point consolidated the financial results of Front Range. Effective January 1, 2010, the Company determined that it was no longer the primary beneficiary of Front Range and deconsolidated the financial results of Front Range. In making this conclusion, the Company determined that the Company did not have the power to direct the activities of Front Range that most significantly impacted its economic performance. Some of these activities included efficient management and operation of its facility, ethanol sales, procurement of feedstock, sale of co-products and implementation of risk management strategies. Upon deconsolidation, the Company removed $62,617,000 of assets and $18,584,000 of liabilities from the consolidated balance sheets and recorded a cumulative debit adjustment to retained earnings of $1,763,000.

Effective January 1, 2010, the Company accounted for its investment in Front Range under the equity method, with equity earnings recorded in other income (expense), net in the consolidated statements of operations.

Sale of Front Range – On October 6, 2010, the Company sold its entire 42% ownership interest in Front Range for $18,500,000 in cash, resulting in a loss of $12,146,000.

3.	PROPERTY AND EQUIPMENT.

Property and equipment consisted of the following (in thousands):

	December 31,
	2011	2010
Facilities and plant equipment	$168,036	$166,229
Land	2,570	2,570
Other equipment, vehicles and furniture	4,918	4,635
Construction in progress	3,328	2,355
	178,852	175,789
Accumulated depreciation	(19,235)	(6,813)
	$159,617	$168,976

F-38

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Depreciation expense, including idled facilities, was $11,724,000 and $8,536,000 for the years ended December 31, 2011 and 2010, respectively. One of the Pacific Ethanol Plants was idled at December 31, 2011 and 2010. The carrying values of this facility totaled $29,924,000 and $32,000,000 at December 31, 2011 and 2010, respectively. The Company continues to depreciate these assets, resulting in depreciation expense in the aggregate of $2,155,000 and $1,559,000 for the years ended December 31, 2011 and 2010, respectively.

4.	INTANGIBLE ASSETS.

Intangible assets consisted of the following (in thousands):

	Useful	December 31, 2011			December 31, 2010
	Life		Accumulated	Net Book		Accumulated	Net Book
	(Years)	Gross	Amortization	Value	Gross	Amortization	Value
Non-Amortizing:
Kinergy tradename		$2,678	$—	$2,678	$2,678	$—	$2,678
Amortizing:
Customer relationships	10	4,741	(3,211)	1,530	4,741	(2,737)	2,004
Pacific Ethanol tradename	2	800	(550)	250	800	(100)	700
Total intangible assets, net		$8,219	$(3,761)	$4,458	$8,219	$(2,837)	$5,382

Kinergy Tradename – The Company recorded a tradename valued at $2,678,000 in 2006 as part of its acquisition of Kinergy. The Company determined that the Kinergy tradename has an indefinite life and therefore, rather than being amortized, will be tested annually for impairment. The Company did not record any impairment on the Kinergy tradename for the years ended December 31, 2011 and 2010.

Customer Relationships – The Company recorded customer relationships valued at $4,741,000 as part of its acquisition of Kinergy. The Company has established a useful life of ten years for these customer relationships.

Pacific Ethanol Tradename – The Company recorded a tradename valued at $800,000 as part of its acquisition of its ownership interest in New PE Holdco, which relates to its marketing and management agreements with Pacific Ethanol, Inc. The Company has established a useful life of two years for this intangible asset.

Amortization expense associated with intangible assets totaled $924,000 and $574,000 for the years ended December 31, 2011 and 2010, respectively. The weighted-average unamortized life of the intangible assets is 2.9 years.

The expected amortization expense relating to amortizable intangible assets in each of the remaining four years after December 31, 2011 are (in thousands):

Years Ended December 31,	Amount
2012	$724
2013	474
2014	474
2015	108
Total	$1,780

F-39

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	DERIVATIVES.

The business and activities of the Company expose it to a variety of market risks, including risks related to changes in commodity prices and interest rates. The Company monitors and manages these financial exposures as an integral part of its risk management program. This program recognizes the unpredictability of financial markets and seeks to reduce the potentially adverse effects that market volatility could have on operating results.

Commodity Risk – Cash Flow Hedges – The Company uses derivative instruments to protect cash flows from fluctuations caused by volatility in commodity prices for periods of up to twelve months in order to protect gross profit margins from potentially adverse effects of market and price volatility on ethanol sale and purchase commitments where the prices are set at a future date and/or if the contracts specify a floating or index-based price for ethanol. In addition, the Company hedges anticipated sales of ethanol to minimize its exposure to the potentially adverse effects of price volatility. These derivatives may be designated and documented as cash flow hedges and effectiveness is evaluated by assessing the probability of the anticipated transactions and regressing commodity futures prices against the Company’s purchase and sales prices. Ineffectiveness, which is defined as the degree to which the derivative does not offset the underlying exposure, is recognized immediately in cost of goods sold. For the years ended December 31, 2011 and 2010, the Company did not designate any of its derivatives as cash flow hedges.

Commodity Risk – Non-Designated Hedges – The Company uses derivative instruments to lock in prices for certain amounts of corn and ethanol by entering into forward contracts for those commodities. These derivatives are not designated for special hedge accounting treatment. The changes in fair value of these contracts are recorded on the balance sheet and recognized immediately in cost of goods sold. The Company recognized a gain of $96,000 and a loss of $178,000 as the change in the fair value of these contracts for the years ended December 31, 2011 and 2010, respectively. The notional balances remaining on these contracts as of December 31, 2011 and 2010 were $9,186,000 and $237,000, respectively.

Interest Rate Risk – The Company has historically used derivative instruments to minimize significant unanticipated income fluctuations that may arise from rising variable interest rate costs associated with existing and anticipated borrowings. The Company purchased interest rate caps and swaps to meet these objectives. During the year ended December 31, 2010, through both divesture of its investment and resulting deconsolidation of Front Range, and the emergence of the Plant Owners from bankruptcy, all interest rate caps and swaps were removed from the Company’s consolidated statement of position as of December 31, 2010.

These derivatives were, at times, designated and documented as cash flow hedges, with effectiveness evaluated by assessing the probability of anticipated interest expense and regressing the historical value of the rates against the historical value in the existing and anticipated debt. The Company recognized gains from undesignated hedges of $0 and $1,227,000 in interest expense, net, for the years ended December 31, 2011 and 2010, respectively. These gains resulted primarily from the Company’s efforts to restructure its indebtedness prior to the Plant Owners’ Chapter 11 Filings, therefore making it not probable that the related borrowings would be paid as designated. As such, the Company de-designated certain of its interest rate caps and swaps.

F-40

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Non Designated Derivative Instruments – The classification and amounts of the Company’s derivatives not designated as hedging instruments are as follows (in thousands):

	As of December 31, 2011
	Assets		Liabilities
Type of Instrument	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value

Commodity contracts	Other current assets	$244	Accrued liabilities	$500
		$244		$500

	As of December 31, 2010
	Assets		Liabilities
Type of Instrument	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value

Commodity contracts	Other current assets	$—	Accrued liabilities	$15
		$—		$15

The classification and amounts of the Company’s recognized gains (losses) for its derivatives not designated as hedging instruments are as follow (in thousands):

		Realized Gain (Loss)
		For the Years Ended December 31,
Type of Instrument	Statements of Operations Location	2011	2010

Commodity contracts	Cost of goods sold	$338	$(163)
		$338	$(163)

		Unrealized Gain (Loss)
		For the Years Ended December 31,
Type of Instrument	Statements of Operations Location	2011	2010

Commodity contracts	Cost of goods sold	$(242)	$(15)
Interest rate contracts	Interest expense, net	—	1,227
		$(242)	$1,212

F-41

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.	DEBT.

Long-term debt is summarized in the following table (in thousands):

	December 31,
	2011	2010
Kinergy operating line of credit	$20,432	$13,474
Notes payable to related parties	750	1,250
New PE Holdco term debt	51,279	51,279
New PE Holdco operating line of credit	21,978	18,978
Convertible notes, at fair value	—	38,108
	94,439	123,089
Less current portion	(750)	(38,108)
Long-term debt	$93,689	$84,981

Kinergy Line of Credit – Kinergy has a working capital line of credit in an aggregate amount of up to $30,000,000, with an optional accordion feature of an additional $5,000,000. The credit facility is based on Kinergy’s eligible accounts receivable and inventory levels, subject to certain concentration reserves. The credit facility is subject to certain other sublimits, including as to inventory loan limits. Interest accrues under the line of credit at a rate equal to (i) the three-month London Interbank Offered Rate (“LIBOR”), plus (ii) a specified applicable margin ranging between 3.50% and 4.50%. The applicable margin was 3.50% at December 31, 2011. The credit facility’s monthly unused line fee is 0.50% of the amount by which the maximum credit under the facility exceeds the average daily principal balance. Kinergy is also required to pay customary fees and expenses associated with the credit facility and issuances of letters of credit. In addition, Kinergy is responsible for a $3,000 monthly servicing fee. Payments that may be made by Kinergy to the Company as reimbursement for management and other services provided by the Company to Kinergy are limited to $800,000 per fiscal quarter in 2012 and $850,000 per fiscal quarter in 2013. Kinergy is required to meet specified EBITDA and fixed coverage ratio financial covenants under the credit facility, as amended, and is prohibited from incurring any additional indebtedness (other than specific intercompany indebtedness) or making any capital expenditures in excess of $100,000 absent the lender’s prior consent. The Company believes it is in compliance with these covenants. Kinergy’s obligations under the credit facility are secured by a first-priority security interest in all of its assets in favor of the lender. The line of credit matures on December 31, 2013. The Company has guaranteed all of Kinergy’s obligations under the line of credit. As of December 31, 2011, Kinergy had an available borrowing base under the credit facility of $26,564,000 and an outstanding balance of $20,432,000.

Notes Payable to Related Parties – On March 31, 2009, the Company’s Chairman of the Board and its Chief Executive Officer provided funds in an aggregate amount of $2,000,000 for general working capital purposes, in exchange for two unsecured promissory notes issued by the Company. Interest on the unpaid principal amounts accrues at a rate of 8.00% per annum. All principal and accrued and unpaid interest on the promissory notes was initially due and payable in March 2010. On October 29, 2010, the Company paid all accrued interest and $750,000 in principal under these notes. On November 30, 2011, the Company paid $500,000 in principal under these notes. The Company recorded interest under these notes of approximately $97,000 and $149,000 for the years ended December 31, 2011 and 2010, respectively. As of December 31, 2011, the remaining amount of $750,000 was due and payable on the extended maturity date of March 31, 2012. On March 7, 2012, the maturity date was further extended to March 31, 2013.

F-42

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

New PE Holdco Term Debt and Operating Line of Credit – On the Effective Date, approximately $294,478,000 in prepetition and post petition secured indebtedness of the Plant Owners was restructured under a Credit Agreement entered into on June 25, 2010 among the Plant Owners, as borrowers, and various lenders. Under the Plan, the Plant Owners’ existing prepetition and post petition secured indebtedness of approximately $294,478,000 was restructured to consist of approximately $50,000,000, plus accrued interest of $1,279,000, in three-year term loans and a new three-year revolving credit facility of up to $35,000,000 to fund working capital requirements of New PE Holdco. The term loan and revolving credit facility require monthly interest payments at a floating rate equal to the three-month LIBOR or the Prime Rate of interest, as elected by the borrower, plus 10.0%. At December 31, 2011, the rate was approximately 13.25%. Repayments of principal are based on available free cash flow of the borrower, until maturity, when all principal amounts are due. The term loan and revolving credit facility represent permanent financing and are collateralized by a perfected, first-priority security interest in all of the assets, including inventories and all rights, title and interest in all tangible and intangible assets, of New PE Holdco. The creditors of New PE Holdco do not have recourse to the Company. As of December 31, 2011, New PE Holdco had an outstanding letter of credit of approximately $844,000, unused availability under the credit facility of $12,178,000 and an outstanding balance of $21,978,000.

Convertible Notes – On October 6, 2010, the Company raised $35,000,000 through the issuance and sale of $35,000,000 in principal amount of secured convertible notes (“Initial Notes”) and warrants (“Initial 2010 Warrants”) to purchase an aggregate of 2,941,178 shares of the Company’s common stock. On January 7, 2011, the Company issued $35,000,000 in principal amount of secured convertible notes (“January Convertible Notes”) in exchange for the Initial Notes and warrants (“2010 Warrants”) to purchase an aggregate of 2,941,178 shares of the Company’s common stock in exchange for the Initial 2010 Warrants. The transactions contemplated by the exchange agreements were entered into to, among other things, clarify previously ambiguous language in the Initial Notes and Initial 2010 Warrants, provide the Company with additional time to meet its registration obligations and to add additional flexibility to the Company’s ability to incur indebtedness subordinated to the January Convertible Notes. As discussed below, the January Convertible Notes were valued at fair value, and as such, these modifications were reflected in the fair value adjustments for the period.

On June 30, 2011, the Company issued $23,750,000 in principal amount of secured convertible notes, reflecting the amount then outstanding under the January Convertible Notes (“June Convertible Notes”) in exchange for the January Convertible Notes. The transactions contemplated by the exchange agreements were entered into to, among other things, defer an upcoming installment payment, add one additional month to the maturity date and add a new additional conversion price option as described further below. As discussed further below, the June Convertible Notes are valued at fair value, and as such, these modifications are reflected in the fair value adjustments for the year ended December 31, 2011.

On August 3, 2011, under the terms of exchange agreements with the holders of the June Convertible Notes, the Company issued approximately $17,170,000 in principal amount, reflecting the amount then outstanding under the June Convertible Notes, of secured convertible notes (“Convertible Notes”) in exchange for the June Convertible Notes. The transactions contemplated by the exchange agreements were entered into to, among other things, add three additional months to the maturity date, add a new additional conversion price option as described further below and reduce the price failure threshold from $1.40 to $0.60. As discussed below, the Convertible Notes are valued at fair value, and as such, these modifications are reflected in the fair value adjustments for the year ended December 31, 2011.

F-43

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company was obligated to make amortization payments with respect to the principal amount of each of the convertible notes, beginning on March 7, 2011 and then on the first trading day of each calendar month thereafter, except for the month of August, through the extended maturity date of May 2012 (collectively, the “Installment Dates”).

On each Installment Date, the Company was to pay an amount of principal, as then determined under the convertible notes and any accrued and unpaid interest (the “Installment Amount”). The Company could elect to pay the Installment Amount in cash or shares of its common stock, subject to the satisfaction of certain conditions.

If the Company elected to make all or part of an amortization payment in shares of its common stock, it was required to deliver to the holders of the convertible notes the amount of shares of the Company’s common stock equal to the portion of the amount being paid in shares of the Company’s common stock divided by the lesser of the then existing conversion price and 85% of the average of the volume weighted average prices of the 5 lowest trading days during the 20 consecutive trading day period ending on the trading day immediately prior to the applicable Installment Date.

All amounts due under the convertible notes were also convertible at any time, in whole or in part, at the option of the holders into shares of the Company’s common stock at a specified conversion price.

The Company elected to account for the convertible notes using the fair value alternative in order to simplify its accounting and reporting of the convertible notes. Accordingly, the Company adjusted as of each quarter the carrying value of the convertible notes to their fair value since their initial issuance in October 2010, with such adjustments reflected in fair value adjustments on convertible debt and warrants in the statements of operations.

The Company recorded income of $7,559,000 and expense of $11,736,000 for fair value adjustments for the years ended December 31, 2011 and 2010, respectively, for changes in fair value, which adjustments are attributed to a reduction in the principal balances and fluctuations in the market value of the Company’s common stock during each quarterly period. There were no changes in fair value of the convertible notes due to a change in the estimated credit risk of the instruments. See Note 13 for the Company’s fair value assumptions.

The following table summarizes the Installment Amounts and additional conversions by the note holders through their retirement on November 14, 2011 (in thousands):

	Principal	Interest	Total	Common Shares
Installment Amount – Q1 2011	$3,500	$1,263	$4,763	1,148
Installment Amount – 5/2/2011	3,500	383	3,883	1,396
Installment Amount – 6/1/2011	3,350	176	3,526	1,563
Holder Conversions – Q2 2011	900	49	949	428
Installment Amount – 7/1/2011	3,450	159	3,609	3,313
Installment Amount – 9/1/2011	283	144	427	*
Holder Conversions – Q3 2011	10,688	649	11,337	27,144
Installment Amount – 10/3/2011	929	64	993	*
Installment Amount – 11/1/2011	--	5	5	*
Holder Conversions – Q4 2011	8,400	397	8,797	28,867
	$35,000	$3,289	$38,289	63,859

* Cash payments

F-44

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Registration Rights Agreement – In connection with the sale of the Initial Notes (and Convertible Notes) and the Initial 2010 Warrants, the Company entered into a registration rights agreement with all of the investors to file a registration statement on Form S-1 with the Securities and Exchange Commission. In compliance with the Company's obligations under the registration rights agreement, as amended by the aforementioned exchange agreements, the Company filed a registration statement on Form S-1 to register for resale by the investors 3,968,423 shares of common stock underlying the Convertible Notes.

Interest Expense on Borrowings – Interest expense on all borrowings discussed above was $14,813,000 and $6,261,000 for the years ended December 31, 2011 and 2010, respectively.

Long-term debt due in each of the next two years is as follows (in thousands):

Years Ended December 31,	Amount
2012	$750
2013	93,689
Total	$94,439

7.	ACCOUNTING FOR EMERGENCE FROM BANKRUPTCY.

Gain on Bankruptcy Exit – On the Effective Date, the Company ceased to own the Plant Owners as they emerged from bankruptcy. As a result, the Company removed the related assets of $175,070,000 and liabilities of $294,478,000 from its consolidated financial statements, resulting in a net gain on bankruptcy exit of $119,408,000.

Reorganization Costs – In accordance with the Financial Accounting Standards Board’s Accounting Standards Codification 852, Reorganizations, revenues, expenses, realized gains and losses, and provisions for losses that can be directly associated with the reorganization and restructuring of the business must be reported separately as reorganization items in the statements of operations. During the year ended December 31, 2010, the Plant Owners recorded professional fees and other organizational costs directly related to the reorganization of $4,153,000.

8.	INCOME TAXES.

The asset and liability method is used to account for income taxes. Under this method, deferred tax assets and liabilities are recognized for tax credits and for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that those assets will be realized.

The Company files a consolidated federal income tax return. This return includes all corporate companies 80% or more owned by the Company as well as the Company’s pro-rata share of taxable income from pass-through entities in which the Company holds an ownership interest. State tax returns are filed on a consolidated, combined or separate basis depending on the applicable laws relating to the Company and its subsidiaries.

The Company recorded no provision for income taxes for the years ended December 31, 2011 and 2010.

F-45

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A reconciliation of the differences between the United States statutory federal income tax rate and the effective tax rate as provided in the consolidated statements of operations is as follows:

	Years Ended December 31,
	2011	2010
Statutory rate	(35.0% )	(35.0% )
State income taxes, net of federal benefit	(3.9)	(4.9)
Section 382 reduction to NOL carryover	(3,827.9)	—
Change in valuation allowance	3,849.0	41.5
Stock compensation	16.8	(1.8)
Other	1.0	0.2
Effective rate	0.0%	0.0%

Deferred income taxes are provided using the asset and liability method to reflect temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using presently enacted tax rates and laws. The components of deferred income taxes included in the consolidated balance sheets were as follows (in thousands):

	December 31,
	2011	2010
Deferred tax assets:
Net operating loss carryforward	$30,681	$144,814
Capital loss carryover	8,013	7,180
Stock-based compensation	417	3,446
Derivative instruments mark-to-market	201	—
Convertible notes and warrants	—	4,520
Other accrued liabilities	123	231
Fixed assets	157	—
Other	167	279
Total deferred tax assets	39,759	160,470

Deferred tax liabilities:
Investment in New PE Holdco	(3,792)	(756)
Intangibles	(1,706)	(1,901)
Fixed assets	—	(191)
Total deferred tax liabilities	(5,498)	(2,848)

Valuation allowance	(35,352)	(158,713)
Net deferred tax liabilities	$(1,091)	$(1,091)

Classified in balance sheet as:
Deferred income tax benefit (current assets)	$—	$—
Deferred income taxes (long-term liability)	(1,091)	(1,091)
	$(1,091)	$(1,091)

F-46

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A portion of the Company’s net operating loss carryforwards will be subject to provisions of the tax law that limit the use of losses incurred by a company prior to the date certain ownership changes occur. In April 2011, the Company experienced a change in ownership that initiated a new limitation on the Company’s ability to use its net operating losses. The amount of the Company’s net operating loss carryforwards that would be subject to these limitations was approximately $370,096,000 at December 31, 2011.

Due to the new limitation, a significant portion of these net operating loss carryforwards will expire regardless of whether the Company generates future taxable income. After reducing these net operating loss carryforwards for the amount which will expire, the Company had federal net operating loss carryforwards of approximately $79,605,000 and $366,948,000, and state net operating loss carryforwards of approximately $74,977,000 and $369,349,000, at December 31, 2011 and 2010, respectively.

These net operating loss carryforwards expire at various dates beginning in 2012. The deferred tax asset for the Company’s net operating loss carryforwards at December 31, 2011 does not include $1,076,000 which relates to the tax benefits associated with warrants and non-statutory options exercised by employees, members of the board and others under the various incentive plans. These tax benefits will be recognized in stockholders’ equity rather than in the statements of operations but not until the period in which these amounts decrease taxes payable.

In assessing whether the deferred tax assets are realizable, a more likely than not standard is applied. If it is determined that it is more likely than not that deferred tax assets will not be realized, a valuation allowance must be established against the deferred tax assets. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the associated temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

A valuation allowance has been established in the amount of $35,352,000 and $158,713,000 at December 31, 2011 and 2010, respectively, based on the Company’s assessment of the future realizability of certain deferred tax assets. For the years ended December 31, 2011 and 2010, the Company recorded a decrease in the valuation allowance of $123,361,000 and $30,669,000, respectively. The valuation allowance on deferred tax assets is related to future deductible temporary differences and net operating loss carryforwards (exclusive of net operating losses associated with items recorded directly to equity) for which the Company has concluded it is more likely than not that these items will not be realized in the ordinary course of operations.

At December 31, 2011, the Company had no increase or decrease in unrecognized income tax benefits for the year as a result of uncertain tax positions taken in a prior or current period. There was no accrued interest or penalties relating to tax uncertainties at December 31, 2011. Unrecognized tax benefits are not expected to increase or decrease within the next twelve months.

F-47

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company is subject to income tax in the United States federal jurisdiction and various state jurisdictions and has identified its federal tax return and tax returns in state jurisdictions below as “major” tax filings. These jurisdictions, along with the years still open to audit under the applicable statutes of limitation, are as follows:

Jurisdiction	Tax Years

Federal	2008 – 2010
California	2007 – 2010
Colorado	2007 – 2010
Idaho	2008 – 2010
Nebraska	2008
Oregon	2008 – 2010
Wisconsin	2007 – 2008

However, because the Company had net operating losses and credits carried forward in several of the jurisdictions, including the United States federal and California jurisdictions, certain items attributable to closed tax years are still subject to adjustment by applicable taxing authorities through an adjustment to tax attributes carried forward to open years.

9.	PREFERRED STOCK.

The Company has 6,734,835 undesignated shares of authorized and unissued preferred stock, which may be designated and issued in the future on the authority of the Company’s Board of Directors. As of December 31, 2011, the Company had the following designated preferred stock:

Series A Preferred Stock – The Company has authorized 1,684,375 shares of Series A Cumulative Redeemable Convertible Preferred Stock (“Series A Preferred Stock”), with none outstanding at December 31, 2011 and 2010. Shares of Series A Preferred Stock that are converted into shares of the Company’s common stock revert to undesignated shares of authorized and unissued preferred stock.

Upon any issuance, the Series A Preferred Stock would rank senior in liquidation and dividend preferences to the Company’s common stock. Holders of Series A Preferred Stock would be entitled to quarterly cumulative dividends payable in arrears in cash in an amount equal to 5% per annum of the purchase price per share of the Series A Preferred Stock. The holders of the Series A Preferred Stock would have conversion rights initially equivalent to two shares of common stock for each share of Series A Preferred Stock, subject to customary antidilution adjustments. Certain specified issuances will not result in antidilution adjustments. The shares of Series A Preferred Stock would also be subject to forced conversion upon the occurrence of a transaction that would result in an internal rate of return to the holders of the Series A Preferred Stock of 25% or more. Accrued but unpaid dividends on the Series A Preferred Stock are to be paid in cash upon any conversion of the Series A Preferred Stock.

The holders of Series A Preferred Stock would have a liquidation preference over the holders of the Company’s common stock equivalent to the purchase price per share of the Series A Preferred Stock plus any accrued and unpaid dividends on the Series A Preferred Stock. A liquidation would be deemed to occur upon the happening of customary events, including transfer of all or substantially all of the Company’s capital stock or assets or a merger, consolidation, share exchange, reorganization or other transaction or series of related transaction, unless holders of 66 2/3% of the Series A Preferred Stock vote affirmatively in favor of or otherwise consent to such transaction.

F-48

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Series B Preferred Stock – The Company has authorized 1,580,790 shares of Series B Preferred Stock, with 926,942 and 1,455,924 outstanding at December 31, 2011 and 2010, respectively. Shares of Series B Preferred Stock that are converted into shares of the Company’s common stock revert to undesignated shares of authorized and unissued preferred stock.

The Series B Preferred Stock ranks senior in liquidation and dividend preferences to the Company’s common stock. Holders of Series B Preferred Stock are entitled to quarterly cumulative dividends payable in arrears in cash in an amount equal to 7.00% per annum of the purchase price per share of the Series B Preferred Stock; however, subject to the provisions of the Letter Agreement described below, such dividends may, at the option of the Company, be paid in additional shares of Series B Preferred Stock based initially on the liquidation value of the Series B Preferred Stock. The holders of Series B Preferred Stock have a liquidation preference over the holders of the Company’s common stock initially equivalent to $19.50 per share of the Series B Preferred Stock plus any accrued and unpaid dividends on the Series B Preferred Stock. A liquidation will be deemed to occur upon the happening of customary events, including the transfer of all or substantially all of the capital stock or assets of the Company or a merger, consolidation, share exchange, reorganization or other transaction or series of related transaction, unless holders of 66 2/3% of the Series B Preferred Stock vote affirmatively in favor of or otherwise consent that such transaction shall not be treated as a liquidation. The Company believes that such liquidation events are within its control and therefore has classified the Series B Preferred Stock in stockholders’ equity.

The holders of the Series B Preferred Stock have conversion rights initially equivalent to 0.43 shares of common stock for each share of Series B Preferred Stock. The conversion ratio is subject to customary antidilution adjustments. In addition, antidilution adjustments are to occur in the event that the Company issues equity securities, including derivative securities convertible into equity securities (on an as-converted or as-exercised basis), at a price less than the conversion price then in effect. The shares of Series B Preferred Stock are also subject to forced conversion upon the occurrence of a transaction that would result in an internal rate of return to the holders of the Series B Preferred Stock of 25% or more. The forced conversion is to be based upon the conversion ratio as last adjusted. Accrued but unpaid dividends on the Series B Preferred Stock are to be paid in cash upon any conversion of the Series B Preferred Stock.

The holders of Series B Preferred Stock vote together as a single class with the holders of the Company’s common stock on all actions to be taken by the Company’s stockholders. Each share of Series B Preferred Stock entitles the holder to three votes on all matters to be voted on by the stockholders of the Company. Notwithstanding the foregoing, the holders of Series B Preferred Stock are afforded numerous customary protective provisions with respect to certain actions that may only be approved by holders of a majority of the shares of Series B Preferred Stock.

In 2008, the Company entered into Letter Agreements with Lyles United LLC (“Lyles United”) and other purchasers under which the Company expressly waived its rights under the Certificate of Designations relating to the Series B Preferred Stock to make dividend payments in additional shares of Series B Preferred Stock in lieu of cash dividend payments without the prior written consent of Lyles United and the other purchasers.

F-49

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Registration Rights Agreement – In connection with the sale of its Series B Preferred Stock, the Company entered into a registration rights agreement with Lyles United. The registration rights agreement is to be effective until the holders of the Series B Preferred Stock, and their affiliates, as a group, own less than 10% for each of the series issued, including common stock into which such Series B Preferred Stock has been converted. The registration rights agreement provides that holders of a majority of the Series B Preferred Stock, including common stock into which such Series B Preferred Stock has been converted, may demand and cause the Company to register on their behalf the shares of common stock issued, issuable or that may be issuable upon conversion of the Preferred Stock and as payment of dividends thereon, and upon exercise of the related warrants (collectively, the “Registrable Securities”). The Company is required to keep such registration statement effective until such time as all of the Registrable Securities are sold or until such holders may avail themselves of Rule 144 for sales of Registrable Securities without registration under the Securities Act of 1933, as amended. The holders are entitled to two demand registrations on Form S-1 and unlimited demand registrations on Form S-3; provided, however, that the Company is not obligated to effect more than one demand registration on Form S-3 in any calendar year. In addition to the demand registration rights afforded the holders under the registration rights agreement, the holders are entitled to unlimited “piggyback” registration rights. These rights entitle the holders who so elect to be included in registration statements to be filed by the Company with respect to other registrations of equity securities. The Company is responsible for all costs of registration, plus reasonable fees of one legal counsel for the holders, which fees are not to exceed $25,000 per registration. The registration rights agreement includes customary representations and warranties on the part of both the Company and the holders and other customary terms and conditions.

The Company recorded preferred stock dividends of $1,265,000 and $2,847,000 for the years ended December 31, 2011 and 2010, respectively. As of December 31, 2011, the Company had accrued and unpaid dividends of $7,315,000.

10.	COMMON STOCK AND WARRANTS.

Private Placement – On December 13, 2011, the Company raised $7,364,000, net of $642,000 of issuance costs, through the issuance of 7,625,000 shares of common stock and warrants to purchase an aggregate of 4,956,250 shares of common stock (“2011 Warrants”). The 2011 Warrants are immediately exercisable and entitle the holders of the 2011 Warrants to purchase up to an aggregate of 4,956,250 shares of the Company’s common stock until December 13, 2016 at an exercise price of $1.50 per share (“2011 Warrant Exercise Price”), which price is subject to adjustment. The 2011 Warrants include both cash and cashless exercise provisions.

The 2011 Warrant Exercise Price is subject to adjustment for stock splits, combinations or similar events, and, in such event, the number of shares issuable upon the exercise of the 2011 Warrants will also be adjusted so that the aggregate 2011 Warrant Exercise Price shall be the same immediately before and immediately after the adjustment. In addition, the 2011 Warrant Exercise Price is also subject to a “weighted-average” anti-dilution adjustment if the Company issues or is deemed to have issued securities at a price lower than the then applicable 2011 Warrant Exercise Price.

The 2011 Warrants require payments to be made by the Company for failure to deliver the shares of common stock issuable upon exercise.

F-50

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The 2011 Warrants may not be converted if, after giving effect to the conversion, the investor together with its affiliates would beneficially own in excess of 4.99% of the Company’s outstanding shares of common stock. The blocker applicable to the exercise of the 2011 Warrants may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days’ prior notice to the Company.

If the Company issues options, convertible securities, warrants, stock, or similar securities to holders of its common stock, each holder of a 2011 Warrant has the right to acquire the same as if the holder had exercised its 2011 Warrant. The 2011 Warrants prohibit the Company from entering into specified transactions involving a change of control, unless the successor entity assumes all of the Company’s obligations under the 2011 Warrants under a written agreement.

The Company accounted for the net proceeds of the private placement by first allocating the fair value of the 2011 warrants to a liability and then recorded the remaining amount to equity.

Registration Rights Agreement – In connection with the sale of the shares of common stock and the 2011 Warrants, the Company entered into a registration rights agreement with all of the investors to file a registration statement on Form S-1 with the Securities and Exchange Commission by December 23, 2011 for the resale by the purchasers of the 7,625,000 shares of common stock and the 4,956,250 shares of common stock issuable upon exercise of the 2011 Warrants issued on December 13, 2011.

Subject to grace periods, the Company is required to keep the registration statement (and the prospectus contained in that registration statement available for use) for resale by the investors on a delayed or continuous basis at then-prevailing market prices at all times until the earlier of (i) the date as of which all of the investors may sell all of the shares of common stock required to be covered by the registration statement without restriction under Rule 144 under the Securities Act (including volume restrictions) and without the need for current public information required by Rule 144(c)(1), if applicable) or (ii) the date on which the investors shall have sold all of the shares of common stock covered by the registration statement.

The Company must pay registration delay payments of 2% of each investor’s initial investment per month if the registration statement ceases to be effective prior to the expiration of deadlines provided for in the registration rights agreement. The initial registration statement became effective by the stated deadline and the Company did not record any liability associated with any registration delay payments under the registration rights agreement.

Convertible Note Warrants – On October 6, 2010, as part of the Initial Notes issuance, the Company issued the Initial 2010 Warrants which were immediately exercisable and entitled the holders of the Initial 2010 Warrants to purchase up to an aggregate of 2,941,178 shares of the Company’s common stock until October 6, 2017 at an original exercise price of $5.95 per share, which price was subject to adjustment. The Initial 2010 Warrants were subsequently exchanged for the 2010 Warrants having substantially the same terms. The 2010 Warrants include both cash and cashless exercise provisions. Upon the Company’s consummation of the private placement on December 13, 2011, the original exercise price of the 2010 Warrants was reduced to $0.45 per share (“2010 Warrant Exercise Price”), which is also subject to adjustment.

F-51

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The 2010 Warrant Exercise Price is subject to adjustment for stock splits, combinations or similar events, and, in such event, the number of shares issuable upon the exercise of the 2010 Warrants will also be adjusted so that the aggregate 2010 Warrant Exercise Price shall be the same immediately before and immediately after the adjustment. In addition, the 2010 Warrant Exercise Price is also subject to a “full ratchet” anti-dilution adjustment where if the Company issues or is deemed to have issued securities at a price lower than the then applicable 2010 Warrant Exercise Price, the 2010 Warrant Exercise Price will immediately decline to equal the price at which the Company issues or is deemed to have issued its common stock.

If the Company sells or issues any securities with “floating” conversion prices based on the market price of its common stock, a holder of a 2010 Warrant has the right to substitute the “floating” conversion price for the 2010 Warrant Exercise Price upon exercise of all or part the 2010 Warrant.

The 2010 Warrants require payments to be made by the Company for failure to deliver the shares of common stock issuable upon exercise.

The 2010 Warrants may not be converted if, after giving effect to the conversion, the investor together with its affiliates would beneficially own in excess of 4.99% or 9.99% (which percentage has been established at the election of each investor) of the Company’s outstanding shares of common stock. The blocker applicable to the exercise of the 2010 Warrants may be raised or lowered, subject to an advance notice period, to any other percentage not in excess of 9.99%.

If the Company issues options, convertible securities, warrants, stock, or similar securities to holders of its common stock, each holder of a 2010 Warrant has the right to acquire the same as if the holder had exercised its 2010 Warrant. The 2010 Warrants prohibit the Company from entering into specified transactions involving a change of control, unless the successor entity is a publicly traded corporation that assumes all of the Company’s obligations under the 2010 Warrants under a written agreement approved by all of the holders of the 2010 Warrants before the transaction is completed. When there is a transaction involving a permitted change of control, a holder of a 2010 Warrant will have the right to force the Company to repurchase the holder’s 2010 Warrants for a purchase price in cash equal to the Black Scholes value of the then unexercised portion of the 2010 Warrants.

If at any time after the date the Company has initially satisfied certain specified conditions, and (i) its common stock trades at a price equal to or greater than $14.84 per share for 20 trading days in any 30 consecutive trading day period (“Mandatory Exercise Measuring Period”), (ii) the average daily dollar trading volume of the Company’s common stock for each trading day during the Mandatory Exercise Measuring Period exceeds $250,000 per day, and (iii) all such conditions are then satisfied, the Company will have the right to require the holders of the 2010 Warrants to fully exercise all, but not less than all, of the 2010 Warrants (subject to the blocker).

In February 2012, certain holders of the 2010 Warrants exercised their 2010 Warrants with respect to 252,101 shares of common stock on a cashless exercise basis, resulting in 172,269 net shares of common stock issued by the Company.

F-52

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounting for 2011 and 2010 Warrants – The Company has determined that both the 2011 Warrants and the 2010 Warrants did not meet the conditions for classification in stockholders’ equity and as such, the Company has recorded them as a liability at fair value. The Company will revalue them at each reporting period. Accordingly, the Company recorded fair value adjustments quarterly, with total fair value adjustments of $4,451,000 and $1,727,000 for the years ended December 31, 2011 and 2010, respectively, which is largely attributed to warrant term shortening and reduction in the market value of the Company’s common stock. See Note 13 for the Company’s fair value assumptions. As noted above, the exercise price of the 2010 Warrants declined to $0.45 as a result of anti-dilution adjustments due to the Company’s December 2011 equity financing. At that time, the Company recorded an aggregate $1,100,000 expense to fair value adjustments on convertible debt and warrants in its consolidated statements of operations.

Other Warrant Issuances – In March 2008, the Company issued warrants to purchase an aggregate of 439,561 shares of common stock at an exercise price of $49.00 per share, which expire in 2018. In May 2008, the Company issued warrants to purchase an aggregate of 63,189 shares of common stock at an exercise price of $49.00 per share, which expire in 2018.

In May 2008, the Company issued warrants to purchase an aggregate of 428,573 shares of common stock at an exercise price of $49.70 per share, which expire in 2013.

Warrant Summary – The following table summarizes warrant activity for the years ended December 31, 2011 and 2010 (number of shares in thousands):

	Number of Shares	Price per Share	Weighted Average Exercise Price
Balance at December 31, 2009	931	$49.00 – 49.70	$49.32
Warrants issued	2,941	$0.45	$0.45
Balance at December 31, 2010	3,872	$0.45 – 49.70	$12.20
Warrants issued	4,956	$1.50	$1.50
Warrants exercised	(2,437)	$0.45	$0.45
Balance at December 31, 2011	6,391	$0.45 – 49.70	$8.39

11.	STOCK-BASED COMPENSATION.

The Company has two equity incentive compensation plans: a 2004 Stock Option Plan and a 2006 Stock Incentive Plan.

2004 Stock Option Plan – The 2004 Stock Option Plan authorized the issuance of incentive stock options (“ISOs”) and non-qualified stock options (“NQOs”) to the Company’s officers, directors or key employees or to consultants that do business with the Company for up to an aggregate of 357,143 shares of common stock. On September 7, 2006, the Company terminated the 2004 Stock Option Plan, except to the extent of issued and outstanding options then existing under the plan. The Company had 11,429 stock options outstanding under its 2004 Stock Option Plan at December 31, 2011 and 2010.

2006 Stock Incentive Plan – The 2006 Stock Incentive Plan authorizes the issuance of options, restricted stock, restricted stock units, stock appreciation rights, direct stock issuances and other stock-based awards to the Company’s officers, directors or key employees or to consultants that do business with the Company for up to an aggregate of 1,214,285 shares of common stock.

F-53

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock Options – On August 1, 2011 and August 25, 2011, the Company granted options to purchase an aggregate of 193,000 and 16,000 shares of the Company’s common stock at exercise prices of $0.86 and $0.35 per share, which were the respective closing prices per share of the Company’s common stock on the dates of grant, with estimated fair values of $0.44 and $0.18, respectively. The options vest as to 33% on April 2, 2012 and 33% on each of April 1, 2013 and April 1, 2014. The options expire in 10 years from the date of grant. Fair value was determined using the Black Scholes Option Pricing Model. For the August 1, 2011 grants, the inputs to estimating fair value were: exercise price of $0.86; estimated life of 5.0 years; expected volatility of 56.7%; and risk free interest rate of 2.50%. For the August 25, 2011 grants, the inputs to estimating fair value were: exercise price of $0.35; estimated life of 5.0 years; expected volatility of 56.7% and risk free interest rate of 2.50%. The Company estimates expected volatility using peer companies within its industry.

Summaries of the status of Company’s stock option plans as of December 31, 2011 and 2010 and of changes in options outstanding under the Company’s plans during those years are as follows (in thousands, except exercise prices):

	Years Ended December 31,
	2011		2010
	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
Outstanding at beginning of year	11	$57.82	11	$57.82
Issued	209	$0.82	—	—
Outstanding at end of year	220	$3.78	11	$57.82
Options exercisable at end of year	11	$57.82	11	$57.82

Stock options outstanding as of December 31, 2011, were as follows (number of shares in thousands):

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (yrs)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.35-0.86	209	9.59	$0.82	—	—
$57.75-58.10	11	3.57	$57.82	11	$57.82

The options outstanding at December 31, 2011 and 2010 had intrinsic values of $50,000 and $0, respectively.

F-54

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Restricted Stock – The Company grants to certain employees and directors shares of restricted stock under its 2006 Stock Incentive Plan pursuant to restricted stock agreements. A summary of unvested restricted stock activity is as follows (shares in thousands):

	Number of Shares	Weighted Average Grant Date Fair Value
Unvested at December 31, 2009	40	$56.63
Issued	585	$8.40
Vested	(145)	$14.91
Canceled	(11)	$45.64
Unvested at December 31, 2010	469	$9.66
Issued	264	$0.86
Vested	(251)	$10.56
Canceled	(9)	$9.70
Unvested at December 31, 2011	473	$4.27

Stock-based compensation expense related to employee and non-employee stock grants and options recognized in income were as follows (in thousands):

	Years Ended December 31,
	2011	2010
Employees	$1,522	$1,895
Non-employees	756	576
Total stock-based compensation expense	$2,278	$2,471

At December 31, 2011, the total compensation cost related to unvested awards which had not been recognized was $2,111,000 and the associated weighted-average period over which the compensation cost attributable to those unvested awards would be recognized was 3.54 years.

12.	COMMITMENTS AND CONTINGENCIES.

Commitments – The following is a description of significant commitments at December 31, 2011:

Operating Leases – Future minimum lease payments required by non-cancelable operating leases in effect at December 31, 2011 are as follows (in thousands):

Years Ended December 31,	Amount
2012	$1,474
2013	1,196
2014	735
2015	747
2016	701
Thereafter	3,820
Total	$8,673

Total rent expense during the years ended December 31, 2011 and 2010 was $2,300,000 and $1,598,000, respectively.

F-55

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Sales Commitments – At December 31, 2011, the Company had entered into sales contracts with its major customers to sell certain quantities of ethanol, WDG and syrup. These sales contracts will be completed throughout 2012. The volumes indicated in the indexed price contracts table will be sold at publicly-indexed sales prices determined by market prices in effect on their respective transaction dates (in thousands):

Fixed-Price Contracts
Ethanol	$2,609
WDG and syrup	1,662
Total	$4,271

Indexed-Price Contracts (Volume)
Ethanol (gallons)	113,575
WDG and syrup (tons)	108

Purchase Commitments – At December 31, 2011, the Company had fixed-price purchase contracts with its suppliers to purchase $17,329,000 of ethanol and indexed-price purchase contracts with its suppliers to purchase 9,138,000 gallons of ethanol. These purchase commitments will be satisfied throughout 2012.

Contingencies – The following is a description of significant contingencies at December 31, 2011:

Litigation – General – The Company is subject to various claims and contingencies in the ordinary course of its business, including those related to litigation, business transactions, employee-related matters, and others. When the Company is aware of a claim or potential claim, it assesses the likelihood of any loss or exposure. If it is probable that a loss will result and the amount of the loss can be reasonably estimated, the Company will record a liability for the loss. If the loss is not probable or the amount of the loss cannot be reasonably estimated, the Company discloses the claim if the likelihood of a potential loss is reasonably possible and the amount involved could be material. While there can be no assurances, the Company does not expect that any of its pending legal proceedings will have a material financial impact on the Company’s operating results.

Litigation – Barry Spiegel – In 2005, Barry J. Spiegel, a former shareholder and director of Accessity Corp., filed a complaint in the Circuit Court of the 17th Judicial District in and for Broward County, Florida (Case No. 05018512, the “State Court Action”), against Barry Siegel, Philip Kart, Kenneth Friedman and Bruce Udell. Messrs. Udell and Friedman are former directors of Accessity and Pacific Ethanol. Mr. Kart is a former executive officer of Accessity and Pacific Ethanol. Mr. Siegel is a former director and former executive officer of Accessity and Pacific Ethanol. Mr. Spiegel voluntarily dismissed his case in 2007 but later renewed his case in 2009 and added as additional defendants PEI California, Pacific Ethanol, William L. Jones, Neil M. Koehler and Ryan W. Turner. Messrs. Jones and Turner are directors of Pacific Ethanol. Mr. Turner is a former officer of Pacific Ethanol. Mr. Koehler is a director and officer of Pacific Ethanol.

F-56

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In 2006, Mr. Spiegel filed a complaint in the United States District Court for the Southern District of Florida (Case No. 06-61848, the “Federal Court Action”), against the foregoing individual defendants and Pacific Ethanol.

The State and Federal Court Actions alleged numerous claims and related to a share exchange transaction completed in 2005 among Accessity and the owners of each of Kinergy, ReEnergy, LLC and PEI California. The State Court Action sought approximately $22.0 million in damages. The Federal Court Action sought approximately $15.0 million in damages.

After discovery, various motions and other pre-trial proceedings, on November 9, 2011, the Company and parties to the Spiegel cases entered into a confidential settlement agreement to settle all matters relating to the State Court Action and the Federal Court Action. The settlement agreement became effective on November 21, 2011, whereupon the State Court Action and the Federal Court Action were dismissed with prejudice.

13.	FAIR VALUE MEASUREMENTS.

The fair value hierarchy prioritizes the inputs used in valuation techniques into three levels as follows:

·	Level 1 – Observable inputs – unadjusted quoted prices in active markets for identical assets and liabilities;

·	Level 2 – Observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability through corroboration with market data; and

·	Level 3 – Unobservable inputs – includes amounts derived from valuation models where one or more significant inputs are unobservable. For fair value measurements using significant unobservable inputs, a description of the inputs and the information used to develop the inputs is required along with a reconciliation of Level 3 values from the prior reporting period.

Convertible Notes and 2010 Warrants – As discussed in Notes 6 and 10, the Company recorded the convertible notes and related warrants at fair value and designated them as Level 3 on their issuance date.

The convertible notes were valued using a combination of a Monte Carlo Binomial Lattice-Based valuation methodology for the embedded conversion feature, adjusted for marketability restrictions, combined with a discounted cash flow model for the payment stream of the debt instrument. Significant assumptions used in the valuation at both the issuance date and December 31, 2010 are as follows:

Assumptions	October 6, 2010	December 31, 2010
Conversion price	$ 5.95	$ 5.95
Volatility	73.7%	68.4%
Risk free interest rate	0.24%	0.29%
Term (years)	1.27	1.03
Marketability discount	32.0%	27.0%
Discount rate on plain debt	30.0%	30.0%

Based on the above, the Company estimated the fair value of the convertible notes to be $37,474,000 at October 6, 2010 and $38,108,000 at December 31, 2010. The Company continued estimating the fair value of the convertible notes quarterly until their retirement on November 14, 2011.

F-57

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The warrants were valued using a Monte Carlo Binomial Lattice-Based valuation methodology, adjusted for marketability restrictions. Significant assumptions used in the valuations for the dates noted are as follows:

Assumptions	October 6, 2010	December 31, 2010
Strike price	$5.95	$5.95
Volatility	67.0%	63.5%
Risk free interest rate	1.77%	2.71%
Term (years)	7.00	6.90
Marketability discount	50.4%	$44.4%

Based on the above, the Company estimated the fair value of the warrants to be $7,445,000 at October 6, 2010 and $5,718,000 at December 31, 2010.

As discussed in Note 10, as a result of the Company’s private placement on December 13, 2011, the strike price of the 2010 Warrants reset. The Company estimated the fair value of the 2010 Warrants on December 13, 2011 and December 31, 2011 as follows:

Assumptions	December 13, 2011	December 31, 2011
Strike price	$0.45	$0.45
Volatility	72.3%	68.0%
Risk free interest rate	1.13%	1.09%
Term (years)	5.90	5.90
Marketability discount	50.2%	47.4%

Based on the above, the Company estimated the fair value of the 2010 Warrants to be $1,394,000 at December 13, 2011 and $226,000 at December 31, 2011.

The 2011 Warrants were valued using a Monte Carlo Binomial Lattice-Based valuation methodology, adjusted for marketability restrictions. Significant assumptions used in the valuations for the dates noted are as follows:

Assumptions	December 13, 2011	December 31, 2011
Strike price	$1.50	$1.50
Volatility	72.3%	68.0%
Risk free interest rate	0.85%	0.83%
Term (years)	5.00	4.96
Marketability discount	54.9%	52.0%

Based on the above, the Company estimated the fair value of the 2011 Warrants to be $1,809,000 at December 13, 2011 and $1,695,000 at December 31, 2011.

F-58

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Interest Rate Caps and Swaps – Prior to the Effective Date, the Company classified the Plant Owners’ interest rate caps and swaps into the following levels depending on the inputs used to determine their fair values. The fair value of the interest rate caps were designated as Level 2 based on quoted prices on similar assets or liabilities in active markets. The fair values of the interest rate swaps were designated as Level 3 and were based on a combination of observable inputs and material unobservable inputs.

The Plant Owners had five pay-fixed-and-receive variable interest rate swaps in liability positions which were extinguished as part of the emergence from bankruptcy. To reflect the Plant Owners’ financial condition and Chapter 11 Filings, a recovery rate of 40% was applied to that value. Management elected the 40% recovery rate in the absence of any other company-specific information. As the recovery rate is a material unobservable input, these swaps were considered Level 3. On June 29, 2010, the liability balance of $1,628,000 was removed from the Company’s consolidated financial statements as discussed in Note 7.

Other Derivative Instruments – The Company’s other derivative instruments consist of commodity positions. The fair value of the commodity positions are based on quoted prices on the commodity exchanges and are designated as Level 1.

The following table summarizes fair value measurements by level at December 31, 2011 (in thousands):

	Level 1	Level 2	Level 3	Total
Assets:
Commodity contracts	$244	$—	$—	$244
Total Assets	$244	$—	$—	$244

Liabilities:
2011 Warrants(1)	$—	$—	$1,695	$1,695
2010 Warrants(1)	—	—	226	226
Commodity contracts(1)	500	—	—	500
Total Liabilities	$500	$—	$1,921	$2,421

(1)      Included in other liabilities in the consolidated balance sheets.

F-59

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes fair value measurements by level at December 31, 2010 (in thousands):

	Level 1	Level 2	Level 3	Total
Assets:
Commodity contracts	$—	$—	$—	$—
Total Assets	$—	$—	$—	$—

Liabilities:
Convertible notes	$—	$—	$38,108	$38,108
2010 Warrants(1)	—	—	5,718	5,718
Commodity contracts(1)	15	—	—	15
Total Liabilities	$15	$—	$43,826	$43,841

(1)      Included in other liabilities in the consolidated balance sheets.

For fair value measurements using significant unobservable inputs (Level 3), a description of the inputs and the information used to develop the inputs is required along with a reconciliation of Level 3 values from the prior reporting period. The changes in the Company’s fair value of its Level 3 inputs were as follows (in thousands):

	Convertible Notes	2010 Warrants	2011 Warrants	Interest Rate Swaps
Balance, December 31, 2009	$—	$—	$—	$(2,875)
Issuance of convertible notes and warrants	37,474	7,445	—	—
Gain recognized in bankruptcy exit	—	—	—	1,628
Adjustments to fair value for the period	634	(1,727)	—	1,247
Balance, December 31, 2010	$38,108	$5,718	$—	—
Issuance of 2011 Warrants	—	—	1,809	—
Repayments of convertible notes	(35,000)	—	—	—
Exercises of 2010 Warrants	—	(1,155)	—	—
Adjustments to fair value for the period	(3,108)	(4,337)	(114)	—
Balance, December 31, 2011	$—	$226	$1,695	$—

F-60

PACIFIC ETHANOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Reconciliation of Impact to Statements of Operations – The following reconciliation summarizes the initial amounts recognized for the issuance of the convertible notes, 2010 Warrants and 2011 Warrants and subsequent amounts that are recorded in the statements of operations as fair value adjustments (in thousands):

	Balance Sheet		Statements of Operations
	Convertible Notes	Warrants	Fair Value Gain (Loss)
Issuance of $35.0 million on October 6, 2010	$37,474	$7,445	$(9,919)
Write-off of issuance costs	—	—	(2,910)
Adjustments to fair value for the period	634	(1,727)	1,093
As of and for year ending December 31, 2010	$38,108	$5,718	$(11,736)
Issuance of 2011 Warrants	—	1,809	—
Repayments of convertible notes	(35,000)	—	—
Exercises of 2010 Warrants	—	(1,155)	—
Adjustments to fair value for the period	(3,108)	(4,451)	(7,559)
As of and for year ending December 31, 2011	$—	$1,921	$(7,559)

14.	RELATED PARTY TRANSACTIONS.

Preferred Dividends – The Company had accrued and unpaid dividends in respect of its Series B Preferred Stock of $7,315,000 and $6,050,000 as of December 31, 2011 and 2010, respectively.

Notes Payable to Related Parties – The Company had notes payable to its Chairman of the Board and its Chief Executive Officer totaling $750,000 and $1,250,000 as of December 31, 2011 and 2010, respectively. On November 30, 2011, the Company paid $500,000 in principal under these notes. On October 29, 2010, the Company paid all accrued interest and $750,000 in principal under these notes. On November 5, 2010, the Company entered into amendments to these notes, extending the maturity date to March 31, 2012. On March 7, 2012, the maturity date was further extended to March 31, 2013.

Notes Payable to Related Party – In November 2008, the Company restructured certain construction related loans of $30,000,000 in the aggregate with Lyles United by paying all accrued and unpaid interest thereon and issuing an amended and restated promissory note in the principal amount of $30,000,000. The amended and restated promissory note was due March 15, 2009 and accrued interest at the Prime Rate of interest, plus 3.00%.

In October 2008, upon completion of the Stockton facility, the Company converted final unpaid construction costs to an unsecured note payable. The note payable was between the Company and Lyles Mechanical Co. in the principal amount of $1,500,000 and was due with accrued interest on March 31, 2009. Interest accrued at the Prime Rate of interest, plus 2.00%.

In February 2009, the Company notified Lyles United and Lyles Mechanical Co. (collectively, “Lyles”) that it would not be able to pay off its notes due March 15 and March 31, 2009 and as a result, entered into a forbearance agreement. Under the terms of the forbearance agreement, Lyles agreed to forbear from exercising rights and remedies against the Company through April 30, 2009. These forbearances were not extended.

F-61

In March 2010, the Company announced agreements designed to satisfy its indebtedness to Lyles. Socius CG II, Ltd. (“Socius”) entered into purchase agreements with Lyles under which Socius would purchase claims in respect of the Company’s indebtedness in tranches of up to $5,000,000, which claims Socius would then settle in exchange for shares of the Company’s common stock. Each tranche was to be settled in exchange for the Company’s common stock valued at a 20% discount to the volume weighted average price of the Company’s common stock over a predetermined trading period, which ranged from five to 20 trading days, immediately following the date on which the shares were first issued to Socius.

Under this arrangement, the Company issued shares to Socius which settled outstanding debt previously owed to Lyles in four successive transactions. For the year ended December 31, 2010, the Company issued an aggregate of 3,441,000 shares with an aggregate fair value of $21,159,000 in exchange for $19,000,000 in debt extinguishment, resulting in an aggregate loss of $2,159,000. The Company determined fair value based on the closing price of its shares on the last day of the applicable trading period, which was the date the net shares to be issued were determinable by the Company.

On October 6, 2010, the Company paid in full all remaining principal, accrued interest and fees owed to Lyles using the proceeds from the sale of its interest in Front Range and the issuance and sale of the convertible notes and 2010 Warrants.

Consulting Agreement – Ryan Turner – In November 2009, the Company entered into a consulting agreement with Ryan W. Turner, who is the son-in-law of the Company’s Chairman of the Board, at $20,000 per month for consulting services relating to the Company’s restructuring efforts. The Company paid Mr. Turner an aggregate of $23,100 for the year ended December 31, 2010. As of December 31, 2010, the Company had no outstanding accounts payable to Mr. Turner. The Company’s consulting relationship with Mr. Turner was terminated in connection with his appointment to the Company’s Board of Directors in February 2010. Mr. Turner did not seek reelection in 2011 and is no longer a member of the Company’s Board of Directors.

Consulting Agreement – Michael Kandris – On December 30, 2011, the Company entered into an Independent Contractor Services Agreement with Michael Kandris, a member of the Company’s Board of Directors, appointing him as a consultant to the Company with supervisory responsibility for ethanol plant operations, under the direction of the Company’s Chief Executive Officer. The agreement became effective as of January 1, 2012. Mr. Kandris is to receive compensation as set forth in each statement of work. The current statement of work provides that Mr. Kandris shall receive bi-weekly payments in the amount of approximately $8,500. The agreement has an initial term of one year, and may be renewed by mutual agreement for successive one-year terms.

15.	PLANT OWNERS’ CONDENSED COMBINED FINANCIAL STATEMENTS.

Since the consolidated financial statements of the Company include entities other than the Plant Owners, below are the condensed combined financial statements of the Plant Owners for the periods included in these consolidated financial statements during the pendency of their Chapter 11 Filings. These condensed combined financial statements have been prepared, in all material respects, on the same basis as the consolidated financial statements of the Company. The condensed combined financial statements of the Plant Owners during the pendency of their Chapter 11 Filings are as follows (unaudited, in thousands):

PACIFIC ETHANOL HOLDING CO. LLC AND SUBSIDIARIES

CONDENSED COMBINED STATEMENTS OF OPERATIONS

January 1, 2010 to June 29, 2010

Net sales	$89,737
Cost of goods sold	98,140
Gross loss	(8,403)
Selling, general and administrative expenses	1,829
Loss from operations	(10,232)
Other expense, net	(1,253)
Loss before reorganization costs and gain from bankruptcy exit	(11,485)
Reorganization costs	(4,153)
Gain from bankruptcy exit	119,408
Net income	$103,770

F-62

PACIFIC ETHANOL HOLDING CO. LLC AND SUBSIDIARIES

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

January 1, 2010 to June 29, 2010

Operating Activities:
Net income	$103,770
Adjustments to reconcile net income to ash used in operating activities:
Gain on bankruptcy exit	(119,408)
Depreciation and amortization of intangibles	5,064
Gain on derivative instruments	(1,206)
Amortization of deferred financing costs	85
Changes in operating assets and liabilities:
Accounts receivable	(5,059)
Inventories	2,948
Prepaid expenses and other assets	159
Accounts payable and accrued expenses	6,839
Net cash used in operating activities	$(6,808)
Investing Activities:
Additions to property and equipment	$(310)
Net cash impact of bankruptcy exit	(1,301)
Net cash used in investing activities	$(1,611)
Financing Activities:
Proceeds from borrowings under DIP financing	$5,173
Net cash provided by financing activities	$5,173
Net decrease in cash and cash equivalents	(3,246)
Cash and cash equivalents at beginning of period	3,246
Cash and cash equivalents at end of period	$—

16.	SUBSEQUENT EVENTS.

Warrant exercises – In February 2012, certain holders of the 2010 Warrants exercised their 2010 Warrants with respect to 252,101 shares of common stock on a cashless exercise basis, resulting in 172,269 net shares of common stock issued by the Company.

Note payable extension – On March 7, 2012, the Company extended the maturity date of its outstanding note payable to its Chief Executive Officer in the principal amount of $750,000 to March 31, 2013. No other terms were changed.

F-63

PACIFIC ETHANOL, INC.

PROSPECTUS

, 2013

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and any accompanying supplement to this prospectus is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all expenses to be paid by us in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

SEC Registration	$1,711
FINRA Fees	–
Accounting Fees and Expenses	25,000
Legal Fees and Expenses	250,000
Blue Sky Fees and Expenses	–
Placement Agent Fees and Expenses	201,921
Printing Costs	–
Miscellaneous Expenses	5,000
Total	$483,632

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in the best interests of the corporation.

Our certificate of incorporation provides that, except in some specified instances, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors, except liability for the following:

•	any breach of their duty of loyalty to Pacific Ethanol or our stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and
•	any transaction from which the director derived an improper personal benefit.

In addition, our certificate of incorporation and bylaws obligate us to indemnify our directors and officers against expenses and other amounts reasonably incurred in connection with any proceeding arising from the fact that such person is or was an agent of ours. Our bylaws also authorize us to purchase and maintain insurance on behalf of any of our directors or officers against any liability asserted against that person in that capacity, whether or not we would have the power to indemnify that person under the provisions of the DGCL. We have entered and expect to continue to enter into agreements to indemnify our directors and officers as determined by our Board. These agreements provide for indemnification of related expenses including attorneys’ fees and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

II-1

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as the provisions of our certificate of incorporation or bylaws provide for indemnification of directors or officers for liabilities arising under the Securities Act, we have been informed that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere in this registration statement.

Document	Exhibit Number
Certificate of Incorporation	3.1
Bylaws	3.2
Registration Rights Agreement, dated January 11, 2013, among the registrant and the investors signatory thereto	4.4
Form of Indemnity Agreement between Pacific Ethanol, Inc. and each of its executive officers and directors	10.12
Registration Rights Agreement, dated March 27, 2008, between Pacific Ethanol, Inc. and Lyles United, LLC	10.17

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Issuances to Socius CG II, Ltd.

Between March 5, 2010 and July 21, 2010, pursuant to certain Orders Approving Stipulation for Settlement of Claim (the “Orders”) entered by the Superior Court of the State of California for the County of Los Angeles (the “Court”), we issued an aggregate of 3,441,000 shares of our common stock to Socius GC II, Ltd.’s (“Socius”) in consideration of the full and final settlement of an aggregate of $19,000,000 in claims against us held by Socius (the “Claims”) and legal fees and expenses incurred by Socius. Socius purchased the Claims from Lyles United, LLC, a prior creditor of ours.  The Claims consisted of the right to receive an aggregate of $19,000,000 of principal amount under a loan made by Lyles United LLC to us pursuant to the terms of an Amended and Restated Promissory Note dated November 7, 2008 in the original principal amount of $30,000,000.

The offer and sale of the securities described above were effected in reliance on Section 3(a)(10) of the Securities Act.

2010 Debt Financing Transaction

On October 6, 2010, we issued $35,000,000 in aggregate principal amount of senior convertible notes (“Initial Notes”) and warrants to purchase an aggregate of 2,941,177 shares of our common stock at an initial exercise price of $5.95 per share (“Initial Warrants”) to seven accredited investors in a private placement pursuant to a Securities Purchase Agreement, dated as of September 27, 2010 (the “2010 Debt Financing”). In connection with the 2010 Debt Financing, we paid placement agent fees of $2.5 million to Lazard Capital Markets LLC, our placement agent.

The offer and sale of the securities described above were effected in reliance on Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

II-2

Exchange Transaction

On January 7, 2011, we entered into a separate Amendment and Exchange Agreements with each of the investors who purchased the Initial Notes and the Initial Warrants in the 2010 Debt Financing (the “Exchange Agreements”). On January 7, 2011, under to the terms of the Exchange Agreements, we issued $35.0 million in principal amount of senior convertible notes (“Exchange Notes”) in exchange for the Initial Notes and warrants to purchase an aggregate of 2,941,177 shares of the Company’s common stock (“Exchange Warrants”) in exchange for the Initial Warrants (the “Exchange”).

The offer and sale of Exchange Notes and Exchange Warrants were effected in reliance on Section 3(a)(9) of the Securities Act. No commission or other remuneration was paid or given directly or indirectly for soliciting the Exchange.

2011 Financing Transaction

On December 13, 2011, we raised an aggregate of $8.0 million in gross proceeds through the issuance of 7,625,000 shares of our common stock and warrants to purchase an aggregate of up to 4,956,250 shares of our common stock at an initial exercise price of $1.50 per share to 11 accredited investors in a private placement under the terms of a Securities Purchase Agreement, dated as of December 8, 2011. In connection with this financing, we paid placement agent fees of $0.5 million to Lazard Capital Markets LLC, our placement agent.

The offer and sale of the securities described above were effected in reliance on Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

2012 Financing Transaction

On January 11, 2013, we raised an aggregate of $22,192,491 in gross proceeds through the issuance of $22,192,491 in aggregate principal amount of Notes and Warrants to purchase an aggregate of 25,630,286 shares of our common stock at an initial exercise price of $0.52 per share to five accredited investors in a private placement under the terms of a Securities Purchase Agreement, dated as of December 19, 2012. In connection with this financing, we paid placement agent fees of $100,000 to Lazard Capital Markets LLC, our placement agent.

The offer and sale of the securities described above were effected in reliance on Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

II-3

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

INDEX TO EXHIBITS

		Where Located
Exhibit Number	Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith
2.1	Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code as filed with the United States Bankruptcy Court for the District of Delaware on April 16, 2010	8-K	000-21467	2.1	06/11/2010
2.2	Findings of Fact, Conclusions of Law, and Order Confirming Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code as entered by the United States Bankruptcy Court for the District of Delaware on June 8, 2010	8-K	000-21467	99.1	06/11/2010
2.3	Call Option Agreement dated June 29, 2010 between the Registrant, New PE Holdco LLC and certain Members	8-K	000-21467	10.1	07/06/2010
2.4	Agreement for Purchase and Sale of Units in New PE Holdco LLC dated September 28, 2010 between the Registrant and CS Candlewood Special Situations Fund, L.P.	8-K	000-21467	10.5	09/28/2010
2.5	Membership Interest Purchase Agreement dated September 27, 2010, between Pacific Ethanol California, Inc. and Daniel A. Sanders	8-K	000-21467	10.6	09/28/2010
2.6	Exhibit A to Membership Interest Purchase Agreement dated September 27, 2010, between Pacific Ethanol California, Inc. and Daniel A. Sanders	S-1	333-171612	2.5	01/07/2011
2.7	Agreement for Purchase and Sale of Units in New PE Holdco LLC dated November 29, 2011 between the Registrant and Pacific Ethanol Equity Holdings LLC	8-K	000-21467	10.1	12/02/2011
2.8	Agreement for Purchase and Sale of Units in New PE Holdco LLC dated December 8, 2011 between the Registrant and Candlewood Special Situations Fund, L.P.	S-1	333-178685	2.8	12/22/2011
2.9	Agreement for Purchase and Sale of Units in New PE Holdco LLC dated December 9, 2011 between the Registrant and Wexford Spectrum Investors LLC	S-1	333-178685	2.9	12/22/2011

II-4

		Where Located
Exhibit Number	Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith
2.10	Agreement for Purchase and Sale of Units in New PE Holdco LLC dated December 9, 2011 between the Registrant and Wexford Catalyst Investors LLC	S-1	333-178685	2.10	12/22/2011
2.11	Agreement for Purchase and Sale of Units in New PE Holdco LLC dated December 9, 2011 between the Registrant and Debello Investors LLC	S-1	333-178685	2.11	12/22/2011
2.12	Form of Agreements for Purchase and Sale of Units in New PE Holdco LLC dated June 21, 2012 between the Registrant and each of Credit Suisse Securities (USA) LLC, Continental Casualty Company, Wexford Catalyst Investors LLC, Wexford Spectrum Investors LLC, Debello Investors LLC and Candlewood Special Situations Fund L.P.	8-K	000-21467	10.1	06/27/2012
2.13	Form of Agreement for Purchase and Sale of Units in New PE Holdco LLC dated December 19, 2012 between the Registrant and each of Candlewood Special Situations Fund, LP, CCVF PacEth LLC and Candlewood Credit Value Fund II, LP.	8-K	000-21467	10.5	12/19/2012
2.14	Agreement for Purchase and Sale of Units in New PE Holdco LLC dated January 11, 2013 between the Registrant and Credit Suisse Loan Funding LLC.	8-K	000-21467	10.5	12/19/2012
3.1	Certificate of Incorporation	8-K	000-21467	3.1	03/29/2005
3.2	Certificate of Amendment to Certificate of Incorporation	10-Q	000-21467	3.4	08/16/2010
3.3	Certificate of Amendment to Certificate of Incorporation	8-K	000-21467	3.1	06/07/2011
3.4	Certificate of Designations, Powers, Preferences and Rights of the Series A Cumulative Redeemable Convertible Preferred Stock	10-KSB	000-21467	3.2	04/14/2006
3.5	Certificate of Designations, Powers, Preferences and Rights of the Series B Cumulative Convertible Preferred Stock	8-K	000-21467	10.2	03/27/2008
3.6	Bylaws of the Registrant	8-K	000-21467	3.2	03/29/2005
3.7	Specimen Stock Certificate	S-3	333-180731	4.7	04/13/2012

II-5

		Where Located
Exhibit Number	Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith
4.1	Securities Purchase Agreement, dated December 19, 2012, among the Registrant and the investors signatory thereto	8-K	000-21467	10.1	12/19/2012
4.2	Form of Notes issued on January 11, 2013	8-K	000-21467	10.2	01/15/2013
4.3	Form of Warrants issued on January 11, 2013	8-K	000-21467	10.3	12/19/2012
4.4	Registration Rights Agreement, dated January 11, 2013, among the Registrant and the investors signatory thereto	8-K	000-21467	10.4	01/15/2013
5.1	Opinion of Troutman Sanders LLP					X
10.1	2004 Stock Option Plan*	S-8	333-123538	4.1	03/24/2005
10.2	First Amendment to 2004 Stock Option Plan*	8-K	000-21467	10.3	02/01/2006
10.3	Amended 1995 Incentive Stock Plan*	10-KSB	000-21467	10.7	03/31/2003
10.4	2006 Stock Incentive Plan, as amended*	S-8	333-185884	4.1	01/04/2013
10.5	Form of Employee Restricted Stock Agreement*	8-K	000-21467	10.2	10/10/2006
10.6	Form of Non-Employee Director Restricted Stock Agreement*	8-K	000-21467	10.3	10/10/2006
10.7	Amended and Restated Executive Employment Agreement dated December 11, 2007 between the Registrant and Neil M. Koehler*	8-K	000-21467	10.3	12/17/2007
10.8	Amended and Restated Executive Employment Agreement dated December 11, 2007 between the Registrant and Christopher W. Wright*	8-K	000-21467	10.5	12/17/2007
10.9	Amended and Restated Executive Employment Agreement dated November 25, 2009 between the Registrant and Bryon T. McGregor*	8-K	000-21467	10.1	11/27/2009
10.10	Independent Contractor Services Agreement dated January 1, 2012 between the Registrant and Michael D. Kandris*	8-K	000-21467	10.1	01/05/2012
10.11	Executive Employment Agreement dated January 6, 2013 between the Registrant and Michael D. Kandris*	8-K	000-21467	10.1	01/10/2013
10.12	Form of Indemnity Agreement between the Registrant and each of its Executive Officers and Directors*	10-K	000-21467	10.46	03/31/2010

II-6

		Where Located
Exhibit Number	Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith
10.13	Promissory Note dated March 30, 2009 by the Registrant in favor of Neil M. Koehler	8-K	000-21467	10.6	04/02/2009
10.14	Amended and Restated Ethanol Purchase and Sale Agreement dated August 9, 2006 between Kinergy Marketing, LLC and Front Range Energy, LLC	8-K	000-21467	10.1	08/15/2006
10.15	Amendment to Amended and Restated Ethanol Purchase and Sale Agreement dated October 17, 2006 between Kinergy Marketing, LLC and Front Range Energy, LLC	8-K	000-21467	10.7	10/23/2006
10.16	Warrant dated March 27, 2008 issued by the Registrant to Lyles United, LLC	8-K	000-21467	10.3	03/27/2008
10.17	Registration Rights Agreement dated March 27, 2008 between the Registrant and Lyles United, LLC	8-K	000-21467	10.4	03/27/2008
10.18	Letter Agreement dated March 27, 2008 between the Registrant and Lyles United, LLC	8-K	000-21467	10.5	03/27/2008
10.19	Form of Warrant dated May 22, 2008 issued by the Registrant	8-K	000-21467	10.2	05/23/2008
10.20	Letter Agreement dated May 22, 2008 among the Registrant, Neil M. Koehler, Bill Jones, Paul P. Koehler and Thomas D. Koehler	8-K	000-21467	10.3	05/23/2008
10.21	Form of Warrant dated May 23, 2008 issued by the Registrant	8-K	000-21467	10.5	05/23/2008
10.22	Amended and Restated Loan and Security Agreement dated May 4, 2012 by and among Kinergy Marketing LLC, Pacific Ag. Products, LLC, the parties thereto from time to time as Lenders, Wells Fargo Bank, National Association, and Wells Fargo Capital Finance, LLC	8-K	000-21467	10.1	05/08/2012
10.23	Amended and Restated Guarantee dated May 4, 2012 by Pacific Ethanol, Inc. in favor of Wells Fargo Capital Finance, LLC for and on behalf of Lenders	8-K	000-21467	10.2	05/08/2012

II-7

		Where Located
Exhibit Number	Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith
10.24	Second Amended and Restated Asset Management Agreement dated June 30, 2011 among the Registrant, Pacific Ethanol Holding Co. LLC, Pacific Ethanol Madera LLC, Pacific Ethanol Columbia, LLC, Pacific Ethanol Stockton, LLC and Pacific Ethanol Magic Valley, LLC	8-K	000-21467	10.1	07/06/2011
10.25	Form of Amended and Restated Ethanol Marketing Agreement	8-K	000-21467	10.2	07/06/2011
10.26	Form of Amended and Restated Corn Procurement and Handling Agreement	8-K	000-21467	10.4	07/06/2011
10.27	Form of Amended and Restated Distillers Grains Marketing Agreement	8-K	000-21467	10.5	07/06/2011
10.28	Securities Purchase Agreement dated September 27, 2010 among the Registrant and the investors identified therein	8-K	000-21467	10.1	09/28/2010
10.29	Form of Registration Rights Agreement dated October 6, 2010 among the Registrant and the investors identified therein	8-K	000-21467	10.4	09/28/2010
10.30	Limited Liability Company Agreement of New PE Holdco LLC	10-K	000-21467	10.34	03/31/2011
10.31	Form of Amendment and Exchange Agreements dated January 7, 2011	8-K	000-21467	10.1	01/07/2011
10.32	Form of Warrants dated January 7, 2011 issued by the Registrant	8-K	000-21467	10.3	01/07/2011
10.33	Securities Purchase Agreement dated December 8, 2011 between the Registrant and the investors identified therein	S-1	333-178685	2.11	12/22/2011
10.34	Registration Rights Agreement dated December 13, 2011 between the Registrant and the investors identified therein	8-K	000-21467	10.3	12/09/2011
10.35	Amendment No. 1 to Registration Rights Agreement dated February 22, 2012 between the Registrant and the investors identified therein	10-K	000-21467	10.43	03/08/2012
10.36	Form of Warrants dated December 13, 2011 issued by the Registrant	8-K/A	000-21467	10.2	12/12/2011
10.37	Underwriting Agreement by and between the Registrant and Lazard Capital Markets LLC dated as of June 28, 2012	8-K	000-21467	1.1	06/28/2012

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		Where Located
Exhibit Number	Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith
10.38	Form of Series I Warrants and Series II Warrants issued by the Registrant on July 3, 2012**	8-K	000-21467	10.1	06/28/2012
10.39	Form of Senior Unsecured Notes of the Registrant dated July 13, 2012, representing an aggregate principal amount of $10.0 million, issued to Credit Suisse Securities (USA) LLC, Continental Casualty Company, Wexford Catalyst Investors LLC, Wexford Spectrum Investors LLC, Debello Investors LLC and Candlewood Special Situations Fund L.P.	8-K	000-21467	10.1	07/19/2012
10.40	Letter Agreement, dated August 21, 2012, by and among the Registrant and the holders of the Registrant’s Series B Cumulative Convertible Preferred Stock	8-K	000-21467	10.1	08/24/2012
10.41	Underwriting Agreement by and between the Registrant and Lazard Capital Markets LLC dated as of September 21, 2012	8-K	000-21467	10.1	09/21/2012
10.42	Form of Warrants to Purchase Common Stock issued by the Registrant on September 26, 2012, exercisable into an aggregate of 27,500,000 shares of the Registrant’s common stock	8-K	000-21467	10.2	09/21/2012
10.43	Second Amended and Restated Credit Agreement dated October 29, 2012 among Pacific Ethanol Holding Co. LLC, Pacific Ethanol Madera LLC, Pacific Ethanol Columbia , LLC, Pacific Ethanol Stockton LLC, Pacific Ethanol Magic Valley, LLC, the Lenders referred to therein, Wells Fargo Bank, N.A. and Amarillo National Bank	10-Q	000-21467	10.1	11/14/2012
10.44	First Amendment to Second Amended and Restated Credit Agreement, dated January 4, 2013, among Pacific Ethanol Holding Co. LLC, Pacific Ethanol Madera LLC, Pacific Ethanol Columbia , LLC, Pacific Ethanol Stockton LLC, Pacific Ethanol Magic Valley, LLC, the Lenders referred to therein, Wells Fargo Bank, N.A. and such other parties thereto as identified therein					X

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Where Located
Exhibit Number	Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith
10.45	Credit Agreement dated October 29, 2012 among Pacific Ethanol Holding Co. LLC, Pacific Ethanol Madera LLC, Pacific Ethanol Columbia , LLC, Pacific Ethanol Stockton LLC, Pacific Ethanol Magic Valley, LLC, the Lenders referred to therein, Wells Fargo Bank, N.A., Credit Suisse Loan Funding LLC and Amarillo National Bank	10-Q	000-21467	10.2	11/14/2012
10.46	First Amendment to Credit Agreement, dated January 4, 2013, among Pacific Ethanol Holding Co. LLC, Pacific Ethanol Madera LLC, Pacific Ethanol Columbia , LLC, Pacific Ethanol Stockton LLC, Pacific Ethanol Magic Valley, LLC, the Lenders referred to therein, Wells Fargo Bank, N.A. and such other parties thereto as identified therein					X
10.47	Intercreditor Agreement dated October 29, 2012 among Pacific Ethanol Holding Co. LLC, Pacific Ethanol Madera LLC, Pacific Ethanol Columbia , LLC, Pacific Ethanol Stockton LLC, Pacific Ethanol Magic Valley, LLC and Wells Fargo Bank, N.A.	10-Q	000-21467	10.3	11/14/2012
10.48	Letter Agreement, dated December 26, 2012, by and among the Registrant and the holders of the Registrant’s Series B Cumulative Convertible Preferred Stock					X
10.49	First Amendment to Promissory Note, dated March 29, 2010, by and between the Registrant and Neil M. Koehler					X
10.50	Second Amendment to Promissory Note, dated November 5, 2010, by and between the Registrant and Neil M. Koehler					X
10.51	Third Amendment to Promissory Note, dated March 7, 2012, by and between the Registrant and Neil M. Koehler					X
10.52	Fourth Amendment to Promissory Note, dated February 7, 2013, by and between the Registrant and Neil M. Koehler					X
21.1	Subsidiaries of the Registrant					X
23.1	Consent of Troutman Sanders LLC (contained in Exhibit 5.1)					X
23.2	Consent of Independent Registered Public Accounting Firm					X
24.1	Power of Attorney (included on the signature page to this Registration Statement)					X
101	The materials listed in footnote (1) to this table from the Registrant’s Registration Statement on Form S-1 formatted in XBRL (eXtensible Business Reporting Language) (#)					X

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______________

(*)	A contract, compensatory plan or arrangement to which a director or executive officer is a party or in which one or more directors or executive officers are eligible to participate.
(**)	Certain of the agreements filed as exhibits contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise
(***)	The forms of Series I Warrants and Series II Warrants are identical in all respects other than the exercise price and term applicable to each such series of Warrants.
(1)	The following materials from the Registrant’s Registration Statement on Form S-1 formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Balance Sheets as of September 30, 2012 (unaudited) and December 31, 2011, (ii) Consolidated Statements of Operations for the Nine Months Ended September 30, 2012and 2011 (unaudited), (iii) Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2012 and 2011 (unaudited), (iv) Notes to Consolidated Financial Statements (unaudited) for the Nine Months Ended September 30, 2012, (v) Consolidated Balance Sheets as of December 31, 2011 and 2010, (vi) Consolidated Statements of Operations for the Years Ended December 31, 2011 and 2010, (vii) Consolidated Statement of Stockholders’ Equity for the Years Ended December 31, 2011 and 2010, (viii) Consolidated Statements of Cash Flows for the Years Ended December 31, 2011 and 2010 and (ix) Notes to Consolidated Financial Statements for the Years Ended December 31, 2011 and 2010.
(#)	Pursuant to applicable securities laws and regulations, we are deemed to have complied with the reporting obligation relating to the submission of interactive data files in such exhibits and are not subject to liability under any anti-fraud provisions of the federal securities laws as long as we have made a good faith attempt to comply with the submission requirements and promptly amend the interactive data files after becoming aware that the interactive data files fail to comply with the submission requirements. Users of this data are advised that, pursuant to Rule 406T, these interactive data files are deemed not filed and otherwise are not subject to liability.

(b) Financial Statement Schedules.

All schedules have been omitted because they are either inapplicable or the required information has been given in the financial statements or notes thereto.

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that for the purpose of determining liability under the Securities Act to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on this 7th day of February, 2013.

Pacific Ethanol, Inc., a Delaware corporation

By:	/s/ NEIL M. KOEHLER
Neil M. Koehler Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Neil M. Koehler his attorney-in-fact and agent, with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendment to this registration statement on Form S-1, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ WILLIAM L. JONES William L. Jones	Chairman of the Board and Director	February 6, 2013
/s/ NEIL M. KOEHLER Neil M. Koehler	President, Chief Executive Officer (principal executive officer) and Director	February 7, 2013
/s/ BRYON T. MCGREGOR Bryon T. McGregor	Chief Financial Officer (principal financial and accounting officer)	February 7, 2013
/s/ MICHAEL D. KANDRIS Michael D. Kandris	Chief Operating Officer and Director	February 8, 2013
/s/ TERRY L. STONE Terry L. Stone	Director	February 7, 2013
/s/ JOHN L. PRINCE John L. Prince	Director	February 8, 2013
/s/DOUGLAS L. KEITA Douglas L. Kieta	Director	February 7, 2013
/s/ LARRY D. LAYNE Larry D. Layne	Director	February 7, 2013

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INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Troutman Sanders LLP
10.44	First Amendment to Second Amended and Restated Credit Agreement, dated January 4, 2013, among Pacific Ethanol Holding Co. LLC, Pacific Ethanol Madera LLC, Pacific Ethanol Columbia , LLC, Pacific Ethanol Stockton LLC, Pacific Ethanol Magic Valley, LLC, the Lenders referred to therein, Wells Fargo Bank, N.A. and such other parties thereto as identified therein
10.46	First Amendment to Credit Agreement, dated January 4, 2013, among Pacific Ethanol Holding Co. LLC, Pacific Ethanol Madera LLC, Pacific Ethanol Columbia , LLC, Pacific Ethanol Stockton LLC, Pacific Ethanol Magic Valley, LLC, the Lenders referred to therein, Wells Fargo Bank, N.A. and such other parties thereto as identified therein
10.48	Letter Agreement, dated December 26, 2012, by and among the Registrant and the holders of the Registrant’s Series B Cumulative Convertible Preferred Stock
10.49	First Amendment to Promissory Note, dated March 29, 2010, by and between the Registrant and Neil M. Koehler
10.50	Second Amendment to Promissory Note, dated November 5, 2010, by and between the Registrant and Neil M. Koehler
10.51	Third Amendment to Promissory Note, dated March 7, 2012, by and between the Registrant and Neil M. Koehler
10.52	Fourth Amendment to Promissory Note, dated February 7, 2013, by and between the Registrant and Neil M. Koehler
21.1	Subsidiaries of the Registrant
23.1	Consent of Troutman Sanders LLC (contained in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on the signature page to this Registration Statement)
101.INS	The following materials from the Registrant’s Registration Statement on Form S-1 formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Balance Sheets as of September 30, 2012 (unaudited) and December 31, 2011, (ii) Consolidated Statements of Operations for the Nine Months Ended September 30, 2012and 2011 (unaudited), (iii) Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2012 and 2011 (unaudited), (iv) Notes to Consolidated Financial Statements (unaudited) for the Nine Months Ended September 30, 2012, (v) Consolidated Balance Sheets as of December 31, 2011 and 2010, (vi) Consolidated Statements of Operations for the Years Ended December 31, 2011 and 2010, (vii) Consolidated Statement of Stockholders’ Equity for the Years Ended December 31, 2011 and 2010, (viii) Consolidated Statements of Cash Flows for the Years Ended December 31, 2011 and 2010 and (ix) Notes to Consolidated Financial Statements for the Years Ended December 31, 2011 and 2010.

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